As filed with the Securities and Exchange Commission on February 2, 2010

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
___________

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________

Peninsula Gaming, LLC*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7900 (Primary Standard Industrial Classification Code Number)	20-0800583 (I.R.S. Employer Identification Number)
___________

301 Bell Street
Dubuque, Iowa 52001
(563) 690-4975
 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
___________

M. Brent Stevens
Peninsula Gaming, LLC
 301 Bell Street
Dubuque, Iowa 52001
(563) 690-4975
(Name, Address, Including Zip Code, and Telephone Number,
 Including Area Code, of Agent for Service)

With Copies to:
Nazim Zilkha, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
(212) 819-8200

* The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

___________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐        Accelerated Filer ☐        Non-Accelerated Filer ☒    Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price (1)	Amount of registration fee
8⅜% Senior Secured Notes due 2015	$240,000,000	100%	$240,000,000	$17,112.00
10¾% Senior Unsecured Notes due 2017	$305,000,000	100%	$305,000,000	$21,746.50
Guarantees of 8⅜% Senior Secured Notes due 2015 (2)
Guarantees of 10¾% Senior Unsecured Notes due 2017 (2)
(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act.
(2)	No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact name of additional registrants as specified in their charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Peninsula Gaming Corp.	Delaware	25-1902805
The Old Evangeline Downs, L.L.C.	Louisiana	72-1280511
Diamond Jo, LLC	Delaware	42-1483875
Diamond Jo Worth, LLC	Delaware	20-1776684
Belle of Orleans, L.L.C.	Louisiana	72-1241339

*
The address and telephone number for each of the additional registrants is c/o Peninsula Gaming, LLC, 301 Bell Street, Dubuque, Iowa 52001, (563) 690-4800. The primary standard industrial classification number for each of the additional registrants is 7900.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 2, 2010
PROSPECTUS
PENINSULA GAMING, LLC
PENINSULA GAMING CORP.

Offer to Exchange

$240,000,000
8⅜% Senior Secured Notes due 2015

and

$305,000,000
10¾% Senior Unsecured Notes due 2017

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new registered 8⅜% Senior Secured Notes due 2015 (the “secured exchange notes”) for all of our outstanding unregistered 8⅜% Senior Secured Notes due 2015 (the “secured outstanding notes”) and our new registered 10¾% Senior Unsecured Notes due 2017 (the “unsecured exchange notes”) for all of our outstanding unregistered 10¾% Senior Unsecured Notes due 2017 (the “unsecured outstanding notes”).  In this prospectus, the term “outstanding notes” refers collectively to the secured outstanding notes and the unsecured outstanding notes and the term “exchange notes” refers collectively to the secured exchange notes and the unsecured exchange notes.  We sometimes refer to the outstanding notes and the exchange notes collectively as the “Notes.”  Exchange notes will be issued in denominations of $2,000 principal amount and integral multiples of $1,000 in exchange for outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000.  The CUSIP numbers for the secured outstanding notes are 707132AG1, 707132AH9 and U70601AA4.  The CUSIP numbers for the unsecured outstanding notes are 707132AK2, 707132AL0 and U70601AB2.

Material terms of the exchange offer:

•
The terms of the exchange notes we will issue in the exchange offer will be substantially identical to the terms of the outstanding notes, except that transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended.

•
The exchange offer is subject only to the conditions that the exchange offer will not violate any applicable law or any interpretation of applicable law by the staff of the Securities and Exchange Commission (the “SEC”).

•	All outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.

•	Tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	There is no established trading market for the exchange notes, and we do not intend to apply for listing of the exchange notes on any securities exchange.

•	Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

•
The exchange of exchange notes for outstanding notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the heading “Certain U.S. Federal Income Tax Consequences” on page 162 for more information.

•	We can amend or terminate the exchange offer.

For a discussion of factors that you should consider before you participate in the exchange offer, see “Risk Factors” beginning on page 11 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2010.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
RISK FACTORS	11
USE OF PROCEEDS	26
CAPITALIZATION	27
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	28
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	34
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	36
BUSINESS	52
THE EXCHANGE OFFER	62
MANAGEMENT	73
COMPENSATION DISCUSSION AND ANALYSIS	75
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	83
DESCRIPTION OF CERTAIN INDEBTEDNESS	85
DESCRIPTION OF SECURED NOTES	86
DESCRIPTION OF UNSECURED NOTES	126
BOOK-ENTRY, DELIVERY AND FORM	160
PLAN OF DISTRIBUTION	167
LEGAL MATTERS	168
EXPERTS	168
AVAILABLE INFORMATION	168
INDEX TO FINANCIAL INFORMATION	F-1

________________

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  The letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of up to 90 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer, at such broker-dealer’s request, for use in connection with any such resale.  See “Plan of Distribution.”

________________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON, OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL.  YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION.  THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL DO NOT OFFER TO SELL OR ASK YOU TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL.  THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE NOTES.

i

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING.  NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION.  IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

________________

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our business lines, our industry and its segments and related markets and our general expectations concerning our industry and its segments and related markets are based on management estimates.  Such estimates are derived from publicly available information released by third-party sources, as well as data from our internal research and on assumptions made by us based on such data, which we believe to be reasonable, and our knowledge of such industry and markets.

While we believe that the industry and similar data presented herein that is derived from information released by third-party sources is accurate, we have not independently verified this information and cannot guarantee its accuracy.  Industry and market data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors.”

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.  These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “would,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “likely,” “continue” and similar terms and phrases, including references to assumptions. The forward-looking information contained in this prospectus is generally located under the headings “Prospectus Summary,” “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans and objectives for future operations and are based upon management's current beliefs or estimates of future results or trends. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions. Accordingly, there can be no assurance that such plans, intentions or expectations will be achieved or that any trends noted in this prospectus will continue. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We do not plan to update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations, might cause us to modify our plans or objectives, may affect our ability to pay timely amounts due under the exchange notes and/or may affect the value of the exchange notes, include, but are not limited to:

•
the availability and adequacy of our cash flows to satisfy our obligations, including payment obligations under the exchange notes and the PGL Credit Facility (as defined herein) and additional funds required to support capital improvements and developments;

•	economic, competitive, demographic, business and other conditions in our local and regional markets;

•
actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, members and shareholders, as well as legislative, regulatory, judicial and other governmental authorities;

•
changes in business strategy, capital improvements, development plans, including those due to environmental remediation concerns, or changes in personnel or their compensation, including federal, state and local minimum wage requirements;

•	the loss of any license or permit, including the failure to obtain an unconditional renewal of a required gaming license on a timely basis;

•
the loss of the ability of Diamond Jo, LLC, a Delaware limited liability company (“DJL”), or Diamond Jo Worth, LLC, a Delaware limited liability company (“DJW”), to conduct its gaming operations in the event the electorates in Dubuque County and Worth County, respectively, do not vote to continue gaming in Dubuque County and Worth County, Iowa, respectively;

•
the termination of our operating agreement with the Dubuque Racing Association and/or the Worth County Development Authority or the failure of either such organization to continue as our “qualified sponsoring organization;”

•	the loss of our facilities due to casualty, weather, mechanical failure or any extended or extraordinary repairs, maintenance or inspection that may be required;

•	changes in federal or state tax obligations;

•
potential exposure to environmental liabilities, changes or developments in the laws, regulations or taxes affecting the gaming or horse racing industry or a decline in the public acceptance of gaming or horse racing and other unforeseen difficulties associated with our operations; and

•
adverse circumstances, changes, developments or events relating to or resulting from our ownership and control of DJL, The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (“EVD”), DJW and Belle of Orleans, L.L.C., a Louisiana limited liability company (“ABC”).

iii

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus.  It does not contain all of the information that may be important to you.  You should read this entire prospectus carefully, including the sections captioned “Risk Factors,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Capitalization” and the audited and unaudited condensed financial statements and the notes thereto contained in this prospectus before making an investment decision.

In this prospectus, the terms “PGL,” “Company,” “we,” “us” and “our” refer to Peninsula Gaming, LLC and its subsidiaries, as the context may require.

Overview

We are a casino entertainment company with gaming operations in local markets in Iowa and Louisiana.  Founded in 1999, we seek to develop quality gaming operations in highly protected markets and currently own and operate four facilities.  We developed and built three of our gaming operations, comprised of the Diamond Jo in Dubuque, Iowa, the Diamond Jo Worth in Worth County, Iowa and the Evangeline Downs in Opelousas, Louisiana.  On October 22, 2009, we acquired our fourth property, the Amelia Belle riverboat casino located in Amelia, Louisiana (the “Amelia Belle Casino” or “ABC”).

The following summarizes certain features of our gaming properties as of December 31, 2009:

	Diamond Jo	Evangeline Downs	Diamond Jo Worth	Amelia Belle
Opened	December 2008 (replacing previous facility operating since 1994)	December 2003	April 2006 (expansion completed in April 2007)	May 2007 (acquired in October 2009)
Location	Dubuque, Iowa	Opelousas, Louisiana	Northwood, Iowa	Amelia, Louisiana
Size	188,000 square feet (“sq. ft.”)	120,000 sq. ft.	107,213 sq. ft.	61,728 sq. ft.
Gaming	• 987 slots • 18 table games	• 1,424 slots • 980 horse capacity	• 963 slots • 22 total table games	• 842 slots • 17 table games
Amenities	• 800 person capacity entertainment venue • 30-lane bowling center • 5 table poker room • 120-seat steakhouse • 200-seat buffet • 50-seat deli/coffee shop	• Seasonal thoroughbred and quarter horse horses • four off-track betting • 90-seat steakhouse • 312-seat buffet • 90-seat cafe	• 400-seat entertainment venue • 200-seat buffet • 114-seat steakhouse • 7 table poker room • 45-seat Burger King • Subway restaurant • Third-party 102-room hotel	• 153 seat full service buffet
Parking	1,763 parking spaces	2,544 parking spaces	1,300 parking spaces	655 parking spaces

Operating Strategy

Our operating strategy focuses on three main areas:

•
Capitalizing on our recently constructed, state-of-the-art principal entertainment venues.  With the exception of the Amelia Belle Casino, all of our facilities are land-based and have been constructed from the ground up within the last six years, including the Diamond Jo in Dubuque, Iowa, which opened to the public in December 2008 to replace our former riverboat facility located there.  At each of our facilities, our team members are dedicated to providing exceptional guest service.  In addition, our management team continues its focus on delivering a tailored mix of slot machines and other games as well as offering high quality, comprehensive dining and entertainment amenities for the local markets that we serve.  We believe the quality of our venues and dedicated service is what differentiates us from our competitors.

•
Targeted data base marketing.  Most of our revenue comes from guests located within 100 miles of our facilities.  The Amelia Belle Casino benefits from a strong local market and is strategically located in southern Louisiana, south of New Orleans and Baton Rouge.  We utilize targeted database marketing strategies to increase visitation and maximize game play and profitability of each guest at our venues through customized incentives and marketing for various levels of play.  Our “rewards loyalty” program rewards our guests based on their level of play and offers a variety of rewards ranging from free-play on our slot machines to complimentary food to events offered through our many amenities.  Our disciplined approach to our database marketing has continued to drive business while maintaining strong operating margins.

•
Branded advertising.  We utilize focused advertising dollars on select outdoor, print and television advertising within our markets to create a high level of local brand recognition.  The Diamond Jo brand was established over 15 years ago in Dubuque and its association with being a quality local market establishment was instrumental in opening the Diamond Jo Worth in Worth County, Iowa.  Evangeline Downs in Opelousas, Louisiana first began racing operations in the area in 1967, and we are able to carry that brand recognition to our several off-track betting/video poker operations within a broader area around Evangeline Downs.

Business Strengths

Highly Protected Markets.  Our properties are located in markets with limited direct competition.  Currently, there are no new riverboat or racino gaming licenses available in Louisiana and, although there are four license applications currently pending in Iowa, we do not anticipate any of these new licenses, if granted, having a material impact on our properties.  Therefore, the competitive landscape across the Company’s target markets is expected to remain favorable. In central Louisiana, Evangeline Downs is the only racino within a l20-mile radius and the only gaming facility within a 50-mile radius.  Among its nearest competitors, Evangeline Downs is differentiated by its diverse suite of quality amenities and ease of access.  In Worth County, Iowa, Diamond Jo Worth is the only casino within a 90-mile radius.  In Dubuque, we compete with a dog-track/casino located approximately three miles away.  However, our newly completed, $82 million state-of-the-art facility, with its favorable location at the confluence of three major regional highways and within the Port of Dubuque, allows it to capture a greater market share.  At the Amelia Belle Casino, the closest gaming facility is located 35 miles to the northwest; however, the Amelia Belle Casino is the closest facility to the southern Louisiana regional population centers of Morgan City, Houma and Thibodaux, Louisiana.

Emphasis on Slot Play.  We emphasize slot machine wagering, which we believe is typically both the highest margin and most predictable component of the gaming industry.  Slot machines do not have the staffing requirements of table games and, typically, have less volatility in revenues over an extended period of time than the table game side of the casino business.  We believe that this affords us a more stable and predictable revenue stream, as well as consistently strong margins.

Low Maintenance Capital Expenditures.  All of our properties were recently built or renovated and, we believe, will require minimal maintenance capital expenditures over the next few years to remain operational and competitive.  We opened our new facility at the Diamond Jo in Dubuque in December 2008 at a cost of approximately $82 million.  The Diamond Jo Worth opened in April 2006 and an expansion of the property was completed in April 2007 at a total cost of approximately $74 million. Evangeline Downs opened in December 2003 at a cost of approximately $130 million.  We are currently in the final stages of a $7.5 million renovation of the Amelia Belle Casino.

Strategically Diverse Property Base.  We believe that we benefit from the diverse locations of our properties.  On a pro forma basis, for 2009, Evangeline Downs, Diamond Jo, Diamond Jo Worth and Amelia Belle generated 37%, 22%, 26% and 15% of our net revenues, respectively.  In addition, all of the properties are located far enough away from each other such that they do not materially overlap in customer base, yet are close enough within their respective regions to enjoy certain operational synergies.

Proven and Experienced Management Team.  Our senior management team is comprised of four individuals with extensive operating and development experience at our gaming properties, and in other regional and national (i.e., Atlantic City and Las Vegas) markets.  Our team has established a track record for managing large development projects to completion on time and within budget.  The senior management team is supported by experienced general managers local to each property.

Business Structure

PGL is a holding company with no independent operations whose primary assets are its equity interests in the following wholly owned subsidiaries:

•	DJL, which owns and operates the Diamond Jo casino in Dubuque, Iowa;

•	EVD, which owns and operates the Evangeline Downs Racetrack and Casino, or “racino,” in St. Landry Parish, Louisiana, and four off-track betting parlors (“OTB”) in Louisiana;

•	DJW, which owns and operates the Diamond Jo Worth casino in Worth County, Iowa; and

•	ABC, which owns and operates the Amelia Belle Casino in Amelia, Louisiana.

PGL is a wholly owned subsidiary of Peninsula Gaming Partners, LLC (“PGP”).  PGL’s other subsidiary is Peninsula Gaming Corp. (“PGC”), which has no assets or operations but serves as a co-issuer of the Notes.

Related Transactions

On June 18, 2009, PGP and AB Casino Acquisition LLC, a Delaware limited liability company (“AB Acquisition”) that was formed by PGL in order to effect the Amelia Belle Acquisition (as described below), entered into a definitive purchase agreement (the “Amelia Belle Purchase Agreement”) with Columbia Properties New Orleans, L.L.C. to purchase 100% of the outstanding limited liability company interests of ABC (the “Amelia Belle Acquisition”).  On October 22, 2009, the Amelia Belle Acquisition was consummated for $104.0 million, plus $2.2 million in estimated working capital which shall be adjusted for actual working capital balances subsequent to closing.  PGL and PGC (collectively, the “Issuers”) issued the outstanding notes in an aggregate principal amount of $545.0 million (the “Notes Issuance”), the net proceeds of which were used, among other things, to fund the purchase price of ABC, to redeem all of PGL’s existing 8¾% senior secured notes due 2012 (the “PGL Notes”), to redeem all of DJW’s existing 11% senior secured notes due 2012 (the “DJW Notes”), to redeem all of EVD’s existing 13% senior notes due 2010 (the “EVD Notes”) and to reduce outstanding borrowings under our senior credit facility.

Concurrently with the consummation of the Amelia Belle Acquisition, AB Acquisition merged with and into PGL (with PGL surviving) and ABC became a wholly-owned subsidiary of PGL.  Following consummation of the Amelia Belle Acquisition, Diamond Jo Worth Holdings, LLC and Diamond Jo Worth Corp., subsidiaries of PGL,  were dissolved.

On October 29, 2009, we amended and restated our senior secured credit facility (the “Original Credit Facility”) with Wells Fargo Foothill, Inc., as arranger and agent, to provide for, among other things, (i) an extension of the maturity date from January 15, 2012 to January 15, 2014, (ii) the inclusion of ABC as a borrower thereunder, (iii) a reduction in the maximum revolver amount from $65.0 million to $58.5 million, (iv) the re-adjustment of minimum EBITDA requirements, and (v) additional flexibility for the borrowers with respect to certain negative covenants (as amended and restated, the “PGL Credit Facility”).  For more information on the PGL Credit Facility, see “Description of Certain Indebtedness.”

Set forth below is the current organizational structure of PGL and its subsidiaries.

Principal Executive Office

Our principal executive office is located at 301 Bell Street, Dubuque, Iowa 52001, and our telephone number at this address is (563) 690-4975.

Purpose of the Exchange Offer

On August 6, 2009, we sold, through a private placement exempt from the registration requirements of the Securities Act, $240,000,000 of aggregate principal amount of our secured outstanding notes and $305,000,000 of aggregate principal amount of our unsecured outstanding notes.

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the outstanding notes.  Under the registration rights agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the outstanding notes, to become effective within 270 days of issuance of the outstanding notes.  You may exchange your outstanding notes for exchange notes in this exchange offer.

We did not register the outstanding notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer.  As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws.  If the holders of the outstanding notes do not exchange their outstanding notes in the exchange offer, they lose their right to have the outstanding notes registered under the Securities Act, subject to certain limitations.  Anyone who still holds outstanding notes after the exchange offer may be unable to resell their outstanding notes.

We believe, however, that holders of the exchange notes may resell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions.  You should read the discussion under the headings “—Summary of The Exchange Offer,” “—Summary of The Exchange Notes” and “The Exchange Offer” for further information regarding the exchange offer, the exchange notes and resales of the exchange notes.

Summary of The Exchange Offer

The following is a summary of the principal terms of the exchange offer.  A more detailed description is contained in this prospectus under the section entitled “The Exchange Offer.”

The Exchange Offer
We are offering to exchange all of our outstanding notes for exchange notes.  The terms of the exchange notes and outstanding notes are substantially identical in all respects, including principal amount at maturity, interest rate and maturity, except that the exchange notes are in general freely transferable and are not subject to any covenant regarding registration under the Securities Act.  To be exchanged, an outstanding note must be properly tendered and accepted.  Unless we terminate the exchange offer, all outstanding notes that are validly tendered and not validly withdrawn will be exchanged.  We will issue the exchange notes promptly after the expiration of the exchange offer.

Expiration Date

The exchange offer will remain open for at least 20 full business days and will expire at 5:00 p.m., New York City time, on              , 2010, unless we decide to extend this expiration date.  In that case, the phrase “expiration date” will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer

We may terminate or amend the exchange offer if:

  any legal proceeding or government action materially impairs our ability to complete the exchange offer, or any SEC rule, regulation or interpretation materially impairs the exchange offer.
We may waive any or all of these conditions.  At this time, there are no adverse proceedings, actions or developments pending or, to our knowledge, threatened, and no governmental approvals are necessary to complete the exchange offer.  The exchange offer is not conditioned upon any minimum principal amount of outstanding notes tendered.

Withdrawal Rights
You may withdraw the tender of your outstanding notes at any time before the expiration date.  Any outstanding notes not accepted by us for exchange for any reason will be returned to you at our expense as soon as practicable after withdrawal or termination of the exchange offer.

The Registration Rights Agreement

You have the right to exchange your outstanding notes for exchange notes with substantially identical terms.  This exchange offer is being made to satisfy these rights.  Except in limited circumstances described under “The Exchange Offer—Background and Purpose of the Exchange Offer,” after the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

Resales of the Exchange Notes
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
  you are acquiring the exchange notes in the ordinary course of your business;
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the  distribution of the exchange notes; and
  you are not an “affiliate” of our company or any of our subsidiaries, as that term is defined in Rule 405 of the Securities Act.  See “The Exchange Offer—Resale of the Exchange Notes.”
The SEC, however, has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the staff of the SEC would make the same determination with this exchange offer as it has in other circumstances.  Furthermore, if you do not meet the above conditions, you may incur liability under the Securities Act.  We do not assume, or indemnify you against, this liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes which were acquired by it as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer.  A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

The exchange offer is not being made to, nor will we accept surrenders for exchange from, the following:
  holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the applicable securities or “blue sky” laws of that jurisdiction, and holders of outstanding notes who are “affiliates” of our company or any of our subsidiaries.

Procedures for Tendering

If you wish to tender outstanding notes, you must (a)(1) complete, sign and date the letter of transmittal, or a facsimile of it, according to its instructions and (2) send the letter of transmittal, together with your outstanding notes to be exchanged and other required documentation, to U.S. Bank National Association, who is the exchange agent (the “Exchange Agent”), at the address provided in the letter of transmittal; or (b) tender through DTC pursuant to DTC’s Automated Tender Offer Program, or ATOP system.  The letter of transmittal or a valid agent’s message through ATOP must be received by the Exchange Agent by 5:00 p.m., New York City time, on the expiration date.  See “The Exchange Offer—Procedures for Tendering,” and “—Book-Entry Tender.”  By executing the letter of transmittal, you are representing to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an “affiliate” of ours.  See “The Exchange Offer—Procedures for Tendering,” and “—Book-Entry Tender.”

Do not send letters of transmittal and certificates representing outstanding notes to us.  Send these documents only to the Exchange Agent.  See “The Exchange Offer—Procedures for Tendering” for more information.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.  If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.  See “The Exchange Offer—Procedure if the Outstanding Notes Are Not Registered in Your Name,” and “—Beneficial Owner Instructions to Holders of Outstanding Notes.”
The transfer of registered ownership may take considerable time and may not be possible to complete before the expiration date.

Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and the certificates for your outstanding notes are not immediately available, time will not permit your outstanding notes or other required documents to reach the Exchange Agent on or prior to the expiration date, or you cannot complete the procedures for delivery by book-entry transfer on time, then before the expiration date you may tender your outstanding notes as described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Failure to Tender Outstanding Notes
If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, you will not have any further registration or exchange rights and your outstanding notes will continue to have restrictions on transfer.  Outstanding notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws or under an exemption from the Securities Act and applicable state securities laws.  We do not currently plan to register the outstanding notes under the Securities Act after the completion of the exchange offer.  Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

In addition, after the consummation of the exchange offer, it is anticipated that the outstanding principal amount at maturity of the outstanding notes available for trading will be significantly reduced.  The reduced float will adversely affect the liquidity and market price of the outstanding notes.  A smaller outstanding principal amount at maturity of notes available for trading may also tend to make the price more volatile.

Acceptance of Outstanding Notes and Delivery of Exchange Notes

In general, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.  The exchange offer will be considered consummated when we, as soon as practicable after the expiration date, accept for exchange the outstanding notes tendered, deliver them to the trustee for cancellation and issue the exchange notes.  We will deliver the exchange notes as soon as practicable after the expiration date.  Any outstanding notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Interest on the Outstanding Notes	Interest will not be paid on outstanding notes that are tendered and accepted for exchange in the exchange offer.
Listing of the Exchange Notes	We do not intend to have the outstanding notes or the exchange notes listed on any securities exchange or arrange for quotation on any automated dealer quotation system.
Federal Income Tax Considerations
We believe that the exchange of exchange notes for outstanding notes will not be a taxable event for U.S. federal income tax purposes.  Please see “Certain U.S. Federal Income Tax Consequences” for more information.

Appraisal Rights	You do not have any appraisal or dissenters’ rights in connection with this exchange offer.
Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer.
Fees and Expenses	We will pay all of the expenses incident to the exchange offer.
Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer. Its address and telephone number are set forth in “The Exchange Offer—Exchange Agent.”

    Please review the information in the section captioned “The Exchange Offer” for more detailed information concerning the exchange offer.

Summary of the Exchange Notes

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act.  As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes.  The exchange notes represent the same debt as the outstanding notes.  The outstanding notes and the exchange notes are governed by the same indentures.

Issuers	Peninsula Gaming, LLC, a Delaware limited liability company, and Peninsula Gaming Corp., a Delaware corporation and a direct wholly-owned subsidiary of PGL.
Exchange Notes Offered
$240.0 million aggregate principal amount of 8⅜% Senior Secured Notes due 2015, which have been registered under the Securities Act.

$305.0 million aggregate principal amount of 10¾% Senior Unsecured Notes due 2017, which have been registered under the Securities Act.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under, and entitled to the benefits of, the same indentures.  The terms of the exchange notes are the same as the terms of the outstanding notes in all material respects except that the exchange notes:
  have been registered under the Securities Act;
  bear a different CUSIP number from the outstanding notes;
  do not include rights to registration under the Securities Act; and
  do not contain transfer restrictions applicable to the outstanding notes.

Maturity Date	Secured exchange notes: August 15, 2015 Unsecured exchange notes: August 15, 2017
Interest
We will pay interest on the secured exchange notes semi-annually at the rate of 8⅜% per year, payable in cash, on August 15 and February 15 of each year, beginning on February 15, 2010.

We will pay interest on the unsecured exchange notes semi-annually at the rate of 10¾% per year, payable in cash, on August 15 and February 15 of each year, beginning on February 15, 2010.

Guarantees
The secured exchange notes and the unsecured exchange notes will be guaranteed on a senior secured basis and a senior unsecured basis, respectively, by all of PGL’s existing and future domestic restricted subsidiaries other than PGC, which will be a co-Issuer of the exchange notes.

Security
The secured exchange notes and its related guarantees will be secured by a security interest in our current and future assets (other than certain excluded assets) and by a pledge of 100% of the equity interests of PGL.  The lien on the collateral that secures the secured exchange notes and the guarantees will be junior in priority relative to the liens securing any of our existing or future senior credit facilities pursuant to an intercreditor agreement.  See “Description of Secured Notes—Security.”  Accordingly, the secured exchange notes and related guarantees will be effectively subordinated to our existing or future senior secured credit facilities to the extent of the value of the assets securing such indebtedness.

Ranking
The secured exchange notes will be our senior secured obligations, will rank pari passu in right of payment with all of our existing and future senior indebtedness and will rank senior in right of payment to all of our existing and future subordinated indebtedness.
The unsecured exchange notes will be our senior unsecured obligations, will rank pari passu in right of payment with all of our existing and future senior indebtedness and will rank senior in right of payment to all of our existing and future subordinated indebtedness.   The unsecured exchange notes will be effectively subordinated to our senior secured indebtedness, including the secured exchange notes and our existing and future senior credit facilities, to the extent of the value of the assets that secure such indebtedness.

Optional Redemption
On or after August 15, 2012, we will have the right to redeem all or some of the secured exchange notes at the redemption prices described in this prospectus, plus accrued and unpaid interest, if any, to the applicable date of redemption.  See “Description of Secured Notes—Redemption—At the Option of the Issuers.”  On or after August 15, 2013, we will have the right to redeem all or some of the unsecured exchange notes at the redemption prices described in this prospectus, plus accrued and unpaid interest, if any, to the applicable date of redemption.  See “Description of Unsecured Notes—Redemption—At the Option of the Issuers.”

Equity Clawback; Make-Whole Redemption
Prior to August 15, 2011, we may redeem from time to time up to 35% of the aggregate principal amount of the secured exchange notes at a redemption price equal to 108.375% plus accrued and unpaid interest, if any, to the applicable redemption date with the proceeds of any equity offering.
Prior to August 15, 2012, we may redeem the secured exchange notes, in whole or in part, at a make-whole redemption price as described in this prospectus, plus accrued and unpaid interest, if any, to the applicable redemption date.  See “Description of Secured Notes—Redemption—Equity Clawback” and “—Make-Whole Redemption,” respectively.

Prior to August 15, 2012, we may redeem from time to time up to 35% of the aggregate principal amount of the unsecured exchange notes at a redemption price equal to 110.775% plus accrued and unpaid interest, if any, to the applicable redemption date with the proceeds of any equity offering.  Prior to August 15, 2013, we may redeem the unsecured exchange notes, in whole or in part, at a make-whole redemption price as described in this  prospectus, plus accrued and unpaid interest, if any, to the applicable redemption date.  See “Description of Unsecured Notes—Redemption—Equity Clawback” and “—Make-Whole Redemption,” respectively.

Required Regulatory Redemption
The Notes will be subject to mandatory disposition or redemption following certain determinations by applicable racing and gaming regulatory authorities.   See “Description of Secured Notes—Required Regulatory Redemption” and “Description of Unsecured Notes—Redemption—Required Regulatory Redemption.”

Change of Control Offer
If a change of control occurs, the holders of the Notes will have the right to require us to purchase their Notes at 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase.  See “Description of Secured Notes—Repurchase Upon Change of Control” and “Description of Unsecured Notes—Repurchase Upon Change of Control.”

Asset Sales Offers
If we sell assets or an event of loss occurs and the proceeds are not applied as required under the Indentures (as defined below), we may have to use the proceeds to offer to purchase some of the Notes at 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.  See “Description of Secured Notes—Certain Covenants—Limitation on Asset Sales” and “Description of Unsecured Notes—Certain Covenants—Limitation on Assets Sales.”

Certain Indenture Provisions
The indenture governing the secured exchange notes (the “Secured Notes Indenture”) and the indenture governing the unsecured exchange notes (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”) limits our ability and the ability of our restricted subsidiaries to, among other things;
  incur more debt;
  redeem stock;
  pay dividends or make other distributions to PGP;
  issue stock of restricted subsidiaries;
  make investments;
  create liens;
  enter into transactions with affiliates;
  merge or consolidate; and
  transfer or sell assets.

In addition, the Indentures prohibit PGC from holding any assets, becoming liable for any obligations (other than the Notes and borrowings under the PGL Credit Facility) or engaging in any business activities.  These covenants are subject to a number of important exceptions. See “Description of Secured Note—Certain Covenants” and “Description of Unsecured Notes—Certain Covenants.”

Form and Denomination
The exchange notes will initially be issued in minimum denominations of $2,000.  The exchange notes will be represented by permanent global notes in fully registered form, deposited with a custodian for and registered in the name of a nominee of DTC.  Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participations.

Trustee	U.S. Bank National Association.
Governing Law	The exchange notes will be, and the Indentures are, governed by the laws of the State of New York.
Original Issue Discount
Because the outstanding notes were issued with original issue discount, or “OID,” for U.S. federal income tax purposes, the exchange notes will be treated as having been issued with OID.  In addition to the stated interest on the exchange notes, holders of exchange notes that are U.S. persons for U.S. federal income tax purposes will be required to include the amounts representing the OID in gross income on a constant yield basis in advance of receipt of the cash payments to which such income is attributable.  For additional information, see “Certain U.S. Federal Tax Consequences—Tax Consequences to U.S. Holders.”

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific factors under “Risk Factors.”

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RISK FACTORS

You should consider carefully the information set forth in this section along with all the other information provided to you in this prospectus before tendering your outstanding notes for exchange notes in the exchange offer.

Risks Relating to the Exchange Notes

Substantial Indebtedness – Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes and our other indebtedness.

We have substantial indebtedness. As of September 30, 2009, we had approximately $541.2 million of total debt outstanding. We and our subsidiaries will be permitted under the Indentures to incur additional indebtedness in the future. If new debt were to be incurred in the future, the related risks could intensify.

Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations under the exchange notes and our other indebtedness;

•
result in an event of default if we fail to satisfy our obligations under the exchange notes or our other indebtedness or fail to comply with the financial and other restrictive covenants contained in the Indentures or the PGL Credit Facility, which event of default could result in all of our indebtedness becoming immediately due and payable and could permit our lenders to foreclose on our assets securing such indebtedness;

•
require us to dedicate a substantial portion of our cash flow from our business operations to pay our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, development projects, general operational requirements and other purposes;

•
limit our ability to obtain additional financing to fund our working capital requirements, capital expenditures, debt service, costs to complete the various development projects at DJL, DJW, EVD and ABC and general corporate or other obligations;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increase our vulnerability to and limiting our ability to react to changing market conditions, changes in our industry and economic downturns;

•
increase our interest expense if there is a rise in interest rates, because a portion of our borrowings may be under our senior credit facilities and, as such, we will have interest rate periods with short-term durations (typically 30 to 180 days) that require ongoing resetting at the then current rates of interest; and

•	place us at a competitive disadvantage compared to competitors that are not as highly leveraged.

We expect to obtain the funds to pay our expenses and to pay the amounts due under the exchange notes, the PGL Credit Facility and our other debt primarily from our operations. Our ability to meet our expenses and make these payments thus depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future and our currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to pay amounts due under our indebtedness, including the exchange notes, or to fund other liquidity needs. If we do not have sufficient cash flow from operations, we may be required to refinance all or part of our then existing debt (including the exchange notes), sell assets, reduce or delay capital expenditures or borrow more money. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements, including the PGL Credit Facility and the Indentures, may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve any of these alternatives could materially adversely affect the value of the exchange notes and our ability to pay the amounts due under the exchange notes.

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Distributions from Subsidiaries – Our ability to make payments under the exchange notes and service our other debt depends on cash flow from our subsidiaries.

We will depend on distributions or other intercompany transfers of funds from our subsidiaries to make payments under the exchange notes and service our other debt. Distributions and intercompany transfers of funds to us from our subsidiaries will depend on:

•	their earnings;

•	covenants contained in our and their debt agreements, including our existing and any future senior secured credit facilities and the Indentures;

•	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

•	business and tax considerations; and

•	applicable law, including laws regarding the payment of dividends and distributions.

We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distributions and/or payments will be adequate to pay any amounts due under the exchange notes or our other indebtedness.

Fraudulent Transfer – Under certain circumstances, a court could cancel the guarantees of our subsidiaries.

Unless designated as an unrestricted subsidiary, each domestic subsidiary we form or acquire will be required to guarantee the exchange notes and, solely in the case of a domestic subsidiary that is required to guarantee the secured exchange notes, grant a security interest in certain of its assets (junior to the security interest granted to the lenders under the PGL Credit Facility) to secure its guarantee. Although these guarantees will provide you with a direct claim against the subsidiary guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, under certain circumstances a court could void (i.e., cancel) a guarantee and, with respect to the secured exchange notes, the security interest in the guarantor’s assets securing the secured exchange notes and order the return of any payments made under its guarantee and, with respect to the secured exchange notes, any payments made from any foreclosure of such assets to the guarantor or to a fund for the benefit of its other creditors.

A court might take these actions if it found that when the guarantor entered into its guarantee (or, in some jurisdictions, when payments became due on its guarantee), (i) it received less than reasonably equivalent value or fair consideration for its guarantee, and (ii) any of the following conditions was then satisfied;

•	the guarantor was insolvent or rendered insolvent by reason of incurring its obligations under its guarantee;

•	the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

In applying these factors, a court would likely find that a guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the Notes Issuance in respect of which its guarantee was given. The determination of whether a subsidiary was or was rendered “insolvent” would vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts (including contingent or unliquidated debts) as they become absolute and matured.

A court might also void a guarantor’s guarantee and with respect to the secured exchange notes, the security interest in its assets securing the secured exchange notes, if the court concluded that the guarantor entered into the guarantee with actual intent to hinder, delay, or defraud creditors. If a court voided a guarantor’s guarantee, a holder of exchange notes would no longer have a claim against that subsidiary and in the case where such holder holds the secured exchange notes, any such assets, and the claims of creditors of such subsidiary would be entitled to be paid in full prior to payments, if any, being made to us to satisfy any claims under the exchange notes. There can be no assurance that such assets of any guarantor whose guarantee in respect of the secured exchange notes was not voided would be sufficient to pay amounts then due under the secured exchange notes.

Bankruptcy Considerations Regarding the Corporate Form of our Member – We are uncertain how the bankruptcy of our member would affect our ability to continue to operate.

PGP is our sole managing member. Generally, limited liability companies (“LLCs”) are intended to provide both the limited liability of the corporate form for their members and certain advantages of partnerships, including “pass-through” income tax treatment for members, and thus have attributes of both corporations and partnerships, LLCs and their members have been involved in relatively few bankruptcy cases as debtors, and there has been little reported judicial authority addressing bankruptcy issues as they pertain to LLCs. There is some authority that the bankruptcy of a partnership’s general partner may lead to the winding up or dissolution of the partnership. It is possible that a bankruptcy court might hold, by analogy, that an LLC member’s bankruptcy would have a similar effect on a LLC. In the absence of judicial precedent, there can be no assurance as to the effect that the bankruptcy of PGP might have on our ability or the ability of our operating subsidiaries to continue in business.

Restrictive Covenants – The Indentures and the PGL Credit Facility contain covenants that significantly restrict our operations.

The Indentures and the agreement governing the PGL Credit Facility contain, and any other future debt agreements may contain, numerous covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. These covenants place restrictions on our ability and the ability of our restricted subsidiaries to, among other things:

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	incur indebtedness or issue preferred membership interests;

•	make certain investments;

•	create liens;

•	agree to payment restrictions affecting the restricted subsidiaries;

•	consolidate or merge;

•	sell or otherwise transfer or dispose of assets, including equity interests of our restricted subsidiaries;

•	enter into transactions with our affiliates;

•	designate our subsidiaries as unrestricted subsidiaries; and

•	use the proceeds of permitted sales of our assets.

Our existing senior secured credit facility also requires, and future senior secured credit facilities may require, us to meet a number of financial ratios and tests. Compliance with these financial ratios and tests may adversely affect our ability to adequately finance our operations or capital needs in the future or to pursue attractive business opportunities that may arise in the future. Our ability to meet these ratios and tests and to comply with other provisions governing our indebtedness may be adversely affected by our operations and by changes in economic or business conditions or other events beyond our control. Our failure to comply with our debt-related obligations could result in an event of default under our other indebtedness and if such other indebtedness is accelerated, in whole or in part, could result in an event of default under the Indentures.

Change of Control – Our ability to repurchase the exchange notes upon a change of control may be limited.

Upon the occurrence of specific change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. The lenders under the PGL Credit Facility will have the right to accelerate the indebtedness thereunder upon a change of control. Any of our future debt agreements may contain a similar provision. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of Notes or repayment of our other indebtedness. The terms of the PGL Credit Facility also will limit our ability to purchase your Notes until all debt under the PGL Credit Facility is paid in full, all letters of credit issued thereunder are cash collateralized or paid or discharged in full and all commitments to extend credit thereunder are terminated. Any of our future debt agreements may contain similar restrictions. If we fail to repurchase any exchange notes submitted in a change of control offer, it would constitute an event of default under the Indentures, which would, in turn, constitute an event of default under the PGL Credit Facility and could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default. Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the Indentures and thus not permit the holders of the exchange notes to require us to repurchase or redeem the exchange notes. See “Description of Secured Notes—Redemption,” “—Repurchase Upon Change of Control” and “—Certain Covenants—Limitation on Asset Sales” and “Description of Unsecured Notes—Redemption,” “—Repurchase Upon Change of Control” and “—Certain Covenants—Limitation on Asset Sales.”

Required Regulatory Redemption – Noteholders may be required to be licensed by a gaming authority and, if not so licensed, their Notes will be subject to redemption.

We are required to notify the Iowa Racing and Gaming Commission and the Louisiana Gaming Control Board and the Louisiana State Racing Commission as to the identity of, and may be required to submit background information regarding, each owner, partner or any other person who has a beneficial interest of five percent or more, direct or indirect, in the Company. The Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board and the Louisiana State Racing Commission may also request that we provide them with a list of persons holding beneficial ownership interests in the Company of less than five percent. For purposes of these rules, “beneficial interest” includes all direct and indirect forms of ownership or control, voting power or investment power held through any contract, lien, lease, partnership, stockholding, syndication, joint venture, understanding, relationship, present or reversionary right, title or interest, or otherwise. The Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board and the Louisiana State Racing Commission may determine that holders of the exchange notes have a “beneficial interest” in the Company.

If any gaming, racing or liquor agencies, including the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board or the Louisiana State Racing Commission, requires any person, including a record or beneficial owner of the exchange notes, to be licensed, qualified or found suitable, that person must apply for a license, qualification or finding of suitability within the time period specified by the gaming authority. The person would be required to pay all costs of obtaining a license, qualification or finding of suitability. If you are unable or unwilling to obtain such license, qualification or finding of suitability, such agencies and authorities may not grant us or, if already granted, may suspend or revoke our licenses unless we terminate our relationship with you. Under these circumstances, we would be required to repurchase your exchange notes. There can be no assurance that we will have sufficient funds or otherwise will be able to repurchase any or all of your exchange notes. See “Description of Secured Notes—Redemption—Required Regulatory Redemption” and “Description of Unsecured Notes—Redemption—Required Regulatory Redemption” for more information about regulatory redemptions affecting the exchange notes.

The exchange notes will be issued with original issue discount for U.S. federal income tax purposes.

Because the outstanding notes were issued with OID for U.S. federal income tax purposes, the exchange notes will be treated as having been issued with OID.  Therefore, in addition to the stated interest on the exchange notes, holders of exchange notes that are U.S. persons for U.S. federal income tax purposes will be required to include the amounts representing the OID in gross income on a constant yield basis in advance of receipt of the cash payments to which such income is attributable. See “Certain U.S. Federal Income Tax Consequences.”

Risk Factors Relating to Collateral Securing the Secured Exchange Notes

Value of Collateral – The fair market value of the collateral securing the secured exchange notes may not be sufficient to pay the amounts owed under the secured exchange notes. As a result, holders of the secured exchange notes may not receive full payment on their secured exchange notes following an event of default.

The proceeds of any sale of collateral securing the secured exchange notes following an event of default with respect thereto may not be sufficient to satisfy, and may be substantially less than, amounts due on the secured exchange notes. No appraisal has been made of the collateral.

The value of the collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses (including gaming and liquor licenses) and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us and such exclusion could have a material adverse effect on the value of the collateral. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including the lenders under the PGL Credit Facility) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the Secured Notes Indenture (the “Secured Notes Trustee”) or the holders thereof to realize or foreclose on that collateral. Consequently, we cannot assure investors in the secured exchange notes that liquidating the collateral securing the secured exchange notes would produce proceeds in an amount sufficient to pay any amounts due under the secured exchange notes after also satisfying the obligations to pay any creditors with prior claims on the collateral. In addition, under the intercreditor agreement between the Secured Notes Trustee and the lenders under the PGL Credit Facility, described below, the right of the lenders to exercise remedies with respect to the collateral could delay liquidation of the collateral. The gaming licensing process, along with bankruptcy laws and other laws relating to foreclosure and sale, as discussed below, also could substantially delay or prevent the ability of the Secured Notes Trustee or any holder of the secured exchange notes to obtain the benefit of any collateral securing the secured exchange notes. Such delays could have a material adverse effect on the value of the collateral.

The Secured Notes Indenture and the agreements governing our other secured indebtedness also permit us to designate one or more of our restricted subsidiaries as an unrestricted subsidiary. If we designate a restricted subsidiary as an unrestricted subsidiary, all of the liens on any collateral owned by the unrestricted subsidiary or any of its subsidiaries and any guarantees of the secured exchange notes by the unrestricted subsidiary or any of its subsidiaries will be released under the Secured Notes Indenture but not necessarily under the PGL Credit Facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the secured exchange notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a prior claim (ahead of the secured exchange notes) on the assets of such unrestricted subsidiary and its subsidiaries.

If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the secured exchange notes, the holders of the secured exchange notes (to the extent not repaid from the proceeds of the sale of the collateral), would have only an unsecured claim against our remaining assets.

Lien Subordination – The right of holders of the secured exchange notes to receive payments thereon from proceeds from the sale of collateral securing the secured exchange notes will be effectively subordinated to payments under the PGL Credit Facility to the extent of the collateral securing such credit facility due to the contractual subordination of the liens on the collateral securing the secured exchange notes to those on such collateral that secures such credit facility and subject to the prior claim of purchase money lenders and holders of mechanics’ liens and other permitted liens.

The security interests securing the secured exchange notes and the related guarantees will be contractually subordinated to security interests securing $115 million (which may be increased by $15 million per gaming property that we acquire or construct or in which we invest) in aggregate principal amount of indebtedness that may be incurred under the PGL Credit Facility, pursuant to an intercreditor agreement between Secured Notes Trustee and the lender or lenders under the PGL Credit Facility (or their agent). In addition, lenders of furniture, fixtures and equipment financing and other purchase money indebtedness will have a security interest in the assets securing that indebtedness, although those assets, so long as they secure only such indebtedness, will not secure the secured exchange notes. As a result, upon any distribution to our creditors, whether or not in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under such indebtedness, the lenders under the PGL Credit Facility and the lenders of furniture, fixtures and equipment financing and other purchase money indebtedness will be entitled to be repaid in full from the proceeds of the assets securing such indebtedness before any payment is made to any holder of the secured exchange notes from such proceeds. It is likely that the liquidation of the collateral securing the secured exchange notes would not produce proceeds in an amount sufficient to pay the amounts due on the secured exchange notes after also satisfying the obligations to pay the PGL Credit Facility lenders and purchase money lenders. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the secured exchange notes, the holders of the secured exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets.

In addition, Louisiana law provides contractors, subcontractors and material suppliers with a lien on the property improved by their services or supplies in order to secure their right to be paid. If these parties are not paid in full, they may seek foreclosure on their liens. In Louisiana, the priority of all mechanics’ liens related to a particular construction project relate back to the date on which construction of the project first commenced by any contractor. Accordingly, contractors, subcontractors and suppliers providing goods and services in connection with the construction of the racino who after recordation of the security interests securing the secured exchange notes otherwise comply with the applicable requirements of Louisiana law may have a lien on the racino that is senior in priority to the security interests securing the secured exchange notes until they are paid in full. In the event of a liquidation, proceeds from the sale of collateral will be used to pay the holders of any mechanics’ liens then in existence before holders of the secured exchange notes.

The liens on collateral securing the secured exchange notes may also be subject to other liens thereon pursuant to the Secured Notes Indenture. Consequently, the ability of the holders of the secured exchange notes to foreclose upon such collateral or receive any proceeds thereof may be subject to the rights of the holders of such permitted liens.

None of our unrestricted domestic subsidiaries or any foreign subsidiaries that we may designate, form or acquire will guarantee the secured exchange notes. If any of our unrestricted domestic subsidiaries or foreign subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us.

Limited Remedies – The right of holders of the secured exchange notes to exercise remedies with respect to the collateral securing the secured exchange notes will be limited by an intercreditor agreement between the Secured Notes Trustee and the lenders under the PGL Credit Facility.

A number of the rights and remedies of the Secured Notes Trustee with respect to the collateral securing the secured exchange notes to be shared with the lenders under the PGL Credit Facility also will be significantly limited under the intercreditor agreement. For instance, if the secured exchange notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have indebtedness outstanding under the PGL Credit Facility, the Secured Notes Trustee will not have the right to foreclose upon the collateral unless and until the lenders under the PGL Credit Facility fail to take steps to exercise remedies with respect to or in connection with the collateral within 180 days following notice to such lenders of the occurrence of an event of default under the indenture.  In addition, the intercreditor agreement will restrict, the Secured Notes Trustee and the holders of the secured exchange notes from pursuing remedies with respect to the collateral in an insolvency proceeding.

Ability to Realize on Collateral Securing the Secured Exchange Notes – Gaming laws, bankruptcy laws and other factors may delay or otherwise impede the ability of the Secured Notes Trustee to foreclose on the collateral securing the secured exchange notes.

In addition to our intercreditor arrangements with lenders under the PGL Credit Facility, the gaming and racing laws of the States of Iowa and Louisiana and the licensing processes, along with other laws relating to foreclosure and sale, could substantially delay or prevent the ability of the Secured Notes Trustee or any holder of the secured exchange notes to obtain the benefit of any collateral securing the secured exchange notes. For example, if the Secured Notes Trustee sought to operate, or retain an operator for, the racino, such trustee would be required to obtain Louisiana gaming and racing licenses. Any such operator and any potential purchasers of the racino or the gaming equipment would also be required to possess or obtain a Louisiana gaming license as well as appropriate racing licenses relating to horse racetrack operations. This could limit the number of potential purchasers in a sale of the racino or gaming equipment, which may delay the sale of and reduce the price paid for the collateral.

In addition, the Secured Notes Trustee’s ability to repossess and dispose of collateral is subject to the procedural and other restrictions of state real estate, commercial and gaming law, as well as the prior approval of the lenders under the PGL Credit Facility. Among other things, if the Secured Notes Trustee did conduct a foreclosure sale, and if the proceeds of the sale were insufficient, after expenses, to pay all amounts due on the secured exchange notes, such trustee might, under certain circumstances, be permitted to assert a deficiency claim against us. There can be no assurance that the Secured Notes Trustee would be able to obtain a judgment for the deficiency or that we would have sufficient other assets to pay a deficiency judgment.

Federal bankruptcy law also could impair the Secured Notes Trustee’s ability to foreclose upon the collateral. If we or a guarantor become a debtor in a case under the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), the automatic stay, imposed by the Bankruptcy Code upon the commencement of a case, would prevent the Secured Notes Trustee from foreclosing upon the collateral or (if the Secured Notes Trustee has already taken control of the collateral) from disposing of it, without prior bankruptcy court approval.

The bankruptcy court might permit us to continue to use the collateral while the bankruptcy case was pending, even if the secured exchange notes were then in default. Under the Bankruptcy Code, the holders of the secured exchange notes and the Secured Notes Trustee would be entitled to “adequate protection” of their interests in the collateral, if necessary to protect against any diminution in value during the case. Because the Bankruptcy Code does not define “adequate protection,” and because the bankruptcy court has broad discretion, however, there can be no assurance that the court would require us to provide the holders of the secured exchange notes or the Secured Notes Trustee with any form of “adequate protection,” or that any protection so ordered would, in fact, be adequate.

In a bankruptcy case, the court would allow a claim for all amounts due under the secured exchange notes, including all accrued and unpaid interest through the date of bankruptcy. Under the Bankruptcy Code, interest stops accruing on the date of bankruptcy except with respect to the secured exchange notes under certain specified circumstances, and there can be no assurance that the court would allow a claim for post-bankruptcy interest on the secured exchange notes. If the court held that the value of the collateral securing the secured exchange notes was less than the amount due, the trustee would be permitted to assert a secured claim in an amount equal to the collateral’s value and an unsecured claim for the deficiency.

For these and other reasons, if we or our subsidiaries become debtors in cases under the Bankruptcy Code, there can be no assurance:

•	whether any payments under the exchange notes would be made;

•	whether or when the Secured Notes Trustee could foreclose upon or sell the collateral;

•
     whether the term or other conditions of the exchange notes or any rights of the holders could be altered in a bankruptcy case without the consent of any holder of a exchange note or either trustee under the Indentures;

•	whether either such trustee or any such holder would be able to enforce its rights against the guarantors under their guarantees; or

•	whether or to what extent holders of the secured exchange notes would be compensated for any delay in payment or decline in the collateral’s value.

Finally, the ability of the Secured Notes Trustee to foreclose on the collateral securing the secured exchange notes on behalf of the holders of the secured exchange notes may be subject to the consent of third parties, prior liens (as discussed above) and practical problems associated with the realization of the Secured Notes Trustee’s security interest in the collateral.

The rights of holders of secured exchange notes in the collateral securing the secured exchange notes may be adversely affected by the failure to perfect security interests in such collateral and other issues generally associated with the realization of security interests in such collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected, a valid lien created and its priority retained through certain actions undertaken by the secured party. The liens in all collateral securing the secured exchange notes from time to time owned by us or the guarantors may not be perfected or validly created with respect to the secured exchange notes and the guarantees if the Secured Notes Trustee has not taken the actions necessary to perfect or validly create any of those liens upon or prior to the issuance of the secured exchange notes. The inability or failure of the Secured Notes Trustee to take all actions necessary to create properly perfected security interests or validly created liens in the collateral may result in the loss of the priority of the security interest for the benefit of the holders of secured exchange notes to which they would have been entitled as a result of such non-perfection or such failure to create valid liens.

In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected and a lien validly created at the time such property and rights are acquired and identified. We and the guarantors will have limited obligations to perfect the security interest of the holders of secured exchange notes in, or create valid liens with respect to, specified collateral. We cannot assure you that the Secured Notes Trustee will monitor, or that we or the guarantors will inform the Secured Notes Trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in, or create a valid lien with respect to, such after-acquired collateral.

Our failure to meet our obligations to inform the Secured Notes Trustee of the future acquisition of property or rights that constitute collateral may constitute a breach under the Secured Notes Indenture, which could result in the acceleration of the obligations under the secured exchange notes. However, acceleration of such obligations in such situation may not provide an adequate remedy to the holders of the secured exchange notes if the value of the collateral is impaired by the failure to perfect the security interest in, or create a valid lien with respect to, such after-acquired collateral. The Secured Notes Trustee has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest or the creation of a valid lien with respect thereto. Such failure may result in the loss of the security interest in the collateral securing the secured exchange notes or the priority of the security interest in favor of the secured exchange notes and the guarantees against third parties.

Our ability to use and operate certain portions of the facilities may be limited by the validity of, or a default or termination under, our real property leases and the ability of a holder of the secured exchange notes to recover as a secured creditor may be affected by a default or termination under such leases, as well as our ability to obtain landlord consent to leasehold mortgages.

Certain portions of the facilities are leased from third party landlords. In order to obtain mortgages on those portions of the facilities, we will need to obtain consents from those landlords, which consents may not be obtained. If we do not obtain landlord consents, then holders of secured exchange notes will not be able to obtain leasehold mortgages and will not be secured with respect to those leased portions of the property. In addition, if any of our leases are not valid or a default or termination occurs under any of them, it may negatively impact our operations and results and interfere with our ability to use and operate all or a portion of certain of our facilities.

The collateral securing the secured exchange notes is subject to casualty risks, which may limit the ability of a holder of the secured exchange notes to recover for losses to our assets constituting collateral.

The Secured Notes Indenture and the security documents will require us and the guarantors to maintain adequate insurance or otherwise insure against risks to the extent customary with companies in the same or similar business operating in the same or similar locations. There are, however, certain losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the secured exchange notes, we cannot assure any holder of the secured exchange notes that any insurance proceeds received by us will be sufficient to satisfy all of our obligations, including the secured exchange notes.

In the event of a total or partial loss to any of the mortgaged facilities securing the secured exchange notes, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to obtain replacement units or inventory could cause significant delays. In addition, certain zoning laws and regulations may prevent rebuilding substantially the same facilities in the event of a casualty, which could have a material adverse impact on our operations.

  The security interest of the Secured Notes Trustee in the Amelia Belle Casino vessel to secure the secured exchange notes could become subordinate to certain liens imposed by operation of federal admiralty law.
We have granted to the Secured Notes Trustee and filed with the United States Coast Guard a federal preferred ship mortgage covering the Amelia Belle Casino vessel. Notwithstanding such mortgage, it is not certain whether the Amelia Belle Casino vessel would be considered a “vessel” for purposes of federal admiralty law and, in particular, for purposes of the Secured Notes Trustee’s security interest in the Amelia Belle Casino vessel pursuant to federal admiralty law. The determination of whether a particular structure is a “vessel” for purposes of a federal preferred ship mortgage under federal admiralty law is heavily dependent on the particular facts pertaining to that structure. Recent federal and state court decisions conflict as to whether permanently moored gaming structures are or are not “vessels” as a matter of federal admiralty law. If the Amelia Belle Casino vessel is not a “vessel” under federal admiralty law, then the security interest of the Secured Notes Trustee in the Amelia Belle Casino vessel would remain governed by state law. Furthermore, if the Amelia Belle Casino vessel is a “vessel” for purposes of federal admiralty law, then parties providing goods and services, as well as tort claimants, could have priority over the lien of the collateral agent on the Amelia Belle Casino vessel created by the collateral documents encumbering such casino vessel, to the extent such parties remain unpaid.

If you exchange your outstanding notes, you may not be able to resell the exchange notes you receive in the exchange offer without registering them and delivering a prospectus.

You may not be able to resell exchange notes you receive in the exchange offer without registering those exchange notes or delivering a prospectus.  Based on interpretations by the SEC in no-action letters, we believe, with respect to exchange notes issued in the exchange offer, that:

•	holders who are not our “affiliates” as defined in Rule 405 of the Securities Act;

•	holders who acquire their exchange notes in the ordinary course of business; and

•	holders who are not engaged in and do not intend to engage in, or have arrangement or understanding with any person to participate in any manner, in the distribution of the exchange notes;

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria.  Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and would have to register the exchange notes they receive in the exchange offer and deliver a prospectus for them.  In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offer.  Holders that are broker-dealers must acknowledge that they acquired their exchange notes in market-making activities or other trading activities and must deliver a prospectus when they resell exchange notes they acquire in the exchange offer in order not to be deemed an underwriter.

If an active trading market does not develop for the exchange notes, you may not be able to resell them.

Although holders of exchange notes who are not our “affiliates” within the meaning of the Securities Act may resell or otherwise transfer their exchange notes without compliance with the registration requirements of the Securities Act, there is currently no existing market for the exchange notes.  If no active trading market develops, you may not be able to resell your exchange notes at their fair market value or at all.  Future trading prices of the exchange notes will depend on many factors, including, among other things, our ability to effect this exchange offer, prevailing interest rates, our operating results and the market for similar securities.  We have been informed by the initial purchasers of the outstanding notes that they intend to make a market in the exchange notes and the outstanding notes.  However, they may cease their market-making at any time without notice.  In addition, any market-making activity may be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of the applicable registration statement.  There has also been no public market for the outstanding notes.  To the extent that outstanding notes are tendered and accepted in the exchange offer, the market for the remaining untendered outstanding notes could be adversely affected.  See “The Exchange Offer—Consequences of Failure to Exchange.”

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in trading prices and market liquidity.  It is possible that the market for the exchange notes will be subject to disruptions.  Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue the exchange notes pursuant to this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents.  Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery.  If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange.  We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.  If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your outstanding notes for exchange.

Risks Related to Our Business

Future Operating Performance – Our future operating performance could be adversely affected by disruptions in operations and reduced patronage of our properties as a result of poor economic conditions, severe weather and other factors.

Our future operating performance could be adversely affected by disruptions and reduced patronage of our properties as a result of poor economic conditions, severe weather and other factors. The impact of these factors will be more significant to us than it would be to a more diversified gaming company. Any or all of our properties could be completely or partially closed due to, among other things, severe weather, casualty, mechanical failure, including the failure of our slot machines, physical damage or extended or extraordinary maintenance or inspection. For example, hurricane Gustav forced the closure of Evangeline Downs for five days in 2008 and, prior to our acquiring ABC, Hurricane Katrina caused the shut down of the Amelia Belle Casino from August 2005 to May 2007. Severe or inclement weather may also cause the closure of, or limit the travel on, highways which provide access to our properties and could reduce the number of people visiting these facilities. In addition, to maintain our gaming license for our racino, we must have a minimum of 80 live racing days in a consecutive 20-week period each year of live horse race meetings at the racetrack, and poor weather conditions may make it difficult for us to comply with this requirement. Although we maintain insurance policies, insurance proceeds may not adequately compensate us for all economic consequences of any such event.

We are also vulnerable to any adverse changes in general political, financial and economic conditions (including as a result of international conflict) and any negative economic, competitive, demographic or other conditions affecting the States of Iowa and Louisiana, the cities in which we operate and the surrounding areas from which we expect to attract patrons. If the economy of any of these areas suffers a downturn or if any of these areas’ larger employers lay off workers, we may be adversely affected by the decline in disposable income of affected consumers. In addition, the current recession or further downturn in the general economy, or in a region constituting a significant source of customers for our properties, including the oil and gas industry in Louisiana, could have a negative impact on our operations. Any of the foregoing factors could limit or result in a decrease in the number of patrons at any of our properties or a decrease in the amount that patrons are willing to wager.

History of Net Losses – We have had a net loss in recent years and may experience net losses in the future.

We had net losses in the nine months ended September 30, 2009 of $11.3 million (including $22.5 miillion related to a loss on early retirement of debt) and the years ended 2007 of $5.2 million, 2005 of $3.4 million and 2004 of $45.1 million (including $37.6 million related to a loss on early retirement of debt). As we continue to execute our business strategy, we may experience net losses in the future, which could have an adverse affect on our business, prospects, financial condition, results of operations and cash flows.

Licensing – If we fail to meet the minimum live racing day requirements, our gaming license with respect to the racino will be canceled and all slot machine gaming at the racino must cease.

Louisiana gaming regulations and our gaming license for the Evangeline Downs require that we, among other things, have a minimum of 80 live racing days in a consecutive 20-week period each year of live horse race meetings at the horse racetrack. Live racing days typically vary in number from year to year and are based on a number of factors, many of which are beyond our control, including the number of suitable race horses and the occurrence of severe weather. If we fail to have the minimum number of live racing days, our gaming license with respect to the racino may be canceled, and the casino will be required to cease operations. Any cessation of our operation would have a material adverse affect on our business, prospects, financial condition, results of operations and cash flows.

Reauthorization of Gaming in Iowa – The Dubuque County and Worth County electorate must vote in November 2010 and every eight years thereafter whether to continue to allow gaming in Dubuque County and Worth County, Iowa. If gaming is discontinued, it is unlikely that DJL or DJW will be able to conduct its gaming operations.

Under Iowa law, a license to conduct gaming may be issued in a county only if the county electorate has approved the gaming, and a reauthorization referendum requiring majority approval must be held every eight years. On November 5, 2002, the electorate of Dubuque County, Iowa, which includes the City of Dubuque, approved gaming by approximately 79% of the votes cast. On June 24, 2003, Worth County, Iowa approved gaming in the county by approximately 75% of the votes cast. If any reauthorization referendum is defeated in either Dubuque or Worth County in 2010, it is unlikely that DJL or DJW, respectively, would be able to conduct gaming operations, and, in that case, we may not be able to continue to service our indebtedness, including the Notes.

Liquor Regulation – Revocation of any of our liquor licenses, which are subject to extensive regulation, could have a material adverse effect on our gaming operations.

The sale of alcoholic beverages at our properties is subject to licensing, control and regulation by state and local agencies in Iowa and Louisiana. Subject to limited exceptions, all persons who have a financial interest in DJL, EVD, PGL, DJW or ABC by ownership, loan or otherwise, must be disclosed in an application filed with, and are subject to investigation by, Iowa and Louisiana liquor agencies. All liquor licenses are subject to annual renewal, are revocable and are not transferable. The liquor agencies have broad powers to limit, condition, suspend or revoke any liquor license. Any disciplinary action with respect to any of our liquor licenses could, and any failure to renew or revocation of our liquor licenses would, have a material adverse effect on our business.

Competition – Increased competition may have a material adverse effect on our business, financial condition and results of operations.

The gaming industry is intensely competitive. If our existing competitors expand and/or upgrade their facilities or operate more efficiently than we do, new gaming firms enter the markets in which we operate or our competitors offer amenities that our casinos do not have, we could lose market share or our gaming markets could become saturated and new opportunities for expanding our business could become limited. As a result, increased competition could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In Dubuque, Iowa, we face competition primarily from the Mystique Casino (the “Mystique”), a pari-mutuel greyhound racing facility. Mystique’s facility includes 959 slot machines, 18 table games and 4 poker tables. Mystique has recently renovated its gaming facility. The renovation includes a new restaurant, entertainment facility and additional gaming space. In addition, a group of private investors opened a hotel adjacent to the Mystique in October 2005. The Mystique is owned and operated by the Dubuque Racing Association (the “DRA”), Besides the Mystique, we also currently face limited competition from other gaming facilities located approximately 60 to 120 miles from our operations. In May 2005, the Iowa Racing and Gaming Commission granted 4 new licenses (including ours in Worth County). The closest of these licensees to the Diamond Jo is one located in Waterloo, Iowa, approximately 85 miles to the west of Dubuque, which opened in June 2007.

Our primary competition at the Diamond Jo Worth casino is from the Native American gaming operations in Minnesota, the closest being approximately 110 miles from the Diamond Jo Worth casino. In addition, a new casino in Emmetsburg, Iowa, located approximately 90 miles from Diamond Jo Worth casino, commenced operations in June 2006. As noted above, a new casino located in Waterloo, Iowa opened in June 2007 and is located approximately 120 miles from our Diamond Jo Worth casino.

In Louisiana, the nearest competitor to Evangeline Downs is a Native American casino located approximately 50 miles to the south of Lafayette in Baldwin, Louisiana. We also face competition from several other casinos and pari-mutuel gaming facilities located 50 to 100 miles from our racino, including Native American casinos in Kinder and Marksville, Louisiana, and riverboat casinos in Baton Rouge and Lake Charles, Louisiana. The nearest horse racetrack to our racino that is allowed to have gaming operations is located in Vinton, Louisiana. We also face competition from truck stop video poker parlors and OTBs in the areas surrounding Lafayette and Opelousas, Louisiana.

   The Amelia Belle Casino faces competition from Cypress Bayou Casino in Charenton, Louisiana approximately 35 miles to the northeast of Amelia, the Belle of Baton Rouge Casino and the Hollywood Casino in Baton Rouge, Louisiana approximately 70 miles to the northeast of Amelia, Louisiana and from Boomtown Casino in Harvey, Louisiana and Treasure Chest Casino in Kenner, Louisiana both approximately 70 miles east of Amelia. Additionally, Louisiana's only land-based casino, Harrah's New Orleans, is located approximately 80 miles to the east of Amelia.  The nearest horse racetrack that is allowed to have gaming operations is also located in New Orleans, Louisiana.  ABC also faces competition from truck stop video poker parlors and OTBs in the areas surrounding Amelia, Louisiana.

We could also face additional competition if Louisiana or Iowa or any of the states bordering Iowa or Louisiana (i) adopts laws authorizing new or additional gaming or (ii) grants new licenses to licensees located in and around the markets in which we operate. There are four applications for new gaming licenses currently pending in Iowa, the closest of which is in Webster County which is located approximately 110 miles from Diamond Jo Worth casino.  We do not anticipate that any of these new licenses, if granted, would have a material impact on our properties.

We also compete to some extent with other forms of gaming on both a local and national level, including state-sponsored lotteries, charitable gaming, on- and off-track wagering, internet gaming, and other forms of entertainment, including motion pictures, sporting events and other recreational activities. It is possible that these secondary competitors could reduce the number of visitors to our facilities or the amount they are willing to wager, which could have a material adverse effect on our ability to generate revenue or maintain our profitability and cash flows.

Increased competition may require us to make substantial capital expenditures to maintain and enhance the competitive positions of our properties, including updating slot machines to reflect changing technology, refurbishing rooms and public service areas periodically, replacing obsolete equipment on an ongoing basis and making other expenditures to increase the attractiveness and add to the appeal of our facilities. Because we are highly leveraged, after satisfying our obligations under our outstanding indebtedness, there can be no assurance that we will have sufficient funds to undertake these expenditures or that we will be able to obtain sufficient financing to fund such expenditures. If we are unable to make such expenditures, our competitive position could be materially adversely affected.

Governmental Regulation – Extensive gaming and racing-related regulation continuously impacts our operations and changes in such laws may have a material adverse effect on our operations by, among other things, prohibiting or limiting gaming in the jurisdictions in which we operate.

The ownership, management and operation of our gaming facilities are subject to extensive laws, regulations and ordinances which are administered by the Iowa Racing and Gaming Commission, the Louisiana State Gaming Control Board, the Louisiana State Racing Commission and various other federal, state and local government entities and agencies. We are subject to regulations that apply specifically to the gaming industry and horse racetracks and casinos, in addition to regulations applicable to businesses generally. If current laws, regulations or interpretations thereof are modified, or if additional laws or regulations are adopted, it could have a material adverse effect on our business.

Legislative or administrative changes in applicable legal requirements, including legislation to prohibit casino gaming, have been proposed in the past. For example, in 1996, the State of Louisiana adopted a statute in connection with which votes were held locally where gaming operations were conducted and which, had the continuation of gaming been rejected by the voters, might have resulted in the termination of operations at the end of their current license terms. During the 1996 local gaming referendums, Lafayette Parish voted to disallow gaming in the Parish, whereas St. Landry Parish, the site of our racino, voted in favor of gaming. All parishes where riverboat gaming operations are currently conducted voted to continue riverboat gaming, but there can be no guarantee that similar referenda might not produce unfavorable results in the future. Proposals to amend or supplement the Louisiana Riverboat Economic Development and Gaming Control Act and the Pari-Mutuel Act also are frequently introduced in the Louisiana State legislature. In the 2001 session, a representative from Orleans Parish introduced a proposal to repeal the authority of horse racetracks in Calasieu Parish (the site of Delta Downs) and St. Landry Parish (the site of our racino) to conduct slot machine gaming at such horse racetracks and to repeal the special taxing districts created for such purposes. If adopted, this proposal would have effectively prohibited us from operating the casino portion of our racino. In addition, the Louisiana legislature, from time to time, considers proposals to repeal the Pari-Mutuel Act. Similarly, in Iowa, the county electorate must reauthorize gaming in 2010 and every eight years thereafter. See “—Reauthorization of Gaming in Iowa.”

To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our properties owned by DJL, EVD, DJW and ABC. However, we can give no assurance that any additional licenses, permits and approvals that may be required will be given or that existing ones will be renewed or will not be revoked. Renewal is subject to, among other things, continued satisfaction of suitability requirements. Any failure to renew or maintain our licenses or to receive new licenses when necessary would have a material adverse effect on us.

The legislation permitting gaming in Iowa authorizes the granting of licenses to “qualified sponsoring organizations.” Such “qualified sponsoring organizations” may operate the gambling structure itself, subject to satisfying necessary licensing requirements, or it may enter into an agreement with an operator to operate gambling on its behalf. An operator must be approved and licensed by the Iowa Racing and Gaming Commission. The DRA, a not-for-profit corporation organized for the purpose of operating a pari-mutuel greyhound racing facility in Dubuque, Iowa, first received a riverboat gaming license in 1990 and, pursuant to the Amended DRA Operating Agreement, has served as the “qualified sponsoring organization” of the Diamond Jo since March 18, 1993. The term of the Amended DRA Operating Agreement expires on December 31, 2018. The Worth County Development Authority (“WCDA”), pursuant to the WCDA Operating Agreement, serves as the “qualified sponsoring organization” of Diamond Jo Worth. The term of the WCDA Operating Agreement expires on March 31, 2015 and is subject to automatic three year renewal periods. If the Amended DRA Operating Agreement or WCDA Operating Agreement were to terminate, or if the DRA or WCDA were to otherwise discontinue acting as our “qualified sponsoring organization” with respect to our operation of the Diamond Jo or Diamond Jo Worth, respectively, and we were unable to obtain a license from the Iowa Racing and Gaming Commission for an alternative “qualified sponsoring organization” to act on our behalf, we would no longer be able to continue our Diamond Jo or Diamond Jo Worth operations, which would materially and adversely affect our business, results of operations and cash flows.

Legislative Changes – Changes in legislative rules and regulations may have a material adverse effect on our operations.

Changes in federal or state laws, rules and regulations, including tax laws, affecting the gaming industry, or in the administration of such laws, could have a material adverse affect on our business. Regulatory commissions and state legislatures from time to time consider limitations on the expansion of gaming in jurisdictions where we operate and other changes in gaming laws and regulations. Proposals at the national level have included a federal gaming tax and limitations on the federal income tax deductibility of the cost of furnishing complimentary promotional items to customers, as well as various measures which would require withholding on amounts won by customers or on negotiated discounts provided to customers on amounts owed to gaming companies. Proposals at the state level have also included changes in the gaming tax rate. It is not possible to determine with certainty the likelihood of possible changes in tax or other laws affecting the gaming industry or in the administration of such laws. The changes, if adopted, could have a material adverse effect on our business, results of operations and cash flows.

Legislation in various forms to ban indoor tobacco smoking has recently been enacted or introduced in many states and local jurisdictions, including the jurisdictions in which we operate. The current restrictions permit smoking on the casino gaming floor in the jurisdictions in which we operate. If additional restrictions on smoking are enacted in jurisdictions in which we operate, particularly if such restrictions ban tobacco smoking on the casino gaming floor, our business could be materially and adversely affected,

Environmental Matters – We are subject to environmental laws and potential exposure to environmental liabilities. This may affect our ability to develop, sell or rent our property or to borrow money where such property is required to be used as collateral.

We are subject to various federal, state and local environmental laws, ordinances and regulations, including those governing discharges to air and water, the generation, handling, management and disposal of petroleum products or hazardous substances or wastes, and the health and safety of our employees. Permits may be required for our operations and these permits are subject to renewal, modification and, in some cases, revocation. In addition, under environmental laws, ordinances or regulations, a current or previous owner or operator of property may be liable for the costs of removal or remediation of some kinds of hazardous substances or petroleum products on, under, or in its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. In addition, as part of our business in Worth County, Iowa, we operate a gas station, which includes a number of underground storage tanks containing petroleum products. The presence of, or failure to remediate properly, the substances may adversely affect the ability to sell or rent the property or to borrow funds using the property as collateral. Additionally, the owner of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

We have reviewed environmental assessments, in some cases including soil and groundwater testing, relating to our currently owned and leased properties in Dubuque, Iowa, and other properties we may lease from the City of Dubuque or other parties. As a result, we have become aware that there is contamination present on some of these properties apparently due to past industrial activities. With respect to parcels we currently own or lease, we believe, based on the types and amount of contamination identified, the anticipated uses of the properties and the potential that the contamination, in some cases, may have migrated onto our properties from nearby properties, that any cost to clean up these properties will not result in a material adverse effect on our earnings and cash flows. We have also reviewed environmental assessments and are not aware of any environmental liabilities related to our properties at EVD, DJW and ABC.

We do not anticipate any material adverse effect on our earnings, cash flows or competitive position relating to existing environmental matters, but it is possible that future developments could lead to material costs of environmental compliance for us and that these costs could have a material adverse effect on our business and financial condition, operating results and cash flows.

Taxation – An increase in the taxes and fees that we pay could have a material adverse effect on us, and might reduce the cash flow available to service our indebtedness.

We are subject to significant taxes and fees relating to our gaming operations, which are subject to increase at any time. Currently, in Iowa, we are taxed at an effective rate of approximately 21% of our adjusted gross receipts by the State of Iowa, we pay the city of Dubuque a fee equal to $500,000 per year and we pay a fee equal to 4.5% and 5.76% of adjusted gross receipts to the DRA and WCDA, respectively. In addition, all Iowa riverboats share equally in costs of the Iowa Racing and Gaming Commission and related entities to administer gaming in Iowa, which is currently approximately $0.8 million per year per riverboat. Currently, at Evangeline Downs, we are taxed at an effective rate of approximately 36.5% of our adjusted gross slot revenue and pay to the Louisiana State Racing Commission a fee of $0.25 for each patron who enters the racino on live race days from the hours of 6:00 pm to midnight, enters the racino during non-racing season from the hours of noon to midnight Thursday through Monday, or enters any one of our OTBs.  Our riverboat casino in Louisiana pays an annual state gaming tax rate of 21.5% of adjusted gross receipts.  Additionally, we have an agreement with the Parish of St. Mary to permit the berthing of the riverboat casino in Amelia, Louisiana.  That agreement provides for percentage fees based on the level of net gaming revenue as follows: the first $60 million, 2.5%; $60 to $96 million, 3.5%; and greater than $96 million, 5.0%. The annual minimum fee due under the agreement is $1.5 million.  In addition, there have been proposals in the past to tax all gaming establishments, including riverboat casinos, at the federal level. Any material increase in taxes or fees, or in costs of the Iowa Racing and Gaming Commission, the Louisiana State Racing Commission and related entities, would have a material adverse affect on our business.

Difficulty in Attracting and Retaining Qualified Employees – If we are unable to attract and retain a sufficient number of qualified employees or are required to substantially increase our labor costs, our business, results of operations, cash flows and financial condition will be materially adversely affected.

The operation of our business requires qualified executives, managers and skilled employees with gaming industry experience and qualifications to obtain the requisite licenses. We may have difficulty attracting and retaining a sufficient number of qualified employees and may be required to pay higher levels of compensation than we have estimated in order to do so. If we are unable to attract and retain a sufficient number of qualified employees for our current operations or are required to substantially increase our labor costs, we may not be able to operate our business in a cost effective manner or at all.

We are dependent upon the available labor pool in the markets in which we operate. We are also subject to the Fair Labor Standards Act, which governs matters such as minimum wage, overtime and other working conditions. In February 2007, the State of Iowa passed a bill increasing the minimum wage for Iowa workers. Effective April 1, 2007, the minimum wage for the State of Iowa increased from $5.15 per hour to $6.20 per hour and then to $7.25 effective January 1, 2008. Effective July 24, 2007, July 24, 2008 and July 24, 2009, the federal minimum wage increased to $5.85, $6.55 and $7.25 per hour, respectively. Current Iowa law effectively requires that we pay Iowa employees 25% more than the federally mandated minimum wage rates. While DJL and DJW currently pay all of their employees more than the current minimum wage levels, these scheduled changes in minimum wage laws could increase our payroll costs in the future and have an adverse effect on our liquidity. Further changes in applicable state or federal laws and regulations, particularly those governing minimum wages, could increase labor costs, which could have a material adverse effect on the cash flow available to service our indebtedness.

Energy Costs – Our operations are affected by increases in energy costs.

We are a large consumer of electricity and other energy in connection with the operation of our gaming properties. Accordingly, increases in energy costs may have a negative impact on our operating results. Additionally, higher energy and gasoline prices, which affect our customers, may result in reduced visitation to our casinos and racino and a reduction in our revenues.

Interested Party Matters – All of the Company’s voting equity interests are indirectly beneficially owned in the aggregate by managers and executive officers of PGP and such ownership may give rise to conflicts of interest.

All of the Company’s voting equity interests are indirectly beneficially owned or controlled in the aggregate by M. Brent Stevens, Michael Luzich and Terrance W. Oliver. Specifically, Mr. Stevens, our Chief Executive Officer, is also the Chairman of the Board of Managers of PGP and the Chief Executive Officer of PGP, PGL and each of PGL’s subsidiaries. Mr. Stevens indirectly beneficially owns or controls (through his beneficial ownership or control of voting equity interests in PGP) approximately 66.2% of the Company’s voting equity interests. Mr. Luzich, our President and Secretary, is also a Manager of PGP and the President and Secretary of PGP, PGL and each of PGL’s subsidiaries. Mr. Luzich indirectly beneficially owns (through his ownership of voting equity interests in PGP) approximately 32.3% of the Company’s voting equity interests. Mr. Oliver, a Manager of PGP, indirectly beneficially owns (through his direct ownership of interests in The Oliver Family Trust) approximately 1.5’% of the Company’s voting equity interests. Andrew Whittaker, a Manager of PGP, indirectly beneficially owns (through his indirect ownership of voting equity interests in PGP) approximately 4.2% (which is included in the calculation of the 66.2% owned or controlled by Mr. Stevens) of the Company’s voting equity interests. In addition, Mr. Stevens has the right to designate three of the five members of PGP’s board of managers, including one of the two independent managers, and Mr. Luzich has the right to designate two of the five members of PGP’s board of managers, including one of the two independent managers, for so long as Mr. Stevens and Mr. Luzich, respectively, beneficially hold at least 5% of the voting equity interests of PGP.

Because of their controlling interests, these individuals have the power to elect a majority of our managers, appoint new management and approve any action requiring the approval of holders of our equity interests, including adopting amendments to our certificate of formation, approving mergers or sales of substantially all of our assets or changes to our capital structure. It is possible that the interests of these individuals may in some circumstances conflict with our interests and your interests as holders of Notes.

PGP is primarily responsible for managing DJL, EVD, DJW and ABC operations as well as supervising all development projects. Neither PGP nor any of its affiliates is restricted from managing other gaming operations, including new gaming ventures or facilities that may compete with ours, except that certain restrictions under the Amended DRA Operating Agreement will terminate if we or any of our affiliates operate another facility in Dubuque County or the adjoining counties of Illinois or Wisconsin. If PGP or any of its affiliates decides to manage other gaming operations, such activities could require a significant amount of attention from PGP’s officers and managers and require them to devote less time to managing our operations. While we believe that any new ventures will not detract from PGP’s ability to manage and operate our business, there can be no assurance that such ventures would not have a material adverse effect on us.

Acquisitions – The Company may not be able to successfully identify attractive acquisitions, successfully integrate acquired operations or realize the intended benefits of acquisitions.

The Company evaluates from time to time attractive acquisition opportunities involving casino and other gaming operations. This strategy is subject to numerous risks, including:
•	an inability to obtain sufficient financing to complete its acquisitions;

•	an inability to negotiate definitive acquisition agreements on satisfactory terms;

•	difficulty in integrating the operations, systems and management of acquired assets and absorbing the increased demands on its administrative, operational and financial resources;

•	the diversion of its management’s attention from its other responsibilities;

•	the loss of key employees following completion of its acquisitions;

•	the failure to realize the intended benefits of and/or synergies created by its acquisitions;

•	its being subject to unknown liabilities; and

•	the need for a greater amount of capital, infrastructure or other spending than anticipated.

  The Company’s inability to effectively address these risks could force it to revise its business plan, incur unanticipated expenses or forego additional opportunities for expansion.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement dated as of August 6, 2009.  We will not receive any cash proceeds from this exchange offer.  The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued.  The issuance of the exchange notes will not result in any increase in our indebtedness.

CAPITALIZATION

The following table sets forth cash and cash equivalents and capitalization for the Company as of September 30, 2009:

•	on a consolidated basis for PGL and each of its subsidiaries; and

•	on a pro forma basis, to give pro forma effect to the acquisition of ABC as if such transaction had occurred as of September 30, 2009.

This table should be read in conjunction with our consolidated financial statements and the notes thereto, the “Pro Forma Condensed Combined Financial Information” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” each of which is contained elsewhere in this prospectus.

(Dollars in thousands)	As of September 30, 2009
	Actual	Pro Forma
Total cash and cash equivalents	$128,650	$35,983

Senior secured credit facility
Term loan	$7,060	$7,060
Capital leases & notes payable (1)	2,348	2,348
8⅜% senior secured notes (2)	234,599	234,599
10¾% senior unsecured notes (3)	297,158	297,158
Total debt	541,165	541,165

Total member's deficit	(61,350)	(61,350)
Total capitalization	$479,815	$479,815
___________________
(1)	Net of discount of $30.

(2)	Net of discount of $5,401.

(3)	Net of discount of $7,842.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following pro forma condensed combined financial statements give effect to the Amelia Belle Acquisition as if it had been completed on January 1, 2008 for income statement purposes, and as if it had been completed on September 30, 2009 for balance sheet purposes, subject to the assumptions and adjustments as described in the accompanying notes. The pro forma condensed combined statement of income does not reflect the potential realization of cost savings or restructuring or other costs relating to the integration of the two companies nor does it include any other items not expected to have a continuing impact on the combined results of the companies.

These unaudited pro forma condensed combined financial statements have been compiled using the significant accounting policies under U.S. generally accepted accounting principles as disclosed in our audited financial statements contained elsewhere in this prospectus.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes thereto of ABC contained elsewhere in this prospectus and of PGL contained elsewhere in this prospectus.

Certain historical amounts for ABC have been reclassified to conform with our financial statement presentation.  It is management’s opinion that these unaudited pro forma condensed combined financial statements include all adjustments necessary for the fair presentation of the pro forma combined financial information of PGL.

The acquisition of ABC has been accounted for by applying the acquisition method with PGL as the acquirer of ABC.

For the purpose of these pro forma condensed combined financial statements, the purchase consideration has been allocated on a preliminary basis to the assets acquired and liabilities assumed based on management’s best estimates.  PGL will continue to review information and intends to perform further analysis prior to finalizing the allocation of the purchase price.  Although the results of this review are unknown, the purchase price allocation will be subject to change as a result of this review.  Therefore, it is likely that the recorded values of assets and liabilities acquired will vary from those shown and differences may be material.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the pro forma condensed combined financial statements, management estimated fair values based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (an exit price).  Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability.  Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants.  As a result, PGL may be required to value assets of ABC at fair value measurements that do not reflect management’s intended use of those assets.  Use of different estimates and judgments could yield different results.

The preliminary purchase price allocation is as follows (dollars in millions):

Purchase price:
Purchase price	$104.0
Cash paid for working capital	1.7
$105.7

Allocation:
Identifiable intangible assets with indefinite lives	$25.2
Identifiable intangible assets with finite lives	2.5
Goodwill	42.3
Property and equipment	34.0
Current assets	4.3
Current liabilities	(2.6)
$105.7

The weighted average useful life of the identifiable intangible assets with finite lives is estimated to be 9 years and property and equipment is estimated to be 20 years.

The unaudited pro forma condensed combined financial statements are not intended to reflect the results of operations or the financial position of PGL which would have actually resulted had the acquisition been effected on the dates indicated.  Further, the unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that may be obtained in the future.  The pro forma adjustments and allocations of the purchase price for ABC are based in part on preliminary estimates of the fair value of the assets acquired and liabilities assumed.  The final purchase price allocation will be completed after asset and liability valuations are finalized.  The final valuation will be based on actual net tangible and intangible assets of ABC that exist as of the date of the completion of the acquisition.  Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.  In addition, the impact of integration activities have not been incorporated into these unaudited pro forma condensed combined financial statements nor do they include any items not expected to have a continuing impact on the combined results of the companies.

Pro Forma Condensed Combined Balance Sheet as of September 30, 2009
(unaudited)
(dollars in thousands)

	Peninsula Gaming, LLC	Belle of Orleans, L.L.C.	Pro Forma Adjustments	Notes	Pro Forma Combined Peninsula Gaming, LLC
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$128,650	$6,031	$(98,698)	(a)	$35,983
Restricted cash - purse settlements	5,305	—	—		5,305
Accounts receivable, net	4,797	187	(187)	(b)	4,797
Receivables from affiliates	95	—	—		95
Inventories	1,326	50	—		1,376
Prepaid expenses and other assets	2,238	1,684	(418)	(b)	3,504
Total current assets	142,411	7,952	(99,303)		51,060
PROPERTY AND EQUIPMENT, NET	252,601	41,250	(7,222)	(j)	286,629
OTHER ASSETS:
Deferred financing costs, net	25,712	—	—		25,712
Goodwill	53,083	—	42,267	(c)	95,350
Licenses and other intangibles	39,849	10,639	17,066	(d)	67,554
Deposits and other assets	12,962	—	(10,000)	(e)	2,962
Investment available for sale	14,729	—	—		14,729
Total other assets	146,335	10,639	49,333		206,307
TOTAL	$541,347	$59,841	$(57,192)		$543,996
LIABILITIES AND MEMBER’S (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,983	$625	$—		$4,608
Construction payable	1,678	—	—		1,678
Purse settlement payable	6,771	—	—		6,771
Accrued payroll and payroll taxes	5,953	736	(465)	(b)	6,224
Accrued interest	8,215	—	—		8,215
Other accrued expenses	12,240	1,801	(132)	(b)	13,909
Payable to affiliates	3,250	84	—		3,334
Current maturity of long-term debt and leases	3,199	—	—		3,199
Total current liabilities	45,289	3,246	(597)		47,938
LONG-TERM LIABILITIES:
8 3/8% senior secured notes, net of discount	234,599	—	—		234,599
10 ¾% senior unsecured notes, net of discount	297,158	—	—		297,158
Term loan	5,572	—	—		5,572
Notes payable and leases payable, net	637	—	—		637
Obligation under Minimum Assessment Agreement	18,482	—	—		18,482
Other liabilities	960	—	—		960
Total long-term liabilities	557,408	—	—		557,408
Total liabilities	602,697	3,246	(597)		605,346

Total member’s (deficit) equity	(61,350)	56,595	(56,595)	(f)	(61,350)
TOTAL LIABILITIES AND MEMBER’S (DEFICIT) EQUITY:	$541,347	$59,841	$(57,192)		$543,996

Pro Forma Condensed Combined Income Statement for the Nine Months Ended September 30, 2009
(unaudited)
(dollars in thousands)

	Peninsula Gaming, LLC	Belle of Orleans, L.L.C.	Pro Forma Adjustments	Notes	Pro Forma Combined Peninsula Gaming, LLC
REVENUES:
Casino	$193,569	$40,530	$—		$234,099
Racing	13,685	—	—		13,685
Video poker	4,170	—	—		4,170
Food and beverage	17,580	2,905	—		20,485
Other	8,023	278	—		8,301
Less: Promotional allowances	(20,358)	(4,645)	—		(25,003)
Total net revenues	216,669	39,068	—		255,737
EXPENSES:
Casino	79,739	15,426	—		95,165
Racing	12,294	—	—		12,294
Video poker	3,047	—	—		3,047
Food and beverage	12,658	2,554	—		15,212
Other	5,691	—	—		5,691
Selling, general and administrative	33,370	8,559	—		41,929
Depreciation and amortization	17,845	3,585	(38)	(g)	21,392
Development expense	704	—	(563)	(h)	141
Affiliate management fees	4,094	94	—		4,188
Loss on disposal of assets	1,983	—	—		1,983
Total expenses	171,425	30,218	(601)		201,042
INCOME FROM OPERATIONS	45,244	8,850	601		54,695
OTHER INCOME (EXPENSE):
Interest income	1,505	1	—		1,506
Interest expense	(35,621)	—	(6,127)	(i)	(41,748)
Loss on early retirement of debt	(22,475)	—	—		(22,475)
Total other expense	(56,591)	1	(6,127)		(62,717)
NET (LOSS) INCOME	$(11,347)	$8,851	$(5,526)		$(8,022)

Pro Forma Condensed Combined Income Statement for the Year Ended December 31, 2008
(unaudited)
(dollars in thousands)

	Peninsula Gaming, LLC	Belle of Orleans, L.L.C.	Pro Forma Adjustments	Notes	Pro Forma Combined Peninsula Gaming, LLC
REVENUES:
Casino	$227,269	$55,622	$—		$282,891
Racing	17,986	—	—		17,986
Video poker	5,901	—	—		5,901
Food and beverage	16,767	3,616	—		20,383
Other	11,809	369	—		12,178
Less: Promotional allowances	(20,579)	(5,548)	—		(26,127)
Total net revenues	259,153	54,059	—		313,212
EXPENSES:
Casino	97,421	20,421	—		117,842
Racing	15,739	—	—		15,739
Video poker	4,349	—	—		4,349
Food and beverage	13,174	3,040	—		16,214
Other	7,564	—	—		7,564
Selling, general and administrative	34,657	11,858	—		46,515
Depreciation and amortization	20,134	4,748	(47)	(g)	24,835
Pre-opening expense	785	—	—		785
Development expense	(922)	283	—		(639)
Affiliate management fees	5,401	134	—		5,535
Impairment of asset held for sale	831	—	—		831
Impairment of related party receivable	—	2,741	—		2,741
Gain on insurance proceeds	—	(6,025)	—		(6,025)
Loss on disposal of assets	95	—	—		95
Total expenses	199,228	37,200	(47)		236,381
INCOME FROM OPERATIONS	59,925	16,859	47		76,831
OTHER INCOME (EXPENSE):
Interest income	2,465	25	—		2,490
Interest expense	(39,634)	—	(10,261)	(i)	(49,895)
Total other expense	(37,169)	25	(10,261)		(47,405)
NET INCOME	$22,756	$16,884	$(10,214)		$29,426

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial statements incorporate the following pro forma adjustments:

(a)	Represents (i) cash on hand used for the purchase of ABC and (ii) elimination of cash retained by the seller of $3.0 million.

(b)	Represents the elimination of assets and liabilities of ABC which will not be purchased or assumed by PGL.

(c)	Represents estimated goodwill from the purchase price allocation.

(d)	Represents estimated identifiable intangible assets from the purchase price allocation net of the elimination of the historical intangible assets of ABC.

(e)	Represents the use of a $10.0 million deposit applied toward the purchase price of ABC.

(f)	Represents the elimination of the historical equity of ABC.

(g)
Represents (i) adjustment to depreciation related to property and equipment based on the estimated fair value of the assets acquired and their estimated useful lives and (ii) amortization of acquired finite lived intangible assets over their estimated useful lives.

(h)
Represents acquisition related transaction costs. These amounts are expensed as incurred. Such costs are not reflected in the unaudited pro forma condensed combined statement of operations because they will not have a continuing impact.

(i)
Represents the pro rata effective interest expense on $100 million of the 8⅜% senior secured notes and the 10¾% senior unsecured notes for the period of time such notes were not outstanding during the pro forma period. PGL issued the secured outstanding notes and unsecured outstanding notes on August 6, 2009. The indentures governing the outstanding notes required PGL to redeem on a pro rata basis $100 million of the principal amount of the notes if the Amelia Belle Acquisition was not completed by December 31, 2009. Since the Amelia Belle Acquisition was consummated prior to December 31, 2009, $100 million of the pro rata amount of the outstanding notes was considered directly related to the Amelia Belle Acquisition. The pro rata effective interest rate on the outstanding notes is 10.3%.

(j)	Represents estimated property and equipment from the purchase price allocation net of the elimination of the historical net property and equipment of ABC.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table represents selected consolidated financial data of PGL as of and for the five years ended December 31, 2008 and as of and for the nine months ended September 30, 2009 and 2008.  The selected historical financial data for the five years ended December 31, 2008 are derived from our audited consolidated financial statements.  The selected historical data as of and for the nine months ended September 30, 2009 and 2008 are unaudited, but include, in the opinion of management, all adjustments, consisting only of normal recurring entries, necessary to present fairly the financial information of PGL and its subsidiaries for the interim periods presented and have been prepared in accordance with U.S. GAAP. The interim results are not necessarily indicative of results expected for the full year or other periods.  All data presented include DJL’s operations and EVD’s gaming and horse racing operations, and DJW's operations for the three years ended December 31, 2008 (casino opened in April 2006).  The selected financial data set forth below should be read in conjunction with, and is qualified in its entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	Year Ended December 31,					Nine Months Ended September 30,
(Dollars in thousands)	2008	2007	2006	2005	2004	2009	2008

Statement of Operations Data
REVENUES:
Casino	$ 227,269	$ 222,147	$ 200,734	$ 146,790	$ 120,190	$ 193,569	$ 171,634
Racing	17,986	19,146	22,146	17,578	17,380	13,685	14,776
Video Poker	5,901	4,533	3,715	2,339	2,715	4,170	4,502
Food and beverage	16,767	15,801	15,315	13,511	11,464	17,580	12,400
Other	11,809	11,501	10,087	2,710	1,434	8,023	9,372
Less promotional allowances	(20,579)	(19,935)	(17,580)	(13,855)	(11,464)	(20,358)	(15,375)
Total net revenues	259,153	253,193	234,417	169,073	141,719	216,669	197,309
EXPENSES:
Casino	97,421	94,389	84,971	67,180	58,079	79,739	72,689
Racing	15,739	15,959	18,579	15,335	14,010	12,294	12,601
Video poker	4,349	3,751	2,949	1,767	2,034	3,047	3,325
Food and beverage	13,174	12,428	11,701	9,849	9,218	12,658	9,660
Other	7,564	7,080	6,605	1,720	1,076	5,691	5,927
Selling, general and administrative	34,657	49,770	43,924	28,454	24,247	33,370	24,662
Depreciation and amortization	20,134	20,728	20,820	16,249	12,356	17,845	14,797
Pre-opening expense	785	375	966	310	367	—	205
Development expense	(922)	8,041	777	575	242	704	(513)
Management severance and recruiting	—	—	—	—	593	—	—
Affiliate management fees	5,401	5,218	4,516	2,057	757	4,094	4,220
Impairment on asset held for sale	831	—	—	—	—	—	—
(Gain) loss on disposal of assets	95	2,731	210	(16)	(716)	1,983	304
Total expenses	199,228	220,470	196,018	143,480	122,263	171,425	147,877
Income from operations	59,925	32,723	38,399	25,593	19,456	45,244	49,432
OTHER INCOME (EXPENSE):
Interest income	2,465	2,628	955	516	170	1,505	1,938
Interest expense, net of amounts capitalized	(39,634)	(40,505)	(32,741)	(29,133)	(26,775)	(35,621)	(29,723)
Loss on early retirement of debt	—	—	—	—	(37,566)	(22,475)	—
Interest expense related to preferred member’s interest, redeemable	—	—	(285)	(360)	(360)	—	—
Total other expense	(37,169)	(37,877)	(32,071)	(28,977)	(64,531)	(56,591)	(27,785)
Net income (loss) to common member’s interests	$ 22,756	$ (5,154)	$ 6,328	$ (3,384)	$ (45,075)	$ (11,347)	$21,647

Ratio of earnings to fixed charges (1)	1.4x	—x	1.2x	—x	—x	—x	1.6x
Pro forma ratio of earnings to fixed charges (2)	1.3x	—	—	—	—	1.3x	—

	Year Ended December 31,					Nine Months Ended September 30,
(Dollars in thousands)	2008	2007	2006	2005	2004	2009	2008

Cash Flow Data
Cash flows from (used in) operating activities	$40,394	$42,299	$41,821	$21,527	$(21,875)	$33,142	$38,122
Cash flows used in investing activities	(67,601)	(50,555)	(31,980)	(52,142)	(6,786)	(34,100)	(50,902)
Cash flows from (used in) financing activities	23,812	(6,565)	34,302	32,889	18,007	90,903	4,495
Distributions to common member	(4,078)	(6,424)	(2,494)	(4,624)	(7,031)	(2,670)	(3,059)

	As of December 31,					As of September 30,
(Dollars in thousands)	2008	2007	2006	2005	2004	2009	2008

Balance Sheet Data
Current assets	$52,146	$52,288	$67,231	$24,731	$17,418	$142,411	$52,146
Total assets	437,276	371,927	353,810	287,628	243,069	541,347	437,276
Current liabilities	59,109	45,379	49,346	47,886	34,270	45,289	59,109
Total long-term obligations	430,150	386,170	360,965	310,349	271,398	557,408	430,150
Total member’s deficit	(51,983)	(59,622)	(56,501)	(70,607)	(62,599)	(61,350)	(51,983)
___________________
(1)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income (loss) to common member’s interests plus fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges include interest expense on all indebtedness, including amounts capitalized, an estimate of the interest within rental expense, amortization of deferred financing costs and debt discount, preferred member’s interest redeemable, and loss on early retirement of debt. Earnings were insufficient to cover fixed charges for the years ended December 31, 2007, 2005 and 2004 by $5.9 million, $3.6 million and $46.2 million, respectively.  Earnings were insufficient to cover fixed charges for the nine months ended September 30, 2009 by $11.2 million. During the year ended December 31, 2004 and the nine months ended September 30, 2009, fixed charges include a loss on early retirement of debt of $37.6 million and $22.5 million, respectively.

(2)
Adjusted for the pro forma effect of the application of the proceeds of the Notes which were used, among other things, to fund the purchase price of ABC, to redeem all of PGL’s existing 8¾% senior secured notes due 2012 (the “PGL Notes”), to redeem all of DJW’s existing 11% senior secured notes due 2012 (the “DJW Notes”), to redeem all of EVD’s existing 13% senior notes due 2010 (the “EVD Notes”) and to reduce outstanding borrowings under our senior credit facility as if such transactions had occurred on January 1, 2008.  Expenses related to loss on early retirement of debt and certain acquisition related costs are not reflected in the pro forma ratio of earnings to fixed charges because they will not have a continuing impact.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, our “Selected Historical Consolidated Financial Data” and the consolidated financial statements and the related notes thereto appearing elsewhere in this prospectus.

Overview

We own and operate (i) the Diamond Jo riverboat casino in Dubuque, Iowa with 987 slot machines and 18 table games and 5 poker tables, which commenced operations at its new facility in December 2008, (ii) the Evangeline Downs racino in Opelousas, Louisiana with 1,424 slot machines and a one-mile dirt and 7/8 mile turf horse racetrack and four OTBs located throughout south central Louisiana and (iii) the Diamond Jo Worth casino in Worth County, Iowa with 963 slot machines, 22 table games and 7 poker tables  whose financial condition and results of operations are included in the information below for the period ended September 30, 2009 and 2008. In addition, we acquired the Amelia Belle Casino in Amelia, Louisiana on October 22, 2009 which has 842 slot machines, 17 table games and 3 poker tables.

Results of Operations

Nine months ended September 30, 2009 compared to nine months ended September 30, 2008

Our results of operations discussed below include the consolidated results of operations of the Company, DJL, EVD and DJW for the nine months ended September 30, 2009 and 2008.
INCOME (LOSS) FROM OPERATIONS:	Nine Months Ended September 30,
(in thousands)	2009	2008
General corporate	$(2,444)	$2,173
Diamond Jo	12,148	8,280
Evangeline Downs	18,633	22,556
Diamond Jo Worth	17,470	16,423
AB Casino Acquisition	(563)	—
Income from operations	$45,244	$49,432

	Diamond Jo		Evangeline Downs		Diamond Jo Worth
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2009	2008	2009	2008	2009	2008
Revenues:
Casino	$54,971	$31,498	$78,252	$79,925	$60,346	$60,211
Racing	—	—	13,685	14,776	—	—
Video poker	—	—	4,170	4,502	—	—
Food and beverage	6,075	1,868	8,189	7,514	3,316	3,018
Other	1,813	1,616	1,049	1,295	5,161	6,461
Less promotional allowances	(6,906)	(3,923)	(8,640)	(6,780)	(4,812)	(4,672)
Net revenues	55,953	31,059	96,705	101,232	64,011	65,018
Expenses:
Casino	$21,393	$13,603	$37,413	$37,922	$20,933	$21,164
Racing	—	—	12,294	12,601	—	—
Video poker	—	—	3,047	3,325	—	—
Food and beverage	4,534	1,662	5,530	5,599	2,594	2,399
Other	1,034	12	215	198	4,442	5,717
Selling, general and administrative	10,193	5,498	10,912	11,532	10,192	10,100
Depreciation and amortization	6,616	2,310	5,418	5,871	5,729	6,581
Pre-opening expense	—	165	—	8	—	32
Development expense	—	(552)	141	39	—	—
Loss on disposal of assets	35	81	1,824	159	124	64
Affiliate management fees	—	—	1,278	1,422	2,527	2,538
Total expenses	43,805	22,779	78,072	78,676	46,541	48,595
Income from operations	$12,148	$8,280	$18,633	$22,556	$17,470	$16,423

DJL’s casino revenues increased by $23.5 million, or 75%, to $55.0 million for the nine months ended September 30, 2009 from $31.5 million for the nine months ended September 30, 2008 due to the opening of its new land-based casino. DJL’s slot revenue increased to $50.2 million for the nine months ended September 30, 2009 from $29.2 million for the nine months ended September 30, 2008 and DJL’s table game revenue increased to $4.8 million for the nine months ended September 30, 2009 compared to $2.3 million for the nine months ended September 30, 2008.

EVD’s casino revenues declined to $78.3 million for the nine months ended September 30, 2009 from $79.9 million for the nine months ended September 30, 2008.  Management believes this decrease is primarily attributed to a decline in discretionary spending as a direct result of the downturn in the oil and gas industries in southern Louisiana during 2009 as well as disruptions on the casino gaming floor as a result of EVD’s $3.7 million casino floor renovation, which began at the end of 2008 and was completed in April 2009.  This renovation included, among other things, the purchase of 100 new slot machines, new slot signage and new carpeting as well as an overall redesign of the casino floor layout to provide more space for patrons.

DJW’s casino revenues increased $0.1 million to $60.3 million for the nine months ended September 30, 2009 from $60.2 million for the nine months ended September 30, 2008.  DJW’s slot revenue was $55.4 million for the nine months ended September 30, 2009 compared to $55.3 million for the nine months ended September 30, 2008.  DJW’s table game revenue remained unchanged at $4.9 million for the nine months ended September 30, 2009 and 2008.

Promotional allowances as a percentage of casino revenues increased to 10.5% for the nine months ended September 30, 2009 from 9.0% for the nine months ended September 30, 2008, primarily due to increases in promotional allowances at EVD including (i) a $1.4 million increase in direct mail offers designed to stimulate increased business and (ii) a $0.5 million increase in the dollar amount of beverage complimentaries on the casino floor, which is due primarily to a price increase on beverages as well as an increased focus on beverage service on the casino floor.

Casino operating expenses increased $7.0 million to $79.7 million for the nine months ended September 30, 2009 from $72.7 million for the nine months ended September 30, 2008 due primarily to a $7.8 million increase at DJL related to the opening of its new land-based casino.  Casino operating expenses as a percentage of casino revenues declined at DJL due to a more efficient casino floor layout at DJL’s new land-based casino and certain fixed costs on a larger casino revenue volume.  The increase at DJL was partially offset by a $0.5 million decrease in casino operating expenses at EVD primarily due to a decrease in gaming taxes associated with the decrease in casino revenues.

Racing revenues at EVD for the nine months ended September 30, 2009 decreased 7% to $13.7 million compared to $14.8 million for the nine months ended September 30, 2008. The Company believes this decrease is consistent with an industry trend of decreased wagering on horse racing throughout the United States.

Food and beverage revenues increased $5.2 million during the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008 due primarily to a $4.2 million increase in food and beverage revenues at DJL related to the opening of its new land-based casino.  In addition, food and beverage revenues at EVD increased 9%, or $0.7 million, due primarily to an increase in pricing and an increase in the number of complimentary beverages served as discussed above.

Other revenues decreased $1.3 million during the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008 due primarily to a decrease in convenience store revenues at DJW resulting from lower fuel prices over 2008.  Consistent with this decrease in gasoline sales, DJW realized a decrease in other expenses.  In addition, during the nine months ended September 30, 2009, DJL had other revenues of approximately $1.2 million related to the opening of its new 30-lane bowling center and event center in December 2008.  DJL also incurred approximately $1.0 million of other expenses related to these amenities.  During the nine months ended September 30, 2008, DJL recorded approximately $1.4 million in other revenue associated with the DRA’s contractual obligation under its operating agreement to pay DJL $0.33 for each $1.00 reduction in DJL’s adjusted gross receipts.  The income associated with the DRA agreement terminated in December 2008 upon the opening of DJL’s new land-based casino.

Selling, general and administrative expenses increased $8.7 million to $33.4 million for the nine months ended September 30, 2009 from $24.7 million for the nine months ended September 30, 2008.  This increase was primarily due to a $4.5 million increase in corporate selling, general and administrative expenses largely resulting from a $5.9 million credit to non-cash expense for the nine months ended September 30, 2008 compared to a $2.4 million credit for the nine months ended September 30, 2009 associated with PGP incentive units previously granted to certain executive officers of the Company and a $1.1 million increase in salaries and other general corporate expenses.  The value of the incentive units is adjusted each quarter to their intrinsic value. The credit in 2009 was reflective of an increase in the outstanding debt of the Company related to the Notes Issuance in August 2009 and the credit in 2008 was reflective of the greater overall decline in gaming industry values in 2008. In addition, DJL’s selling, general and administrative expenses increased $4.7 million related to expenses associated with operations directly related to costs associated with the operation of its new, larger casino facility.  This increase at DJL includes approximately $2.5 million related to DJL’s obligation under its operating agreement with the DRA to pay the DRA 4.5% of its adjusted gross gaming receipts from the opening date of DJL’s new land-based casino.

Depreciation and amortization expenses increased $3.0 million to $17.8 million for the nine months ended September 30, 2009 from $14.8 million for the nine months ended September 30, 2008 due to an increase in depreciation  expense of $4.3 million at DJL related to the impact of the depreciation on the assets associated with the DJL’s new land-based casino.  This increase was partially offset by decreases in depreciation and amortization expenses at EVD and DJW of $0.5 million and $0.9 million, respectively, primarily related to assets that have reached their expected useful lives.

Development expense for the nine months ended September 30, 2009 was $0.7 million and is primarily related to costs associated with the acquisition of ABC.  Development expenses for the nine months ended September 30, 2008 was $(0.5) million.  In June 2008, DJL and the Historical Society reached an amended agreement pursuant to which DJL would arrange for the sale of its riverboat with the proceeds to be split evenly between DJL and the Historical Society while the prior agreement required DJL to donate the riverboat to the Historical Society.  Based on this amended agreement, DJL reduced its outstanding obligation to the Historical Society by 50% of the expected proceeds to be received upon the sale of the Diamond Jo vessel with a corresponding credit to development expense on the Company’s statement of operations.

Affiliate management fees of $4.1 million and $4.2 million for the nine months ended September 30, 2009 and 2008, respectively, relate to management fees paid or accrued to related parties under various management services and consulting agreements at EVD and DJW.

Included in loss on disposal of assets at EVD during the nine months ended September 30, 2009 is approximately $1.5 million of capitalized design and development costs and disposal costs related to a hotel project design that will not be utilized by the third party operator.  See Note 3 of the condensed consolidated financial statements contained elsewhere in this quarterly report for further information on the EVD hotel project.

Other expense, net of interest income and amounts capitalized, and including loss on early retirement of debt, increased $28.8 million during the nine months ended September 30, 2009 over September 30, 2008 primarily due to the Company’s debt refinancing activities discussed in Note 4 to the condensed consolidated financial statements.   In addition, interest expense of approximately $2.0 million was capitalized as part of the casino development and other construction projects during the nine months ended September 30, 2008 and none was capitalized in 2009.

Our operations are subject to seasonal fluctuations. Our Iowa operations are typically weaker from November through February as a result of adverse weather conditions, and are typically stronger from March through October. Our Louisiana horse racing operations are also subject to seasonal fluctuations. Our horse racing operations are usually stronger during live racing season, which generally runs from April through November.

In general, our payroll and general and administrative expenses are affected by inflation. Although inflation has not had a material effect on our business to date, we could experience more significant effects of inflation in future periods.

Year ended December 31, 2008 compared to year ended December 31, 2007

Our results of operations discussed below include the consolidated results of operations of PGL, DJL, EVD and DJW for the years ended December 31, 2008 and 2007.

	Year Ended December 31,
(in thousands)	2008	2007
General corporate	$1,386	$(14,820)
Diamond Jo	8,972	641
Evangeline Downs	28,814	26,073
Diamond Jo Worth	20,753	20,829
Income from operations	$59,925	$32,723

	Diamond Jo		Evangeline Downs		Diamond Jo Worth
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007	2008	2007
Revenues:
Casino	$42,675	$40,589	$105,844	$107,467	$78,750	$74,091
Racing	—	—	17,986	19,146	—	—
Video Poker	—	—	5,901	4,533	—	—
Food and beverage	2,793	2,425	9,867	10,218	4,107	3,158
Other	2,122	2,373	1,664	1,527	8,023	7,601
Less promotional allowances	(5,226)	(4,723)	(9,069)	(9,875)	(6,284)	(5,337)
Net revenues	42,364	40,664	132,193	133,016	84,596	79,513
Expenses:
Casino	18,936	18,055	50,381	50,409	28,104	25,925
Racing	—	—	15,739	15,959	—	—
Video Poker	—	—	4,349	3,751	—	—
Food and beverage	2,505	2,370	7,411	7,475	3,258	2,583
Other	249	25	275	273	7,040	6,782
Selling, general and administrative	7,745	7,639	15,097	15,317	13,592	12,397
Depreciation and amortization	3,488	4,448	8,011	8,971	8,578	7,265
Pre-opening expense	745	91	8	70	32	214
Development expense	(968)	7,974	46	67	—	—
Affiliate management fees	—	—	1,840	1,829	3,227	3,030
Impairment of asset held for sale	831	—	—	—	—	—
(Gain) loss on disposal of assets	(139)	(579)	222	2,822	12	488
Total expenses	33,392	40,023	103,379	106,943	63,843	58,684
Income (loss) from operations	$8,972	$641	$28,814	$26,073	$20,753	$20,829

Net revenues increased $6.0 million, or 2%, to $259.2 million in 2008 from $253.2 million in 2007. This increase was primarily related to an increase in casino revenues at DJW of $4.7 million which was largely a result of the expansion of the casino which opened to the public in April 2007.  Casino revenues at DJL also increased $2.1 million as explained below, contributing to the increase in net revenues in 2008 compared to 2007.  Casino revenue increases at DJW and DJL were partially offset by a decrease in net revenues at EVD of $0.8 million. This decrease at EVD is due to the negative effects of hurricane Gustav which forced the closure of our facility for five days in the third quarter of 2008. In addition to the actual days in which the casino was closed to the public, EVD was impacted by the after effects of Gustav for several more days which drove down attendance at our casino.

EVD’s casino revenue decreased $1.7 million to $105.8 million in 2008 compared to $107.5 million in 2007. This decrease is the direct result of a $2.4 million decrease in the third quarter 2008 compared to the third quarter of 2007 which was primarily related to the impact of hurricane Gustav as discussed above.  EVD continues its focus on controlled spending of promotional allowances through improvements to the database marketing programs to target more profitable customers.  Promotional allowances as a percentage of casino revenues decreased to 8.6% in 2008 from 9.2% in 2007. EVD’s casino win per gaming position per day increased to $204 in 2008 from $181 in 2007.

DJL’s casino revenues increased by $2.1 million to $42.7 million in 2008 from $40.6 million in 2007.  We believe this increase was primarily related to the opening of DJL’s new casino on December 10, 2008.  In addition, DJL’s operations were negatively impacted by adverse weather conditions during the fourth quarter of 2007.  DJL’s slot revenue increased 4% to $39.5 million in 2008 from $37.8 million in 2007, and DJL’s table game revenue increased 14% to $3.2 million for 2008 compared to $2.8 million for 2007.  DJL’s casino win per gaming position per day increased to $131 in 2008 from $123 in 2007.

DJW’s casino revenues increased by $4.7 million, or 6%, to $78.8 million in 2008 compared to $74.1 million in 2007 due primarily to the timing of the opening of the casino expansion in April 2007 coupled with more adverse weather conditions during the fourth quarter of 2007 compared to 2008.  DJW’s slot revenues increased 6% to $72.2 million in 2008 over 2007 while table game revenues increased 7% to $6.6 million in 2008.  DJW’s win per gaming position per day decreased to $198 for 2008 compared to $214 for 2007 primarily due to the increase in the number of gaming positions associated with the additional table games added as part of the April 2007 expansion.

Casino operating expenses increased $3.0 million to $97.4 million for 2008 from $94.4 million for 2007 due primarily to (i) an increase in gaming taxes at DJW and DJL related to the increase in gaming revenue and (ii) an increase in casino payroll and other operating expenses at DJW directly related to the casino expansion.

Racing revenues at EVD for 2008 were $18.0 million compared to $19.1 million for 2007.  This decrease was primarily due to running five less live thoroughbred horse racing nights in 2008 compared to 2007 as well as the impact of hurricane Gustav which forced us to close our OTB’s for five days plus the continuing after effects of the hurricane.

Consistent with a decrease in racing revenues as noted above, racing expenses decreased to $15.7 million for 2008 from $16.0 million for 2007.

Video poker revenues at EVD for 2008 were $5.9 million compared to $4.5 million for 2007. The increase in video poker revenues was primarily attributable to the addition of video poker at our Henderson OTB in August 2007 as well as increases in video poker revenue at both our Port Allen and Eunice OTBs of 10% and 29%, respectively, which was primarily attributable to recent renovations at the Port Allen facility as well as continuous updating of the video poker machines at these OTBs to provide the latest and most popular games.

While video poker revenues at EVD increased 31% year over year, video poker expenses only increased 16% to $4.3 million for 2008 from $3.7 million for 2007 as EVD was able to improve video poker revenues at its Eunice and Port Allen OTBs without significant increases in labor and other operating expenses.  In addition, EVD benefited from a change in the effective rate used to calculate taxes and purses.  Effective July 1, 2008, the combined effective rate for taxes and purses on video poker revenues was reduced to 38% from 42.5%.

Food and beverage revenues and other revenues increased $1.3 million during 2008 compared to 2007 due primarily to (i) an increase in food and beverage revenues of $0.9 million at DJW related to the opening of a new high-end restaurant in January 2008 and the continued success of DJW’s  buffet restaurant that was added in June 2007 as part of the casino expansion and (ii) an increase in other revenue at DJW of $0.4 million primarily related to an increase in convenience store fuel revenues due to an increase in fuel prices in 2008 over 2007. Consistent with these increases in sales, DJW realized relative increases in food and beverage and other expenses.

Selling, general and administrative expenses decreased $15.1 million to $34.7 million for 2008 from $49.8 million for 2007. This decrease was due primarily to a $16.9 million decrease in non-cash expenses related to a decrease in the intrinsic value of PGP incentive units granted to certain executive officers of the Company in 2005.  This decrease was partially offset by a $1.2 million increase in general and administrative expenses associated with operations at DJW primarily related to additional costs associated with the casino expansion along with a $0.7 million increase in general corporate expenses.

Depreciation and amortization expenses decreased to $20.1 million for 2008 from $20.7 million for 2007 due primarily to decreases at EVD and DJL of $1.0 million and $1.0 million, respectively, related to assets that became fully depreciated during 2008.  These decreases were partially offset by an increase at DJW of $1.3 million primarily related to the impact of the depreciation on the assets associated with the DJW casino expansion.  Included in depreciation expense at DJL is accelerated depreciation on certain depreciable assets that will either be contributed to the Dubuque County Historical Society (the “Historical Society”) or are not being utilized at its new casino facility.  Accelerated depreciation on these assets began during the fourth quarter of 2006 and DJL continued to depreciate the remaining net book value of those assets less their estimated fair market value at the date of contribution or estimated net realizable value up to the date that DJL commenced operations at the new facility.  Depreciation expense for 2008 and 2007 increased by approximately $1.0 million and $0.8 million, respectively, as a result of accelerated depreciation on these assets.

At December 31, 2008 we performed our annual impairment test on goodwill and indefinite lived intangible assets and determined that the estimated fair value exceeded its carrying value as of that date. Based on that review, management determined that there was no impairment of goodwill or indefinite lived intangible assets.  While we do not expect significant changes in our operations at DJW and EVD over the next 12 months, we do anticipate a material increase in operations at DJL due to the opening of our new casino facility. However, the current economic crisis experienced across the country could have a negative effect on our future operations. If a material negative impact would occur, it may have an impact on our periodic review of goodwill for impairment.

Pre-opening expenses of $0.8 million for 2008 relate primarily to expenses incurred by DJL with respect to start-up activities surrounding its new casino facility. Pre-opening expenses of $0.4 million in 2007 relate primarily to expenses incurred by DJW with respect to its expansion.

In connection with DJL’s new casino development, DJL expensed $7.7 million in 2007 to development expense relating to certain of its unconditional obligations under an agreement with the Historical Society.  The obligations include the contribution by DJL to the Historical Society of (i) the dockside pavilion through a 99 year lease, (ii) the Diamond Jo vessel and (iii) cash.  See Note 2 to the consolidated financial statements for a further discussion of this agreement.  In addition, the Company expensed $0.3 million of other development costs in 2007.  In 2008, DJL and the Historical Society reached a revised agreement to sell the vessel and split the proceeds evenly between DJL and the Historical Society.  Based on this agreement, DJL reduced its outstanding obligation to the Historical Society related to the Diamond Jo vessel with a corresponding credit to development expense.

Affiliate management fees of $5.4 million and $5.2 million for 2008 and 2007, respectively, relate to management fees paid to related parties under various management services and consulting agreements at EVD and DJW which are based on net revenues and EBITDA.  These fees increased primarily due to increased revenues at DJW.

DJL recorded an impairment charge of $0.8 million in December 2008 related to the decrease in the fair market value of the Diamond Jo vessel. See Note 3 to the consolidated financial statements for further discussion of this impairment.

In 2007, EVD expensed $2.6 million as a loss on disposal of assets related primarily to the write-off of initial architectural and design costs related to the EVD hotel project.  See Note 3 to the consolidated financial statements for further discussion of this disposal.

Interest income of approximately $2.5 million for 2008 is primarily related to interest earned on DJW’s investment in its available for sale security.  Interest income of approximately $2.6 million for 2007 is primarily related to interest earned on cash deposits invested in interest bearing accounts as well as interest earned on DJW’s investment in its available for sale security during the fourth quarter of 2007.  Interest expense, net of amounts capitalized, decreased $0.9 million to $39.6 million during 2008 from $40.5 million for 2007. This decrease is primarily due to a $1.7 million decrease in interest expense at DJL primarily related to a $3.0 million increase in capitalized interest related to the construction of the new casino and parking facility, partially offset by an increase in interest expense associated with its obligations under its minimum assessment agreement with the City of Dubuque, Iowa of $0.8 million along with increases related to the interest on the drawings on its line of credit and term loan of $0.4 million and $0.1 million, respectively.  The decrease in interest expense at DJL is partially offset by an increase in interest expense at DJW of approximately $1.1 million primarily related to the issuance of an additional $23 million principal amount of DJW Notes in October 2007, partially offset by a decrease in interest expense associated with the call premium on the excess cash flow offer in 2007 for the DJW Notes.  Interest expense of approximately $3.3 million and $0.8 million was capitalized as part of the casino development and other construction projects during 2008 and 2007, respectively.

Year ended December 31, 2007 compared to year ended December 31, 2006

Our results of operations discussed below include the consolidated results of operations of PGL, DJL, EVD and DJW for the years ended December 31, 2007 and 2006.

	Year Ended December 31,
(in thousands)	2007	2006
General corporate	$(14,820)	$(11,035)
Diamond Jo	641	9,996
Evangeline Downs	26,073	23,838
Diamond Jo Worth	20,829	15,600
Income from operations	$32,723	$38,399

	Diamond Jo		Evangeline Downs		Diamond Jo Worth
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006	2007	2006

Revenues
Casino	$40,589	$44,784	$107,467	$106,558	$74,091	$49,392
Racing	—	—	19,146	22,146	—	—
Video Poker	—	—	4,533	3,715	—	—
Food and beverage	2,425	2,642	10,218	10,803	3,158	1,870
Other	2,373	1,948	1,527	1,308	7,601	6,831
Less promotional allowances	(4,723)	(4,795)	(9,875)	(9,478)	(5,337)	(3,307)
Net revenues	40,664	44,579	133,016	135,052	79,513	54,786
Expenses:
Casino	18,055	18,844	50,409	50,133	25,925	15,994
Racing	—	—	15,959	18,579	—	—
Video Poker	—	—	3,751	2,949	—	—
Food and beverage	2,370	2,455	7,475	7,563	2,583	1,683
Other	25	39	273	295	6,782	6,271
Selling, general and administrative	7,639	8,387	15,317	16,556	12,397	8,241
Depreciation and amortization	4,448	4,176	8,971	13,094	7,265	3,536
Pre-opening expense	91	—	70	19	214	947
Development expense	7,974	624	67	109	—	44
Affiliate management fees	—	—	1,829	1,839	3,030	2,396
Impairment of asset held for sale	—	—	—	—	—	—
(Gain) loss on disposal of asset	(579)	58	2,822	78	488	74
Total expenses	40,023	34,583	106,943	111,214	58,684	39,186
Income (loss) from operations	$641	$9,996	$26,073	$23,838	$20,829	$15,600

Net revenues increased $18.8 million, or 8%, to $253.2 million in 2007 from $234.4 million in 2006. This increase was primarily related to an increase in casino revenues at DJW of $24.7 million due primarily to 2007 being a full year of operations and the expansion of the casino which opened to the public in April 2007.  This increase is partially offset by a decrease in casino revenues at DJL of $4.2 million as discussed below.

EVD continued to show casino revenue growth in 2007 over 2006 despite a very strong first half of 2006 which benefited from the effects of hurricanes Katrina and Rita.  Casino revenue was up 1% to $107.5 million in 2007 compared to 2006.  EVD’s casino win per gaming position per day increased to $181 in 2007 from $179 in 2006.

DJL’s casino revenues decreased by $4.2 million to $40.6 million in 2007 from $44.8 million in 2006. We believe this decrease was primarily related to the expansion of a local competitor’s gaming facility from May 2005 to March 2006, which resulted in an increase in the number of slot machines and the introduction of video poker and table games at the competitor’s facility. In addition, DJL’s operations were negatively impacted by adverse weather conditions during the fourth quarter of 2007 which impacted revenue at DJL for 15 days in 2007 compared to only one day during the same period in 2006.  DJL’s slot revenue decreased 6% to $37.8 million in 2007 from $40.2 million in 2006, and DJL’s table game revenue decreased 39% to $2.8 million for 2007 compared to $4.6 million for 2006.  DJL’s casino win per gaming position per day decreased to $123 in 2007 from $135 in 2006.

DJW’s casino revenues increased by $24.7 million, or 50%, to $74.1 million in 2007 compared to $49.4 million in 2006 due primarily to the timing of the initial opening of the casino in April 2006 and the expansion in April 2007, which increase was partially offset by adverse weather conditions during the fourth quarter of 2007.  At DJW, adverse weather conditions significantly impacted revenue for 15 days in 2007 compared to four days during the same period in 2006.  DJW’s slot revenues increased 50% to $68.0 million in 2007 over 2006 while table game revenues increased 48% to $6.1 million in 2007 over 2006.  Consistent with a strong increase in casino revenues, DJW’s win per gaming position per day increased to $294 for 2007 compared to $271 for the period April 4, 2006 (date of opening the casino to the public) through December 31, 2006.

Casino operating expenses increased $9.4 million to $94.4 million for 2007 from $85.0 million for 2006 due primarily to an increase in DJW casino expenses of $9.9 million due to timing of the opening of the casino and the casino expansion.  This increase was partially offset by a $0.8 million decrease in casino expenses at DJL primarily related to a decrease in gaming taxes as a result of the decrease in casino revenues.

Racing revenues at EVD for 2007 were $19.1 million compared to $22.1 million for 2006. This decrease is primarily driven by a decrease in revenue earned from live racing at the racino.  During the first quarter of 2006, EVD ran an additional live race meet for another Louisiana racetrack which was damaged by Hurricane Rita in late 2005.  EVD did not run any live meets during the first quarter of 2007.

Consistent with a decrease in racing revenues as noted above, racing expenses decreased to $16.0 million for 2007 from $18.6 million for 2006.

Video poker revenues at EVD for 2007 were $4.5 million compared to $3.7 million for 2006. The increase in video poker revenues is attributable to continued growth and market penetration at our OTB in Eunice, Louisiana which added video poker operations in April 2006, and to the addition of video poker at our OTB in Henderson, Louisiana.

Consistent with an increase in video poker revenues as described above, video poker expenses increased $0.9 million to $3.8 million for 2007 from $2.9 million for 2006.

Food and beverage revenues, other revenues and promotional allowances increased primarily due to the timing of the opening of the DJW casino and expansion.

Other revenues, net of other expenses, increased $0.9 million due primarily to an increase in other revenues at DJL associated with the DRA’s contractual obligation under its operating agreement to pay DJL $0.33 for each $1.00 reduction in DJL’s adjusted gross receipts as well as an increase in commissions earned at EVD and DJW.

Selling, general and administrative expenses increased $5.9 million to $49.8 million for 2007 from $43.9 million for 2006. This increase was due primarily to (i) a $4.2 million increase in expenses at DJW due primarily to the timing of the opening of the casino and the casino expansion as well as an increase in the amount paid to the WCDA which is based on casino revenues and (ii) a $1.7 million increase in expenses associated with a non-cash charge related to an increase in the fair value and percentage vested of PGP incentive units granted to certain executive officers of the Company in 2005.  In December 2006, the employment agreements of the executive officers to which PGP incentive units were granted were amended to move the obligations under the incentive unit plan from PGL to PGP.  As such, the liability associated with these incentive units was assumed by PGP; however, the related expense associated with the increase in the fair value and percentage vested is allocated to PGL and such expense is reflected in PGL’s consolidated statement of operations.

Depreciation and amortization expenses decreased slightly to $20.7 million for 2007 from $20.8 million for 2006.  Depreciation of buildings and equipment related to DJW increased $3.7 million, primarily due to the timing of the opening of the casino in April 2006 and the expansion of the casino in April 2007, while depreciation expense at EVD decreased $4.1 million.  The decrease in depreciation expense at EVD is attributable to certain assets with a three year depreciable life becoming fully depreciated in December 2006. Also included in depreciation expense in 2006 at EVD is an impairment charge associated with long-lived assets at EVD’s Alexandria OTB of approximately $0.4 million.  The $0.3 million increase in depreciation expense at DJL is associated with accelerating depreciation on certain depreciable assets that will either be contributed to the Historical Society or will not be utilized at its new casino facility.  Accelerated depreciation on these assets began during the fourth quarter of 2006 and DJL will continue to depreciate the remaining net book value of those assets less their estimated fair market value at the date of contribution or estimated net realizable value up to the date that DJL estimates commencing operations at the new facility.  Depreciation expense for 2007 and 2006 increased by approximately $0.8 million and $0.2 million, respectively, as a result of accelerated depreciation on these assets.  At December 31, 2007, we performed our annual impairment test on goodwill and indefinite lived intangible assets and determined that the estimated fair value exceeded its carrying value as of that date. Based on that review, management determined that there was no impairment of goodwill and indefinite lived intangible assets.

Pre-opening expenses of $0.4 million for 2007 relate primarily to expenses incurred by DJW with respect to its expansion. Pre-opening expenses of $1.0 million in 2006 relate primarily to expenses incurred by DJW with respect to start-up activities surrounding the new casino development.

In relation to DJL’s new casino development, DJL expensed $7.7 million in 2007 to development expense relating to certain of its unconditional obligations under the Historical Society Agreement.  The obligations include the contribution by DJL to the Historical Society of (i) the dockside pavilion through a 99 year lease, (ii) the Diamond Jo vessel and (iii) cash.

Affiliate management fees of $5.2 million and $4.5 million for 2007 and 2006, respectively, relate to management fees paid to related parties under various management services and consulting agreements at EVD and DJW which are based on net revenues and EBITDA.

In 2007, EVD expensed $2.6 million as a loss on disposal of assets related primarily to the write-off of initial architectural and design costs related to the EVD hotel project.  See Note 3 to the consolidated financial statements for further discussion of this disposal.

Interest income of approximately $2.6 million for 2007 and $1.0 million for 2006 is primarily related to interest earned on cash deposits invested in interest bearing accounts. The increase is due to increased funds available for investment due to the borrowings at the end of 2006, as discussed below, and timing of capital expenditures.  Net interest expense, including interest expense related to DJL’s redeemable preferred membership interests in 2006, increased $7.5 million to $40.5 million during 2007 from $33.0 million in 2006. This increase is primarily due to (i) an increase in interest of approximately $6.1 million related to the additional issuance of DJW Notes in the amount of $20.0 million in August 2006, $36.5 million in December 2006 and $23.0 million in October 2007 and (ii) an increase in interest of approximately $1.8 million related to the additional issuance of Peninsula Gaming Notes in the amount of $22.0 million in December 2006.

Seasonality and Inflation

Our operations are subject to seasonal fluctuations. Our Iowa operations are typically weaker from November through February as a result of adverse weather conditions, and are typically stronger from March through October. Our Louisiana horse racing operations are also subject to seasonal fluctuations. Our horse racing operations are usually stronger during live racing season which generally runs from April through November. In general, our payroll and general and administrative expenses are affected by inflation. Although inflation has not had a material effect on our business to date, we could experience more significant effects of inflation in future periods.

Liquidity and Capital Resources

Cash Flows from Operating, Investing and Financing Activities

Our cash balance increased $90.0 million to $128.7 million at September 30, 2009 from $38.7 million at December 31, 2008.

Cash flows from operating activities were $33.1 million during the nine months ended September 30, 2009, a decrease of $5.0 million when compared to $38.1 million during the nine months ended September 30, 2008.  This decrease is primarily attributed to the timing of interest payments as a result of the Company’s refinancing in August 2009 offset by improved cash flow from operations at DJL as a result of the opening of its new land-based casino in December 2008 as well as collections received by DJL from the DRA of $2.5 million related to the DRA’s obligation under its operating agreement with DJL.

Cash flows used in investing activities during the nine months ended September 30, 2009 was $34.1 million consisting primarily of (i) payments of $13.8 million for construction and other development costs associated with the DJL casino development project, (ii) cash outflows of $2.8 million related to construction projects at EVD, including the remodeling of the casino floor, (iii) the payment of a $10.0 million deposit under the Purchase Agreement related to the acquisition of ABC, (iv) cash outflows of $6.4 million primarily related to the acquisition of slot machines and slot machine conversions and general maintenance capital expenditures and (v) business acquisition and licensing costs of $1.4 million primarily related to DJW’s license agreement with the State of Iowa requiring a $1.0 million payment in May 2009.  To partially offset the cash flows used were proceeds from the sale of property and equipment of $0.7 million received at DJL from the sale of the Diamond Jo vessel and other obsolete assets which were not utilized at its new land-based casino.

Cash flows from financing activities during the nine months ended September 30, 2009 of $90.9 million reflects the proceeds from the Notes Issuance in August 2009 of $531.5 million offset by (i) payments on debt, including principal and call premiums related to the redemption of the PGL Notes, the DJW Notes and the EVD Notes of $392.3 million, (ii) net payments of borrowings under the PGL Credit Facility and a credit facility at DJW, which was paid off with the proceeds of the Notes Issuance, of $30.5 million, (iii) payment of deferred financing costs related to the issuance of the PGL Notes of $15.1 million and (iv)  member distributions of $2.7 million.

As of September 30, 2009, we had no outstanding advances under the revolver portion of the PGL Credit Facility and outstanding letters of credit of approximately $1.4 million. The available borrowing amount under the PGL Credit Facility at September 30, 2009, after reductions for amounts borrowed and letters of credit outstanding, was $63.6 million.

Financing Activities

In April 2004, DJL and PGC completed a private placement of $233 million principal amount of the PGL Notes.  Upon a corporate restructuring, the Company also became a co-issuer of the PGL Notes.  In December 2006, the Company, DJL, and PGC, as co-issuers, issued and sold to a third party investor in a private placement $22.0 million aggregate principal amount of PGL Notes.  The Company used a portion of the net proceeds from such issuance to pay down borrowings under its existing senior credit facility and to finance, in part, the construction of the new casino at DJL.

In July 2005, DJW completed a private placement of $40.0 million aggregate principal amount of DJW Notes. On August 31, 2006, DJW issued an additional $20 million principal amount of DJW Notes, the proceeds of which were used in part to fund the expansion of the DJW casino.  On December 21, 2006, DJW issued an additional $36.5 million principal amount of DJW Notes, the proceeds of which were distributed to PGL in 2006 to pay down borrowings under the PGL Credit Facility and to finance, in part, the current construction of the new casino at DJL.  On October 16, 2007, DJW issued an additional $23.0 million principal amount of DJW Notes at a purchase price of 98.5% of the principal amount thereof, the proceeds of which were used to fund the purchase of DJW’s investment in the City Bonds.

The indenture governing the DJW Notes required DJW to offer to buy back a portion of the DJW Notes on a semi-annual basis, beginning March 31, 2007, with 50% of Excess Cash Flow (as defined therein) at a premium of 7.5%. Such provision was determined to be an embedded derivative and was fair valued and separated from the DJW Notes at date of issuance since it was not clearly and closely related. As of December 31, 2008 and December 31, 2007, the fair value of the put option was approximately $0.8 million and $1.3 million, respectively. The fair value of the put option was determined to be the present value of the estimated premium payments through the maturity of the DJW Notes.  The fair value of the put option was revalued at the end of each reporting period with a corresponding (benefit) charge to interest expense. During the years ended December 31, 2008 and 2007, the Company (credited) expensed $(0.2) million and $0.9 million, respectively, as interest expense related to the change in the fair value of the embedded derivative.

DJW redeemed $1.7 million, $1.4 million and $2.4 million principal amount of DJW Notes, plus applicable premium and accrued interest, in November 2008, May 2008 and November 2007, respectively, based on the Excess Cash Flow provision.  In addition, in October 2008, DJW redeemed $2.2 million principal amount of DJW Notes with excess proceeds from the sale of the waste water treatment facility assets as discussed further in Note 3 to the consolidated financial statements.

On August 6, 2009, we issued the outstanding notes in an aggregate principal amount of $545.0 million, the net proceeds of which were used, among other things, to fund the purchase price of ABC, to redeem all of the PGL Notes, the DJW Notes and EVD’s 13% senior notes due 2010 and to reduce outstanding borrowings under the PGL Credit Facility.  For a description of these securities, see “Description of Secured Notes” and “Description of Unsecured Notes.”

We may from time to time seek to retire or purchase our outstanding securities, including units under our incentive unit plan, through cash purchases and/or exchanges, redemptions, in open market purchases, privately negotiated transactions or otherwise.  Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions or other factors.  The amounts involved may be material.

On June 16, 2004, we entered into a loan and security agreement with Wells Fargo Foothill, Inc. as the arranger and agent (the “Agent”), which was later amended and restated on October 29, 2009.  PGL, DJL, EVD, ABC and DJW are borrowers (the “Borrowers”) under the PGL Credit Facility. The Borrowers are jointly and severally liable under the PGL Credit Facility and such borrowings are collateralized by substantially all of the assets of the Borrowers.

The PGL Credit Facility consists of a revolving credit facility which permits the Borrowers to request advances and letters of credit up to the lesser of the maximum revolver amount of $58.5 million (less amounts outstanding under letters of credit) and a specified borrowing base (the “Borrowing Base”). The Borrowing Base is the lesser of the combined EBITDA (as defined in the PGL Credit Facility) of the Borrowers for the 12 months immediately preceding the current month end multiplied by 150% or the combined EBITDA of the Borrowers for the most recent quarterly period annualized multiplied by 150%. At December 31, 2009, the maximum revolver amount was $58.5 million. The borrowings under the revolver portion of the PGL Credit Facility bear interest at a rate equal to the Wells Fargo prime rate plus a margin of 2.5% with a floor of 6%, or 6% at December 31, 2009. As of December 31, 2009, the Borrowers had no outstanding advances under the PGL Credit Facility. In addition, as of December 31, 2009, the Borrowers had outstanding letters of credit under the PGL Credit Facility of approximately $1.7 million resulting in available borrowings thereunder of $56.8 million.

The PGL Credit Facility contains a number of restrictive covenants, including covenants that limit the Borrowers’ ability to, among other things: (1) incur more debt; (2) create liens; (3) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock; (4) dispose of certain assets; (5) guarantee the debt of others; (6) pay dividends or make other distributions; (7) make investments; and (8) enter into transactions with affiliates. The PGL Credit Facility also contains financial covenants including a minimum combined EBITDA of the Borrowers and limitations on certain capital expenditures at our gaming properties.

On October 4, 2006, DJW and Diamond Jo Worth Corp. entered into a senior secured revolving credit facility with American Trust & Savings Bank that permitted DJW to request advances and letters of credit of up to $5.0 million (as subsequently amended on December 21, 2006, October 16, 2007 and November 26, 2008, the “DJW Credit Facility”).  The DJW Credit Facility was terminated in connection with the Notes Issuance.

On May 1, 2008, PGL, DJL and EVD (collectively, the “FF&E Borrowers”) entered into a Loan and Security Agreement (“Term Loan”) with American Trust & Savings Bank.  The Term Loan allows the FF&E Borrowers to request advances of up to $8.0 million during the period of May 1, 2008 through December 31, 2008 (the “Draw Down Period”) to finance the purchase of certain furniture, fixtures and equipment related to DJL’s new casino development. During the Draw Down Period, interest accrued on all advances at a rate equal to the Wall Street Journal prime rate per annum and is payable the first of each month in arrears.  No principal payments were due during the Draw Down Period.  Commencing on January 1, 2009 and continuing through December 1, 2013 (the “Term Period”), the FF&E Borrowers are required to pay principal plus accrued interest in equal monthly installments, with the first payment due on February 1, 2009. Interest during the Term Period is calculated at a rate of 6.5% per annum.  As of December 31, 2009, DJL had outstanding advances of $6.7 million under the Term Loan.

The Company was in compliance with all debt covenants under the PGL Credit Facility, the Term Loan and the Indentures as of December 31, 2009.

Liquidity

In addition to our cash on hand, we currently have the following sources of funds for our business: (i) cash flows from operations, and (ii) available borrowings under the PGL Credit Facility. The available borrowing amount under the PGL Credit Facility at December 31, 2009, after reductions for letters of credit outstanding under the PGL Credit Facility, was $56.8 million.

On October 22, 2009, the Company purchased ABC for a purchase price of $104.0 million plus $2.2 million in estimated working capital which shall be adjusted for actual working capital balances subsequent to closing.  The deposit paid in June 2009 of $10.0 million was applied toward the purchase price and the remaining balance was paid with cash on hand.  In addition, the Company plans to spend an additional $7.5 million to remodel the existing Amelia Belle riverboat, which will include a redesign of the casino floor and new slot machines, of which approximately $3.5 million has been spent as of December 31, 2009.

As of December 31, 2009, our other capital expenditures for the next twelve months related to EVD’s development of an event center and a new OTB located in St. Martinville Parish, Louisiana are expected to be approximately $1.7 million and $2.4 million, respectively.  Remaining capital expenditures for the Company for the next twelve months, excluding amounts discussed above, are expected to be approximately $9.6 million.  There can be no assurances that such projects will be completed in the estimated time frames or at the estimated costs.

As of December 31, 2009, our debt maturities for the next twelve months are expected to be approximately $2.2 million.  Member distributions to PGP for the next twelve months are expected to be approximately $3.5 million. We plan to finance these expected cash requirements with: (i) a portion of the available cash on hand (excluding amounts needed for normal operations); (ii) cash generated from operations; and (iii) if necessary, available borrowings under the PGL Credit Facility.

Based on our cash on hand, expected cash flows from operations and our available sources of financing, we believe we will have adequate liquidity to satisfy our current operating needs at each of our gaming properties and to service our outstanding indebtedness for the next twelve months.

Our level of indebtedness will have several important effects on our future operations including, but not limited to, the following: (i) a significant portion of our cash flow from operations will be required to pay interest on our indebtedness and the indebtedness of our subsidiaries; (ii) the financial covenants contained in the agreements governing such indebtedness will require us and/or our subsidiaries to meet certain financial tests and may limit our respective abilities to borrow additional funds or to transfer funds to PGP or dispose of assets; (iii) our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; and (iv) our ability to adapt to changes in the gaming or horse racing industries which affect the markets in which we operate could be limited.

Contractual Obligations and Commitments and Contingent Liabilities

Our future contractual obligations and commitments at December 31, 2008 were as follows (in thousands of dollars):

	Payments due by Period
Contractual Obligations	Total	Less Than 1 Year	2-3 Years	4-5 Years	Thereafter

Long-Term Debt	$418,824	$8,646	$11,286	$398,892	$—
Interest on Long-Term Debt	122,072	38,084	73,571	10,417	—
Operating Leases	3,148	1,199	1,148	496	305
Purchase Commitments (1)	58,429	3,473	5,543	4,032	45,381
Other Long-Term Liabilities (2)	5,958	4,384	854	294	426
Total Contractual Obligations	$608,431	$55,786	$92,402	$414,131	$46,112
___________________
(1)
Includes approximately $50.0 million related to DJL’s future obligations under a minimum assessment agreement with the City of Dubuque, Iowa (“City”) over a period of 27 years and approximately $3.5 million related to DJL’s obligation for capital expenditures under a development agreement with the City over 40 years.

(2)
Included in other long-term liabilities is $4.1 million related to our unconditional obligation to contribute DJL’s dockside pavilion to the Historical Society.  Such transfer occurred in January 2009 and represented a noncash payment of our obligation under the Historical Society Agreement.  The obligation is classified as long-term because the related assets are still in use by DJL and included in property and equipment, net.

As a result of the Notes Issuance and the use of proceeds therefrom as well as the amendment and restatement of the PGL Credit Facility, and assuming such transactions occurred on December 31, 2008, our contractual obligations for the periods presented above would have changed as follows: (i) increased by $15.7 million for periods less than one year; (ii) increased by $26.1 million for the period 2-3 years; (iii) decreased by $299.7 million for the period 4-5 years and (iv) increased by $696.5 million for the periods thereafter.

The following shows our contingent obligations at December 31, 2008 based on expiration dates (in millions):

	Less Than 1 Year	1 – 3 Years	4 – 5 Years	Thereafter
Standby letters of credit	$1.6	$—	$—	$—

Off-Balance Sheet Transactions

Other than as disclosed above, we do not maintain any off-balance sheet transactions, arrangements, obligations or other relationships with unconsolidated entities or others that are reasonably likely to have a material current or future effect on our financial condition, cash flows, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

In August 2009, the Financial Accounting Standards Board (“FASB”) issued a standard on measuring the fair value of liabilities. The standard becomes effective for the Company at the beginning of its fourth quarter of 2009. The standard provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: (i) a valuation technique that uses (a) the quoted price of the identical liability when traded as an asset or (b) quoted prices for similar liabilities or similar liabilities when traded as assets; and/or (ii) a valuation technique that is consistent with the principles of an income or market approach. The standard also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this standard is not expected to have a significant effect on the Company's financial statements.

In June 2009, the FASB issued the Codification and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”) (the “Codification”). The purpose of the Codification is to provide a single source of authoritative U.S. GAAP. The Codification was effective for the Company in the third quarter of 2009. As the Codification was not intended to change or alter existing GAAP, the adoption of the Codification did not have a material effect on the Company's financial statements.

In May 2009, the FASB issued a new standard related to subsequent events which establishes the accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The new standard was adopted in the second quarter of 2009. The adoption of the new standard did not have a material effect on the Company's financial statements.

In April 2009, the FASB issued three standards intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. The Company adopted these standards effective June 30, 2009. The adoption of these standards did not have a material effect on the Company's financial statements.

In April 2008, the FASB issued a new standard that requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity's intent or ability to renew or extend the arrangement associated with the intangible asset. The standard also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets. The standard applies prospectively to intangible assets acquired after the standard's effective date, but the disclosure requirements applies prospectively to all intangible assets recognized as of, and after, the standard's effective date. The standard was effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company's financial statements.

In March 2008, the FASB issued a new standard that requires, among other things, enhanced disclosure about the volume and nature of derivative and hedging activities and a tabular summary showing the fair value of derivative instruments included in the balance sheet and statement of operations. The standard also requires expanded disclosure of contingencies included in derivative instruments related to credit-risk. The standard was effective for fiscal years and interim periods beginning after November 15, 2008. The Company adopted the standard on January 1, 2009 and the adoption did not have a material effect on the Company's financial statements.

In February 2008, the FASB issued a new standard that delayed for one year the fair value measurement requirements for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on January 1, 2009, this standard applies prospectively to fair value measurements of non-financial assets and non-financial liabilities. The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company's financial statements.

In December 2007, the FASB issued a new standard that significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Legal fees and other transaction-related costs are expensed as incurred and are no longer included as a cost of acquiring the business. Also, acquirers are to estimate the acquisition date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. The standard applies to the Company prospectively for business combinations occurring on or after January 1, 2009. The Company expects the standard will have an impact on accounting for business combinations, but the effect will be dependent upon any potential future acquisition.

Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We periodically evaluate our policies and the estimates and assumptions related to these policies.

Understanding our critical accounting policies and related risks is important in evaluating our financial condition and results of operations. The critical accounting policies used in preparation of the Company’s financial statements involve a significant use of management judgment on matters that are inherently uncertain and are described below. If actual results differ significantly from management’s estimates, there could be a material effect on our financial condition, results of operations and cash flows. Management regularly discusses the identification and development of these critical accounting policies with the Audit Committee of the Board of Managers. There have been no significant changes to the Company’s critical accounting policies during the nine months ended September 30, 2009.

Goodwill, Intangible and Other Long-Lived Assets. We evaluate our goodwill, intangible and other long-lived assets for impairment on a periodic basis. For goodwill and intangible assets with indefinite lives, we compare the carrying values to fair values on an annual basis or sooner if an indication of impairment exists. Other long-lived assets are reviewed for impairment when management plans to dispose of assets or when events or circumstances indicate a possible impairment. For assets to be disposed of, we recognize the asset at the lower of carrying value or fair market value less costs of disposal, as estimated based on comparable asset sales, solicited offers, or a discounted cash flow model. For assets to be held and used, we review for impairment whenever indicators of impairment exist. We then compare the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment loss is recorded based on the fair value of the asset, typically measured using a discounted cash flow model. All recognized impairment losses, whether for assets to be disposed of or assets to be held and used, are recorded as operating expenses.

Our goodwill is related to our DJL operations. Our intangible assets consist of our tradename and our slot machine and electronic video game and horse racing licenses related to our operations at EVD and our gaming license at DJW. We intend to use the EVD tradename for the foreseeable future and our EVD and DJW licenses are renewable subject to our compliance with state gaming and racing regulations and subject to voter approval of gaming in Worth County, Iowa every eight years. Our intangible assets, therefore, have been determined to have indefinite lives and are not amortized. Should these assets in the future be determined to have finite lives because of our decision to discontinue the use of the EVD tradename or our inability to renew our licenses at EVD or DJW, the intangible assets could become impaired and require an impairment charge and any unimpaired amounts would be amortized over their remaining useful lives.

We are currently in the process of valuing the assets purchased and liabilities assumed in connection with the acquisition of ABC. We expect a significant portion of the purchase price to be allocated to goodwill and other intangible assets when the valuations are finalized.

There are several estimates, assumptions and decisions in measuring impairments of long-lived assets. First, management must determine the usage of the asset. To the extent management decides that an asset will be sold, it is more likely that an impairment may be recognized. Assets must be tested at the lowest level for which identifiable cash flows exist. This means that some assets must be grouped, and management must use judgment in the grouping of assets. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. Our estimates of cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the various properties where we conduct operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to our properties.

Goodwill and intangible assets are also subject to impairment by, among other factors, significant changes in gaming tax rates, competition and regulatory requirements; lack of license renewals; lack of voter reapproval in Iowa; and changes in the way we use our EVD tradename. At December 31, 2008, 2007 and 2006, we completed an annual impairment testing of all of our goodwill and intangible assets with indefinite lives and no impairments were indicated. We are required to perform an analysis of our goodwill and intangible assets with indefinite lives at least on an annual basis. If our ongoing estimates of future cash flows are not met, we may have to record impairment charges in future accounting periods.

While we do not expect significant changes in our operations at DJW and EVD in 2009, we do anticipate a material increase in operations at DJL due to the opening of our new casino facility. However, the current economic crisis experienced across the country could have a negative effect on our future operations. If a material negative impact would occur, it may have an impact on our periodic review of goodwill for impairment.

As of September 30, 2009, the Company determined that it was probable that all conditions to financing the hotel project at OED would be met and that the third party operator will build the hotel. During the three months ended September 30, 2009, EVD expensed $1.5 million of capitalized design and development costs and disposal costs related to a hotel project design that will not be utilized by the third party operator as a loss on disposal of assets.

As part of the Historical Society Agreement, in December 2007, DJL expensed $1.2 million to development expense related to its obligation to contribute the Diamond Jo vessel to the Historical Society.  The expense was based on the fair market value of the vessel as determined by an independent third party appraisal.  In January 2009, DJL received and accepted an offer to purchase the vessel for approximately $0.4 million.  Based on the accepted offer, DJL recorded an impairment charge of $0.8 million in December 2008 related to the decrease in the fair market value of the vessel.

During the quarter ended June 30, 2006, management determined the undiscounted future cash flows of its Alexandria OTB did not support the recoverability of the fixed assets attributable to the OTB’s operation. As such, the Company recognized an impairment charge for the OTB’s assets that exceeded their estimated fair market value. The impairment charge of $0.4 million is included in depreciation and amortization in the consolidated statement of operations and is part of the Evangeline Downs operating segment.

Investment Valuation.  Investment in the City Bonds were valued and recorded as $7.8 million and $12.5 million at December 31, 2008 and 2007, respectively.  Our available for sale investment is not traded.  Fair value is based on considerable judgment using a combination of current market rates and estimates of market conditions for similar instruments, estimates from two independent sources of what market participants would use in pricing the bond and the fair value of the PGL Notes at December 31, 2008.  Due to the illiquid nature of the investment, changes in market risks could have a significant impact on the fair value.  A 10% change in the value of the investment at December 31, 2008 would change member’s deficit by $0.8 million.

Equity Based Compensation.  Units granted by PGP to our employees under PGP’s Incentive Unit Plan contain a put option exercisable by the employee and are recorded at their estimated intrinsic value (which is the increase in the fair market value of the units granted based on a market multiple of forecasted total segment operating earnings) with a corresponding expense (credit) recorded within the statement of operations based on the percentage vested and any change in estimated intrinsic value at each reporting period. Fair market value of the units can change due to numerous factors including those previously mentioned under “Goodwill, Intangible and Other Long-Lived Assets”, and slower than anticipated increases or declines in operating revenues, unanticipated operating cost increases, construction delays, the market’s perception of the economy in general, the gaming industry, risk, interest rates, and alternative investments. Significant changes in estimates and forecasts related to the calculation of the estimated intrinsic value of the units may have a material effect on our results of operations in the period in which the revised estimate is made.

        As of December 31, 2008, there was approximately $2.0 million of compensation expense related to nonvested awards which have not been recognized in the consolidated statement of operations and are scheduled to vest upon a change in control of the Company.

A $1 change in the estimated intrinsic value of the units at December 31, 2008 would increase or decrease compensation expense by $0.1 million for the year ended December 31, 2008.

In November 2009, the put option granted as part of the incentive units was removed. The Company valued the incentive units based on their estimated intrinsic value as of that date and the related change in the value of the incentive units was expensed at that time. Subsequently, any appreciation or depreciation in the estimated intrinsic market value of the units will not be reflected in the earnings of the Company.

Litigation. An estimated loss from a loss contingency is recorded when information available prior to issuance of the financial statements indicates that it is probable that a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accounting for contingencies such as legal matters requires the use of judgment as to the probability of the outcome and the amount. Many legal contingencies can take years to be resolved. An adverse outcome could have a material impact on our financial condition, operating results and cash flows.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to certain market risks which are inherent in our financial instruments which arise from transactions entered into in the normal course of business. Market risk is the risk of loss from adverse changes in market prices and interest rates. We do not currently utilize derivative financial instruments to hedge market risk. We also do not hold or issue derivative financial instruments for trading purposes.

We are exposed to interest rate risk due to changes in interest rates with respect to our long-term variable interest rate debt borrowing under the PGL Credit Facility. As of September 30, 2009, the Company had no outstanding borrowings under the PGL Credit Facility. We have estimated our market risk exposure using sensitivity analysis. We have defined our market risk exposure as the potential loss in future earnings and cash flows with respect to interest rate exposure of our market risk sensitive instruments assuming a hypothetical increase in market rates of interest of 100 basis points. Assuming we borrow the maximum amount allowed under the PGL Credit Facility (currently an aggregate amount of $58.5 million) and if market rates of interest on our variable rate debt increase by 100 basis points, the estimated additional annual interest expense would be approximately $0.6 million.

We are also exposed to fair value risk due to changes in interest rates with respect to our long-term fixed interest rate available for sale investment and debt borrowings. Our fixed rate available for sale investment is recorded at fair value, and therefore, is directly impacted by changes in interest rates and market risks. Our fixed rate debt instruments are not generally affected by a change in the market rates of interest, and therefore, such changes generally do not have an impact on future earnings. However, future earnings and cash flows may be impacted by changes in interest rates related to indebtedness incurred to fund repayments as such fixed rate debt matures. The following table contains information relating to our fixed rate available for sale investment and debt borrowings as of September 30, 2009 (dollars in thousands):

Description	Maturity	Interest Rate			Carrying Value	Fair Value
Available for sale investment	2011 - 2037	7½	%		$14,729	$14,729	(1)
8⅜% senior secured notes	Aug 15, 2015	8⅜	%		234,599	241.200	(2)
10¾% senior unsecured notes	Aug 15, 2017	10¾	%		297,158	306,525	(2)
Senior credit facility	January 15, 2012	6%		(3)	-	-
Term loan	December 1, 2013	6½	%		7,060	7,060	(2)
Notes payable, capital lease obligations and other financial instruments	2009-2011	6% - 8 ¾	%		2,925	2,955	(2)
Obligation under Minimum Assessment Agreement	2011 - 2037	N/A			19,442	19,132	(2)
___________________
(1)
Our available for sale investment is not traded.  Fair value is based on considerable judgment using a combination of current market rates and estimates of market conditions for similar instruments.  Due to the illiquid nature of the investment, changes in market risks could have a significant impact on the fair value.

(2)	Represents fair value as of September 30, 2009 based on current market interest rates and estimates of market conditions for instruments with similar terms, maturities, and degrees of risk.

(3)	Such borrowings are made under variable interest rates. The interest rate listed is as of September 30, 2009.

BUSINESS

General

PGL, a Delaware limited liability company, was formed in 2004 and is a holding company with no independent operations whose primary assets are its equity interests in its wholly owned subsidiaries. The Company is a wholly owned subsidiary of PGP, a Delaware limited liability company.  PGP’s only other subsidiary is OED Acquisition, LLC, a Delaware limited liability company (“OEDA”).  PGL’s direct and indirect wholly owned operating subsidiaries consist of:

•	DJL, a Delaware limited liability company, which was formed in 1999 and owns and operates the Diamond Jo casino in Dubuque, Iowa;

•	EVD, a Louisiana limited liability company, which owns and operates the Evangeline Downs Racetrack and Casino, or “racino”, in St. Landry Parish, Louisiana, and four OTBs in Louisiana;

•	DJW, a Delaware limited liability company, which owns and operates the Diamond Jo casino in Worth County, Iowa; and

•	ABC, a Louisiana limited liability company, which owns and operates the Amelia Belle Casino in Amelia, Louisiana.

In addition, PGL is the parent of wholly-owned PGC, a Delaware corporation, which was formed in 2004 and has no assets or operations.

We currently operate four reportable segments: (1) the gaming operations of DJL, consisting of the Diamond Jo casino in Dubuque, Iowa, (2) the gaming operations of EVD, consisting of the casino, racetrack and OTBs operated by EVD in Louisiana, (3) the gaming operations of DJW, consisting of the casino in Worth County, Iowa and (4) the gaming operations of ABC, consisting of the riverboat casino in Amelia, Louisiana.

Business

Diamond Jo. On December 10, 2008, DJL opened its new land-based casino to the public.  The new Diamond Jo is a two-story, approximately 188,000 square foot facility located in the Port of Dubuque, a waterfront development on the Mississippi River in downtown Dubuque, Iowa and is accessible from each of the major highways in the area.  The Diamond Jo includes 923 slot machines and 17 table games.  Additional amenities include a 30-lane state of the art bowling center, a 33,000 square foot event center and two banquet rooms.  The new facility also features five dining outlets, The Kitchen Buffet, a 200-seat live action buffet, 120-seat Woodfire Grille, the casino’s signature high-end restaurant, 190-seat Mojo’s sports bar, a deli and a snack shop, as well as three full service bars located on or near the casino floor.  The Diamond Jo is open 24 hours per day, seven days per week.

The Diamond Jo has approximately 680 surface parking spaces conveniently available to our patrons, together with valet parking. In addition, the City of Dubuque, Iowa recently opened a four-story public parking facility adjacent to the new casino.  The parking facility includes 1,083 parking spaces and offers free parking to the public with direct access to the new casino facility from all four levels of the parking facility.

Evangeline Downs. The Evangeline Downs Racetrack and Casino is located in Opelousas, Louisiana.  This facility has a southern Louisiana Cajun roadhouse theme on the exterior, with a complimentary regional Acadian atmosphere on the interior.  The racino currently includes a casino with 1,425 slot machines, parking spaces for approximately 2,544 cars and five buses, and several dining options.  Our dining venues include a 312-seat Cajun buffet, a 90-seat fine-dining Blackberry’s restaurant, a 60-seat Po-Boys Food Court, a 90-seat Café 24/7 and a 202-seat Mojo’s sports bar with a 37-seat patio.  In addition, a raised bar and lounge area known as Zydeco’s occupies the center of our casino floor.  In the clubhouse, Silk’s Fine Dining offers a varied menu and the grandstand area contains a concession and bar for our patrons’ convenience.  The racino includes a one-mile dirt track, a recently completed 7/8 mile turf track, stables for 980 horses, a grandstand and clubhouse seating for 1,295 patrons, and apron and patio space for an additional 3,000 patrons.  EVD is open 24 hours per day, seven days per week.

In addition, in April 2009, EVD entered into the Ground Lease with a third party to design, develop, construct and operate a hotel adjacent to the racino on land owned by EVD. Under the terms of the Ground Lease, EVD has agreed to lease the land on which the hotel will be located for a lease fee of 2% of gross revenue of the hotel. The Ground Lease was conditioned upon the third party operator obtaining financing for the project. To facilitate the financing of the construction of the hotel by the third party operator, on or about November 16, 2009, EVD sold for fair market value the land on which the hotel will be located to OEDA, which entered into a lease with the third party operator on the same terms as those set forth in the Ground Lease.  At such time, the Ground Lease was terminated.

OTBs.  EVD currently operates four OTBs: one in Port Allen, Louisiana; one in New Iberia, Louisiana; one in Henderson, Louisiana; and one in Eunice, Louisiana.  Each of these OTBs offers simulcast pari-mutuel wagering seven days a week and is equipped to serve alcoholic and non-alcoholic beverages and food. The Port Allen OTB is located immediately off Interstate 10, across the Mississippi River from Baton Rouge. The two-story Port Allen facility offers off-track betting, 74 video poker machines, a full-service bar, a cafe and a VIP lounge. EVD’s New Iberia OTB operation offers simulcast pari-mutuel wagering and is equipped to serve alcoholic and non-alcoholic beverages and food.  The Henderson OTB, which opened in May 2005, seats 60 patrons and features a restaurant and full service bar.  In August 2007, we opened our approximately 1,250 square foot expansion and began operating 46 video poker machines in Henderson. The Eunice facility offers off-track betting, 68 video poker machines, a full service bar and private parking for its patrons.  In addition, OED is currently in the process of renovating a leased facility in St. Martinville Parish, Louisiana for use as an OTB. This new OTB is expected to offer video poker and pari-mutuel wagering. Under Louisiana’s racing and off-track betting laws, we have a right of prior approval with respect to any applicant seeking a permit to operate an OTB within a 55-mile radius of our Evangeline Downs racetrack, which effectively gives us the exclusive right, at our option, to operate additional OTBs within such a radius, provided that such OTB is not also within a 55-mile radius of another horse racetrack.

Diamond Jo Worth.  The Diamond Jo Worth casino opened to the public in April 2006 in Northwood, Iowa which is located in north-central Iowa, near the Minnesota border and approximately 30 miles north of Mason City. Our casino is situated on a 36-acre site approximately an equal distance between Minneapolis, Minnesota and Des Moines, Iowa at the intersection of Interstate 35 and Highway 105. The exterior design of Diamond Jo Worth incorporates a regional gristmill and riverboat theme, with a complementary riverside docking facility atmosphere on the interior. As a result of an approximately 30,000 square foot casino expansion, which opened to the public in April 2007, the Diamond Jo Worth casino currently has 920 slot machines, 25 table games and 7 poker tables in operation, as well as parking spaces for approximately 1,300 vehicles, a 5,200 square foot event center and several dining options, including a 190-seat buffet restaurant, a 114-seat steakhouse restaurant, which opened in January 2008, and a coffee shop. Diamond Jo Worth is open 24 hours per day seven days a week. In November 2006, a 100-room hotel development adjacent to the casino opened which is owned and operated by a third party. Under an agreement between DJW and the third party operator, DJW has the option to purchase the hotel from the third party operator. DJW also operates a convenience store and gas station at the site.

Amelia Belle Casino. On October 22, 2009, PGL acquired the Amelia Belle Casino, in Amelia, Louisiana, which is located in south-central Louisiana. The Amelia Belle Casino is a three level riverboat with gaming located on the first two decks and includes 842 slot machines, 17 table games and 3 poker tables. The third deck of the riverboat includes a 153 seat buffet and a banquet room. We are currently in the final stages of a $7.5 million renovation which includes a remodel of the interior, including new carpet and remodeled restrooms, 330 new slot machines and themes, reconfiguration of the gaming floor, new slot signage, a new surveillance system and painting of the exterior of the boat. The Amelia Belle Casino has parking spaces for 655 vehicles. Amelia Belle is open 24 hours per day, seven days per week.

 Competition

All of our gaming properties face competition from other gaming operations. The decision to visit one of our properties over that of a competitor is influenced by a number of factors including, but not limited to, customer service, slot machine payouts, slot loyalty programs and convenience. In addition, our competitors may offer amenities that our properties may not have. Our competitors may also have less debt than we do, which may allow them to be able to react more quickly than we can to changes in their gaming market and the gaming industry.

Diamond Jo. The Diamond Jo’s principal competition is the only other licensed gaming facility in Dubuque, the Dubuque Greyhound Park & Casino (the “DGP”). The DGP is located approximately three miles north of the Port of Dubuque and offers some amenities that Diamond Jo does not have, including live and simulcast greyhound racing, and, on a limited basis, simulcast horse racing. As a not-for-profit organization, the DGP has developed strong relationships with the local community and city officials by distributing a percentage of its cash flow, through contributions, to the City of Dubuque and local charities. DGP’s facility includes 1,000 slot machines, 16 table games and 4 poker tables.  In addition, a group of private investors opened a hotel adjacent to the DGP in October 2005. The DGP is owned and operated by the Dubuque Racing Association (“DRA”). As a not-for-profit organization, the DRA distributes a percentage of its cash flow to the City of Dubuque and local charities.

Riverboat gaming licenses in the State of Iowa are granted to not-for-profit “qualified sponsoring organizations” and can be issued jointly to a not-for-profit qualified sponsoring organization and a boat operator. The granting of new licenses requires regulatory approval, which includes, among other things, satisfactory feasibility studies. The DRA is the not-for-profit qualified sponsoring organization that, pursuant to a contract between the parties, holds the gaming license together with us as the operator.

The Iowa Racing and Gaming Commission rescinded its rule limiting riverboat gaming licenses in Iowa and in May 2005 granted four new gaming licenses (including ours in Worth County). The closest of these licensees to the Diamond Jo is located in Waterloo, Iowa which is approximately 85 miles away from the Diamond Jo.  In addition, there are four applications for new gaming licenses currently pending in Iowa, the closest of which is in Webster county which is located approximately 110 miles from the Diamond Jo Worth casino. We do not anticipate that any of these new licenses, if granted, would have a material impact on our properties.

Evangeline Downs. The nearest competitor to Evangeline Downs is a Native American casino located approximately 50 miles to the north of the racino, including several miles off the highway in Marksville, Louisiana. Beyond that, patrons in Lafayette need to drive approximately 75 miles to reach riverboat casinos in Baton Rouge and approximately 100 miles to reach riverboat casinos in Lake Charles and a Native American casino in Kinder. Because our competition in Marksville is situated more than 20 miles off the highway, we believe that the ease of highway access for Evangeline Downs provides a competitive advantage.

Louisiana law currently places limitations on the number and types of gaming facilities that may operate in the state. Currently, there are only four horse racetracks in Louisiana with licenses to conduct live racing. Under the Pari-Mutuel Act, each of the four horse racetracks (including our racino) is permitted to install slot machines at its facilities. The horse racetrack nearest to the racino site that is allowed to have gaming operations is located in Vinton, Louisiana, near Lake Charles, which is more than 100 miles away from the racino. In addition, current Louisiana law permits only 15 riverboat gaming licenses, all of which have currently been awarded. Also, under current Louisiana law, the only non-Native American land-based casino permitted to operate in the state is the land-based casino currently operating in New Orleans, more than 100 miles from Lafayette. Native American gaming facilities operate pursuant to compacts with the State of Louisiana. There currently are only four federally-recognized Native American tribes in Louisiana and only three Native American casinos are currently operating in Louisiana, the closest being in Marksville, which is approximately 50 miles from Evangeline Downs. The fourth tribe, which to our knowledge currently does not have a compact with the State of Louisiana, has proposed to develop a casino in DeSoto Parish, more than 150 miles from the racino.

Diamond Jo Worth. Diamond Jo Worth’s primary competition is the Native American gaming operations in Minnesota, the closest being approximately 110 miles from the Diamond Jo Worth casino. In addition, a casino in Emmetsburg, Iowa, approximately 90 miles from Diamond Jo Worth casino, commenced operations in June 2006 and a casino in Waterloo, Iowa opened in the summer of 2007, which is located approximately 120 miles from the Diamond Jo Worth casino.

Amelia Belle Casino. The Amelia Belle Casino faces competition from Cypress Bayou Casino in Charenton, Louisiana approximately 20 miles to the northeast of Amelia, the Belle of Baton Rouge Casino and the Hollywood Casino in Baton Rouge, Louisiana approximately 70 miles to the northeast of Amelia, Louisiana and from Boomtown Casino in Harvey, Louisiana and Treasure Chest Casino in Kenner, Louisiana both approximately 70 miles east of Amelia. Additionally, Louisiana's only land-based casino, Harrah's New Orleans, is located approximately 80 miles to the east of Amelia.  The nearest horse racetrack that is allowed to have gaming operations is also located in New Orleans, Louisiana.  ABC also faces competition from truck stop video poker parlors and OTBs in the areas surrounding Amelia, Louisiana.

Employees

We maintain a staff of approximately 375 to 400 full-time equivalent employees at the Diamond Jo, a staff of approximately 500 to 550 full-time equivalent employees at Evangeline Downs, a staff of approximately 300 to 325 full-time equivalent employees at the Diamond Jo Worth and a staff of approximately 300 to 325 full-time equivalent employees at the Amelia Belle Casino, depending upon the time of the year. None of our employees are covered by a collective bargaining agreement. We have not experienced any labor problems resulting in a work stoppage, and believe we maintain good relations with our employees.

Regulatory Matters

We and our subsidiaries are subject to regulation by the State of Iowa, the State of Louisiana, and, to a lesser extent, by federal law. We and our subsidiaries are subject to regulations that apply specifically to live racing facilities and the gaming and pari-mutuel industry, in addition to regulations applicable to businesses generally. Our racino is subject to the Pari-Mutuel Act and the Louisiana Horse Racing Act. Laws and regulations applicable to our current racetrack and our racino are administered by the Louisiana State Gaming Control Board and the Louisiana State Racing Commission. Legislative or administrative changes in applicable legal requirements, including legislation to prohibit casino gaming, have been proposed in the past. It is possible that the applicable requirements to operate an Iowa or Louisiana gaming facility will become more stringent and burdensome, and that taxes, fees and expenses may increase. It is also possible that the number of authorized gaming licenses in Iowa or Louisiana may increase, which would intensify the competition that we face. Our failure to comply with detailed regulatory requirements may be grounds for the suspension or revocation of one or more of our respective licenses which would have a material adverse effect on our respective businesses.

Iowa Gaming Regulation

Our Diamond Jo and Diamond Jo Worth operations are subject to Chapter 99F of the Iowa Code and the regulations promulgated under that Chapter and the licensing and regulatory control of the Iowa Racing and Gaming Commission. Our license is subject to annual renewal.

Under Iowa law, the legal age for gaming is 21, and wagering on a “gambling game” is legal when conducted by a licensee on the gaming floor of an “excursion gambling boat” or a "gambling structure." An “excursion gambling boat” is an excursion boat or moored barge and a "gambling structure" is any man-made stationary structure which does not contain a race track and  is approved by the Iowa Racing and Gaming Commission. A “gambling game” is any game of chance authorized by the Iowa Racing and Gaming Commission.

The legislation permitting gambling in Iowa authorizes the granting of licenses to “qualified sponsoring organizations.” A “qualified sponsoring organization” is defined as a nonprofit corporation organized under Iowa law, whether or not exempt from federal taxation, or a person or association that can show to the satisfaction of the Iowa Racing and Gaming Commission that the person or association is eligible for exemption from federal income taxation under Sections 501(c)(3), (4), (5), (6), (7), (8), (10) or (19) of the Internal Revenue Code. Such nonprofit corporation may operate the excursion gambling boat or gambling structure itself, or it may enter into an agreement with another operator to operate the boat or structure on its behalf. An operator must be approved and licensed by the Iowa Racing and Gaming Commission. DRA, a not-for-profit corporation organized for the purpose of operating a pari-mutuel greyhound racing facility in Dubuque, Iowa, first received an excursion gambling boat license in 1990 and has served as the “qualified sponsoring organization” of the Diamond Jo since March 18, 1993. DRA entered into an operating agreement (the “DRA Operating Agreement”) with Greater Dubuque Riverboat Entertainment Company, the previous owner and operator of the Diamond Jo, authorizing Greater Dubuque Riverboat Entertainment Company to operate excursion gambling boat gaming operations in Dubuque. The Iowa Racing and Gaming Commission approved the DRA Operating Agreement on March 18, 1993. The term of the DRA Operating Agreement expires on December 31, 2018. We assumed the rights and obligations of Greater Dubuque Riverboat Entertainment Company under the DRA Operating Agreement.

During 2005, the DRA Operating Agreement was amended to provide for, among other things, the following:

•	The DRA is authorized to operate up to 1,500 gaming positions at DGP.

•	Extension of the operating agreement through December 31, 2018.

•
From February 2006 (the date that DGP commenced operation of table games) through August 31, 2006 (the date a competing casino facility opened to the public in Riverside, Iowa),  DRA was contractually obligated to pay to DJL $0.33 for each $1.00 of reduction in DJL’s adjusted gross gaming receipts, subject to a maximum 15% decline and certain payment deferral conditions. Beginning September 1, 2006 and continuing through November 18, 2008, DRA was contractually obligated to pay to DJL $0.33 for each $1.00 of reduction in DJL’s adjusted gross gaming receipts above a 7% decline from the base period and subject to a maximum 21% decline and certain payment deferral conditions.

•
DJL paid to DRA the sum of $.50 for each patron admitted on the boat through December 9, 2008. During 2008, 2007 and 2006, these payments approximated $0.3 million, $0.4 million and $0.4 million, respectively. Commencing December 10, 2008, the date DJL moved its operations to its new facility, DJL is required to pay to the DRA 4.5% of DJL’s adjusted gross receipts.  These payments approximated $0.2 million for the year ended December 31, 2008.

 During 2008, 2007 and 2006, DJL recorded other revenue of approximately $1.6 million, $1.9 million and $1.6 million, respectively, related to this agreement, of which $0.7 million and $2.5 million has been recorded as a long-term receivable and is included in deposits and other assets on the Company’s balance sheets at December 31, 2008 and 2007, respectively.  At December 31, 2008 and 2007, $3.4 million and $0.3 million, respectively, is recorded as a short-term receivable on the Company’s balance sheets.

In a separate agreement with the City of Dubuque, we extended our leases for certain real property, including various parking lots around the casino, through December 2018.  The current lease calls for lease payments of $500,000 annually. However, under DJL’s operating agreement with the DRA, the DRA is required to reimburse DJL for all lease payments paid to the City as described in this paragraph.

The Worth County Development Authority (“WCDA”), a not-for-profit corporation, was organized on July 14, 2003 for the purpose of serving as a qualified sponsoring organization for an excursion gambling boat license to be held in Worth County, Iowa. Pursuant to an operator’s agreement with the WCDA (the “WCDA Operating Agreement”), DJW is entitled to own and operate an excursion gambling boat in Worth County, Iowa. As the “qualified sponsoring organization” for DJW, WCDA receives 5.76% of DJW’s adjusted gross receipts. In 2008, 2007 and 2006, DJW expensed $4.5 million, $4.3 million and $2.8 million, respectively, under this agreement.  The WCDA Operating Agreement expires on March 31, 2015, but is subject to automatic three year renewal periods.

Under Iowa law, a license to conduct gaming may be issued in a county only if the county electorate has approved the gaming. The electorate of Dubuque County, Iowa, which includes the City of Dubuque, approved gaming on May 17, 1994 by referendum, with 80% of the electorate voting in favor of gaming conducted by DJL. The electorate of Worth County, Iowa, approved gaming on June 24, 2003 by referendum, including gaming conducted by DJW, with 75% of the electorate voting in favor. In addition, a referendum must be held every eight years in each of the counties where gambling games are conducted and the proposition to continue to allow gambling games in such counties must be approved by a majority of the county electorate voting on the proposition. Such a referendum took place for DJL on November 5, 2002 with 79% of the electorate voting on the proposition favoring continued gaming on excursion gambling boats  in Dubuque County. The next referendum in both Dubuque County and Worth County is scheduled for 2010. If any reauthorization referendum is defeated, Iowa law provides that any previously issued gaming license will remain valid and subject to renewal for a total of nine years from the date of original issuance of the license, subject to earlier non-renewal or revocation under Iowa law and regulations applicable to all licenses.

Proposals to amend or supplement Iowa’s gaming statutes are frequently introduced in the Iowa state legislature. In addition, the state legislature sometimes considers proposals to amend or repeal Iowa law and regulations, which could effectively prohibit gaming in gambling structures in the State of Iowa, limit the expansion of existing operations or otherwise affect our operations. Although we do not believe that a prohibition of gaming in Iowa is likely, we can give no assurance that changes in Iowa gaming laws will not occur or that the changes will not have a material adverse effect on our business.

Substantially all of DJL’s and DJW’s material transactions are subject to review and approval by the Iowa Racing and Gaming Commission. All contracts or business arrangements, verbal or written, with any related party or in which the term exceeds three years or the total value of the contract exceeds $100,000 are agreements that qualify for submission to and approval by the Iowa Racing and Gaming Commission subject to certain limited exceptions. The agreement must be submitted within 30 days of execution and approval must be obtained prior to implementation unless the agreement contains a written clause stating that the agreement is subject to commission approval. Additionally, contracts negotiated between DJL or DJW and a related party must be accompanied by economic and qualitative justification.

We must submit detailed financial, operating and other reports to the Iowa Racing and Gaming Commission. We must file weekly gaming reports indicating adjusted gross receipts received from gambling games. Additionally, we must file annual financial statements covering all financial activities related to our operations for each fiscal year. We must also keep detailed records regarding our equity structure and owners.

        Iowa has a graduated wagering tax on excursion gambling boat gaming equal to 5% of the first one million dollars of adjusted gross receipts, 10% on the next two million dollars of adjusted gross receipts and 22% on adjusted gross receipts of more than three million dollars. In addition, Iowa excursion gambling boats and gambling structures  share equally in costs of the Iowa Racing and Gaming Commission and related entities to administer gaming in Iowa. For the fiscal year ending December 31, 2008, DJL’s and DJW’s share of such expenses were approximately $0.7 million each. Further, DJL paid to the City of Dubuque a fee equal to $.50 per passenger through the date it began operations at its new moored barge facility.

In accordance with legislation passed in 2004, all excursion gambling boat licensees, including DJL, were assessed an amount based on the licensee’s adjusted gross receipts to be deposited into the Rebuild Iowa Infrastructure Fund. DJL’s total assessment was $2.1 million, which was paid in two equal payments of $1.05 million on May 2005 and May 2006, respectively. DJL recorded the payments as a long term deposit on its consolidated balance sheet. Beginning in July 2010, we may offset gaming taxes in an amount equal to 20% of the total assessment in each of the succeeding five fiscal years thereafter. DJW was not included in this assessment as it was not licensed at the time of the assessment.

In connection with obtaining its gaming license, DJW was required to pay under an executory agreement a license fee of $5.0 million payable in five equal annual installments of $1.0 million. DJW paid the final installment in May 2009.

If the Iowa Racing and Gaming Commission decides that a gaming law or regulation has been violated, the Iowa Racing and Gaming Commission has the power to assess fines, revoke or suspend licenses or to take any other action as may be reasonable or appropriate to enforce the gaming rules and regulations. In addition, renewal is subject to, among other things, continued satisfaction of suitability requirements.

We are required to notify the Iowa Racing and Gaming Commission as to the identity of, and may be required to submit background information regarding, each director, corporate officer and owner, partner, joint venture, trustee or any other person who has a beneficial interest, direct or indirect, in DJL or DJW. The Iowa Racing and Gaming Commission may also request that we provide them with a list of persons holding beneficial ownership interests in DJL or DJW . For purposes of these rules, “beneficial interest” includes all direct and indirect forms of ownership or control, voting power or investment power held through any contract, lien, lease, partnership, stockholding, syndication, joint venture, understanding, relationship, present or reversionary right, title or interest, or otherwise. The Iowa Racing and Gaming Commission may limit, make conditional, suspend or revoke the license of a licensee in which a director, corporate officer or holder of a beneficial interest is found to be ineligible as a result of want of character, moral fitness, financial responsibility, or professional qualifications or due to failure to meet other criteria employed by the Iowa Racing and Gaming Commission.

If any gaming authority, including the Iowa Racing and Gaming Commission, requires any person, including a holder of record or beneficial owner of securities, to be licensed, qualified or found suitable, the person must apply for a license, qualification or finding of suitability within the time period specified by the gaming authority. The person would be required to pay all costs of obtaining the license, qualification or finding of suitability. If a holder of record or beneficial owner of any of the Company’s exchange notes, or any membership interest in PGL, PGP, DJL or DJW is required to be licensed, qualified or found suitable and is not licensed, qualified or found suitable by such gaming authority within the applicable time period, the exchange notes or membership interests, as the case may be, would be subject to regulatory redemption procedures.

The Horse Racing Act and The Pari-Mutuel Act

The Horse Racing Act has been in effect since 1968 and is the basis for the current statutory scheme regulating live and off-track betting for horse racing. The Horse Racing Act states, among other things, that certain policies of Louisiana with respect to horse racing are to: (i) encourage the development of the business of horse racing with pari-mutuel wagering on a high plane; (ii) encourage the development of the breeding and ownership of race horses; (iii) regulate the business of horse racing by licensed horse racing tracks in the state and to provide the orderly conduct of racing; (iv) provide financial assistance to encourage the business of racing horses; and (iv) provide a program for the regulation, ownership, possession, licensing, keeping and inoculation of horses.

The Pari-Mutuel Act became effective on July 9, 1997 and provides for numerous controls and supervision over the operation of slot facilities and requires us to comply with complex and extensive requirements. Failure to adhere to these statutes and regulations will result in serious disciplinary action against us, including monetary fines and suspension or revocation of our licenses.

The Pari-Mutuel Act allows only one facility in each of St. Landry Parish, Bossier Parish, Calcasieu Parish and Orleans Parish to be licensed to operate slot machines at a live horse racing facility. EVD is presently the only “eligible facility” in St. Landry Parish under the Pari-Mutuel Act. The Pari-Mutuel Act requires (among other things) that two conditions be met prior to the opening and operation of a slot machine casino at a live-racing venue. First, a parish-wide referendum must approve the operation. In 1997, voters in St. Landry Parish voted to approve the slot machine casino at the racino site. Secondly, the Pari-Mutuel Act requires that an appropriate tax be levied on the slot machine operation. In 2000, an 18.5% license tax was levied upon taxable net slot machine proceeds. Therefore, we believe that both of the conditions required by the Pari-Mutuel Act have been met with respect to the racino at our site in Opelousas within St. Landry Parish.

The Pari-Mutuel Act also provides that the “designated gaming space” in any eligible facility cannot exceed 15,000 square feet, that the licensee will not allow underage gaming and that notice of toll-free telephone assistance for compulsive gamblers will be posted at the facility. EVD currently complies with these requirements.

The Pari-Mutuel Act requires that licensees supplement horse racing purses and pay certain other fees from slot machine proceeds. The Pari-Mutuel Act also levies taxes on the net slot machine proceeds. Licensees must pay 15% of gross slot machine proceeds to supplement purses at their facilities, pay 2% to the Louisiana Thoroughbred Breeders Association and also pay 1% to the Louisiana Quarter Horse Breeders Association. In addition to these payments, we will pay 18.5% of the net slot machine proceeds (net of the payments described above) as state taxes and 4% as local taxes. The effective rate of total taxes and fees is therefore approximately 36.5% of our adjusted gross slot revenue. Additionally, we also pay the Louisiana State Racing Commission $0.25 each day for each patron who enters the racino on live race days from the hours of 6:00 pm to midnight, attends a live race at our horse racetrack, enters the racino during non-racing season, from the hours of noon to midnight, Thursday through Monday, or enters any one of our OTBs.

To remain an “eligible facility” under the Pari-Mutuel Act, each year we must, among other things, have a minimum of 80 live racing days in a consecutive 20-week period.

Louisiana State Racing Commission

Pari-mutuel betting and the conducting of live horse race meets in Louisiana are strictly regulated by the Louisiana State Racing Commission, which was created pursuant to the Horse Racing Act. The Louisiana Racing Commission is comprised of 10 members. In order to be approved to conduct a live race meet and to operate pari-mutuel wagering (including off-track betting), an applicant must show, among other things: (i) racing experience; (ii) financial qualifications; (iii) moral and financial qualifications of applicant and applicant’s partners, officers and officials; (iv) the expected effect on the breeding and horse industry; and (v) the expected effect on the State’s economy.

In 2000, we received from the Louisiana State Racing Commission a license to conduct live race meets and to operate pari-mutuel wagering at our prior facility. The initial term of the license was renewed on April 20, 2007 for 10 years or through April 19, 2017. On December 19, 2002, we received approval to transfer our operations under our license from Lafayette Parish to St. Landry Parish upon completion of our new horse racetrack. As a condition to the approval of our racing license, we are required to offer pari-mutuel wagering in the defined casino gaming space at the time we conduct slot machine gaming. Our racino includes monitors and other equipment to facilitate live and simulcast wagering within the casino area in compliance with this condition.

The Louisiana State Racing Commission promulgates rules, regulations and conditions for the holding, conducting and operating of all racetracks in the state. Failure to adhere to these regulations may result in substantial fines or the suspension or revocation of our racing license. A revocation or suspension of the racing license would, in turn, result in the revocation or suspension of our gaming license to conduct slot machine operations. Any alteration in the regulation of these activities could have a material adverse effect on our operations.

The Louisiana State Gaming Control Board

In 1996, Louisiana created the Louisiana Gaming Control Board (the “LGCB”), which was granted all of the regulatory authority, control and jurisdiction to license and monitor gaming facilities in Louisiana, including our racino. To receive a gaming license an applicant and its management must apply to the LGCB and be investigated by the Louisiana State Police Gaming Enforcement Division (the “Division”) prior to licensing. The LGCB and the Division must determine that the applicant is suitable to conduct the gaming operations, including that the applicant (and its owners, officers, directors and key employees) is of good character, honesty and integrity, that its prior activities, reputation and associations pose no threat to the public interest or to the effective regulation of the industry and that the applicant is capable of conducting the operation of the slot machine facility. The LGCB must also determine that the applicant has adequate financing from a source suitable and acceptable to the LGCB.

The applicant for a gaming license, its directors, officers, key personnel, partners, and persons holding a 5% or greater equity or economic interest in the applicant will be required to be found suitable by the LGCB. To receive a license the applicant must file an extensive application with the LGCB, disclosing personal, financial, criminal, business and other information. The applicant is required to pay all costs of investigation. An application for a finding of suitability of a person may be denied for any cause deemed reasonable by the LGCB. Any other person who is found to have a material relationship to or a material involvement with a gaming company also may be required to be investigated in order to be found suitable or be licensed as a business associate of an applicant. Key employees, controlling persons or others who exercise significant influence upon the management or affairs of a gaming company may be deemed to have such a relationship or involvement.

If the LGCB were to find a director, officer or key employee of an applicant unsuitable for licensing purposes or unsuitable to continue having a relationship with an applicant, the applicant would have to dismiss and sever all relationships with such person. The applicant would have similar obligations with regard to any person who refuses to file appropriate applications. Each gaming employee must obtain a gaming employee permit which may be revoked upon the occurrence of certain specified events.

An applicant must also demonstrate that the proposed gaming operation has adequate financial resources generated from suitable sources and adequate procedures to comply with the operating controls and requirements imposed by the laws and regulations in the State of Louisiana. Additionally, the applicant must submit plans and specifications of the gaming premises specifying the layout and design of the gaming space. Proof of tax compliance, both state and federal, is also required. This submission is followed by a thorough investigation by the regulatory authorities of the applicant, its business probity, the premises and other matters. An application for any gaming license, approval or finding of suitability may be denied for any cause that the regulatory authorities deem reasonable.

We received our gaming license to operate slot machines at our racino from the LGCB on January 21, 2003 and it was renewed on December 11, 2007.  The license is for 5 years and must be renewed 60 days before January 21, 2013.  The LGCB retains absolute discretion over the right to renew our license.

EVD’s gaming license authorizes the use of 15,000 square feet of designated gaming space. EVD submitted for approval its current layout for the casino, which incorporates 1,425 slot machines, which was approved October 21, 2008. If EVD wants to change the type and/or design of its slot machines, it must once again seek and obtain approval of both the Division and go before the LGCB to obtain such approval. Once any new machines are installed, they must be inspected by regulators and tested prior to the approval of their operation. The moving of the machines within the approved gaming area also requires the approval of the Louisiana State Police with oversight of the LGCB.

To maintain our gaming license at EVD, each year we must remain an “eligible facility” under the Pari-Mutuel Act. This means that we must, among other things, have a minimum of 80 live racing days in a consecutive 20-week period each year of live horse race meetings at the new horse racetrack and must be a licensed racing association.

Although we have obtained our license to conduct slot machine operations, we continue to be subject to ongoing monitoring and compliance requirements by the LGCB and the Division. We have obtained from the LGCB a video draw poker establishment license and owner device license. The video draw poker establishment license allows us to operate video draw poker devices at our approved OTB locations but not the racino, and the owner device license allows us to own those machines.

We received permission to acquire ABC from the LGCB in October 2009.  The current license is set to expire on March 24, 2010 and is expected to be renewed for a five-year period in February, 2010.   The LGCB, however, retains absolute discretion over the right to renew our license.

ABC’s gaming license authorizes the use of 30,000 square feet of designated gaming space which currently comprises 842 slot machines and 17 table games.  If ABC wants to change the configuration of its gaming space, it must once again seek and obtain approval of both the Division and the LGCB.  Although we have obtained our license to conduct gaming operations, we continue to be subject to ongoing monitoring and compliance requirements by the Board and the Division.

Regulations require us to comply with rigorous accounting and operating procedures, including the submission of detailed financial and operating reports. Our accounting records must include accurate, complete and permanent records of all transactions pertaining to revenue. Detailed ownership records must be kept on site available for inspection. All records must be retained for a period of five years. Audited financial statements are required to be submitted to the Division. Internal controls have been approved and in place beginning the first day of operation. These controls include handling of cash, tips and gratuities, slot operations, and count room procedures and management information systems. Each licensed facility is required by the LGCB to maintain cash or cash equivalent amounts on site sufficient to protect patrons against defaults in gaming debts owed by the licensee. In addition, licensees are subject to currency transaction reporting regulations.

We must also strictly comply with mandated operating procedures and supply detailed reports disclosing such compliance. Regulation of a casino’s methods of operations is extensive and will include substantially all aspects of our casino operation. Operating procedures that are subject to regulation include slot machine maintenance and operation, cash management and cash procedures, cage procedures, drop procedures, regulation of weapons in the casino, parking, access to the premises and records by regulators, gaming credit and advertising, surveillance and security standards, safeguards against underage gambling, compulsive gambling programs, physical layout and progressive jackpots.

   The LGCB retains the power to suspend, revoke, condition, limit or restrict our license to conduct slot machine operations as a sanction for violating licensing terms or for any cause they deem reasonable. In addition, monetary fines for violations may be levied against us, and our gaming operation revenues may be forfeited to the state under certain circumstances. Initial enforcement actions against a licensee are brought by the Division and are heard before an administrative law judge to whom the LGCB has delegated decision making power. Either party may appeal the ruling of the administrative law judge before the full LGCB. Either party may further appeal the ruling of the LGCB in state court. The laws, regulations and procedures pertaining to gaming are subject to the interpretation of the regulatory authorities and may be amended. Any changes in such laws or regulations, or their current interpretations, could have a material adverse effect on our business, financial condition, results of operations and ability to meet our payment obligations under the Peninsula Gaming Notes and our other indebtedness.

The LGCB has broad regulatory power over securities issuances and incurrence of indebtedness by gaming facilities. Substantially all loans, leases, private sales of securities, extensions of credit, refinancing and similar financing transactions entered into by a licensee must be approved by the LGCB. Pursuant to a letter dated August 3, 2009, the LGCB exempted the offering of the outstanding notes from any requirement for prior approval by the LGCB. However, at any time, any holder of the outstanding notes or the exchange notes may be called before the LGCB to undergo a suitability investigation in the event the LGCB determines that such holder exercises a material influence over us or our operations.

At any time the LGCB may investigate and require the finding of suitability of any shareholder or beneficial shareholder (and if the shareholder is a corporate or partnership entity, then the shareholders or partners of the entity), officer, partner, member, manager or director of a licensee if the LGCB believes such holder exercises a material influence over the licensee. Furthermore, all holders of more than a 5% interest in the licensee, or proposed purchasers of more than a 5% interest are automatically investigated and are required to submit to suitability requirements of the LGCB. Any sale or transfer of more than a 5% interest in any gaming licensee is subject to the approval of the LGCB.

If the LGCB finds that any security holder or proposed security holder, including a holder of our debt securities or the debt securities of our subsidiaries, is not qualified pursuant to existing laws, rules and regulations, and if as a result it determines that the licensee is no longer qualified to continue as a licensee, it can propose action necessary to protect the public interest, including the suspension or revocation of a license or permit. It may also issue, under penalty of revocation of license, a condition of disqualification naming the person and declaring that such person may not (a) receive dividends or interest on securities of the licensee, (b) exercise any right conferred by securities of the licensee, (c) receive remuneration or any other economic benefit from the licensee or (d) continue in an ownership or economic interest in the licensee or remain as a director, partner, officer, or manager of the licensee. A security issued by a licensee must generally disclose these restrictions.

 Other Regulations

     Our businesses are subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

 Properties

DJL owns approximately 7 acres of land in the Port of Dubuque on which DJL’s new 188,000 square foot casino is built.  We currently have approximately 680 surface parking spaces that are in close proximity to the Diamond Jo located on properties that we own, lease or to which we are given access at no cost pursuant to a non-exclusive use agreement with a third party. Our property lease currently requires us to pay $500,000 annually.  All rent payments associated with this lease are reimbursed to us by the DRA under the Amended DRA Operating Agreement.

The EVD racino sits on and is bounded by approximately 649 acres of owned land located in Opelousas, Louisiana that we purchased in 2002 and 2003. We have constructed a 170,000 square foot building and a one mile dirt and 7/8 mile turf racetrack on this site. A portion of the purchase price for certain parcels of such land was financed by the seller of such parcels by EVD issuing a $3,850,000 note payable to the seller. The note is payable in seven annual installments and bears interest at a rate of 8.75%. The note is collateralized by a mortgage on the property. Simultaneously with the payment of each annual installment, the seller agreed to release from the mortgage one of seven parcels of land into which the land was equally divided.  As of December 31, 2009, EVD has paid six of the seven annual installments.

In addition, EVD owns the land, building and improvements of the Port Allen OTB and leases the facilities that comprise the New Iberia, Henderson and Eunice OTBs.

The DJW casino and convenience store is located on 36 acres of owned land in Worth County, Iowa.  With the completion of the expansion project in 2007, the casino building is now approximately 75,000 square feet.  We currently have approximately 1,300 parking spaces that are in close proximity to Diamond Jo Worth located on properties that we own or lease.  DJW leases 10 acres of land north of the casino that require DJW to pay $52,000 per year as rent through June 2016.  The property lease also allows for the purchase of the leased land at the expiration of the lease for a total purchase price of $750,000.

In addition, DJW owns 268 acres of land approximately 10 miles northwest of the casino in Emmons, Minnesota on which a “member’s only” 93 acre 9-hole golf course and 9-station sporting clay course and 176 acre hunting facility, known as Pheasant Links, is located, together with a 4,500 square foot clubhouse.  DJW also leases 30 acres of adjacent land for $3,000 per year through September 2010 for use as additional hunting land.

ABC owns approximately 5.8 acres of land adjacent to its riverboat casino. ABC has approximately 655 surface parking spaces that are in close proximity to the casino on properties that it owns.

PGL currently leases approximately 5,180 square feet of office space in Dubuque, Iowa which serves as our corporate headquarters.

Legal Proceedings
        Neither the Company nor its subsidiaries are parties to any pending legal proceedings other than litigation arising in the normal course of business.  Management does not believe that adverse determinations in any or all such other litigation would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

THE EXCHANGE OFFER

Background and Purpose of the Exchange Offer

We issued the outstanding notes on August 6, 2009, in a private placement to Jefferies & Company, Inc., Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC. In connection with this issuance, we entered into the purchase agreement and the registration rights agreement, pursuant to which we agreed to, subject to certain exceptions:

•	file the exchange offer registration rights statement with the SEC promptly, but no later than 180 days after the issue date;

•	use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act promptly, but no later than 270 days after the issue date;

•	keep the exchange offer registration statement effective until the consummation of the exchange offer; and

•
use commercially reasonable efforts to commence and complete the exchange offer promptly, but no later than 60 days after the date on which the exchange offer registration statement has become effective, and hold the exchange offer open for not less than 20 business days and exchange exchange notes for all registrable securities that have been promptly tendered and not withdrawn on or prior to the expiration of the exchange offer.

The exchange notes will be accepted for clearance through DTC, Clearstream, Luxembourg and the Euroclear System with a new CUSIP and ISIN number and common code.  All of the documentation prepared in connection with the exchange offer will be made available at the offices of U.S. Bank National Association, our exchange agent.

A copy of the registration rights agreement has been filed as an exhibit herewith.

Except as discussed below, upon the consummation of the exchange offer, we will have no further obligations to register your outstanding notes.  As soon as practicable after 5:00 p.m., New York City time on                 , 2010, unless we decide to extend this expiration date, the exchange offer will be consummated when we:

•	accept for exchange your outstanding notes tendered and not validly withdrawn pursuant to the exchange offer; and

•
deliver to the trustee for cancellation all your outstanding notes accepted for exchange and issue to you exchange notes equal in principal amount to the principal amount of the outstanding notes surrendered by you.

Each broker dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  See “Plan of Distribution.”

Representations

We need representations from you before you can participate in the exchange offer.  To participate in the exchange offer, we require that you represent to us that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	neither you nor any other person acting on your behalf is engaging in or intends to engage in a distribution of your exchange notes;

•	neither you nor any other person acting on your behalf has an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	neither you nor any other person acting on your behalf is an “affiliate” of us or any of our subsidiaries, as defined under Rule 405 of the Securities Act; and

•
if you or any other person acting on your behalf is a broker-dealer, you will receive exchange notes for your own account in exchange for your outstanding notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus in connection with any resale of your exchange notes.

Resale of the Exchange Notes

Based on interpretations by the SEC’s staff, as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), we believe that the exchange notes issued under the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless the holder:

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	the holder has an arrangement with any person to engage in the distribution of exchange notes;

•	is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; or

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the SEC’s Staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.  Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  See “Plan of Distribution.”  Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the SEC’s Staff’s interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offer

We will accept any validly tendered outstanding notes which are not withdrawn before 5:00 p.m., New York City time, on the expiration date.  Exchange notes will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in exchange for outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000.  You may tender some or all of your outstanding notes in the exchange offer.

The form and terms of the exchange notes will be the same as the form and terms of your outstanding notes except that:

•	the exchange notes have been registered pursuant to an effective registration statement under the Securities Act; and

•	the exchange notes do not contain the provisions for liquidated damages described in the purchase agreement and the registration rights agreement.

The exchange notes will evidence the same indebtedness as the outstanding notes, which they replace.  The exchange notes will be issued under, and be entitled to the benefits of, the same indenture that authorized the issuance of the outstanding notes.  As a result, both the exchange notes and the outstanding notes will be treated as a single class of debt securities under the indenture and together are considered a “Series” of securities under the indenture.  The exchange offer does not depend upon any minimum aggregate principal amount of outstanding notes being surrendered for exchange.

This prospectus, together with the letter of transmittal you received with this prospectus, is being sent to you and to others believed to have beneficial interests in the outstanding notes.  You do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware or under the indenture governing your outstanding notes.  We intend to conduct the exchange offer in compliance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will have accepted your validly tendered outstanding notes when we have given oral or written notice to the exchange agent, which will occur as soon as practicable after the expiration date.  The exchange agent will act as agent for you for the purpose of receiving the exchange notes from us.  If we do not accept your tendered outstanding notes for exchange because of an invalid tender or other valid reason, we will return the certificates, if any, without expense, to you as promptly as practicable after the expiration date.  Certificates, if any, for exchange notes will likewise be sent to you as promptly as practicable following our acceptance of the tendered outstanding notes following the expiration date.

You will not be required to pay brokerage commissions, fees or transfer taxes in the exchange of your outstanding notes.  We will pay all charges and expenses other than any taxes you may incur in connection with the exchange offer.

In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange the outstanding notes in like principal amount.  The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued.

Expiration Date; Extensions; Termination; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2010, unless we extend the expiration date.  In any event, we will hold the exchange offer open for at least 20 business days. In order to extend the exchange offer, we will issue a notice by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting your outstanding notes;

•	to extend the exchange offer;

•	to terminate the exchange offer if any of the conditions have not been satisfied by giving oral or written notice of any delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.  We will give oral notice (promptly confirmed in writing) or written notice of any delay, extension or termination to the exchange agent.

Conditions to the Exchange Offer

We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered outstanding notes, and our determination will be final and binding on you.  We reserve the absolute right to reject any and all outstanding notes not properly tendered or reject any outstanding notes which would be unlawful in the opinion of our counsel.  We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes.  Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.  You must cure any defects or irregularities in connection with tenders of outstanding notes as we determine.  Although we intend to notify you of defects or irregularities with respect to tenders of your outstanding notes, we, the exchange agent or any other person will not incur any liability for failure to give any notification.  Your tender of outstanding notes will not be deemed to have been made until any defects or irregularities have been cured or waived.  Any of your outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

We reserve the right to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.  The terms of any of these purchases or offers could differ from the terms of the exchange offer.

These conditions are for our sole benefit, and we may assert or waive them at any time or for any reason.  Our failure to exercise any of our rights will not be a waiver of our rights.

We will not accept for exchange any outstanding notes you tender, and no exchange notes will be issued to you in exchange for your outstanding notes, if at that time any stop order is threatened or in effect with respect to the registration statement or the qualification of the indenture relating to the exchange notes under the Trust Indenture Act of 1939.  We are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

In all cases, issuance of exchange notes to you will be made only after timely receipt by the exchange agent of:

•	a book entry confirmation of your outstanding notes into the exchange agent’s account at the book-entry transfer facility or certificates for your outstanding notes;

•	with respect to DTC and its participants, electronic instructions of the holder agreeing to be bound by the letter of transmittal or a properly completed and duly executed letter of transmittal; and

•	all other required documents.

In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility under the book-entry transfer procedures described below, your non-exchanged outstanding notes will be credited to an account maintained with the book-entry transfer facility.  If we do not accept any of your tendered outstanding notes for a valid reason or if you submit your outstanding notes for a greater principal amount than you desire to exchange, we will return any unaccepted or non-exchanged outstanding notes to you at our expense.  This will occur as promptly as practicable after the expiration or termination of the exchange offer for your outstanding notes.

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes to you in exchange for, any of your outstanding notes and may terminate or amend the exchange offer, if at any time before the acceptance of your outstanding notes for exchange or the exchange of the exchange notes for your outstanding notes, we determine, in our reasonable discretion, that:

•	the exchange offer violates any applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction;

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any development has occurred in any existing action or proceeding which may be harmful to us or any of our subsidiaries; or

•	any governmental approval has not been obtained, which we believe, in our reasonable discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

Procedures for Tendering

Only you may tender your outstanding notes in the exchange offer.  Except as stated under “—Book-Entry Transfer,” to tender your outstanding notes in the exchange offer, you must:

•	complete, sign and date the enclosed letter of transmittal, or a copy of it;

•	have the signature on the letter of transmittal guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer; and

•	mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent before the expiration date.

In addition, either:

•
the exchange agent must receive a timely confirmation of a book-entry transfer of your outstanding notes, if that procedure is available, into the account of the exchange agent at DTC (the “Book-Entry Transfer Facility”) under the procedure for book-entry transfer described below before the expiration date;

•	the exchange agent must receive certificates for your outstanding notes, the letter of transmittal and other required documents before the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

For your outstanding notes to be tendered effectively, the exchange agent must receive a valid agent’s message through DTC’s Automatic Tender Offer Program, or ATOP system, or a letter of transmittal and other required documents before the expiration date.  Delivery of the outstanding notes shall be made by book-entry transfer in accordance with the procedures described below.  Confirmation of the book-entry transfer must be received by the exchange agent before the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding securities that the participant has received and agrees:

•	to participate in ATOP;

•	to be bound by the terms of the letter of transmittal; and

•	that we may enforce the agreement against the participant.

If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in compliance with the terms and conditions in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF YOUR OUTSTANDING NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK.  INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE.  IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND A LETTER OF TRANSMITTAL OR OUTSTANDING NOTES DIRECTLY TO US.  YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO MAKE THE EXCHANGE ON YOUR BEHALF.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  See “Plan of Distribution.”

Procedure if the Outstanding Notes Are Not Registered in Your Name

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you want to tender your outstanding notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.  If you want to tender on your own behalf, you must, before completing and executing a letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power or other proper endorsement from the registered holder.  We urge you to act immediately since the transfer of registered ownership may take considerable time.

Book-Entry Tender

The exchange agent will make requests to establish accounts at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus.  If you are a financial institution that is a participant in the book-entry transfer facility’s systems, you may make book-entry delivery of your outstanding notes being tendered by causing the book-entry transfer facility to transfer your outstanding notes into the exchange agent’s account at the book-entry transfer facility in compliance with the appropriate procedures for transfer.  However, although you may deliver your outstanding notes through book-entry transfer at the book-entry transfer facility, you must transmit, and the exchange agent must receive, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, except as discussed in the following paragraph, on or before the expiration date or the guaranteed delivery below must be complied with.

DTC’s ATOP is the only method of processing the exchange offer through DTC.  To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal.  DTC is obligated to communicate those electronic instructions to the exchange agent.  To tender your outstanding notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant’s acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for your outstanding notes.

Signature Requirements and Signature Guarantees

Unless you are a registered holder who requests that your exchange notes be mailed to you and issued in your name or unless you are a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Exchange Act, each an “Eligible Institution,” you must guarantee your signature on a letter of transmittal or a notice of withdrawal by an Eligible Institution.

If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity signs the letter of transmittal or any notes or bond powers on your behalf, that person must indicate their capacity when signing and submit satisfactory evidence to us with the letter of transmittal demonstrating their authority to act on your behalf.

Guaranteed Delivery Procedures

If you are a registered holder of outstanding notes and desire to tender your outstanding notes, and the certificates for your outstanding notes are not immediately available, time will not permit your outstanding notes or other required documents to reach the exchange agent on or prior to the expiration date, or you cannot complete the procedures for delivery by book-entry transfer on a timely basis you may tender your outstanding notes if:

•	the tender is made through an Eligible Institution;

•
before the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, in the form provided by us;

•
a book-entry confirmation or the certificates for all physically tendered outstanding notes, in proper form for transfer, and all other documents required by the applicable letter of transmittal are received by the exchange agent within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery; and

•
the notice of guaranteed delivery states your name and address and the amount of outstanding notes you are tendering, that your tender is being made thereby and you guarantee that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation or the certificates for all physically tendered outstanding notes, in proper form for transfer, and any other documents required by the applicable letter of transmittal will be deposited by the Eligible Institution with the exchange agent.

Beneficial Owner Instructions to Holders of Outstanding Notes

Only a holder whose name appears on a DTC security position listing as a holder of outstanding notes, or the legal representative or attorney-in-fact of this holder, may execute and deliver the letter of transmittal.

Holders of outstanding notes who are not registered holders of, and who seek to tender, outstanding notes should (1) obtain a properly completed letter of transmittal for such outstanding notes from the registered holder with signatures guaranteed by an Eligible Institution and obtain and include with such letter of transmittal outstanding notes properly endorsed for transfer by the registered holder thereof or accompanied by a written instrument or instruments of transfer or exchange from the registered holder with signatures on the endorsement or written instrument or instruments of transfer or exchange guaranteed by an Eligible Institution or (2) effect a record transfer of such outstanding notes and comply with the requirements applicable to registered holders for tendering outstanding notes before 5:00 p.m., New York City time, on the expiration date.  Any outstanding notes properly tendered before 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed letter of transmittal will be transferred of record by the registrar either prior to or as of the expiration date at our discretion.  We have no obligation to transfer any outstanding notes from the name of the registered holder of the note if we do not accept these outstanding notes for exchange.

Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payment of accrued and unpaid interest on the outstanding notes, certificates evidencing exchange notes and/or certificates evidencing outstanding notes for amounts not accepted for tender, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the letter of transmittal.  In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated and a substitute Form W-9 for this recipient must be completed.  If these instructions are not given, the payments, including accrued and unpaid interest in cash on the outstanding notes, exchange notes or outstanding notes not accepted for tender, as the case may be, will be made or returned, as the case may be, to the registered holder of the outstanding notes tendered.

Issuance of exchange notes in exchange for outstanding notes will be made only against deposit of the tendered outstanding notes.

We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered outstanding notes, and our determination will be final and binding on you.  We reserve the absolute right to reject any and all outstanding notes not properly tendered or reject any outstanding notes which would be unlawful in the opinion of our counsel.  We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes.  Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties.  You must cure any defects or irregularities in connection with tenders of outstanding notes as we determine.  Although we intend to notify you of defects or irregularities with respect to tenders of your outstanding notes, we, the exchange agent or any other person will not incur any liability for failure to give any notification.  Your tender of outstanding notes will not be deemed to have been made until any defects or irregularities have been cured or waived.  Any of your outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

As further described in and otherwise qualified by this prospectus, we will accept all outstanding notes validly tendered before 5:00 p.m., New York City time, on the expiration date and not validly withdrawn.  The acceptance for exchange of outstanding notes validly tendered and not validly withdrawn and the delivery of exchange notes and the payment of any accrued and unpaid interest on the outstanding notes will be made as promptly as practicable after the expiration date.  Subject to rules promulgated pursuant to the Exchange Act, we expressly reserve the right to delay acceptance of any of the outstanding notes or to terminate the exchange offer and not accept for exchange any outstanding notes not theretofore accepted if any of the conditions set forth under the heading “—Conditions to the Exchange Offer” shall not have been satisfied or waived by us.  We will deliver exchange notes in exchange for outstanding notes pursuant to the exchange offer promptly following acceptance of the outstanding notes.  In all cases, exchange for outstanding notes accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of outstanding notes (or confirmation of book-entry transfer thereof) and a properly completed and validly executed letter of transmittal (or a manually signed facsimile thereof) or, in the case of book-entry transfer, an agent’s message and any other documents required thereby.

For purposes of the exchange offer, we shall be deemed to have accepted validly tendered and not properly withdrawn outstanding notes when, as and if we give oral or written notice thereof to the exchange agent.  The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving the exchange notes from us and transmitting new notes to the tendering holders.  Under no circumstances will any additional amount be paid by us or the exchange agent by reason of any delay in making such payment or delivery.

If, for any reason whatsoever, acceptance for exchange of any outstanding notes tendered pursuant to the exchange offer is delayed, or we are unable to accept for exchange outstanding notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth herein, the exchange agent may nevertheless, on behalf of us and subject to rules promulgated pursuant to the Exchange Act, retain tendered outstanding notes, and such outstanding notes may not be withdrawn except to the extent that the tendering holder of such outstanding notes is entitled to withdrawal rights as described herein.  See “—Withdrawal Rights.”

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence or non-occurrence of certain other events set forth herein or otherwise, then such unaccepted outstanding notes will be returned, at our expense, to the tendering holder thereof as promptly as practicable after the expiration date or the termination of the applicable exchange offer therefor.

No alternative, conditional or contingent tenders will be accepted.  A tendering holder, by execution of a letter of transmittal, or facsimile thereof, waives all rights to receive notice of acceptance of such holder’s outstanding notes for exchange.

Withdrawal Rights

You may withdraw your tender of your outstanding notes at any time before 5:00 p.m., New York City time, on the expiration date.

For your withdrawal to be effective, an electronic ATOP transmission or, for non-DTC participants, written notice of withdrawal must be received by the exchange agent at its address found in this prospectus before 5:00 p.m., New York City time, on the expiration date.

Your notice of withdrawal must:

•	specify your name;

•	identify your outstanding notes to be withdrawn, including the certificate number or numbers, if any, and principal amount of your outstanding notes;

•
be signed by you in the same manner as the original signature on the letter of transmittal by which your outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the trustee of your outstanding notes register the transfer of your outstanding notes into your name; and

•	specify the name in which your outstanding notes are to be registered, if you do not want your outstanding notes registered in your name.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of your notice, and our determination will be final and binding on all parties. Any outstanding notes you withdraw will not be considered to have been validly tendered.  We will return your outstanding notes which have been tendered but not exchanged for any reason without cost to you as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.  You may retender your properly withdrawn outstanding notes by following one of the above procedures before the expiration date.

Consequences of Failure to Exchange

Any outstanding notes not tendered under the exchange offer will remain outstanding and continue to accrue interest.  The outstanding notes will remain “restricted securities” within the meaning of the Securities Act and will remain subject to existing transfer restrictions.  Accordingly, before the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only

(1)       to us or our affiliates upon redemption or otherwise;

(2)       so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person whom you reasonably believe is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A under the Securities Act.

(3)        to an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or an Institutional Accredited Investor that is purchasing at least $100,000 of notes for its own account or for the account of the Institutional Accredited Investor (and based upon an opinion of counsel if we so request);

(4)       outside the United States in a transaction meeting the requirements of Regulation S under the Securities Act;

(5)       pursuant to an exemption from registration under the Securities Act provided by Rule 144; or

(6)       pursuant to an effective registration statement under the Securities Act.

In each of cases (1) through (6) above, such sale shall be in accordance with any applicable securities laws of any state of the United States.

As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer.

Additional Registration Rights

Under some circumstances, we may be required to file a shelf registration statement covering resales of the outstanding notes.  This requirement will be triggered if:

•
prior to the consummation of the exchange offer, either the Issuers or the holders of a majority in aggregate principal amount of registrable securities determines in its reasonable judgment that (a) the exchanged securities would not be tradeable by the holders without further restrictions under the Securities Act, Exchange Act, applicable Blue Sky laws, or state securities law, or (b) the interests of the holders would be materially adversely affected by the consummation of the exchange offer;

•	because of any changes in the law or in applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer;

•	for any other reason we do not consummate the exchange offer within 60 days after the exchange offer registration statement is required to become or be declared effective;

•	subsequent to the consummation of the private exchange, any holder of private exchange securities requests it; or

•
any holder (other than an exchanging dealer) is not eligible to participate in the exchange offer or, in the case of any holder (other than an exchanging dealer) that participates in the exchange offer, such holder does not receive exchange notes that may be sold without restriction under state and federal securities laws and any such holder so requests in writing, within 6 months after the consummation of the exchange offer;

then we will take the following actions (the date on which any of the conditions described in the foregoing clauses occur, including in the case of the third and fourth clauses, the receipt of the required notice, being a trigger date), subject to certain exceptions:

•	file the shelf registration statement with the SEC as soon as practicable, but no later than 90 days after the time such obligation to file arises;

•
use our reasonable best efforts to cause the shelf registration statement to become or be declared effective under the Securities Act no later than 90 days after the date such shelf registration statement is filed; and

•
use our reasonable best efforts to keep the shelf registration statement effective for a period ending, on the earlier of the one-year anniversary of the date such shelf registration statement became or was declared

•	effective or such time as all registrable securities covered by the shelf registration have been sold or there are no longer any registrable securities outstanding.

We will, in the event a shelf registration statement is filed, among other things,

•	provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement,

•	notify each such holder when the shelf registration statement has become effective, and

•	take certain other actions as are required to permit unrestricted resales of the outstanding notes or the exchange notes, as the case may be.

A holder selling such outstanding notes or exchange notes pursuant to the shelf registration statement generally

•	would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

•	will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and

•	will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

Upon notice to holders of the outstanding notes, we may suspend use of the prospectus included in any shelf registration statement in the event that and for a period of time (a “Blackout Period”) not to exceed an aggregate of 90 days in any 12-month period if we determine in good faith that (1) the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on their business, operations or prospects, or (2) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and that any such disclosure would jeopardize the success of the transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof.

Liquidated damages shall accrue on the applicable outstanding notes and exchange notes, subject to certain exceptions,

•	if we fail to file an exchange offer registration statement with the SEC on or prior to the 180th day after the issue date of the outstanding notes,

•	if the exchange offer registration statement is not declared effective by the SEC on or prior to the 270th day after the issue date of the outstanding notes,

•	if the exchange offer is not consummated on or before the 60th day after the exchange offer registration statement is declared effective,

•
if obligated to file the shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the 90th day after the date on which the obligation to file a shelf registration statement arises,

•
if obligated to file a shelf registration statement, the shelf registration statement is not declared effective on or prior to the 90th day after the date on which the shelf registration statement was filed, or

•
if a shelf registration statement is filed, as the case may be, and declared effective by the SEC but thereafter such registration statement is withdrawn by us (other than during a Blackout Period) or becomes subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act (unless a Subsequent Shelf Registration is filed and declared effective within 45 days) (each such event, a registration default);

from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

Upon the occurrence of any registration default listed above, we shall pay, or cause to be paid, in addition to amounts otherwise due, as liquidated damages, to each Holder an amount per week per $1,000 principal amount of registrable securities equal to $0.05 for the first 90-day period immediately following the applicable registration, increasing by an additional $0.05 per week per $1,000 principal amount of registrable securities with respect to each subsequent 90-day period, up to a maximum amount of $0.20 per week per $1,000 principal amount of registrable securities.

Exchange Agent

You should direct all executed letters of transmittal to the exchange agent.  U.S. Bank National Association is the exchange agent for the exchange offer.  All executed letters of transmittal, questions, requests for assistance, requests for additional copies of the prospectus, a letter of transmittal or requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail or Overnight Delivery: U.S. Bank National Association 60 Livingston Ave. St. Paul, Minnesota 55107 Attn: Specialized Finance	By Hand: U.S. Bank National Association 60 Livingston Avenue 1st Floor - Bond Drop Window St. Paul, MN 55107	By Facsimile Transmission: (For Eligible Institutions only) (651) 495-8158 Confirm by telephone: (800) 934-6802

General bondholder inquiry phone number: 1-800-934-6802.

Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offer and currently do not intend to make any payments to brokers, dealers or others to solicit acceptances of the exchange offer.  We will bear the expenses of soliciting outstanding notes for exchange.  The principal solicitation is being made by mail.  However, additional solicitations may be made in person or by telephone by our officers and employees.  We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services and pay other registration expenses, including fees and expenses of the trustee under the Indentures, filing fees and legal, accounting, printing and related fees and expenses.

Transfer Taxes

If you tender outstanding notes for exchange, you will not be obligated to pay any transfer taxes.  However, if you instruct us to register exchange notes in the name of or request that your outstanding notes not tendered or not accepted in the exchange offer be returned to a person other than you, you will be responsible for the payment of any transfer tax owed.

Lost or Missing Certificates

If a holder of outstanding notes desires to tender a outstanding note pursuant to the exchange offer, but the outstanding note has been mutilated, lost, stolen or destroyed, such holder should write to or telephone the trustee under the indenture at the address listed below, concerning the procedures for obtaining replacement certificates for such outstanding note, arranging for indemnification or any other matter that requires handling by such trustee.

Trustee:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Attention: Corporate Trust Department
Telecopier:  (651) 495-8097
Telephone:  (651) 495-3909

MANAGEMENT

Executive Officers and Managers

PGP is our sole managing member. The following table sets forth the names and ages of the executive officers of the Company, DJL and PGC and of the managers of PGP.

Name	Age	Position

M. Brent Stevens	49	Chief Executive Officer of the Company, DJL and PGC and Chairman of the Board of Managers of PGP
Michael S. Luzich	55	President and Secretary of the Company, DJL and PGC and Manager of PGP
Jonathan C. Swain	44	Chief Operating Officer of the Company, DJL and PGC
Natalie A. Schramm	39	Chief Financial Officer of the Company, DJL and PGC
Terrance W. Oliver	60	Manager of PGP
Andrew Whittaker	48	Manager of PGP

Management Profiles

The following is a brief description of the business experience of each of the individuals listed in the preceding table. Presently, PGP’s board of managers is comprised of five managers; however, the fifth manager has not been appointed.

M. Brent Stevens. Mr. Stevens is our Chief Executive Officer and is the Chairman of the Board of Managers of PGP, which offices he has held since 1999. Mr. Stevens also serves as Chief Executive Officer of PGC, DJL, EVD, DJW and ABC. Since 1990, Mr. Stevens has been employed by Jefferies & Company, Inc., and presently is an Executive Vice President in the Investment Banking department.

Michael S. Luzich. Mr. Luzich is our President and Secretary and has been a manager of PGP since 1999. Mr. Luzich also serves as President and Secretary of PGC, DJL, EVD, DJW and ABC. Mr. Luzich is the founder and President of the Cambridge Investment Group, LLC, an investment and development company located in Las Vegas, Nevada. Prior to October 1995, Mr. Luzich was a founding partner and director of Fitzgeralds New York, Inc. and Fitzgeralds Arizona Management, Inc., which are development companies responsible for the Turning Stone Casino near Syracuse, New York for the Oneida Tribe and the Cliff Castle Casino near Sedona, Arizona for the Yavapai-Apachi Tribe, respectively.

Jonathan C. Swain. Mr. Swain was hired as Chief Operating Officer of PGL in July 2004. Mr. Swain also serves as Chief Operating Officer of PGC, DJL, EVD, DJW and ABC. Mr. Swain served from 2000 through July 2004 as Vice President and General Manager of Palace Station, Santa Fe Station and Sunset Station, three properties of Station Casinos Inc., a hotel and gaming company headquartered in Las Vegas, Nevada. In 1999 and 2000, Mr. Swain served as Vice President and General Manager of the Hard Rock Hotel and Casino in Las Vegas. From 1995 through 1999, Mr. Swain worked for the Aztar Resorts Inc., serving as the Corporate Vice President of Marketing and President of the Las Vegas Tropicana. Aztar Resorts, Inc. is a hotel and gaming company headquartered in Phoenix Arizona. From 1993 to 1995, Mr. Swain served as Vice President of Marketing and as Executive Director of International Marketing with the Trump Taj Mahal in Atlantic City, New Jersey.

Natalie A. Schramm. Ms. Schramm is our Chief Financial Officer, which office she has held since 1999.  Ms. Schramm also serves as Chief Financial Officer of PGC, DJL, EVD, DJW and ABC.  Ms. Schramm also served as General Manager of Diamond Jo Dubuque from January 2003 to May 2007.  Ms. Schramm joined our predecessor, Greater Dubuque Riverboat Entertainment Company, L.C., in November 1996. Prior to this she was employed by Aerie Hotels and Resorts in Illinois as Corporate Accounting Manager where she was responsible for the corporate accounting functions of a casino and several hotels. She is a graduate of the University of Iowa with a degree in Accounting and is a Certified Public Accountant.

Terrance W. Oliver. Mr. Oliver is a manager of PGP, which office he has held since 1999. Since 1993, Mr. Oliver has served as a director of  Mikohn Gaming Corporation/Progressive Gaming International Corp. (“PGIC”), a gaming equipment manufacturer headquartered in Las Vegas. From September 2008 to present, Mr. Oliver has served as interim Chief Executive Officer of PGIC.  Since 2004, Mr. Oliver has served as director and Chairman of the Board of Reno Lumber, a wholesale lumber company based in Sparks, Nevada.

Andrew Whittaker. Mr. Whittaker is a manager of PGP, which office he has held since 1999. Since 1990, Mr. Whittaker has been employed by Jefferies & Company, Inc., where he is presently a Vice Chairman.

AuditCommittee

Terrance W. Oliver and Andrew Whittaker serve on the Company’s audit committee. Our board of managers has determined that each of Messrs. Oliver and Whittaker is an “audit committee financial expert” as that term is used in Item 401(h)(2) of Regulation S-K adopted by the SEC. Although we are not a “listed issuer” within the meaning of Rule 10A-3 under the Exchange Act, our board of managers has determined that each of Messrs. Oliver and Whittaker would be considered an “independent” director within the meaning of the NYSE rules for listed companies and within the meaning of Rule 10A-3 under the Exchange Act.

Code of Ethics

The Company has adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer or persons performing a similar function. A copy of our code of ethics may be obtained, free of charge, upon written request to our principal place of business.

COMPENSATION DISCUSSION AND ANALYSIS

 Overview

This compensation discussion and analysis describes the material elements of the compensation awarded to, earned by, or paid to our executive officers who are considered to be “named executive officers” during our last fiscal year.  Our named executive officers include our chief executive officer, chief financial officer, and our remaining two executive officers, other than the chief executive officer and chief financial officer, who were serving as executive officers at the end of 2008, whose names are set forth below in the table under “—Executive Compensation—Summary Compensation Table.”

Compensation Objectives

Our compensation program is designed to attract and retain talented and dedicated executive officers, ensure executive compensation is aligned with our corporate strategies and business objectives, promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals, and align executives’ incentives with the creation of equity-holder value.

To achieve these objectives, we have designed and implemented incentive compensation to primarily reward our executives for positive financial performance.

Overall, our aim is to offer our executives total compensation opportunities that represent compensatory levels similar to comparable companies and general market practices.

Processes and Procedures for Determining Compensation

PGP’s operating agreement has delegated certain powers traditionally vested in the Board of Managers to an executive committee consisting of the Chief Executive Officer and President and Secretary of PGP and the Company.  Among the powers and responsibilities delegated to the executive committee under the operating agreement is the authority, subject to the approval of the Board of Managers, to unanimously approve the engagement of all of our executive officers whose compensation exceeds $100,000 annually.  In the event that the executive committee is unable to reach a unanimous determination as to any such engagement within a reasonable period of time, the executive committee submits the prospective engagement to the independent managers of the Board of Managers, who then make a final determination.  The Chief Executive Officer determines changes to salary and bonus compensation of our executive officers.  The Company has no compensation committee.

The Board of Managers administers PGP’s 2004 Amended and Restated Incentive Unit Plan (the “IUP”) and PGP’s 2009 Profits Interest Plan (the “PIP” and, together with the IUP, the “Plans”).  Awards under the Plans are recommended by the Chief Executive Officer and considered by the Board of Managers.  Our Chief Executive Officer abstains from decisions made by the Board of Managers relating to his own compensation.

Compensation Components

We compensate our executives through a mix of base salary, cash bonus awards, and equity-based compensation rewards under the Plans.

Base Salaries

Base salaries for our named executive officers are intended to be competitive with comparable companies. We establish base salaries for our executives based on the scope of their responsibilities, and take into account competitive market compensation paid by comparable companies for similar positions.  Our Chief Executive Officer evaluates executive performance and reaches base salary compensation decisions based upon a subjective and careful analysis of each executive’s specific contributions.  Our Chief Executive Officer takes into consideration the level of responsibility and experience of each named executive officer and the knowledge and skill required to perform such executive’s job requirements.

In the case of certain named executive officers, base salaries were initially set in employment agreements, which typically provide for a minimum increase in base salary each year.  See “Executive Compensation — Employment and Consulting Agreements.”  Neither Mr. Stevens, our Chief Executive Officer, nor Mr. Luzich, our President and Secretary, receives compensation in the form of a base salary.  Each year, based on each individual’s performance and contribution and other factors described above, our Chief Executive Officer reviews and, if appropriate, adjusts salary levels for each of our other named executive officers within the parameters of such officer’s employment agreement.

Cash Bonuses

Cash bonuses for our named executive officers are intended to be competitive with comparable companies.  Our named executive officers can earn additional cash incentive compensation each year to provide annual incentive for excellence in business and individual performance.  Our cash bonuses, as opposed to our equity grants, are designed to more immediately reward our executive officers for their performance during the most recent year and are intended to reward the achievement of annual corporate financial and individual performance goals. We believe the immediacy of these cash bonuses, in contrast to our equity grants which vest over a period of time, provides a significant incentive to our executives towards achieving their respective individual objectives.  We believe our cash bonuses are an important motivating factor to our executive officers, in addition to being a significant factor in attracting and retaining certain of our executive officers.  After reviewing individual performances and industry peers, the Chief Executive Officer determines bonuses and other incentive awards on a fully discretionary basis.  In those cases where a named executive officer has an employment agreement, provision for the payment of a cash bonus is made on terms consistent with our general cash bonus policy.  Mr. Luzich and Mr. Stevens do not receive compensation in the form of a cash bonus.

Equity-Based Compensation

We believe that positive long-term Company performance is best achieved through an ownership culture that provides incentive to our executive officers through the use of equity compensation.  PGP adopted the Plans to provide for the grant of profits interests to certain employees, including our named executive officers.  The Plans were adopted to, among other things: (i) align compensation rewards with operating results and equity-holder value; (ii) attract and retain qualified individuals; (iii) motivate participants to achieve long-range goals; (iv) provide competitive compensation opportunities; and (v) provide a higher return on equity by focusing award participation on those individuals with a demonstrated capacity to increase growth in equity value.  We believe that this strategy is consistent with our business goals, including equity-holder return, employee retention, and revenue and segment operating earnings growth.

The Board of Managers, with the consultation and advice of the Chief Executive Officer, selects the recipients and sets the terms of profits interests granted under the Plans.

Generally, profits interests granted under the Plans will be subject to terms and conditions customary for such plans, which may include vesting requirements, transfer restrictions, satisfaction of budget-related performance criteria and similar conditions and qualifications, in each case, as approved by PGP’s Board of Managers or a subcommittee thereof.  Holders of profits interests issued under the Plans are entitled to receive distributions from operating profits on a pro rata basis with holders of common units of PGP (but only to the extent of profits allocated to holders of profits interests after the date of grant), and distributions on liquidation only to the extent of their pro rata share of any undistributed operating profits allocated to holders of profits interests and any further appreciation in the fair market value of PGP after the date of grant.  The terms and conditions of each award under the Plans will be subject to the sole discretion of the Board of Managers.  Profits interests to be awarded under the Plans are limited only to the future appreciation in value of PGP’s common membership interests from the date of grant.

Under the terms of the IUP and PIP, PGP may grant profits interests from time to time representing up to 15.5% and 10%, respectively, of the future appreciation in value, if any, of PGP’s common membership interests from the date of grant of such interests.  As of December 31, 2009, PGP has granted profits interests under the Plans representing approximately 15.5% of the future appreciation in value of PGP’s common membership interests from the date of grant of such interests.

The Board has the exclusive right and discretionary authority to administer the Plans in accordance with its terms, including, among other things, to (i) determine the type and size of each award, eligibility, the form and content of the award agreements, the extent of forfeitures, the extent to which certain fundamental corporate changes have occurred or performance goals and/or other terms and conditions applicable to any awards have been attained or satisfied, (ii) waive any terms or conditions relating to any award, interpret the Plans and the award agreements, and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plans or the administration or interpretation thereof.  Awards granted under the Plans may vest based upon the occurrence of certain fundamental corporate changes and/or the attainment of performance goals and satisfaction of any other terms or conditions determined by the Board.  Unless otherwise provided by the terms of the Plans, the relevant award agreement, or by the Board, a grantee’s award that remains unvested at the time of his or her termination of employment or other services with PGP will be forfeited.  In general, the Board may, in its discretion, amend or terminate the Plans or any award agreement at any time.  However, no such amendment or termination may materially adversely affect the rights of a grantee with respect any previously granted award without such grantee’s consent, unless such amendments are for the primary purpose of complying with applicable laws.

In determining the size of equity grants to our executive officers, our Board of Managers considers our company-level performance, the applicable executive officer’s performance, comparative equity ownership of our competitors and peer group, the amount of equity previously awarded to the applicable executive officer, the vesting of such awards and the recommendations of management and any other consultants or advisors that our Board of Managers may choose to consult.  We currently do not have any formal plan requiring us to grant, or not to grant, equity compensation on specified dates.  We do not have any equity ownership guidelines for our executive officers.

Benefits and other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan.  These benefits are designed to be competitive to attract and retain qualified employees.  Certain of these benefits require the employee to pay a premium, with the Company paying the remainder of the premiums.  These benefits are offered on the same basis to all employees, except that the Company maintains $1 million life insurance policies for each of our Chief Financial Officer and our Chief Operating Officer, the beneficiary of which is named by the Chief Financial Officer and Chief Operating Officer, respectively.  We also provide supplemental health insurance for certain of our named executive officers that provides for payment of up to $10,000 per claim and $100,000 in the aggregate per participant annually for out-of-pocket expenses and deductible costs.  In addition, we offer a deferred compensation plan to certain senior level positions including our Chief Operating Officer and our Chief Financial Officer.

Our 401(k) retirement plan is available to all eligible employees.  Company matching contributions to the 401(k) plan are made at the discretion of the Board of Managers.  In 2008 and 2007, the Company matched elective employee-participant contributions of our participating employees, including our named executive officers, on a basis of 50% of the employee’s contribution up to 8% of their compensation, subject to federal limits.  Certain employees, including the named executive officers, are eligible to receive an automobile allowance and membership fees to clubs and associations paid by us.  In addition, we provide a deferred compensation plan under which eligible employees may defer compensation and with respect to which we match 100% of any deferred compensation up to the first five percent of the employee’s total compensation.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our named executive officers for services rendered in all capacities to PGL, DJL, EVD, DJW and ABC, as applicable, during 2009, 2008 and 2007 and allocable to the Company.  None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.  Earnings on deferred compensation are not reflected in the other compensation column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed publicly available mutual funds.  See “Executive Compensation—Non-qualified Deferred Compensation.”

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)		Total ($)
M. Brent Stevens	2008	—	—	—	243,754	(3)	243,754
Chief Executive Officer	2007	—	—	—	268,474	(3)	268,474
	2006	—	—	—	207,522	(3)	207,522

Natalie A. Schramm	2008	310,352	250,000	(1,311,757)	57,425	(4)	(693,980)
Chief Financial Officer	2007	252,878	225,000	2,054,411	53,440		2,585,729
	2006	240,173	180,000	1,732,955	40,539		2,193,667

Michael S. Luzich	2008	—	—	—	1,788,617	(5)	1,788,617
President and Secretary	2007	—	—	—	1,787,097	(5)	1,787,097
	2006	—	—	—	1,683,112	(5)	1,683,112

Jonathan C. Swain	2008	514,228	550,000	(5,247,026)	139,632	(6)	(4,043,166)
Chief Operating Officer	2007	439,789	500,000	8,242,020	127,793		9,309,602
	2006	417,692	400,000	6,751,819	58,668		7,628,179

(1)	Bonus amounts reflect compensation in the fiscal year earned regardless of the year in which paid.

(2)
Amounts in this column reflect the dollar amount of IUP awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with the share-based payment requirements of the Financial Accounting Standards Codification. Assumptions used in the calculation of these amounts are included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” included elsewhere in this prospectus.

(3)
Mr. Stevens did not receive a cash salary or bonus from the Company in 2008, 2007 or 2006. All Other Compensation represents compensation from PGP in respect of services allocable to the Company.  In addition to the above compensation, Mr. Stevens also receives annual board fees for serving on the Board of Managers of PGP, which fees are allocated between PGP and the Company.  See “Manager Compensation—Manager Compensation Table.”

(4)
In 2008, Ms. Schramm received $1,042 in premiums paid on life insurance, $8,462 in automobile allowance, $4,565 in membership fees of clubs and associations, $9,418 in supplemental health insurance reimbursements, $7,750 in matching contributions to our 401(k) plan, and $26,188 in matching contributions to our deferred compensation plan.

(5)
Mr. Luzich did not receive a cash salary or bonus from the Company in 2008, 2007 or 2006. All Other Compensation represents fees earned pursuant to a consulting agreement with PGP and EVD. See “Executive Compensation—Employment and Consulting Agreements.”  In addition to the above compensation, Mr. Luzich also receives annual board fees for serving on the Board of Managers of PGP, which fees are allocated between PGP and the Company.  See “Manager Compensation—Manager Compensation Table.”

(6)
In 2008, Mr. Swain received $1,156 in premiums paid on life insurance, $54,795 in housing allowance, $8,462 in automobile allowance, $6,553 in membership fees of clubs and associations, $11,162 in supplemental health insurance reimbursements, $7,750 in matching contributions to our 401(k) plan, and $49,754 in matching contributions to our deferred compensation plan.

Grants of Plan-Based Awards

PGP did not make any grants under its IUP in 2008.

On November 6, 2009, PGP approved grants of profits interests to each of Mr. Swain and Ms. Schramm under the PIP in the respective amounts of 46,434.36 and 11,608.59 (representing approximately 3.6% and 0.9%, respectively, of the future appreciation in value, if any, of PGP’s common membership interests from the date of grant of such interests).  The profits interests granted pursuant to such awards were fully vested at the time of grant, and the value of the profits interests granted pursuant to such awards is limited to the future appreciation in value, if any, of PGP’s common membership interests from the date of grant of such profits interests.

In connection with the grant of profits interests under the PIP described above, the Board of Managers also approved the repurchase of certain previously granted and earned profits interests from each of Mr. Swain and Ms. Schramm in the amounts of $4.6 million and $1.2 million, respectively.  The purchase price for the profits interests repurchased was determined by the appreciation in value, on a per unit basis, of PGP’s common membership interests from September 12, 2005 (the original date of grant of such profits interests) to November 6, 2009 (the repurchase date of such profits interests).  The number of profits interests repurchased by PGP was fully vested at the time of repurchase and equivalent to the number of new profits interests awarded under the Plan to Mr. Swain and Ms. Schramm on November 6, 2009.  The purchase price of the profits interests repurchased by PGP were equivalent, on a per unit basis, to the fair value of the common membership interests of PGP on the date of grant of the profits interests awarded to Mr. Swain and Ms. Schramm under the Plan.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding outstanding equity awards (consisting solely of awards under the IUP) held by our named executive officers as of December 31, 2008.

Name	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($) (1)
M. Brent Stevens	—		—
Natalie A. Schramm	3,319	(2)	400,329
Michael S. Luzich	—		—
Jonathan C. Swain	13,275	(2)	1,601,316
_______________
(1)	As there is no trading market for these units, the amounts in this column represent estimated intrinsic value of the IUPs at December 31, 2008.

(2)	Units vest upon a change of control or recapitalization of the Company.

At a meeting of the Board of Managers of PGP held on February 25, 2005, PGP approved grants of profits interests under the IUP to certain executive officers of PGP and/or its subsidiaries aggregating 10.50% of the outstanding membership units of PGP on a fully diluted basis, of which 2% was awarded to Mr. Swain and 0.5%, awarded to Ms. Schramm and the balance awarded to Messrs. Stevens and Luzich for certain services rendered to PGP (and thus are not reflected in the table above).  The terms of the awards reflected in the table above include specified vesting schedules, acceleration of vesting upon the occurrence of certain events, anti dilution protection, transfer restrictions and other customary terms and provisions.

At a meeting of the Board of Managers of PGP held on September 12, 2005, PGP granted awards of profits interests under the IUP to certain executive officers of the Company and its subsidiaries aggregating 5.0% of the outstanding membership units of PGP on a fully diluted basis, of which 4% was awarded to Mr. Swain and 1.0% was awarded to Ms. Schramm, in each case subject to certain anti-dilution provisions which are designed to preserve the percentage of profits interest originally granted.

Under the terms of the awards granted on September 12, 2005, 20% of the profits interests vest on each of the first and second anniversaries of the grant date and an additional 40% vest on the third anniversary, provided that in each of those preceding years the Company and its subsidiaries achieves certain target consolidated segment operating earnings set forth in the Company’s annual budget. Such consolidated segment operating earning targets were met in each of the three years. Upon a change of control or recapitalization, the remaining 20% of the profits interests granted and any remaining unvested interests vest immediately.  If the employee is terminated without cause, the profits interests vest immediately.  All profits interests that do not vest in accordance with their terms shall be forfeited and cancelled.

Equity Vested

The following table sets forth information regarding the vesting of IUP awards held by the named executive officers during the year ended December 31, 2008.

Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
M. Brent Stevens	—	—
Natalie A. Schramm	6,637	841,762
Michael S. Luzich	—	—
Jonathan C. Swain	26,550	3,367,049
_________________
(1)	As there is no trading market for these units, the amounts in this column represent estimated aggregate intrinsic value of the IUPs on the vesting date.

   On November 6, 2009, the Board of Managers approved grants of profits interests to each of Mr. Swain and Ms. Schramm under the PIP.  The profits interests granted pursuant to such awards were fully vested at the time of grant and the value of the profits interests granted pursuant to such awards is limited to the future appreciation in value, if any, of PGP’s common membership interests from the date of grant of such profits interests.  See “—Grants of Plan-Based Awards.”

Pension Benefits

None of our named executive officers participate in qualified or non-qualified defined benefit pension plans sponsored by us.  Our Board of Managers may elect to adopt qualified or non-qualified defined benefit plans in the future if it determines that doing so is in our best interests.

Non-qualified Deferred Compensation Plan

The following table sets forth information as of December 31, 2008 with respect to each of our named executive officers under the deferred compensation plan that provides for the deferral of compensation on a basis that is not tax-qualified.  In addition, the table shows contributions made under the deferred compensation plan by the named executive officers and the Company in 2008 together with fiscal year end balances.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Balance at Last Fiscal Year End ($) (3)
M. Brent Stevens	—	—	—	—
Natalie A. Schramm	26,188	26,188	(58,363)	120,695
Michael S. Luzich	—	—	—	—
Jonathan Swain	49,754	49,754	(111,997)	210,814
 ______________
(1)	Contributions are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	No amounts shown in the “Aggregate Earnings in Last Fiscal Year” column are reported as compensation in the Summary Compensation Table.

(3)
Amounts shown represent all amounts due under the deferred compensation plan. At December 31, 2008, Mr. Swain’s and Ms. Schramm’s entire aggregate balances under the deferred compensation plan were fully vested.

The Peninsula Gaming, LLC - Executive Nonqualified Excess Plan, referred to as the deferred compensation plan, is a non-qualified deferred compensation plan that allows eligible executives, including certain named executive officers, and other key-employees to defer up to 20% of their base salary and up to 80% of their cash bonus compensation.  Under the deferred compensation plan, we match 100% of any deferred compensation up to the first five percent of the employee’s total compensation deferred.  The deferred compensation plan is not intended to provide for the payment of above-market or preferential earnings on compensation deferred under the plan.  Earnings on deferred compensation are calculated in the same manner and at the same rate as earnings on certain externally managed publicly available mutual funds. Employee deferrals are deemed to be invested in these funds in accordance with the applicable employee’s election.  Employees under the deferred compensation plan do not actually own any share of the investment options he or she elects.

All employee contributions to the deferred compensation plan are fully vested at the time of deferral.  All Company match contributions vest over a three year period commencing on the employee’s first day of employment.  In addition, all balances under the deferred compensation plan will become fully vested upon the employee’s death, disability or reaching normal retirement age or upon a change of control of the Company.  Qualifying distribution events under the plan include, but are not limited to, the applicable employee’s separation from service, disability or death, change in control of the Company and hardship withdrawals.

Employment and Consulting Agreements

Michael S. Luzich

Mr. Luzich is party to a consulting agreement with PGP and EVD pursuant to which he is entitled to receive compensation in an aggregate annual amount equal to (a) 2% of DJL’s unconsolidated earnings before interest, taxes, depreciation, amortization and non-recurring charges, plus (b) 2.5% of EVD’s, DJW’s and ABC’s earnings before interest, taxes, depreciation, amortization and non-recurring charges plus (c) 2.5% of earnings before interest, taxes, depreciation, amortization and non-recurring charges of any future gaming operations acquired, directly or indirectly, by PGP.  The consulting agreement has a one-year term and, subject to the occurrence of various termination events, is renewable automatically for successive one-year terms.  Under this agreement, Mr. Luzich is also entitled to reimbursement of reasonable business expenses as approved by the Board of Managers of PGP.

Jonathan C. Swain

In September 2007, Mr. Swain entered into an amended and restated employment agreement with PGL to serve as Chief Operating Officer, which was subsequently amended in November 2009.  Under the terms of his employment agreement, Mr. Swain is entitled to receive from PGL a base annual salary of $440,000, to be adjusted upward annually on January 1 of each year of the term of the agreement by not less than 5% of prior year’s compensation.  In addition to the base salary, Mr. Swain is entitled to receive an annual cash bonus payable by PGL based on his performance during the previous fiscal year determined on a basis consistent with bonuses paid to similarly situated executive officers of PGL, but not less than $100,000.  Mr. Swain has also been granted profits interest under the Plans aggregating 6% of the future appreciation in value of PGP’s common membership interests from the date of such grants, of which 5.2% are vested with the remaining 0.8% vesting upon the occurrence of a change of control or recapitalization of PGP.  For more information relating to payment obligations of the Company upon termination of Mr. Swain’s employment, see “Executive Compensation—Potential Payments Upon Termination or Change of Control”.  Mr. Swain’s employment agreement expires on July 13, 2013, with automatic renewals for successive one-year terms unless earlier terminated by either of the parties to such agreement.  Mr. Swain’s 2010 salary was set at $549,100.

Natalie A. Schramm

In September 2007, Ms. Schramm entered into an amended and restated employment agreement with PGL to serve as Chief Financial Officer, which was subsequently amended in November 2009.  Under the terms of her employment agreement, Ms. Schramm is entitled to receive from PGL a base annual salary of $253,755, to be adjusted upward annually on January 1 of each year of the term of the agreement by not less than 5% of prior year’s compensation.  In addition to the base salary, Ms. Schramm is entitled to receive an annual cash bonus payable by PGL based on her performance during the previous fiscal year determined on a basis consistent with bonuses paid to similarly situated executive officers of PGL.  Ms. Schramm has also been granted profits interest under the Plans aggregating 1.5% of the future appreciation in value of PGP’s common membership interests from the date of such grants, of which 1.3% are vested with the remaining 0.2% vesting upon the occurrence of a change of control or recapitalization of PGP.  For more information relating to payment obligations of the Company upon termination of Ms. Schramm’s employment, see “Executive Compensation—Potential Payments Upon Termination or Change of Control”.  Ms. Schramm’s employment agreement expires on June 30, 2013, with automatic renewals for successive one-year terms unless earlier terminated by either of the parties to such agreement.  Ms. Schramm’s 2010 salary was set at $332,132.

Potential Payments Upon Termination or Change of Control

Michael S. Luzich

Mr. Luzich’s consulting agreement does not provide for payments upon termination of service or a change of control of the Company.

Jonathan C. Swain and Natalie A. Schramm

In the event a change of control, as defined in the agreements, is consummated at any time during the term of such executive officer’s employment agreement term, such individual is entitled to receive an amount equal to 24 months’ pay based on the annual compensation provided, including all benefits accrued and the average of the bonuses received in the two calendar years immediately preceding the calendar year in which the change of control occurs.  If a change of control would have occurred on December 31, 2009, Mr. Swain and Ms. Schramm would be entitled to $1,840,900 and $1,120,810, respectively, under the change of control section of their agreements.

If such officer is terminated for any reason other than for cause or as part of a mutual termination, as defined in the applicable employment agreement, such officer is entitled to receive as severance pay the greater of (a) the balance of base compensation due to such officer for the reminder of the term or (b) twelve months’ base compensation and a prorated share of the cash bonus to which such officer would have been entitled to had such officer’s employment continued through the end of the current calendar year.  Upon termination of such officer’s employment upon death, disability or a change of control or a termination by the Company without “cause”, PGP will redeem all membership interests granted to such officer under the Plans, whether vested or unvested, for cash at the fair market value at the time of the termination of employment or change of control.

Manager Compensation

Manager Compensation Table

The following table sets forth a summary of the compensation we paid to our Managers in 2008:

Name	Fees Earned or Paid in Cash	Total
M. Brent Stevens	$78,750	$78,750
Michael S. Luzich	3,750	3,750
Terrance W. Oliver	3,750	3,750
Andrew Whittaker	3,750	3,750

All managers serving on the Board of Managers receive annual board fees for serving on the Board of Managers of PGP, which fees are allocated between PGP and the Company (of which the portion allocated to the Company is reflected in the table above), and are reimbursed for their travel and out-of-pocket expenses related to their attendance at Board of Managers meetings.  The Audit Committee of the Board of Managers consists of Messrs. Oliver and Whittaker, neither of whom receive additional fees for service on such committee.

Compensation Committee Interlocks and Insider Participation

We have no standing compensation committee.  All compensation decisions are made by either the Chief Executive Officer, or in the case of compensation of our Chief Executive Officer, the Board of Managers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PGL Credit Facility Guarantee

In connection with the amendment and restatement of the PGL Credit Facility in October 2009, our Chief Executive Officer agreed to unconditionally guarantee, subject to certain conditions, up to $5.0 million of certain of the Borrowers’ payment obligations to the lenders thereunder.  For more information regarding the PGL Credit Facility, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Description of Certain Indebtedness—PGL Credit Facility.”

Managing Member Indemnification

Under our operating agreement and the operating agreement of PGP, we and PGP have agreed, subject to few exceptions, to indemnify and hold harmless PGP and the members of PGP, as the case may be, from liabilities incurred as a result of their positions as our sole manager and as members of PGP.

Operating Agreement of PGP

In accordance with PGP’s operating agreement, the Board of Managers is composed of five individuals, two of whom must be independent managers. At any time that M. Brent Stevens, together with any entity controlled by Mr. Stevens, beneficially holds at least 5% of the voting common membership interests of PGP, Mr. Stevens is entitled to designate three of PGP’s managers, including one of the two independent managers. The two independent managers are required to serve as members of the independent committee. At any time that Michael Luzich, together with any entity controlled by Mr. Luzich, beneficially holds at least 5% of the voting common membership interests of PGP, Mr. Luzich is entitled to designate two of PGP’s managers, including the other independent manager. In consideration for their execution of personal guarantees to provide credit support for EVD’s credit facilities, each of Messrs. Luzich and Stevens were granted profits interests of 1.5% of PGP’s fully diluted membership interests by PGP’s board of managers. Messrs. Stevens and Luzich are entitled to receive distributions on liquidation in respect of such profits interests only to the extent of any appreciation in the fair market value of PGP interests since the date of grant of such profits interests.

Presently, the Board of Managers is composed of four managers. If not appointed earlier, a fifth manager may be appointed by Mr. Stevens at a future meeting of managers. A manager may resign at any time, and the member who designates a manager may remove or replace that manager from the Board of Managers at any time.

On May 21, 2003, PGP’s operating agreement was amended to create an executive committee consisting of Messrs. Luzich and Stevens. Under the amendment, the executive committee manages our business and affairs. The executive committee meets weekly or as otherwise agreed upon between Messrs. Luzich and Stevens. Other than with respect to any officers whose responsibilities include any project or real estate development, all executive officers of PGP and its subsidiaries shall report to the Chief Executive Officer of PGP. The executive committee shall, subject to the approval of the Board of Managers, unanimously approve the engagement of all of our executive officers (whose compensation exceeds $100,000 annually), attorneys and accountants. In the event that the executive committee is unable to reach a unanimous determination as to any such engagement within a reasonable period of time, the executive committee shall submit the prospective engagement to the independent managers the Board of Managers board, whose determination shall be final.

At meetings of the Board of Managers held in February 2005 and September 2005, PGP approved certain amendments to its operating agreement to permit increases in the percentage of profits interests issuable under the IUP to 15.5% of PGP’s outstanding membership interests on a fully diluted basis.  In November 2009, the Board of Managers approved a further amendment to the PGP operating agreement to allow for profits interests issued under the PIP.

Management Services Agreement — DJL, OEDA, and EVD

DJL and OEDA (together, the “Operators”) manage and operate EVD’s racino near Lafayette, Louisiana and EVD’s OTBs pursuant to a management services agreement. Although the Operators may obtain services from affiliates to the extent necessary to perform their obligations, the Operators are fully responsible for all obligations under the agreement. Fees under the management services agreement are shared between DJL and OEDA, with DJL receiving 75% and OEDA receiving 25% of such fees.

    Pursuant to the terms of the management services agreement, the Operators are entitled to receive in the aggregate a basic management fee equal to 1.75% of net revenue (less net food and beverage revenue) and an incentive fee equal to:

•           3.0% of the first $25.0 million of EBITDA (as defined below);

•           4.0% of the amount in excess of $25.0 million but less than $30.0 million of EBITDA; and

•           5.0% of the amount in excess of $30.0 million of EBITDA.

Under the management services agreement, “EBITDA” is defined as earnings before interest, income taxes, depreciation and amortization. In calculating earnings, the basic management fee, the incentive fee and reimbursables payable under the management services agreement are excluded.  During 2008, 2007 and 2006, EVD expensed affiliate management fees payable to OEDA of $0.9 million, $0.8 million and $0.9 million, respectively, related to this agreement.

The Board of Managers of the Company unanimously approved the entry into the management services agreement by DJL, OEDA and EVD.  The Board of Managers considered whether the terms and conditions of the management services agreement were on terms no less favorable than those that could be obtained on an arms’-length basis from independent third parties.

Management Services Agreement — DJW and PGP

In 2005, DJW entered into a management services agreement (“MSA”) with PGP. Pursuant to the terms of that agreement, PGP designed, developed, constructed, manages and operates the new casino in Worth County, Iowa and provided certain pre-opening services in connection therewith. Commencing in April 2006 (commencement of operations at the new casino), PGP is entitled to receive a basic management fee equal to 1.75% of net revenue (less net food and beverage revenue) and an incentive fee equal to:

•           3.0% of the first $25.0 million of EBITDA (as defined below);

•           4.0% of EBITDA in excess of $25.0 million but less than $30.0 million of EBITDA; and

•           5.0% of EBITDA in excess of $30.0 million.

“EBITDA” is defined in the management services agreement as earnings before interest, income taxes, depreciation and amortization; provided, however, that in calculating earnings, the basic management fee, the incentive fee payable under the management services agreement shall not be deducted. The management services agreement will terminate on the later of (i) April 2014 or (ii) the date of sale by PGP of its beneficial ownership of the DJW’s membership interests. During 2008, 2007 and 2006, the Company expensed affiliate management fees of $2.4 million, $2.2 million and $1.7 million, respectively, related to this agreement.

The Board of Managers of the Company unanimously approved the entry into the management services agreement by DJW.  The Board of Managers considered whether the terms and conditions of the management services agreement were on terms no less favorable than those that could be obtained on an arms’-length basis from independent third parties.

 Intercompany Note

On December 24, 2009, the Company made an investment in PGP in the form of an intercompany note in the principal amount of $1,732,500.   Interest on the note accrues at the rate of 10% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2010.  The Company may prepay in cash, in whole or in part, at any time and from time to time prior to the maturity date of the note, without premium or prepayment penalty, any unpaid principal balance, together with accrued and unpaid interest.  The note matures on December 24, 2015.

DESCRIPTION OF CERTAIN INDEBTEDNESS

PGL Credit Facility

On June 16, 2004, we entered into a loan and security agreement with Wells Fargo Foothill, Inc. as the arranger and agent (the “Agent”), which was later amended and restated on October 29, 2009.  PGL, DJL, EVD, ABC and DJW are borrowers (the “Borrowers”) under the PGL Credit Facility. The Borrowers are jointly and severally liable under the PGL Credit Facility and such borrowings are collateralized by substantially all of the assets of the Borrowers.

The PGL Credit Facility consists of a revolving credit facility which permits the Borrowers to request advances and letters of credit up to the lesser of the maximum revolver amount of $58.5 million (less amounts outstanding under letters of credit) and a specified borrowing base (the “Borrowing Base”). The Borrowing Base is the lesser of the combined EBITDA (as defined in the PGL Credit Facility) of the Borrowers for the 12 months immediately preceding the current month end multiplied by 150% or the combined EBITDA of the Borrowers for the most recent quarterly period annualized multiplied by 150%. At December 31, 2009, the maximum revolver amount was $58.5 million. The borrowings under the revolver portion of the PGL Credit Facility bear interest at a rate equal to the Wells Fargo prime rate plus a margin of 2.5% with a floor of 6%, or 6% at December 31, 2009. As of December 31, 2009, the Borrowers had no outstanding advances under the PGL Credit Facility. In addition, as of December 31, 2009, the Borrowers had outstanding letters of credit under the PGL Credit Facility of approximately $1.7 million resulting in available borrowings thereunder of $56.8 million.

The PGL Credit Facility contains a number of restrictive covenants, including covenants that limit the Borrowers’ ability to, among other things: (1) incur more debt; (2) create liens; (3) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock; (4) dispose of certain assets; (5) guarantee the debt of others; (6) pay dividends or make other distributions; (7) make investments; and (8) enter into transactions with affiliates. The PGL Credit Facility also contains financial covenants including a minimum combined EBITDA of the Borrowers and limitations on capital expenditures.  The term of the PGL Credit Facility expires on January 15, 2014.

Term Loan

On May 1, 2008, PGL, DJL and EVD (collectively, the “FF&E Borrowers”) entered into a Loan and Security Agreement (“Term Loan”) with American Trust & Savings Bank.  The Term Loan allows the FF&E Borrowers to request advances of up to $8.0 million during the period May 1, 2008 through December 31, 2008 (the “Draw Down Period”) to finance the purchase of certain furniture, fixtures and equipment related to DJL’s new casino development. During the Draw Down Period, interest accrued on all advances at a rate equal to the Wall Street Journal prime rate per annum and is payable the first of each month in arrears.  No principal payments were due during the Draw Down Period.  Commencing on January 1, 2009 and continuing through December 1, 2013 (the “Term Period”), the FF&E Borrowers are required to pay principal plus accrued interest in equal monthly installments, with the first payment due on February 1, 2009. Interest during the Term Period is calculated at a rate of 6.5% per annum.  As of December 31, 2009, DJL had outstanding advances of $6.7 million under the Term Loan.

DESCRIPTION OF SECURED NOTES

General

The terms of the secured outstanding notes and the secured exchange notes are identical, both of which are governed by the Indenture described herein.

References to the “Notes” in this Description of Secured Notes are references to the 8⅜% Senior Secured Notes due 2015 registered under the Securities Act and offered hereby.

The Notes will be issued pursuant to an indenture (the “Indenture”) among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act of 1933, as amended. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and the Holders are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture, the Security Documents (defined below), and the Intercreditor Agreement (defined below) does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Security Documents, and the Intercreditor Agreement, respectively, including the definitions therein of certain terms used below. Copies of the forms of indenture, the Security Documents and the Intercreditor Agreement are available from the Issuers upon request as described below under the section of this prospectus entitled “Available Information.” You can find the definitions of certain terms used in this Description of Secured Notes under “Certain Definitions” and throughout this Description of Secured Notes.

The Notes will be senior secured obligations of the Issuers and will rank senior in right of payment to all existing and future subordinated Indebtedness of the issuers and pari passu in right of payment with all existing and future senior Indebtedness of the Issuers. The Notes will be irrevocably and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors, as described below under “Subsidiary Guarantors,” and the Notes and the Subsidiary Guarantees will be secured by a security interest in substantially all of our and the Subsidiary Guarantors’ current and future assets, other than the Excluded Assets, as described below under “Security.”

The Existing Senior Secured Credit Facility is also secured by a security interest in substantially all of our and the Subsidiary Guarantors’ current and future assets (including the Collateral that will secure the Notes and the Subsidiary Guarantees), other than certain excluded assets. The collateral securing the Existing Senior Secured Credit Facility includes some assets that are not part of the Collateral that will secure the Notes. See “Existing Senior Secured Credit Facility” below. The lenders under the Existing Senior Secured Credit Facility, the Trustee and the Issuers and the Subsidiary Guarantors party to the Existing Senior Secured Credit Facility will enter into the Intercreditor Agreement, as described below under “Intercreditor Agreement,” setting forth their respective rights and obligations with respect to the Collateral. Pursuant to the Intercreditor Agreement, the Lien on the collateral securing the Existing Senior Secured Credit Facility will be senior to the Lien on the Collateral securing the Notes and the Subsidiary Guarantees.

Under certain circumstances, the Issuers may designate certain Subsidiaries formed or acquired after the Issue Date as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. As of the Issue Date, none of our subsidiaries is an Unrestricted Subsidiary.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Issuers

As used in this Description of Secured Notes, all references to the “Issuers,” “we,” “our” or “us” mean Peninsula Gaming, LLC (the “Company”) and Peninsula Gaming Corp. (“PGL Corp.”) and their respective successors in accordance with the terms of the indenture, and not any of their respective subsidiaries.

Capital Corp. is a wholly owned subsidiary of the Company that serves as a co-issuer of the Notes in order to facilitate the offering of the Notes. Capital Corp. will not have any operations or assets and will not have any revenues. As a result, prospective investors should not expect Capital Corp. to participate in servicing the principal, interest, liquidated damages, if any, premium or any other payment obligations on the Notes, See “Certain Covenants—Restrictions on Activities of Capital Corp.”

Principal, Maturity and Interest

We will issue $240.0 million in aggregate principal amount of Notes in this offering. In addition, the Indenture provides that, subject to the covenant in the Indenture described under “Certain Covenants—Limitation on Incurrence of Indebtedness,” additional Notes may be issued thereunder from time to time, without the consent of the Holders of previously issued Notes, in an aggregate principal amount (immediately after giving effect to the incurrence of such additional Notes and the application of the proceeds therefrom) not to exceed the Additional Notes Cap. The terms of the Notes being offered in this offering and the terms of any additional Notes that may be subsequently issued under the Indenture will be substantially identical other than the issuance dates and the dates from which interest will accrue. Because, however, any additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers, be represented by a different Global Note or Notes, and otherwise be treated as a separate class or classes of Notes for other purposes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Secured Notes,” references to the “Notes” include any additional Notes actually issued. The Notes being offered in this offering and any such additional Notes would be treated as a single series of notes under the Indenture and would vote together as one series on all matters with respect to the Notes, including with respect to the provisions of the Indenture described below under “Amendment, Supplement and Waiver.” Any additional Notes would be secured, equally and ratably with the Notes being offered in this offering, and as a result, the issuance of additional Notes would have the effect of diluting the security interest of the Collateral for the then outstanding Notes.

The Notes will mature on August 15, 2015. Interest on the Notes will be payable semiannually on August 15 and February 15 of each year, commencing on February 15, 2010, to Holders of record on the immediately preceding August 1 and February 1, respectively. The Notes will bear interest at 8⅜% per annum from the date of original issuance. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose within the City of New York; provided that at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of the Notes. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to Holders and, subject to certain exceptions, the Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

Redemption

At the Option of the Issuers. Except as set forth below, the Notes are not redeemable at the Issuers’ option prior to August 15, 2012. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than, 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2012	104.188%
2013	102.094%
2014 and thereafter	100.000%

Equity Clawback. Notwithstanding the foregoing, at any time or from time to time, prior to August 15, 2011, we may redeem up to 35% of the aggregate principal amount of the outstanding Notes at a redemption price of 108.375% of their principal amount, plus accrued and unpaid interest, if any, through the date of redemption, with the net cash proceeds of one or more Equity Offerings; provided that (i) the redemption occurs within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to each such redemption.

The restrictions on the optional redemption contained in the Notes do not limit the right of the Issuers or any of the Subsidiaries to separately make open market, privately negotiated or other purchases of the Notes from time to time.

Make-Whole Redemption. At any time prior to August 15, 2012, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Required Regulatory Redemption. Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption will be redeemable by the Issuers, in whole or in part, at any time, upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any applicable Governmental Authority) at a price equal to the lesser of (i) the Holder’s cost thereof and (ii) 100% of the principal amount thereof, plus in either case accrued and unpaid interest thereon, if any, to the date of redemption (or such earlier period as ordered by such Governmental Authority). Under the Indenture, the Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption. Such expenses of any such Holder or beneficial owner will, therefore, be the obligation of such Holder or beneficial owner.

Mandatory Redemption. Notwithstanding any other provisions hereof, if the Proposed Gaming Acquisition is not consummated or the Amelia Belle Purchase Agreement is terminated in accordance with its terms, in either case, on or prior to December 31, 2009 (the occurrence of either such event is referred to herein as the “Mandatory Redemption Trigger”), Notes in an aggregate principal amount (the “Mandatory Redemption Amount”) equal to $100.0 million multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes that are outstanding on the date a Mandatory Redemption Trigger first occurs and the denominator of which is the aggregate principal amount of the Notes and the Unsecured Notes that are outstanding on such date, will be subject to a single redemption by the Issuers, and the Issuers shall redeem (the “Mandatory Redemption”) Notes in an aggregate principal amount equal to the Mandatory Redemption Amount, upon not less than five Business Days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

The Notes will not be entitled to any mandatory redemption (except for a Required Regulatory Redemption or a Mandatory Redemption) or have the benefit, of any sinking fund.

Redemption Procedures. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that Notes in denominations of $2,000 or less may not be redeemed in part. Except in the case of a Required Regulatory Redemption or Mandatory Redemption requiring less notice, notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed, at such Holder’s registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Issuers default in making such redemption payment.

Subsidiary Guarantors

The repayment of the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, on a senior secured basis by each of our present and future Restricted Subsidiaries, other than Foreign Subsidiaries and other than any Restricted Subsidiary which is a co-Issuer of the Notes. On the Issue Date, we will not have any Foreign Subsidiaries, and each of the Subsidiaries (other than Capital Corp., which is a co-Issuer of the Notes) will be a Subsidiary Guarantor. The Indenture will provide that, so long as any Notes remain outstanding, any and all future Restricted Subsidiaries, other than Foreign Subsidiaries and other than any Restricted Subsidiary which is a co-Issuer of the Notes, shall enter into a Subsidiary Guaranty. For additional information on the Subsidiary Guarantees, see “Certain Covenants—Subsidiary Guarantors” and “—Release of Subsidiary Guarantors” below.

The Subsidiary Guarantees will be secured by a security interest in substantially all of the assets (other than the Excluded Assets) of the Subsidiary Guarantors, as described below under “Security.” However, the Obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under the Subsidiary Guaranty, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not rendering a Subsidiary Guarantor insolvent. See “Security—Certain Bankruptcy and Other Limitations” below.

Security

The Issuers and the Subsidiary Guarantors will pledge, and will cause any and all future Subsidiary Guarantors to pledge, as collateral to the Trustee, for the benefit of the Trustee and the Holders, as security for the Issuers’ obligations with respect to the Notes and the Subsidiary Guarantors’ obligations with respect to the Subsidiary Guarantees, respectively, all of their respective existing and future interests in the following:

(i)	the land-based facility comprising the Diamond Jo, including without limitation all leased property;

(ii)	the land-based facility comprising the Diamond Jo Worth, including without limitation alt leased property;

(iii)	the assets of the horse racetrack and casino owned and operated by OED, including without limitation all leased property;

(iv)	the assets relating to the OTB Operations;

(v)	all owned real property and leasehold interests in all leased real property and all additions and improvements to real property;

(vi)	substantially all furniture, fixtures and equipment, inventory, accounts receivable, contract rights and other general intangibles, trademarks and trade names;

(vii)	all licenses and permits, other than any Gaming License or Racing License;

(viii)	certain designated deposit accounts and cash that is deposited in such accounts;

(ix)	all other existing and future property of the Issuers and the Restricted Subsidiaries that does not constitute Excluded Assets; and

(x)	all proceeds and products of any of the foregoing.

In addition, PGP will pledge all of the Equity Interests of the Company as collateral to the Trustee, for the benefit of the Trustee and the Holders, as security for the Issuers’ obligations with respect to the Notes and the Subsidiary Guarantors’ obligations with respect to the Subsidiary Guarantees. The Equity Interests of the Company and the assets of the Issuers and the Subsidiary Guarantors described in the immediately preceding paragraph as collateral are collectively referred to in this Description of Secured Notes as the “Collateral.”

Notwithstanding the foregoing, the Collateral will not include the following (collectively, the “Excluded Assets”);

(i)	cash (other than cash deposited in deposit accounts or cash constituting proceeds of Collateral), payroll accounts, employee wage or benefit accounts and trust or escrow accounts;

(ii)
assets securing FF&E Financing, Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under the Indenture to the extent acquired or refinanced with the proceeds of such FF&E Financing, Purchase Money Obligations and Capital Lease Obligations;

(iii)	all Gaming Licenses and Racing Licenses;

(iv)
any of the parcels of the Warner Land that are subject to the mortgage granted by OED to the seller of such land, unless OED or the Company has obtained the consent of such seller to subject such parcels to a Lien under the Security Documents;

(v)	any motor vehicles;

(vi)
any agreements, permits, licenses or the like (x) that cannot be subject to a Lien under the Security Documents without the consent of third parties (including any Governmental Authority), which consent is not obtained by the Issuers (provided that the Issuers agree to use commercially reasonable efforts to obtain all such consents of third parties), or (y) in which the granting of a Lien thereon would violate any Gaming License or any law, rule, order or regulation imposed by any Gaming Authority;

(vii)	any lease pursuant to which any off-track betting parlor or similar facility operated by the Company or any Subsidiary of the Company is leased by the Company or such Subsidiary;

(viii)	the Equity Interests of the Subsidiaries of the Company;

(ix)
the facility (including all related real property and amenities), owned by Diamond Jo Worth, LLC, known as “Pheasant Links” located in Emmons, Minnesota on which a “member’s only” 9-hole golf course and 9-station sporting day course and hunting facility are located;

(x)
that certain (i) lease between the City of Dubuque, Iowa and DJL, dated June 1, 2005, as amended, pursuant to which DJL leases a patio area adjacent to its former dockside riverboat facility and is granted certain non-exclusive parking rights for parking areas adjacent to such former facility, and (ii) sublease between the Dubuque Racing Association and DJL, dated October 18, 1993, as amended, pursuant to which DJL subleases certain dock and parking facilities related to and adjacent to its former dockside riverboat facility; and

(xi)
any other property or asset of the Company or any Subsidiary of the Company not described in clauses (i) through (ix) above (other than any deposit account! acquired after the Issue Date in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction, so long as the fair market value, as reasonably determined in good faith by the Managers of the Company, of such property or asset under this clause (x) does not exceed §2.5 million;

provided that Excluded Assets does not include the proceeds of assets under clause (iii), (v), (vi), (vii), (viii), (ix) or (x) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets. In addition, there can be no assurance that the security interest in the designated deposit accounts and the cash deposited therein can be perfected under applicable laws.

The security interest in favor of the Trustee and the Holders will be created in real property Collateral pursuant to mortgages (the “Mortgages”) and in all other Collateral pursuant to a security agreement from the Issuers (and any future Subsidiary Guarantors) in favor of the Trustee (the “Security Agreement”).

Other than during the continuance of an Event of Default, and subject to certain terms and conditions in the Indenture and the Security Documents, PGP will be entitled to receive all cash dividends, interest and other payments made upon or with, respect to the Equity Interests of the Company and to exercise any voting, consensual: rights and other rights pertaining to such Collateral. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, upon notice from the Trustee, (a) all rights of PGP to exercise such voting, consensual rights, or other rights shall cease and all such rights shall become vested in the Trustee, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of PGP to receive all cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Trustee, and (c) the Trustee may self the Collateral or any part thereof in accordance with, and subject to the terms of, the Security Documents. All funds distributed under, and pursuant to, the Security Documents and received by the Trustee for the ratable benefit of the holders of the Notes shall be distributed by the Trustee in accordance with the provisions of the Indenture,

Certain Limitations With Respect to the Collateral. Pursuant to the terms of the Intercreditor Agreement, the Trustee’s security interest in the Collateral will be contractually subordinated to a Lien securing Indebtedness outstanding under the Existing Senior Secured Credit Facility, The Trustee’s ability to exercise rights and remedies in respect of the Collateral also will be subject to the terms of the Intercreditor Agreement, For a discussion of some of the risks related to the Collateral, see “Intercreditor Agreement” and “Existing Senior Secured Credit Facility” below and “Risk Factors—Risk Factors Relating to Collateral Securing the Secured Notes.”

If an Event of Default occurs and is continuing, the Trustee, on behalf of itself and the Holders, in addition to any rights or remedies available to it under the Indenture and the Security Documents, may, subject to the Intercreditor Agreement, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings. Until all Indebtedness under the Existing Senior Secured Credit Facility has been fully paid, all letters of credit issued thereunder have been cash collateralized or paid or discharged in full and all commitments to extend credit thereunder have been terminated, rights of the Holders and the Trustee will be subject to the terms of the Intercreditor Agreement. The proceeds received by the Trustee from any such sale or foreclosure will, subject to the Intercreditor Agreement, be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay amounts due and payable with respect to the Notes.

Release of Collateral. Upon the full and final payment and performance of all our and the Subsidiary Guarantors’ Obligations under the Indenture, the Notes and the Subsidiary Guarantees, the Security Documents will terminate, and ail of the Collateral will be released. In addition, the Trustee shall release from the Liens created by the Security Documents:

(a)
Collateral that is sold, transferred, disbursed or otherwise disposed of in accordance with the provisions of the Indenture and the Security Documents; provided that the Trustee, as collateral agent, will not release such Liens in the event that the transaction is subject to the covenant “Limitation on Merger, Sale or Consolidation;”

(b)	Collateral that is released with the consent of the Holders of not less than 75% of the outstanding Notes as provided under “Amendments, Supplements and Waivers;”

(c)
all Collateral upon defeasance of the Indenture in accordance with the provisions under “Legal Defeasance and Covenant Defeasance” or discharge of the Indenture in accordance with the provisions under “Satisfaction and Discharge;” provided that the funds deposited with the Trustee, in trust, for the benefit of the Holders as required by such provisions shall not be released; and

(d)	Collateral of a Subsidiary Guarantor whose Subsidiary Guaranty is released in accordance with the Indenture and the Security Documents;

provided that the Trustee, as collateral agent, has received all documentation required by the Trust Indenture Act in connection therewith.

Certain Gaming Law Limitations. The Trustee’s ability to foreclose upon the Collateral will be limited by relevant gaming and racing laws, which generally require that Persons who own or operate a casino or a horse racetrack or who purchase or sell gaming equipment hold a valid Gaming License, and require the approval of the relevant Gaming Authorities for any transfer of a Gaming License. No Person can hold a Gaming License in the State of Iowa or the State of Louisiana unless that Person is found qualified and suitable by the relevant Gaming Authorities. In order for the Trustee to be found qualified and suitable, such Gaming Authorities would have discretionary authority to require the Trustee and any or all of the Holders to file applications, be investigated and be found qualified or suitable as an owner or operator of gaming establishments, The applicant for qualification, a finding of suitability or licensing must pay all costs of such investigation. If the Trustee is unable or chooses not to qualify, is not found to be suitable, or is unable or chooses not be licensed to own or operate such assets, it would have to retain an entity so qualified, suitable or licensed to own or operate such assets or another entity that could obtain the appropriate license to own or operate such assets. This licensing process requires a considerable amount of time, taking several months at a minimum. In addition, in any foreclosure sale or subsequent resale by the Trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale, either of which events could have an adverse effect on the sale price of such Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate Gaming Authority approval or timeliness, be limited. Moreover, if an Event of Default occurs after a disapproval of gaming in Iowa in the 2010 Referendum, a foreclosure of the Collateral relating to the Diamond Jo or Diamond Jo Worth may be limited or impaired as the Iowa Gaming Commission might be legally prohibited from permitting the existing Iowa Gaming License to be transferred or from issuing a new Gaming License for the Diamond Jo or Diamond Jo Worth. See “Risk Factors—Risks Factors Relating to Our Business—Reauthorization of Gaming in Iowa,”

Certain Bankruptcy and Other Limitations. The right of the Trustee to repossess and dispose of the Collateral upon the occurrence and during the continuance of an Event of Default is likely to be significantly impaired by applicable bankruptcy laws if a bankruptcy proceeding were to be commenced by or against any of the Issuers prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and collateral consisting of the proceeds, products, offspring, rents or profits of such collateral to the extent provided by the security documents and by applicable nonbankruptcy law) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection,” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.” Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims only to the extent of the value of the Collateral to which the Holders are entitled, and would hold unsecured claims with respect to such shortfall. Applicable federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if any Issuer becomes the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be fraudulent conveyances or preferences.

Further, were we to consummate the Proposed Gaming Acquisition, certain limitations exist under the Merchant Marine Act of 1936 on the ability of non-U.S. citizens to realize upon collateral consisting of vessels documented under the laws of the United States, To the extent that the Holders are non-U.S. citizens, such limitation could adversely affect the ability of the Trustee to complete a foreclosure on any riverboat Collateral. This ownership limitation may also reduce the number of potential purchasers of riverboat Collateral if the Trustee seeks to sell such riverboat Collateral as a means of repaying the Notes. The Trustee may be required to foreclose through a federal admiralty court proceeding. Such a proceeding would entail compliance with notice and other procedural requirements, and could require posting of a substantial bond.

In addition, because a portion of the Collateral may, in the future, consist of pledges of a portion of the Equity interests of certain of our Foreign Restricted Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the Holders to realize upon that Collateral under applicable foreign law, may be limited by such law, which limitations may or may not affect such Liens.

Post Closing Obligations

Within 90 days of the Settlement Date, the Trustee, as collateral agent, shall have received confirmation that the issuers of title insurance policies have agreed to issue to the Trustee, as collateral agent, a title insurance policy or unconditional marked commitment or signed pro forma therefor (with such endorsements reasonably required by the Trustee, as collateral agent) insuring each Mortgage to be a valid first ranking perfected Lien against the real or immovable property described therein, free from all Liens except Permitted Liens, for the full amount stated in the title insurance polices as may reasonably he required by the Trustee, as collateral agent.

Within 90 days of the Settlement Date, the Trustee, as collateral agent, shall have received ALTA surveys with respect to all real property encumbered by a Mortgage, certified to the Trustee, as collateral agent, and each issuer of a title insurance policy in a manner satisfactory to them, dated not more than 30 days prior to the Settlement Date unless each issuer of a title insurance policy has agreed to delete its survey disclosure exception on the basis of an earlier survey and such survey is, in any event, dated not more than two years prior to the Settlement Date by an independent professional licensed land surveyor satisfactory to the Trustee, as collateral agent, and each issuer of a title insurance policy.

Existing Senior Secured Credit Facility

The Existing Senior Secured Credit Facility is secured by substantially the same assets that will secure the Notes and the Subsidiary Guarantees, other than certain excluded assets. However, to the extent that portions of the collateral securing borrowings under the Existing Senior Secured Credit Facility consist of assets that are not perfected by filing a UCC financing statement, or that require that we or any Subsidiary Guarantor, as applicable, cause the Trustee to obtain “control” (as defined in the Uniform Commercial Code) or possession of such assets (and, after commercially reasonable efforts, we or such Subsidiary Guarantor, as applicable, are unable to cause the Trustee to obtain such control or possession), such portions of the collateral securing borrowings under the Existing Senior Secured Credit Facility may not constitute part of the Collateral securing the Notes.

The lenders under the Existing Senior Secured Credit Facility, the Trustee and the Issuers and the Subsidiary Guarantors party to such facility will enter into the Intercreditor Agreement, as described below under “Intercreditor Agreement,” setting forth their respective rights and obligations with respect to the Collateral, Pursuant to the Intercreditor Agreement, the Lien on the collateral securing the Existing Senior Secured Credit. Facility will be contractually senior to the Lien on the Collateral securing the Notes and the Subsidiary Guarantees.

Intercreditor Agreement

The lenders under the Existing Senior Secured Credit Facility, the Trustee and the Issuers and the Subsidiary Guarantors party to such facility will enter into, on or prior to the Issue Date, an intercreditor agreement (the “Intercreditor Agreement”), in substantially the form attached as an exhibit to the Indenture, setting forth their respective rights and obligations with respect to the Collateral. The following description of the principal terms of the Intercreditor Agreement is subject to and qualified entirely by reference to the definitive intercreditor Agreement.

The Intercreditor Agreement will provide that the Liens securing the Notes and the Subsidiary Guarantees on any Collateral that also secure the obligations under the Existing Senior Secured Credit Facility will be subordinated to the Liens securing up to the maximum amount of indebtedness under the Existing Senior Secured Credit Facility and related interest, fees, indemnities, costs and expenses. Under the Intercreditor Agreement, if the Notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness under the Existing Senior Secured Credit Facility has not been fully paid, all letters of credit issued thereunder have not been cash collateralized or paid or discharged in full and/or all commitments to extend credit thereunder have not been terminated, the Trustee, as collateral agent under the Security Documents, will only have the right to foreclose upon any Collateral that also secures the obligations under the Existing Senior Secured Credit Facility if the lenders under the Existing Senior Secured Credit Facility (with or without the lenders under the Existing Senior Secured Credit Facility taking part in any such foreclosure) either (i) fail to take steps to exercise remedies with respect to or in connection with such collateral within 180 days following notice to such lenders of the occurrence of an Event of Default under the Indenture or (ii) fail to continue to pursue any such exercise of remedies while such Event of Default is then continuing and no insolvency proceeding is pending. The Intercreditor Agreement will restrict the Trustee, as collateral agent under the Security Documents, and the holders of the Notes from pursuing remedies with respect to such collateral in all other instances during which indebtedness under the Existing Senior Secured Credit facility has not been fully paid, all letters of credit issued thereunder have not been cash collateralized or paid or discharged in full and/or all commitments to extend credit thereunder have not been terminated, including during any insolvency proceeding. The Intercreditor Agreement will provide that the net proceeds from any disposition of the shared collateral will first be applied to repay Indebtedness outstanding under the Existing Senior Secured Credit Facility and thereafter to repay all of our and the Subsidiary Guarantors’ Obligations under the Indenture, the Notes and the Subsidiary Guarantees.

Repurchase Upon Change of Control

Upon the occurrence of a Change of Control, the Issuers will offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers must mail or cause to be mailed a notice to each Holder stating, among other things:

(i)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”);

(ii)
that any Holder electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase’ on the reverse of the Notes completed, to the paying agent with respect to the Notes (the “Paying Agent”) at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and

(iii)
that the Holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased.

The Issuers will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent will promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuers will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Offer to make required repurchases.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Oiler in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) an irrevocable notice of redemption has been given, prior to the occurrence of a Change of Control, pursuant to the Indenture as described above under the caption “—Optional Redemption.”

The use of the term “all or substantially all” in provisions of the indenture such as in the definition of “Change of Control” and under “Merger, Consolidation or Sale of Assets” has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of “all or substantially all” of the assets of a Person. As a consequence, in the event the Holders elect to exercise their rights under the Indenture and the Issuers elect to contest such election, there could be no assurance as to how a court would interpret the phrase under New York law, which may have the effect of preventing the Trustee or the Holders from successfully asserting that a Change of Control has occurred.

While management of the Company has no present intention to engage in a transaction involving a Change of Control, the Company is continually evaluating opportunities to maximize shareholder value and it is possible that the Company could determine to engage in a transaction involving a Change of Control in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that would increase the amount of indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Issuers and the Restricted Subsidiaries to incur additional Indebtedness are contained in the covenant described under “Limitation on Incurrence of Indebtedness.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or protections that may afford Holders protection in the event of a highly leveraged transaction.

Each Change of Control Offer will be conducted in compliance with applicable regulations under the Federal securities laws, including Exchange Act Rule 14e-l. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control Offer provisions of the Indenture by virtue thereof.

Certain Covenants

Limitation on Restricted Payments. The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly make a Restricted Payment unless, at the time of such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

(b)
immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in the first paragraph of the covenant described under “Limitation on Incurrence of Indebtedness,” and

(c)
such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers’ Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the Issue Date (including Restricted Payments permitted by clauses (i), (ii), (viii) and (ix) (but in the case of clause (ix), only to the extent not already deducted in computing Consolidated Net Income) of the next following paragraph and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of:

(1)
50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter immediately following the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

(2)
100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from (x) the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock or in connection with Specified Equity Contributions) and (y) any equity contribution from a holder of the Company’s Capital Stock (other than a Subsidiary and excluding Specified Equity Contributions), in each case, after the Issue Date and on or prior to the time of such Restricted Payment, provided net cash proceeds from Specified Equity Contributions shall not be included, plus

(3)
100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange), plus

(4)	the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment.

The foregoing provisions will not prohibit:

(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of the Indenture;

(ii)
the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock);

(iii)
with respect to each tax year or portion thereof that the Company qualifies as a Flow Through Entity and so long as clause (a) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year);

(iv)
the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to clause (xi) of the second paragraph of the covenant described under “Limitation on Incurrence of Indebtedness;”

(v)
distributions or payments (A) to PGP for or in respect of tax preparation, accounting, licensure, legal and administrative fees and expenses, including travel and similar reasonable expenses, incurred on behalf of the Issuers or their respective Subsidiaries or in connection with PGP’s ownership of the Issuers or their respective Subsidiaries, consistent with industry practice, (B) so long as clause (a) above is satisfied, pursuant to, and in accordance with, Management Arrangements and (C) so long as clause (a) above is satisfied, to pay reasonable and customary directors’ or managers’ fees to, and indemnity provided on behalf of, the Managers of PGP and the Company, and reimbursement of customary and reasonable travel and similar expenses incurred in the ordinary course of business;

(vi)
(A) the repurchase, redemption or other retirement or acquisition of Equity Interests of the Company or any Restricted Subsidiary from any of the Company’s or the Restricted Subsidiaries’ respective employees, members or managers (or their heirs or estates) that, in each case, are not Excluded Persons or (B) any dividend, distribution or other payment to PGP to enable PGP to repurchase, redeem, or otherwise retire or acquire Equity Interests of PGP from any of PGP’s or its subsidiaries’ respective employees, members or managers (or their heirs or estates) that, in each case, are not Excluded Persons, in an aggregate amount for all Restricted Payments pursuant to this clause (vi) not to exceed $750,000 in any twelve month period on and after the Issue Date (provided, however, that any amounts not used in any such twelve month period may be carried forward to the next succeeding twelve month period until used);

(vii)	the redemption and repurchase of any Equity Interests or Indebtedness of PGP, the Company or any of the Restricted Subsidiaries to the extent required by any Gaming Authority or Racing Authority;

(viii)	any dividend, distribution or other payment by any of the Restricted Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

(ix)
the declaration and payment of dividends and distributions to holders of Disqualified Capital Stock of the Company or any of the Restricted Subsidiaries issued or incurred in accordance with the covenant “—Limitation on Incurrence of Indebtedness;”

(x)	the Transactions consummated on the Issue Date;

(xi)	payments that are made with Specified Equity Contributions; and

(xii)	so long as clause (a) above is satisfied, Restricted Payments not otherwise permitted by this covenant in an aggregate amount pursuant to this clause (xii) not to exceed. $25.0 million.

Promptly following the end of each fiscal quarter during which any Restricted Payment, was made, pursuant to clause (c) above, the Company will deliver to the Trustee an Officers’ Certificate stating that each such Restricted Payment was permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company’s latest available internal financial statements. For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined, in the reasonable good faith judgment of the Managers of the Company, unless stated otherwise, at the time made or returned, as applicable.

For purposes of determining compliance with this covenant, if a Restricted. Payment meets the criteria of more than one of the exceptions described in clauses (i) through (xi) above or is entitled to be made according to the first paragraph of this covenant, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Limitation on Incurrence of Indebtedness. The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, (x) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, “incur”), any Indebtedness (including, without limitation, Acquired Debt or (y) issue Disqualified Capital Stock; provided that the Company and. the Restricted Subsidiaries may incur indebtedness (including, without limitation, Acquired Debt) and issue shares of Disqualified Capital Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (b) the Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as set forth in the definition of Interest Coverage Ratio, as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period,

Notwithstanding the foregoing, the foregoing limitations will not prohibit the incurrence of:

(i)
Indebtedness under the Existing Senior Secured Credit Facility; provided that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $115.0 million, less the aggregate amount of commitment reductions contemplated by clause (iii)(c) under the caption “Limitation on Asset Sales;” provided, however, that indebtedness permitted to be incurred pursuant to this clause (i) shall be increased by $15.0 million (A) upon each acquisition of a Gaming Property after December 31, 2009, or (B) in each instance, to effectuate a Gaming Property Financing after December 31, 2009; provided, further, that any such increase pursuant, to the immediately preceding proviso shall be reduced dollar-for-dollar by the amount of Acquired Debt, secured by assets of such Gaming Property (unless such Acquired Debt could have been incurred under, and reduces the amount available under, clause (ii) below);

(ii)
FF&E Financing and Indebtedness represented by Capital Lease Obligations, mortgage financings or other Purchase Money Obligations; provided that (1) no Indebtedness incurred under the Notes is utilized for the purchase or lease of FF&E financed, with such FF&E Financing or such other Indebtedness, and (2) the aggregate principal amount of such Indebtedness (including any Acquired Debt referred to in the parenthetical in clause (i) above and including any Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, decease, refund, refinance or replace any Indebtedness pursuant to this clause (ii)) outstanding at any time (excluding any Gaming FF&E Financing incurred pursuant to this clause (ii)) does not exceed $20.0 million;

(iii)
Indebtedness solely in respect of bankers acceptances, letters of credit payment obligations in connection with self-insurance or similar requirements, security for workers’ compensation claims, appeal bonds, surety bonds, insurance obligations or bonds, and performance bonds, and similar bonds or obligations, all incurred in the ordinary course of business (including, without limitation, to maintain any license or permits) in accordance with customary industry practices;

(iv)
Hedging Obligations incurred to fix or hedge interest rate risk with respect to any fixed or variable rate Indebtedness otherwise permitted by the Indenture; provided that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the indebtedness to which such Hedging Obligation relates;

(v)
Indebtedness of any Issuer, any Subsidiary Guarantor or any Restricted Subsidiary owed to and held by a Subsidiary Guarantor or an Issuer, as the case may be, that is unsecured and subordinated in right of payment to the Notes and the Subsidiary Guarantees, as the case may be; provided that any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary Guarantor or Restricted Subsidiary, as the case may be, ceasing to be a Subsidiary Guarantor or a Restricted Subsidiary, or any transfer of such Indebtedness (other than to an Issuer or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Issuer, such Subsidiary Guarantor or such Restricted Subsidiary, as the case may be;

(vi)
Indebtedness outstanding on the Issue Date, including the Notes and the Unsecured Notes outstanding on the Issue Date, but excluding Indebtedness under the Existing Senior Secured Credit Facility outstanding on the Issue Date;

(vii)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar installment inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(viii)	the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(ix)
Indebtedness arising from agreements for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business or assets of the Company, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or the applicable Subsidiary Guarantor or Restricted Subsidiary in connection with such disposition;

(x)	any Subsidiary Guaranty of the Notes;

(xi)
Indebtedness issued in exchange for, or the proceeds of which are substantially contemporaneously used to extend, repay, redeem, discharge, refinance, renew, replace, or refund (collectively, “Refinance”), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, clause (vi) above, this clause (xi) or clause (xiii) below (the “Refinancing Indebtedness”); provided that (a) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (b) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced and (c) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes or applicable Subsidiary Guaranty, as the case may be, than the Indebtedness being Refinanced;

(xii)
guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary or the Company or guarantees by the Company of Indebtedness of any Restricted Subsidiaries if the Indebtedness so guaranteed is permitted under another provision of this covenant and so long as such guarantee otherwise complies with the Indenture; and

(xiii)
Indebtedness not otherwise permitted by clauses (i) through (xii) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (xiii), including all Refinancing indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii), not to exceed $50.0 million.

Upon each incurrence of Indebtedness, if such Indebtedness could have been incurred under more than one provision of this covenant, (i) the Company may designate pursuant to which provision of this covenant such Indebtedness is being incurred, (ii) the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this covenant, and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant; provided that (a) all incurrences of Indebtedness under the Existing Senior Secured Credit Facility outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause (i) above and (b) all incurrences of Indebtedness under the Notes shall be deemed to have been incurred pursuant to clause (vi) above,

Limitation on Asset Sales. The Issuers will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

(i)
such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale (as determined by the Company’s Managers in good faith);

(ii)
at least 75% of the consideration for such Asset Sale is in the form of either (a) cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided that following such Asset Sale, there is no further recourse to the Company or the Restricted Subsidiaries or the Company and the Restricted Subsidiaries are fully indemnified with respect to such liabilities; provided, further, that the 75% limitation set forth in this clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the Company and the Trustee that the after- tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (ii) of this paragraph), or (b) assets of the type described in clause (iii)(a) below; and

(iii)
within 360 days of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or the Restricted Subsidiaries, in each case that would constitute Collateral, (b) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold, (c) applied to repay Indebtedness under the Existing Senior Secured Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (d) to the extent not used as provided in clauses (a), (b), or (c) or any combination thereof, applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”); provided that the Company will not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10.0 million.

All Net Proceeds from an Event of Loss shall be used as follows: (1) first, the Company shall use such net cash proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (2) then, to the extent any Net Proceeds from an Event of Loss are not used as described in the preceding clause (1), all such remaining Net Proceeds shall be reinvested or used as provided in the immediately preceding clause (iii).

Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Existing Senior Secured Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

Net Proceeds not invested or applied as set forth in any of the preceding subclause (a), (b) or (c) of clause (iii) above constitute “Excess Proceeds.” If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Issuers will offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the “Purchase Amount”), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Issuers must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 360 day period following the Asset Sale that produced such Excess Proceeds.  If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and the Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

The Indenture will provide that each Excess Proceeds Offer will remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the “Excess Proceeds Offer Period”). Promptly after the termination of the Excess Proceeds Offer Period, the issuers will purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Issuers through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

Each Excess Proceeds Offer will be conducted in compliance with applicable regulations under the Federal securities laws, including Exchange Act Rule 14e-l. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

The Indenture will provide that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

There can be no assurance that sufficient funds will be available at the time of any Excess Proceeds Offer to make required repurchases.

Limitation on Liens. The Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without, limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Limitation on Restrictions on Subsidiary Dividends. The Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)
pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries (a) on such Restricted Subsidiary’s Capital Stock or (b) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary’s profits, or

(ii)	pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries, or

(iii)	make loans or advances to the Company or any of the Restricted Subsidiaries, or

(iv)
transfer any of its assets to the Company or any of the Restricted Subsidiaries, except, with respect to clauses (i) through (iv) above, for such encumbrances or restrictions existing under or by reason of:

(a)
agreements or instruments as in effect on the Issue Date (including the Existing Senior Secured Credit Facility and the indenture governing the Unsecured Notes) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the encumbrance or restrictions contained in any such agreement or instrument as amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced are not materially more restrictive, when taken together as a whole, than the encumbrances and restrictions contained in such agreements or instruments as in effect on the Issue Date;

(b)	the Indenture, the Security Documents and the Notes;

(c)	applicable law or any applicable rule or order of any Governmental Authority;

(d)
Acquired Debt; provided that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(e)	customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

(f)	customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien;

(g)
the agreements governing Refinancing Indebtedness; provided that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive in any material respect than those contained in any agreements governing the Indebtedness being refinanced;

(h)
the provisions of any Indebtedness or other agreements existing on the Issue Date, as such agreements are in effect on the Issue Date, without giving effect to any amendment or supplement thereto or modification thereof, in each case, to the extent not more restrictive in any material respect than such provisions as in effect on the Issue Date;

(i)
any restrictions with respect to a Restricted Subsidiary imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary; provided that such restrictions only apply to the Equity Interests or assets of such Restricted Subsidiary being sold; and

(j)	customary restrictions imposed on the transfer of copyrighted, trademarked or patented materials.

Merger, Consolidation or Sale of Assets. No Issuer may consolidate or merge with or into (regardless of whether such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for such Issuer and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless;

(i)
either (A) such Issuer is the surviving Person or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is either (x) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or (y) if at least one Issuer following any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, a limited liability company formed and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(ii)
the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of such Issuer under the Notes, the indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement, pursuant to a supplemental indenture to the Indenture and joinders, as applicable, to the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement, each in a form reasonably satisfactory to the Trustee,

(iii)	immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

(iv)
such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

(v)	such Issuer, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made:

(a)
would be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the first paragraph of the covenant described under “Limitation on Incurrence of Indebtedness”; or

(b)
would have a Consolidated Leverage Ratio, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, at least .25x less than the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

In the event of any transaction (other than a lease or a transfer of less than all of the Issuers’ assets) described in and complying with the conditions listed in the immediately preceding paragraph in which such Issuer is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under, and such Issuer shall be discharged from its Obligations under, the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, with the same effect as if such successor Person had been named as such Issuer herein or therein.

Limitation and Transactions with Affiliates. The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuers or any of the Restricted Subsidiaries (each of the foregoing, an “Affiliate Transaction”), except for:

(i)
Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5.0 million; provided that such transactions are conducted in good faith and on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Issuer or such Restricted Subsidiary on an arm’s-length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary;

(ii)
Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $10.0 million; provided that (a) a majority of the disinterested Managers of the Company or, if none, a disinterested committee appointed by the Managers of the Company for such purpose, determine that such transactions are conducted in good faith and on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Issuer or such Restricted Subsidiary on an arm’s-length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary and (b) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers’ Certificate certifying to such effect; or

(iii)
Affiliate Transactions for which the Company delivers to the Trustee an opinion issued by an accounting, appraisal or investment banking firm of national standing (other than Jefferies & Company, inc. or any of its Affiliates) as to the fairness of such transaction to such Issuer or such Restricted Subsidiary from a financial point of view.

Notwithstanding the foregoing, the following will be deemed not to be Affiliate Transactions:

(a)	transactions between or among the Issuers and/or any or all of the Restricted Subsidiaries;

(b)	Restricted Payments permitted by the provisions of the Indenture described above under “Limitations on Restricted Payments;”

(c)
reasonable and customary compensation (including directors” fees) paid to, and indemnity and customary employee benefit arrangements (including directors’ and officer’s liability insurance) provided for the benefit of, any director, officer, employee or consultant of the Company or any Restricted Subsidiary, or Manager of PGP, in each case entered into in the ordinary course of business and for services provided to the Company, such Restricted Subsidiary or PGP, respectively, as determined in good faith by the Managers of the Company;

(d)
any agreement or arrangement as in effect on the Issue Date among the Issuers and/or one or more Restricted Subsidiaries, on the one hand, and any officers or Managers thereof and/or any Affiliates of the Company, on the other hand (without giving effect to any amendment or supplement thereto or modification thereof, except for any such amendment, supplement, modification or replacement agreement that is not more disadvantageous to the Holders in any material respect than the original agreement thereof as in effect on the Issue Date), and any transactions contemplated thereby;

(e)	Permitted Investments; and

(f)
transactions with a joint venture engaged in a Related. Business; provided that all the outstanding ownership interests of such joint venture are controlled only by the Company or the Restricted Subsidiaries and Persons who are not Affiliates of the Company.

Restriction on Sale and Issuance of Subsidiary Stock. The Issuers will not, and will not permit any Restricted Subsidiary to, issue or sell any Equity Interests (other than directors’ qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided that the Company and the Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and the Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under “Limitation on Asset Sales.”

Rule 144A Information Requirement. The Issuers (and the Subsidiary Guarantors) will furnish to the Holders or beneficial holders of Notes, upon their written request, and to prospective purchasers thereof designated by such Holders or beneficial holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A.

Subsidiary Guarantors. The Issuers will cause each Restricted Subsidiary (other than a Foreign Subsidiary and other than a Restricted Subsidiary which is a co-Issuer) to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted. Subsidiary and constitutes a legal, valid, binding and enforceable obligation, of such Restricted Subsidiary, in each case subject to customary qualifications. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

Release of Subsidiary Guarantors. Upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Subsidiary Guarantor (as an entirety) to a Person which is not and is not required to become a Subsidiary Guarantor, or the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenants “—Limitation on Asset Sales” and “—Restriction on Sale and Issuance of Subsidiary Stock”), such Subsidiary Guarantor will be deemed released from its Obligations under the Indenture and its Subsidiary Guaranty and the Security Agreements; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Issuers or any Indebtedness of any other of the Restricted Subsidiaries shall also terminate upon such release, sale or transfer.

Additional Collateral. The issuers will, and will cause each of the Subsidiary Guarantors to, grant to the Trustee a first priority security interest in all Collateral, whether owned on the Issue Date or thereafter acquired, and to execute and deliver all documents and to take all action reasonably necessary to perfect and protect such a security interest in favor of the Trustee (including, without limitation, the delivery in accordance with the Security Agreement of any applicable land mortgage, ship mortgage, title insurance policy, title survey, evidence of flood insurance or legal opinion), in each case subject, to the terms of the Intercreditor Agreement.

Restrictions on Activities of Capital Corp. Capital Corp. may not hold any assets, become liable for any obligations or engage in any business activities; provided that Capital Corp. may be a co-obligor of (i) the Notes pursuant to the terms of the Indenture, (ii) the OED 13% Senior Notes due 2010 pursuant to the terms of the OED Indenture, (iii) Obligations under the Existing Senior Secured Credit Facility, (iv) the Unsecured Notes and (v) any other Indebtedness incurred by the Company pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness,” and in each case may engage in any activities directly related or necessary in connection therewith.

Entity Classification. The Company is classified as a Flow Through Entity and will not take, or fail to take, any action which would result in the Company no longer being classified as a Flow Through Entity except (i) pursuant to a Permitted C-Corp Conversion or (ii) any transaction permitted under the covenant “Merger, Consideration or Sale of Assets.”

Reports. Regardless of whether required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding, the Company will furnish to the Trustee and Holders, within 15 days after the Company is or would have been required to file such with the SEC, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Company were required to file such reports. From and after the time the Company files a registration statement with the SEC with respect to the Notes, the Company shall, in lieu of providing such information to the Trustee and the Holders, file such information with the SEC so long as the SEC will accept such filings.

Events of Default and Remedies

Each of the following will constitute an Event of Default under the Indenture:

(i)	default for 30 days in the payment when due of interest on the Notes;

(ii)	default in payment of principal (or premium, if any) on the Notes when due at maturity, redemption, by acceleration or otherwise;

(iii)
default in the performance or breach of the covenants in the Indenture described under “Repurchase Upon Change, of Control,” or “Limitation on Asset Sales,” or “Merger, Consolidation or Sale of Assets;”

(iv)
failure by the Issuers or any Restricted Subsidiary for 60 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding to comply with any other agreements in the Indenture or the Notes;

(v)
an event of default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (a) either

(1)	such event of default results from the failure to pay principal of or interest on such Indebtedness or

(2)
as a result of such event of default the maturity of such Indebtedness has been accelerated (which acceleration has not been rescinded, annulled or otherwise cured within 20 days from the date of acceleration) and (b) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment event of default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated (and the 20-day period described above has elapsed), exceeds $15.0 million in the aggregate;

(vi)
failure by the Issuers or any Restricted Subsidiary to pay final judgments (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) aggregating in excess of $15.0 million, which judgments are not discharged, bonded or stayed within 60 days alter their entry;

(vii)	the cessation of substantially all gaming operations of the Company and the Restricted Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss;

(viii)	any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of the Company or any Restricted Subsidiary for more than 90 days;

(ix)
any Subsidiary Guaranty of a Subsidiary Guarantor which is a Significant Subsidiary ceases to be in full force and effect or shall be held in any judicial proceeding to be unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guaranty and the Indenture) or any Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its Obligations under its Subsidiary Guaranty or the Security Documents (in each case, other than by reason of the termination of the Indenture or the release of any such Subsidiary Guaranty in accordance with the Indenture);

(x)
(A) any event of default under a Security Document (after giving effect to any applicable grace periods, applicable notice periods, waivers or amendments) or (B) the failure of the Issuers or any Restricted Subsidiary to comply with any material agreement or covenant in, or material provision of, any of the Security Documents, or any breach in any material respect of any material representation or warranty made by the issuers or any Restricted Subsidiary in any Security Document, and the continuance of such failure or breach for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(xi)
any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee (or, in the case of a mortgage, ceases to give the Trustee or any other trustee under such mortgage) any of the Liens, rights, powers or privileges purported to be created thereby, or any of the Security Documents is declared null and void, or any of the Issuers or any Subsidiary Guarantor denies that it has any further liability under any Security Document to which it is a party or gives notice of such effect (in each case other than by reason of the termination of the Indenture or any such Security Document in accordance with its terms or the release of any Subsidiary Guarantor in accordance with the Indenture) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; and

(xii)	certain events of bankruptcy or insolvency with respect to the Issuers, any of the Subsidiary Guarantors or any Restricted Subsidiary that is a Significant Subsidiary.

    If an Event of Default occurs and is continuing, the Trustee may declare by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to the Issuers and the Trustee all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under paragraph (xii) above, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (i) waive any existing Default or Event of Default and its consequences under the Indenture (x) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or (y) a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected or supermajority approval, which Default or Event of Default may be waived only with the consent of each outstanding Note affected or such supermajority approval, respectively, and/or (ii) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived,

The Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes and the Subsidiary Guarantors’ obligations discharged with respect to the Subsidiary Guarantees (“Legal Defeasance”) (whereupon the Security Documents shall terminate and the Trustee shall release the Collateral from the Liens created by the Security Documents as provided above under “Security”) except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Issuers’ obligations concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain material covenants that are described herein and the Subsidiary Guarantors’ obligations discharged with respect to the Subsidiary Guarantees (“Covenant Defeasance”) (whereupon the Security Documents shall terminate and the Trustee shall release the Collateral from the Liens created by the Security Documents as provided above under “Security”) and thereafter any omission to comply with such obligations, shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(i)
the Issuers must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)
in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)
in the case of Covenant Defeasance, the issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds (whether on a secured or unsecured basis) to be applied to such deposit);

(v)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of the Subsidiaries is a party or by which the Issuers or any of the Subsidiaries is bound;

(vi)
the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(vii)
each of the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture provides that the issuers may terminate their obligations and the obligations of the Subsidiary Guarantors under the Indenture, the Notes, the Subsidiary Guarantees and the Security Documents (except as described below) (whereupon the Trustee shall release the Collateral from the Liens created by the Security Documents as provided above under “Security”) when:

(1)	either:

(a)
all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in. trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or a Subsidiary Guarantor or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
(i) all Notes have been called for redemption pursuant to the provisions under “Redemption—At the Option of the Issuers” by mailing to holders a notice of redemption, (b) all Notes will become due and payable at their stated maturity within one year or (c) all Notes otherwise have become due and payable; and

(A)
the Issuers have irrevocably deposited or caused to, be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and interest and liquidated damages, if any, on the Notes to the date of redemption or maturity, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(B)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing (whether on a secured or unsecured basis) of funds to be applied to such deposit (including, without limitation, the incurrence of any Lien in connection therewith));

(C)
such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are a party or by which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are bound; and

(2)
each of the Issuers and the Subsidiary Guarantors has paid all other sums payable by it under the Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Agreement and the Security Documents; and

(3)	we shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) and (2) above.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers will not be required to transfer or exchange any Note selected for redemption. The Issuers will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the three succeeding paragraphs, the Indenture, the Notes, the Subsidiary Guarantees and, subject to the Intercreditor Agreement, the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and any existing Default or Event of Default (except, certain payment defaults) or compliance with any provision of the Indenture, the Notes, the Subsidiary Guarantees or, subject to the Intercreditor Agreement, the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)
reduce the principal of, or the premium (including, without limitation, redemption premium but not including, except as described in clause (iii) below, any redemption premium relating to the covenants “—Repurchase Upon Change of Control” and “—Limitation on Asset Sales”) on, or change the fixed maturity of, any Note;

(iii)	alter the price at which repurchases of the Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer after the corresponding Asset Sale or Change of Control has occurred;

(iv)	reduce the rate of or change the time for payment of interest, including default interest, on any Note (other than any advance notice requirement with respect to any redemption of the Notes);

(v)
waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(vi)	make any Note payable in money other than that stated in the Notes;

(vii)	make any change in the provisions of the Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, payments of principal of or interest on the Notes;

(viii)
waive a redemption payment with respect to any Note (other than for the avoidance of doubt, except as described in clause (iii) above, provisions relating to or payments required by the covenants described under the covenants “—Repurchase Upon Change of Control” and “—Limitation on Asset Sales”);

(ix)	adversely affect the contractual ranking of the Notes or Subsidiary Guarantees; or

(x)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing and subject to the Intercreditor Agreement, no portion of the collateral may be released from the Lien of the Security Documents (except in accordance with the provisions of the Indenture and the Security Documents), and none of the Security Documents or the provisions of the Indenture relating to the Collateral may be amended or supplemented, and the rights of any Holders thereunder may not be waived or modified, without, in each case, the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes.

Notwithstanding the foregoing and subject to the Intercreditor Agreement, without the consent of the Holders, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Subsidiary Guarantees or, subject to the Intercreditor Agreement, the Security Documents to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of any of the Issuers’ or the Subsidiary Guarantors’ obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture or the Notes, to release any Subsidiary Guaranty permitted to be released under the terms of the Indenture, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2010 Referendum” means a gaming reauthorization referendum to be submitted to the Dubuque County, Iowa electorate in the general election to be held in 2010.

“Acquired Debt” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, becomes a Restricted Subsidiary or Indebtedness assumed in connection with the acquisition of assets from such Person other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary or such acquisition of assets.

“Additional Notes Cap” means, as of any date of determination, the maximum amount of additional Notes that could be issued under the Indenture without causing the Secured Leverage Ratio to exceed 2.0 to 1.0.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, will mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. Notwithstanding the foregoing and for the avoidance of doubt, Jefferies & Company, Inc. shall be deemed not to be an Affiliate of PGP, the Company or any Restricted Subsidiary.

“Applicable Capital Gain Tax Rate” means a rate equal to the sum of:

(a)	the highest marginal Federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States, plus

(b)
to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity, (x) the greatest of (i) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of California, (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the Stare of Louisiana, and (iii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above,

“Applicable Inform Tax Rate” means a rate equal to the sum of:

(a)	the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States, plus

(b)
to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity, (x) the greatest of (i) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of California, (ii) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of Louisiana, and (iii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(i)	1.0% of the principal amount of such Note; or

(ii)	the excess of:

(a)
the present value at such redemption date of (i) the redemption price of the Note at August 15, 2012 (such redemption price being set forth in the table appearing above under the caption “—Redemption—At the Option of the Issuers”) plus (ii) all required interest payments due on the Note through August 15, 2012 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of such Note, if greater.

“Asset Sale” means:

(i)
any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a “transfer”), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; or

(ii)
direct or indirect issuance or sale of any Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares), in each case to any Person (other than the Company or a Restricted Subsidiary).

For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term “Asset Sale” shall not include:

(1)	any exchange of gaming equipment or furniture, fixtures or other equipment for replacement items in the ordinary course of business,

(2)	any transaction or series of related transactions that have a fair market value (or result in gross proceeds) of less than $2.5 million,

(3)
any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of the Indenture as described under “—Repurchase Upon Change of Control” and “Certain Covenants—Merger, Consolidation or Sale of Assets,”

(4)	any Investments that are not prohibited by the covenant described under “Certain Covenants—Limitation on Restricted Payments,”

(5)	(A) any transfer of inventory, equipment, receivables or other assets acquired and held for resale in the ordinary course of business or (B) any transfer or liquidation of Cash Equivalents,

(6)
any transfer of damaged, worn out or other obsolete personal property so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable,

(7)	any grant of any Liens not otherwise prohibited by the Indenture, or

(8)
any transfer of properties or assets by (i) the Issuers or a Subsidiary Guarantor to the Issuers or any Subsidiary Guarantor, or (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any other Restricted Subsidiary.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. §101-1330, as amended.

“Beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Business Day” means any day other than a Legal Holiday.

“Capital Corp.” means Peninsula Gaming Corp., a Delaware corporation, and its successors in accordance with the terms of the Indenture, and not any of its subsidiaries.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, (iii) with respect to any other Person, any and all partnership or other equity interests of such Person.

“Cash Equivalent” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

“Change of Control” means the occurrence of any of the following events:

(i)
any merger or consolidation of the Company or PGP with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or PGP, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities;

(ii)
any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company or PGP;

(iii)
after any bona fide underwritten registered public offering of Capital Stock of the Company, during any period of 24 consecutive months after the Issue Date individuals who at the beginning of any such 24-month period constituted the Managers of the Company (together with any new Managers whose election by such Managers or whose nomination for election by the Members was approved by a vote of a majority of the Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved, including new Managers designated in or provided for in an agreement regarding the merger, consolidation or side, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of Managers) cease for any reason to constitute a majority of the Managers of the Company then in office; provided, however, that there shall be no Change of Control pursuant to this clause (iii) if during such 24-month period any of the Excluded Persons continues to control or manage, directly or indirectly, the day-to-day operations of the Company;

(iv)	the Company adopts a plan of liquidation or dissolution; or

(v)	the first day on which the Company fails to own 99% of the issued and outstanding Equity Interests of Capital Corp.;

provided that a “Change of Control” shall not occur solely by reason of a Permitted C-Corp Conversion.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Peninsula Gaming, LLC, a Delaware limited liability company, and its successors in accordance with the terms of the Indenture, and not any of its subsidiaries.

“Consolidated EBITDA” means, with respect to any Person (the referent Person) for any period, the sum of Consolidated Net Income of such Person and the Restricted Subsidiaries for such period, without duplication;

plus (i) consolidated income tax expense of such Person and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period and the amount of Permitted Tax Distributions subtracted from Net Income in the determination of the Consolidated Net Income of such Person for such period;

plus (ii) Consolidated Interest Expense, to the extent deducted in computing such Consolidated Net Income;

plus (iii) Consolidated Non-Cash Charges, to the extent deducted in computing such Consolidated Net Income;

plus (iv) Pre-Opening Expenses, to the extent deducted in computing such Consolidated Net Income;

plus (v) Restricted Payments to Excluded Persons to the extent deducted in computing such Consolidated Net Income; and

minus (vi) (x) extraordinary non-cash gains increasing such Consolidated Net Income and (y) the amount of all cash payments made by such Person or any of the Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

“Consolidated Interest Expense” means, with respect to any Person for any period, (a) (i) the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, net of interest income, whether capitalized, paid, accrued or scheduled to be paid or accrued (including amortization of original issue discount, noncash interest payment, the interest component of Capital Lease Obligations and all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings) plus (ii) to the extent not already included in such consolidated interest expense, all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital Stock of such Person or any Disqualified Capital Stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, in the case of each of clauses (i) and (ii), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case accrued during such period in connection with any transaction or proposed transaction to redeem, refinance, repurchase, exchange or retire any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above less (c) any premiums, fees and expenses (including the amortization thereof) payable in connection with the Proposed Gaming Acquisition, the offering of the Notes and the Unsecured Notes and the application of the net proceeds therefrom or any other refinancing or repayment of Indebtedness shall be excluded from this definition to the extent such premium, fee or expense was included in the calculation made pursuant to clause (a) above.

“Consolidated Leverage Ratio” means, with respect to any Person and its Restricted Subsidiaries, as at any date of determination, the ratio of Consolidated Total Indebtedness as at such date to Consolidated EBITDA for the most recently ended four consecutive fiscal quarters for which financial statements of such Person are available immediately prior to such date of determination, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Interest Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person (the referent Person) for any period, the sum of (a) the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income of any other Person (other than a Restricted Subsidiary of the referent Person) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person, and (ii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners, (b) Consolidated Non-Cash Charges described in clauses (b)(i)-(iv) of the definition of “Consolidated Non-Cash Charges,” of such Person and the Restricted Subsidiaries to the extent deducted in computing such Net Income and (c) without duplication, the write-off of deferred financing costs, discounts and any charges related to any premium or penalty paid, in each case accrued during such period in connection with the redemption or retirement of Indebtedness in connection with the Transactions, as determined in accordance with GAAP, to the extent such expense, cost, discount or charge was deducted in computing such Net Income.

“Consolidated Net Worth” means, with respect to any Person, the total stockholders’ (or members’) equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders’ (or members’) equity), (i) the amount of any such stockholders’ (or members’) equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, (a) the aggregate depreciation and amortization expense for such Person and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and (b) all other non-cash charges of such Person and the Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP, including, without limitation, non-cash charges related to (i) any non-cash expense realized or resulting from Management Arrangements, including the pricing or repricing or issuances of Equity Interests of the Company or PGP to employees of the Company (whether accruing at or subsequent to the time of such repricing or issuance), (ii) impairment of goodwill, intangibles or fixed assets, (iii) purchase accounting adjustments, and (iv) restructuring charges, non-capitalized transaction costs and other non-cash charges incurred in connection with actual or proposed Investments, financings, refinancings, amendments or modifications to the Notes or other Indebtedness, acquisitions or divestitures (including, without limitation, the Proposed Gaming Acquisition, borrowings under the Existing Senior Secured Credit Facility, the issuance of the Notes or the Unsecured Notes or any refinancing of any of the foregoing) of such Person and the Restricted Subsidiaries for such period; but, in each case, excluding (x) any such charges constituting an extraordinary item or loss and (y) any such charge which requires an accrual of or a reserve for cash charges for any future period.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of any Person and its Restricted Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP.

“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default.

“Disqualified Capital Stock” means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed, or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities that are pari passu or senior in respect of payment to the Notes. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because such Equity Interests mature or become mandatorily redeemable, or give the holders thereof the right to require the Company to repurchase such Equity Interests, in each case, upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Notes as are required to be purchased pursuant to the provisions of the Indenture as described under “—Repurchase Upon Change of Control” and “—Certain Covenants—Limitation on Asset Sales.”

“Diamond Jo” means the Diamond Jo casino and related facilities in Dubuque, Iowa.

“Diamond Jo Worth” means the Diamond Jo Worth casino and related facilities in Northwood, Iowa.

“DJL” means Diamond Jo, LLC, a Delaware limited liability company.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Equity Holder” means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of “Flow Through Entity,” the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of “Flow Through Entity,” an owner thereof.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an underwritten offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act or (ii) an offering of Qualified Capital Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act.

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excluded Person” means (i) PGP, (ii) PGP Investors, LLC, (iii) M. Brent Stevens, (iv) Michael S. Luzich, (v) OEDA, (vi) any Affiliate or Manager of PGP, PGP Investors, LLC, OEDA, M. Brent Stevens or Michael S. Luzich (collectively, the “Existing Holders”), (vii) any trust, corporation, partnership or other entity (a) controlled by the Existing Holders and members of the immediate family of the Existing Holders or (b) 80% of the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or (viii) any partnership the sole general partners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders.

“Existing Senior Secured Credit Facility” means (i) that certain Loan and Security Agreement, dated as of June 16, 2004, by and among DJL, OED and Wells Fargo Foothill, Inc., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity thereof, refinancing, replacing, supplementing or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing or supplementing the amount loaned or issued thereunder or altering the maturity thereof, whether pursuant to a credit agreement, indenture or other debt facility (any of the foregoing, an “Amendment”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Existing Senior Secured Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided, the Company and the Restricted Subsidiaries, taken as a whole, do not incur Indebtedness pursuant to any Amendment defined in clause (i) or any Indebtedness incurred under clause (ii) in an aggregate principal amount at any time outstanding in excess of the maximum aggregate principal amount of indebtedness permitted to be incurred pursuant to clause (i) of the covenant “Limitation on Incurrence of Indebtedness.”

“FF&E” means furniture, fixtures and equipment (including Gaming Equipment) acquired by the Issuers and the Restricted Subsidiaries in the ordinary course of business for use in the construction and business operations of the Company or the Restricted Subsidiaries.

“FF&E Financing” means Indebtedness, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve or refinance, respectively, FF&E; provided that (x) the principal amount of such FF&E Financing does not exceed the cost (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with the proceeds thereof or the cost of such improvements, as the case may be, and (y) such FF&E Financing is secured only by the assets so financed and assets which, immediately prior to the incurrence of such FF&E Financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under the Indenture) to the lender of such FF&E Financing.

“Flow Through Entity” means an entity that for Federal income tax purposes constitutes (i) an “S corporation” (as defined in Section 1361(a) of the Code), (ii) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of Section 7701(a)(2) of the Code) other than a “publicly traded partnership” (as defined in Section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a “Federal Flow Through Entity”).

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is also a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the SEC.

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Iowa Gaming Commission, the Louisiana Gaming Control Board, the Louisiana State Racing; Commission and any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by the Company or any of the Subsidiaries.

“Gaming Equipment” means slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment.

“Gaming FF&E Financing” means FF&E Financing, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries to acquire or lease FF&E that constitutes Gaming Equipment.

“Gaming Licenses” means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming or racing activities in any state or jurisdiction in which the Company or any of the Restricted Subsidiaries conducts business (including, without limitation, all such licenses granted by the Gaming Authorities), and all applicable liquor and tobacco licenses.

“Gaming Property” means: (i) the Diamond Jo, the Diamond Jo Worth and the Evangeline Downs horse racetrack and casino, in each case, so long as it is owned by the Company or a Restricted Subsidiary and (ii) any other gaming facility or gaming operation owned and controlled or to be owned and controlled after the Issue Date by the Company or a Restricted Subsidiary and that contains, or that based upon a plan approved by the Company’s Managers will contain upon the completion of the construction or development thereof, an aggregate of at least 500 slot machines or other gaming devices; provided, in each case, that the property and assets (other than Excluded Assets) of such Gaming Property constitute Collateral.

“Gaming Property Financing” means a financing, in whole or in part, of (x) the acquisition of any Gaming Property, (y) the construction of any Gaming Property (but only to the extent that the proceeds of such Indebtedness are used to acquire land, furniture, fixtures and equipment, prepare the site or construct improvements thereon) or (z) an investment in any Gaming Property.

“Government Securities” means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

“Guaranty” or “Guarantee,” used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. “guarantee” or “guaranty” used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate exchange agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, including any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) representing Capital Lease Obligations, (f) under bankers’ acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (h) in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (1) the fair market value of such property at the time of determination and (2) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such indebtedness.

“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, (a) pro forma effect shall be given to the incurrence, repayment or retirement by the Company or any of the Restricted Subsidiaries of any Indebtedness (other than Indebtedness incurred in the ordinary course of business for general corporate purposes pursuant to working capital facilities) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; (b) acquisitions that have been made by the Company or any of the Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall he calculated on pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) as a result of such acquisition, merger or consolidation; provided that (x) such cost savings were identified and quantified in an Officers’ Certificate delivered to the Trustee at the time of the consummation of such acquisition, merger or consolidation and such Officers’ Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to effect such cost savings and sets forth the specific steps to be taken within the 90 days after such acquisition, merger or consolidation to accomplish such cost savings, and (y) with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such Officers’ Certificate (regardless, however, of whether the corresponding cost savings have been achieved). Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances or capital contributions (excluding (i) payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business, (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice and (iii) deposits and prepaid expenses incurred in the ordinary course of business or in connection with proposed transactions that are not consummated), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Iowa Gaming Commission” means the Iowa Racing and Gaming Commission, or any successor Gaming Authority.

“Issue Date” means the date upon which the Notes are first issued.

“Issuers” means the Company and Capital Corp. and their respective successors in accordance with the terms of the Indenture, and not any of their respective subsidiaries.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Management Arrangement” means profits interests grants or similar equity interest arrangements, employment agreements, consulting agreements, management agreements, operating agreements and other similar arrangements by and among the Company, any Affiliate of the Company or any manager, officer, member, employee or consultant of the Company or such Affiliate and such or similar agreements as may be modified, supplemented, amended, entered into or restated from time to time consistent with industry; practice and approved by the Managers of PGP or the Company, provided that the aggregate amount of payments made to an Excluded Person (other than the Company or any of the Restricted Subsidiaries) pursuant to any such equity interest, employment, consulting, management, operating or similar agreements or arrangements for any fiscal year shall not exceed 4.0% of the Consolidated EBITDA of the Company for the immediately preceding fiscal year.

“Managers” means, with respect to any Person (i) if such Person is a limited liability company, the board member, board members, manager or managers appointed pursuant to the operating agreement of such Person as then in effect or (ii) otherwise, the members of the board of directors or other governing body of such Person.

“Members” means the holders of all of the Voting Stock of the Company.

“Net Income” means, with respect to any Person for any period, (a) the net income (or loss) of such Person for such period, determined in accordance with GAAP, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any asset sale or abandonment, including pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss, reduced by (b) an amount equal to the amount of Permitted Tax Distributions actually made (without duplication) to any parent or equity holder of such Person for such period in accordance with clause (iii) of the second paragraph of “—Limitation on Restricted Payments” as though such amounts had been paid as income taxes directly by such Person for such period.

“Net Proceeds” means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received), net of:

(i)
the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,

(ii)
taxes required to be paid by the Company, any of the Subsidiaries, or any Equity Holder of the Company (or, in the case of any Company Equity Holder that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

(iii)	amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and

(iv)
appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale).

“Obligation” means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage (including, without limitation, liquidated damages) and other obligation and liability payable under the documentation governing any liability.

“OED” means The Old Evangeline Downs, L.L.C., a Louisiana limited liability company.

“OEDA” means OED Acquisition, LLC, a Delaware limited liability company.

“OED 13% Senior Notes due 2010” means the 13% Senior Notes due 2010 with Contingent Interest issued under the OED Indenture.

“OED Indenture” means that certain Indenture, dated as of February 25, 2003, among OED, The Old Evangeline Downs Capital Corp., the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.

“Officers’ Certificate” means the officers’ certificate to be delivered upon the occurrence of certain events as set forth in the indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to any of the Issuers, any Subsidiary of any of the Issuers or the Trustee.

“OTB Operation” means all of the assets and properties (other than the leases for such properties) of the Company and its subsidiaries (including, but not limited to, all Gaming Licenses) related to the business operation of any off-track betting parlor or similar facility operated or owned by the Company or such subsidiary.

“Peninsula Gaming” means Peninsula Gaming, LLC, a Delaware limited liability company.

“Permitted C-Corp Conversion” means a transaction resulting in the Company becoming subject to tax under the Code as a corporation (a “C Corporation”); provided that:

(1)
the C Corporation resulting from such transaction, if a successor to Peninsula Gaming, LLC, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of the Company under the Notes, the Registration Rights Agreement, the Security Documents and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

(2)	after giving effect to such transaction no Default or Event of Default exists;

(3)
prior to the consummation of such transaction, the Company shall have delivered to the Trustee (a) an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income gain or loss for Federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officer’s Certificate as to compliance with all of the conditions set forth in paragraphs (1), (2) and (3)(a) above; and

(4)
such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under any applicable gaming or racing laws.

“Permitted Investments” means:

(i)
Investments by (a) any Issuer or any Subsidiary Guarantor in any Issuer or in any Subsidiary Guarantor or (b) any Restricted Subsidiary that is not a Subsidiary Guarantor in any Issuer or any other Restricted Subsidiary;

(ii)	Investments in Cash Equivalents;

(iii)
Investments in a Person, if, as a result of such Investment, such Person (a) becomes a Subsidiary Guarantor, or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into the Issuers or a Subsidiary Guarantor;

(iv)	Hedging Obligations;

(v)	Investments as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under the caption “Limitation on Asset Sales;”

(vi)	Investments existing on the Issue Date;

(vii)	Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

(viii)	credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

(ix)
stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company (a) in satisfaction of judgments or (b) pursuant, to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers;

(x)	loans or other advances to employees of the Company and the Subsidiaries in an aggregate amount not to exceed $2.5 million at any one time outstanding;

(xi)	intercompany Indebtedness incurred pursuant to clause (v) of the covenant “Limitation on Incurrence of Indebtedness;”

(xii)	Investments in the Notes and the Unsecured Notes; and

(xiii)	Investments not otherwise permitted by clauses (i) through (xii) above, not to exceed $20.0 million at any one time outstanding.

“Permitted Liens” means:

(i)
Liens securing Indebtedness of the Company or any of the Restricted Subsidiaries incurred pursuant to clause (i) of the second paragraph of the covenant under “Limitation on Incurrence of Indebtedness;”

(ii)
Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an event of default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

(iii)
security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of borrowed money) or leases, surety and appeal, bonds performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

(iv)
Liens for taxes, assessments or other governmental charges either (a) not yet delinquent or (b) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(v)
Liens of carriers, warehousemen, mechanics, landlords, material men, suppliers, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(vi)
easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, and that do not materially detract from the value of the property subject thereto (as such property is used by the Company or a Restricted Subsidiary) or materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(vii)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation or otherwise arising from statutory or regulatory requirements of the Company or any of the Restricted Subsidiaries;

(viii)
Liens securing Refinancing Indebtedness incurred in compliance with the indenture to refinance Indebtedness secured by Liens; provided, (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes, the Subsidiary Guarantees or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

(ix)
Liens that secure Acquired Debt or Liens on property of a Person existing at the time such Person is merged into or consolidated with, or such property was acquired by, the Company or any Restricted Subsidiary; provided that such Liens do not extend to or cover any other property or assets and were not put in place in anticipation of such acquisition, merger or consolidation;

(x)
any interest or title of a lessor under any Capital Lease Obligation or operating lease; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation;

(xi)
Liens that secure Purchase Money Obligations, Capital Lease Obligations or FF&E Financing permitted to be incurred under the Indenture; provided that such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed and property and assets which, immediately prior to the incurrence of such Purchase Money Obligations, Capital Lease Obligations or FF&E Financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under the indenture) to the lender of such Purchase Money Obligations, Capital Lease Obligations or FF&E Financing;

(xii)	whether or not existing on the issue Date, Liens securing Obligations under the Indenture, the Notes, the Subsidiary Guarantees or the Security Documents;

(xiii)	with respect to any vessel included in the Collateral, certain maritime liens, including liens for crew’s wages and salvage;

(xiv)	Liens in favor of the Company or any Subsidiary Guarantor, in which a security interest has been granted to the Trustee to secure the payment of the Notes or a Subsidiary Guaranty, respectively;

(xv)
Liens arising from precautionary Uniform Commercial Code financing statement filing regarding operating leases entered into by the Company or any of the Subsidiaries in the ordinary course of business;

(xvi)	Liens incurred in the ordinary course of business securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(xvii)	Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(xviii)	Liens on a pledge of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

(xix)
leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Restricted Subsidiaries or materially detracting from the value of the relative assets of the Company or any Restricted Subsidiary;

(xx)
Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(xxi)	Liens securing intercompany Indebtedness incurred pursuant to clause (v) of the second paragraph of the covenant under “Limitation on Incurrence of Indebtedness;”

(xxii)
Liens securing guarantees by Subsidiary Guarantors of Indebtedness incurred by any Issuer or Subsidiary Guarantor that is secured by a Permitted Lien if such guarantees are permitted by the covenant “Limitation on Incurrence of Indebtedness;” and

(xxiii)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Permitted Tax Distributions” in respect of the Company means, with respect to any taxable year or portion thereof in which the Company is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of the Company for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (for this purpose, net short-term capital gain in excess of net long-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for the Company for such year or portion thereof. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity (but only for periods for which such Subsidiary is treated as a Flow Through Entity), which items of income, gain, deduction or, loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“PGP” means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of the Company, and the indirect parent of Capital Corp.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuer and its Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Proposed Gaming Acquisition” means the acquisition of the Amelia Belle Casino pursuant to the terms of that certain Purchase Agreement, dated as of June 18, 2009, by and among Columbia Properties New Orleans, L.L.C., AB Acquisition LLC and PGP, as such agreement may be amended and supplemented from time to time.

“Purchase Money Obligations” means Indebtedness representing, or incurred to finance (or to Refinance Indebtedness incurred to finance), the cost (i) of acquiring any assets (including FF&E) and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); provided that, (a) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and assets which, immediately prior to the incurrence of such Purchase Money Obligations, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under the Indenture) to the lender of such Purchase Money Obligations and (b) such indebtedness is (or the indebtedness being Refinanced was) incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

“Qualified Capital Stock” means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

“Related Business” means any business in which PGP, the Company or any Subsidiary of the Company was engaged on the Issue Date and any and all other businesses that in the good faith judgment of the Managers of the Company are similar, related, ancillary or complementary to such business, including, but not limited to the entertainment and hotel businesses and food and beverage distribution operations,

“Required Regulatory Redemption” means a redemption by the Issuers of any Holder’s Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise quality under any gaming or similar laws and is not found suitable or so qualified within 30 days after being requested to do so (or such lesser period that may be required by any Governmental Authority).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” means:

(i)
any dividend or other distribution declared or paid on account of any Equity Interests of the Company or any of the Restricted Subsidiaries or any other payment to any Excluded Person or Affiliate thereof (other than, in each case, (a) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (b) amounts payable to the Company or any Restricted Subsidiary);

(ii)
any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Restricted Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

(iii)
any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guaranty thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

(iv)	any Restricted Investment.

“Restricted Subsidiary” means any Subsidiary which at the time of determination is not an Unrestricted Subsidiary.

“Return from Unrestricted Subsidiaries” means (a) 50% of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary of the Company is designated to be a Restricted Subsidiary, the fair market value of the Company’s Investment in such Subsidiary on the date of such designation.

“Secured Debt” means Indebtedness of the Company or its Restricted Subsidiaries secured by a Lien (other than a Lien permitted to be incurred pursuant to clauses (ii)-(vii), (x), (xiii)-(xvi) or (xviii)-(xxiii) of the definition of Permitted Liens).

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of Secured Debt outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn) to (b) Consolidated EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination, in each case with such pro forma adjustments to Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Interest Coverage Ratio.”

“Security Documents” means, collectively, the Security Agreement, the Mortgages and all mortgages, leasehold mortgages, deeds of trust, security agreements, pledge agreements, control agreements, collateral assignment agreements, collateral access agreements, intellectual property security agreements and other agreements, instruments, financing statements and other documents evidencing, creating, setting forth or limiting any Lien on Collateral in favor of the Trustee (or, in the case of mortgages, deeds of trust or similar agreements, in favor of the Trustee or another trustee thereunder), for the benefit of the Holders.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the issue Date.

“Specified Equity Contributions” means the Cash Equivalents or other assets (valued at their fair market value) received by the Company after the Issue Date from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Capital Stock) of the Company, in each case, designated as Specified Equity Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary that has executed and delivered in accordance with the Indenture a Subsidiary Guaranty, and such Person’s successors and assigns.

“Subsidiary Guaranty” means an unconditional and irrevocable guaranty by a Subsidiary Guarantor of the Obligations of the Issuers under the Notes and the Indenture, on a senior secured basis, as set forth in the Indenture, as amended from time to time in accordance with the terms thereof.

“Tax Loss Benefit Amount” means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the first day of the taxable year of the Company following the taxable year that includes the Issue Date (such day, the “Loss Date”) carried forward to the applicable taxable year, provided that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Loss Date, which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the amount of net operating loss or net capital loss of the Company.

“Unsecured Notes” means the 10¾% senior notes due 2017, which notes shall be unsecured and have a final scheduled maturity date no earlier than August 15, 2017.

“Transactions” means the transactions described under “Description of the Related Transactions” of the Company’s Offering Memorandum, dated July 28, 2009.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2012; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straightline basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, however, that if the period from the redemption date to August 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers of the Company as an Unrestricted Subsidiary and each subsidiary of such Subsidiary; provided that such Subsidiary or any of its subsidiaries does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in the covenant described under the caption “Limitation on Incurrence of Indebtedness” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the fair market value of the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and is permitted by the covenant described above under the caption “Limitation on Incurrence of Indebtedness.

“Upper Tier Equity Holder” means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and the Subsidiaries that are Flow Through Entities.

“Voting Stock” means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

“Warner Land” means the 93-acres of land adjacent to the racino acquired by OED from Bart C. Warner pursuant to the Sale with Mortgage, dated October 24, 2003.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by such Person; provided that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

DESCRIPTION OF UNSECURED NOTES

General

The terms of the unsecured outstanding notes and the unsecured exchange notes are identical, both of which are governed by the Indenture described herein.

References to the “Notes” in this Description of Unsecured Notes are references to the 10¾% Senior Unsecured Notes due 2017 registered under the Securities Act and offered hereby.

The Notes will be issued pursuant to an indenture (the “Indenture”) among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act of 1933, as amended. The terms of the Notes include those stated in the indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and the Holders are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the form of indenture are available from the Issuers upon request as described below under the section of this prospectus entitled “Available Information.” You can find the definitions of certain terms used in this Description of Unsecured Notes under “Certain Definitions” and throughout this Description of Unsecured Notes.

The Notes will be senior unsecured obligations of the Issuers and will rank senior in right of payment to all existing and future subordinated Indebtedness of the issuers and pari passu in right of payment with all existing and future senior Indebtedness of the Issuers. The Notes will be irrevocably and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors on a senior unsecured basis, as described below under “Subsidiary Guarantors.” The Notes and the Subsidiary Guarantees will be effectively subordinated to our and the Subsidiary Guarantors’ secured Indebtedness (including the Existing Senior Secured Credit Facility, the Secured Notes and the related guarantees, FF&E Financings and Indebtedness represented by Capital Lease Obligations secured by Permitted Liens on our and their assets).

Under certain circumstances, the issuers may designate certain Subsidiaries formed or acquired after the Issue Date as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. As of the Issue Date, none of our subsidiaries is an Unrestricted Subsidiary.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Issuers

As used in this Description of Unsecured Notes, all references to the “Issuers,” “we,” “our” or “us” mean Peninsula Gaming, LLC (the “Company”) and Peninsula Gaming Corp. (“PGL Corp.”) and their respective successors in accordance with the terms of the Indenture, and not any of their respective subsidiaries.

Capital Corp. is a wholly owned subsidiary of the Company that serves as a co-issuer of the Notes in order to facilitate the offering of the Notes. Capital Corp. will not have any operations or assets and will not have any revenues. As a result, prospective investors should not expect Capital Corp. to participate in servicing the principal, interest, liquidated damages, if any, premium or any other payment obligations on the Notes. See “Certain Covenants—Restrictions on Activities of Capital Corp.”

Principal, Maturity and Interest

The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. In connection with this offering, we will issue Notes in an aggregate principal amount of $305,000,000. In addition, the Indenture provides that, subject to the covenant in the indenture described under “Certain Covenants—Limitation on Incurrence of Indebtedness,” additional Notes may be issued thereunder from time to time, without the consent of the Holders of previously issued Notes, in an aggregate principal amount to be determined from time to time by the Issuers. The terms of the Notes being offered in this offering and the terms of any additional Notes that may be subsequently issued under the Indenture will be substantially identical other than the issuance dates and the dates from which interest will accrue. Because, however, any additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers, be represented by a different Global Note or Notes, and otherwise be treated as a separate class or classes of Notes for other purposes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Unsecured Notes,” references to the “Notes” include any additional Notes actually issued. The Notes being offered in this offering and any such additional Notes would be treated as a single series of notes under the Indenture and would vote together as one series on all matters with respect to the Notes, including with respect to the provisions of the Indenture described below under “Amendment, Supplement and Waiver.”

  The Notes will mature on August 15, 2017. Interest on the Notes will be payable semiannually on August 15 and February 15 of each year, commencing on February 15, 2010, to Holders of record on the immediately preceding August 1 and February 1, respectively. The Notes will bear interest at 10¾% per annum from the date of original issuance. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose within the City of New York; provided that at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of the Notes. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to Holders and, subject to certain exceptions, the Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

Redemption

At the Option of the Issuers. Except as set forth below, the Notes are not redeemable at the Issuers’ option prior to August 15, 2013. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2013	105.375%
2014	103.583%
2015	101.792%
2016 and thereafter	100.000%

Equity Clawback. Notwithstanding the foregoing, at any time or from time to time, prior to August 15, 2012, we may redeem up to 35% of the aggregate principal amount of the outstanding Notes at a redemption price of 110.750% of their principal amount, plus accrued and unpaid interest, if any, through the date of redemption, with the net cash proceeds of one or more Equity Offerings; provided that (i) the redemption occurs within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to each such redemption.

The restrictions on the optional redemption contained in the Notes do not limit the right of the Issuers or any of the Subsidiaries to separately make open market, privately negotiated or other purchases of the Notes from time to time.

Make-Whole Redemption, At any time prior to August 15, 2013, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Required Regulatory Redemption. Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption will be redeemable by the Issuers, in whole or in part, at any time, upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any applicable Governmental Authority) at a price equal to the lesser of (i) the Holder’s cost thereof and (ii) 100% of the principal amount thereof, plus in either case accrued and unpaid interest thereon, if any, to the date of redemption (or such earlier period as ordered by such Governmental Authority). Under the Indenture, the Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption. Such expenses of any such Holder or beneficial owner will, therefore, be the obligation of such Holder or beneficial owner.

Mandatory Redemption. Notwithstanding any other provisions hereof, if the Proposed Gaming Acquisition is not consummated or the Amelia Belle Purchase Agreement is terminated in accordance with its terms, in either case, on or prior to December 31, 2009 (the occurrence of either such event is referred to herein as the “Mandatory Redemption Trigger”), Notes in an aggregate principal amount (the “Mandatory Redemption Amount”) equal to $100.0 million multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes that are outstanding on the date a Mandatory Redemption Trigger first occurs and the denominator of which is the aggregate principal amount of the Notes and the Secured Notes that are outstanding on such date, will be subject to a single redemption by the Issuers, and the Issuers shall redeem (the “Mandatory Redemption”) Notes in an aggregate principal amount equal to the Mandatory Redemption Amount, upon not less than five Business Days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

The Notes will not be entitled to any mandatory redemption (except for a Required Regulatory Redemption or a Mandatory Redemption) or have the benefit of any sinking fund.

Redemption Procedures. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that Notes in denominations of $2,000 or less may not be redeemed in part. Except in the case of a Required Regulatory Redemption or Mandatory Redemption requiring less notice, notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at such Holder’s registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Issuers default in making such redemption payment.

Subsidiary Guarantors

The repayment of the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, on a senior unsecured basis by each of our present and future Restricted Subsidiaries, other than Foreign Subsidiaries and other than any Restricted Subsidiary which is a co-Issuer of the Notes. On the Issue Date, we will not have any foreign Subsidiaries, and each of the Subsidiaries (other than Capital Corp., which is a co-Issuer of the Notes) will be a Subsidiary Guarantor. The Indenture will provide that, so long as any Notes remain outstanding, any and all future Restricted Subsidiaries, other than Foreign Subsidiaries and other than any Restricted Subsidiary which is a co-Issuer of the Notes, shall enter into a Subsidiary Guaranty. For additional information on the Subsidiary Guarantees, see “Certain Covenants—Subsidiary Guarantors” and “—Release of Subsidiary Guarantors” below.

The Obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will, however, be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under the Subsidiary Guaranty, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not rendering a Subsidiary Guarantor insolvent.

Repurchase Upon Change of Control

Upon the occurrence of a Change of Control, the Issuers will offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers must mail or cause to be mailed a notice to each Holder stating, among other things:

(i)      the purchase price and the purchase date, which will be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”);

(ii)
that any Holder electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent with respect to the Notes (the “Paying Agent”) at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and

(iii)
that the Holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased.

The Issuers will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers’ Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent will promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof: The Issuers will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Offer to make required repurchases.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) an irrevocable notice of redemption has been given, prior to the occurrence of a Change of Control, pursuant to the Indenture as described above under the caption “—Optional Redemption.”

The use of the term “all or substantially all” in provisions of the Indenture such as in the definition of “Change of Control” and under “Merger, Consolidation or Sale of Assets” has no clearly established meaning under New York law (which governs the Indenture) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of “all or substantially all” of the assets of a Person. As a consequence, in the event the Holders elect to exercise their rights under the Indenture and the Issuers elect to contest, such election, there could be no assurance as to how a court would interpret the phrase under New York law, which may have the effect of preventing the Trustee or the Holders from successfully asserting that a Change of Control has occurred.

While management of the Company has no present intention to engage in a transaction involving a Change of Control, the Company is continually evaluating opportunities to maximize shareholder value and it is possible that the Company could determine to engage in a transaction involving a Change of Control in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that would increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Issuers and the Restricted Subsidiaries to incur additional Indebtedness are contained in the covenant described under “Limitation on Incurrence of Indebtedness.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or protections that may afford Holders protection in the event of a highly leveraged transaction.

Each Change of Control Offer will be conducted in compliance with applicable regulations under the Federal securities laws, including Exchange Act Rule 14e-1. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control Offer provisions of the Indenture by virtue thereof.

Certain Covenants

Limitation on Restricted Payments. The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly make a Restricted Payment unless, at the time of such Restricted Payment:

(a)	no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

(b)
immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in the first paragraph of the covenant described under “Limitation on Incurrence of Indebtedness,” and

(c)
such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers’ Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the Issue Date (including Restricted Payments permitted by clauses (i), (ii), (viii) and (ix) (but in the case of clause (ix), only to the extent not already deducted in computing Consolidated Net Income) of the next following paragraph and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of:

(1)
50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter immediately following the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

(2)
100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from (x) the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock or in connection with Specified Equity Contributions) and (y) any equity contribution from a holder of the Company’s Capital Stock (other than a Subsidiary and excluding Specified Equity Contributions), in each case, after the Issue Date and on or prior to the time of such Restricted Payment, provided net cash proceeds from Specified Equity Contributions shall not be included, plus

(3)
100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange), plus

(4)	the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment.

The foregoing provisions will not prohibit:

(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of the Indenture;

(ii)
the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock);

(iii)
with respect to each tax year or portion thereof that the Company qualifies as a Flow Through Entity and so long as clause (a) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year);

(iv)
the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to clause (xi) of the second paragraph of the covenant described under “Limitation on Incurrence of Indebtedness;”

(v)
distributions or payments (A) to PGP for or in respect of tax preparation, accounting, licensure, legal and administrative fees and expenses, including travel and similar reasonable expenses, incurred on behalf of the Issuers or their respective Subsidiaries or in connection with PGP’s ownership of the Issuers or their respective Subsidiaries, consistent with industry practice, (B) so long as clause (a) above is satisfied, pursuant to, and in accordance with, Management Arrangements and (C) so long as clause (a) above is satisfied, to pay reasonable and customary directors’ or managers’  fees to, and indemnity provided on behalf of, the Managers of PGP and the Company, and reimbursement of customary and reasonable travel and similar expenses incurred in the ordinary course of business;

(vi)
(A) the repurchase, redemption or other retirement or acquisition of Equity Interests of the Company or any Restricted Subsidiary from any of the Company’s or the Restricted Subsidiaries’ respective employees, members or managers (or their heirs or estates) that, in each case, are not Excluded Persons or (B) any dividend, distribution or other payment to PGP to enable PGP to repurchase, redeem, or otherwise retire or acquire Equity Interests of PGP from any of PGP’s or its subsidiaries’ respective employees, members or managers (or their heirs or estates) that, in each case, are not Excluded Persons, in an aggregate amount for all Restricted Payments pursuant to this clause (vi) not to exceed $750,000 in any twelve month period on and after the Issue Date (provided, however, that any amounts not used in any such twelve month period may be carried forward to the next succeeding twelve month period until used);

(vii)	the redemption and repurchase of any Equity Interests or Indebtedness of PGP, the Company or any of the Restricted Subsidiaries to the extent required by any Gaming Authority or Racing Authority;

(viii)	any dividend, distribution or other payment by any of the Restricted Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

(ix)
the declaration and payment of dividends and distributions to holders of Disqualified Capital Stock of the Company or any of the Restricted Subsidiaries issued or incurred in accordance with the covenant “—Limitation on Incurrence of Indebtedness;”

(x)	the Transactions consummated on the Issue Date;

(xi)	payments that are made with Specified Equity Contributions; and

(xii)	so long as clause (a) above is satisfied, Restricted Payments not otherwise permitted by this covenant in an aggregate amount pursuant to this clause (xii) not to exceed $25.0 million.

Promptly following the end of each fiscal quarter during which any Restricted Payment was made pursuant to clause (c) above, the Company will deliver to the Trustee an Officers’ Certificate stating that each such Restricted Payment was permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company’s latest available internal financial statements. For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the Managers of the Company, unless stated otherwise, at the time made or returned, as applicable.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (i) through (xi) above or is entitled to be made according to the first paragraph of this covenant, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Limitation on Incurrence of Indebtedness. The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, (x) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, “incur”), any Indebtedness (including, without limitation, Acquired Debt) or (y) issue any Disqualified Capital Stock; provided that the Company and the Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Debt) and issue shares of Disqualified Capital Stock if (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (b) the Interest Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as set forth in the definition of Interest Coverage Ratio, as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period.

Notwithstanding the foregoing, the foregoing limitations will not prohibit the incurrence of:

(i)
Indebtedness under the Existing Senior Secured Credit Facility; provided that the aggregate principal amount of indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $15.0 million, less the aggregate amount of commitment reductions contemplated by clause (iii)(c) under the caption “Limitation on Asset Sales;” provided, however, that Indebtedness permitted to be incurred pursuant to this clause (i) shall be increased by $15.0 million (A) upon each acquisition of a Gaming Property after December 31, 2009, or (B) in each instance, to effectuate a Gaming Property Financing after December 31, 2009; provided, further, that any such increase pursuant to the immediately preceding proviso shall be reduced dollar-for-dollar by the amount of Acquired Debt secured by assets of such Gaming Property (unless such Acquired Debt could have been incurred under, and reduces the amount available under, clause (ii) below);

(ii)
FF&E Financing and Indebtedness represented by Capital Lease Obligations, mortgage financings or other Purchase Money Obligations; provided that (1) no Indebtedness incurred under the Notes is utilized for the purchase or lease of FF&E financed with such FF&E Financing or such other Indebtedness, and (2) the aggregate principal amount of such Indebtedness (including any Acquired Debt referred to in the parenthetical in clause (i) above and including any Refinancing Indebtedness and any other Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness pursuant to this clause (ii)) outstanding at any time (excluding any Gaming FF&E Financing incurred pursuant to this clause (ii)) does not exceed $20.0 million;

(iii)
Indebtedness solely in respect of bankers acceptances, letters of credit payment obligations in connection with self-insurance or similar requirements, security for workers’ compensation claims, appeal bonds, surety bonds, insurance obligations or bonds, and performance bonds, and similar bonds or obligations, all incurred in the ordinary course of business (including, without limitation, to maintain any license or permits) in accordance with customary industry practices;

(iv)
Hedging Obligations incurred to fix or hedge interest rate risk with respect to any fixed or variable rate Indebtedness otherwise permitted by the Indenture;  provided that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

(v)
Indebtedness of any Issuer, any Subsidiary Guarantor or any Restricted Subsidiary owed to and held by a Subsidiary Guarantor or an Issuer, as the case may be, that is unsecured and subordinated in right of payment to the Notes and the Subsidiary Guarantees, as the case may be; provided, that any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary Guarantor or Restricted Subsidiary, as the case may be, ceasing to be a Subsidiary Guarantor or a Restricted Subsidiary, or any transfer of such Indebtedness (other than to an Issuer or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Issuer, such Subsidiary Guarantor or such Restricted Subsidiary, as the case may be;

(vi)
Indebtedness outstanding on the Issue Date, including the Notes and the Secured Notes outstanding on the Issue Date, but excluding Indebtedness under the Existing Senior Secured Credit Facility outstanding on the Issue Date;

(vii)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(viii)	the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(ix)
Indebtedness arising from agreements for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business or assets of the Company, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or the applicable Subsidiary Guarantor or Restricted Subsidiary in connection with such disposition;

(x)	any Subsidiary Guaranty of the Notes;

(xi)
Indebtedness issued in exchange for, or the proceeds of which are substantially contemporaneously used to extend, repay, redeem, discharge, refinance, renew, replace, or refund (collectively, “Refinance”), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, clause (vi) above, this clause (xi) or clause (xiii) below (the “Refinancing Indebtedness”); provided that (a) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (b) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced and (c) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes or applicable Subsidiary Guaranty, as the case may be, than the Indebtedness being Refinanced;

(xii)
guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary or the Company or guarantees by the Company of Indebtedness of any Restricted Subsidiaries if the Indebtedness so guaranteed is permitted under another provision of this covenant and so long as such guarantee otherwise complies with the Indenture; and

(xiii)
Indebtedness not otherwise permitted by clauses (i) through (xii) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (xiii), including all Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii), not to exceed $50.0 million.

Upon each incurrence of Indebtedness, if such indebtedness could have been incurred under more than one provision of this covenant, (i) the Company may designate pursuant to which provision of this covenant such Indebtedness is being incurred, (ii) the Company may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this covenant, and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant; provided that (a) all incurrences of Indebtedness under the Existing Senior Secured Credit Facility outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause (i) above and (b) all incurrences of Indebtedness under the Notes shall be deemed to have been incurred pursuant to clause (vi) above.

Limitation on Asset Sales. The Issuers will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

(i)
such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale (as determined by the Company’s Managers in good faith);

(ii)
at least 75% of the consideration for such Asset Sale is in the form of either (a) cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided that following such Asset Sale, there is no further recourse to the Company or the Restricted Subsidiaries or the Company and the Restricted Subsidiaries are fully indemnified with respect to such liabilities; provided, further, that the 75% limitation set forth in this clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (ii) of this paragraph), or (b) assets of the type described in clause (iii)(a) below; and

(iii)
within 360 days of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or the Restricted Subsidiaries, (b) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold, (c) applied to repay Indebtedness under the Existing Senior Secured Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid, (d) applied to repay, repurchase, redeem or otherwise retire the Secured Notes or any other Secured Debt of the Company or the Restricted Subsidiaries incurred in accordance with the Indenture or (e) to the extent not used as provided in clauses (a), (b), (c) or (d) or any combination thereof, applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”); provided that the Company will not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10.0 million.

All Net Proceeds from an Event of Loss shall be used as follows: (1) first, the Company shall use such net cash proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (2) then, to the extent any Net Proceeds from an Event of Loss are not used as described in the preceding clause (I), all such remaining Net Proceeds shall be reinvested or used as provided in the immediately preceding clause (iii).

Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Existing Senior Secured Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

Net Proceeds not invested or applied as set forth in any of the preceding subclause (a), (b), (c) or (d) of clause (iii) above constitute “Excess Proceeds.” If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Issuers will offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the “Purchase Amount”), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Issuers must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 360 day period following the Asset Sale that produced such Excess Proceeds.  If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and the Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

The Indenture will provide that each Excess Proceeds Offer will remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the “Excess Proceeds Offer Period”). Promptly after the termination of the Excess Proceeds Offer Period, the Issuers will purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Issuers through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

Each Excess Proceeds Offer will be conducted in compliance with applicable regulations under the Federal securities laws, including Exchange Act Rule 14e-l. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

The Indenture will provide that the Issuers will not, and will not permit any of the Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

There can be no assurance that sufficient funds will be available at the time of any Excess Proceeds Offer to make required repurchases.

Limitation on Liens. The Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens; provided, however, that the Issuers and the Restricted Subsidiaries may, directly or indirectly, create, incur, assume or suffer to exist any Lien on any such asset or any income or profits therefrom and may assign or convey rights to receive income therefrom, in each case, to secure any Indebtedness permitted to be incurred under the Indenture so long as the Notes or the Subsidiary Guarantees, as applicable, are secured on an equal and ratable basis with such Indebtedness so secured until such time as such Indebtedness is no longer secured by such Lien.

Limitation on Restrictions on Subsidiary Dividends. The Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)
pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries (a) on such Restricted Subsidiary’s Capital Stock or (b) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary’s profits, or

(ii)	pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries, or

(iii)	make loans or advances to the Company or any of the Restricted Subsidiaries, or

(iv)	transfer any of its assets to the Company or any of the Restricted Subsidiaries,

except, with respect to clauses (i) through (iv) above, for such encumbrances or restrictions existing under or by reason of:

(a)
agreements or instruments as in effect on the Issue Date (including the Existing Senior Secured Credit Facility, the indenture governing the Secured Notes, the Secured Notes, the Security Documents and the Intercreditor Agreement (as each such term is defined therein) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the encumbrance or restrictions contained in any such agreement or instrument as amended, restated, modified, renewed, supplemented, refunded, replaced or refinanced are not materially more restrictive, when taken together as a whole, than the encumbrances and restrictions contained in such agreements or instruments as in effect on the Issue Date;

(b)	the Indenture and the Notes;

(c)	applicable law or any applicable rule or order of any Governmental Authority;

(d)
Acquired Debt; provided that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(e)	customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

(f)	customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien;

(g)
the agreements governing Refinancing Indebtedness; provided that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive in any material respect than those contained in any agreements governing the Indebtedness being refinanced;

(h)
the provisions of any Indebtedness or other agreements existing on the Issue Date, as such agreements are in effect on the Issue Date, without giving effect to any amendment or supplement thereto or modification thereof, in each case, to the extent not more restrictive in any material respect than such provisions as in effect on the issue Date;

(i)
any restrictions with respect to a Restricted Subsidiary imposed pursuant to a binding agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary; provided that such restrictions only apply to the Equity Interests or assets of such Restricted Subsidiary being sold; and

(j)	customary restrictions imposed on the transfer of copyrighted, trademarked or patented materials.

Merger, Consolidation or Sale of Assets. No Issuer may consolidate or merge with or into (regardless of whether such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for such Issuer and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless:

(i)
either (A) such Issuer is the surviving Person or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is either (x) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or (y) if at least one Issuer following any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, a limited liability company formed and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(ii)
the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of such Issuer under the Notes, the Indenture and the Registration Rights Agreement, pursuant to a supplemental indenture to the Indenture and joinders to the Registration Rights Agreement, each in a form reasonably satisfactory to the Trustee,

(iii)	immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

(iv)
such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

(v)	such Issuer, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made:

(a)
would be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the first paragraph of the covenant described under “Limitation on Incurrence of Indebtedness”; or

(b)
would have a Consolidated Leverage Ratio, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four quarter period, at least .25x less than the Consolidated Leverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

In the event of any transaction (other than a lease or a transfer of less than all of the Issuers’ assets) described in and complying with the conditions listed in the immediately preceding paragraph in which such Issuer is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under, and such Issuer shall be discharged from its Obligations under, the Indenture, the Notes and the Registration Rights Agreement, with the same effect as if such successor Person had been named as such Issuer herein or therein.

Limitation on Transactions with Affiliates. The Issuers will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuers or any of the Restricted Subsidiaries (each of the foregoing, an “Affiliate Transaction”), except for:

(i)
Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5.0 million; provided that such transactions are conducted in good faith and on terms that are no less favorable to such. Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Issuer or such Restricted Subsidiary on an arm’s-length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary;

(ii)
Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $10.0 million; provided that (a) a majority of the disinterested Managers of the Company or, if none, a disinterested committee appointed by the Managers of the Company for such purpose, determine that such transactions are conducted in good faith and on terms that are no less favorable to such Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such issuer or such Restricted Subsidiary on an arm’s-length basis from a Person that is not an Affiliate of such Issuer or such Restricted Subsidiary and (b) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers’ Certificate certifying to such effect; or

(iii)
Affiliate Transactions for which the Company delivers to the Trustee an opinion issued by an accounting, appraisal or investment banking firm of national standing (other than Jefferies & Company, Inc. or any of its Affiliates) as to the fairness of such transaction to such Issuer or such Restricted Subsidiary from a financial point of view.

Notwithstanding the foregoing, the following will be deemed nor to be Affiliate Transactions:

(a)	transactions between or among the Issuers and/or any or all of the Restricted Subsidiaries;

(b)	Restricted Payments permitted by the provisions of the Indenture described above under “Limitations on Restricted Payments;”

(c)
reasonable and customary compensation (including directors’ fees) paid to, and indemnity and customary employee benefit arrangements (including directors’ and officer’s liability insurance) provided for the benefit of, any director, officer, employee or consultant of the Company or any Restricted Subsidiary, or Manager of PGP, in each case entered into in the ordinary course of business and for services provided to the Company, such Restricted Subsidiary or PGP, respectively, as determined in good faith by the Managers of the Company;

(d)
any agreement or arrangement as in effect on the Issue Date among the Issuers and/or one or more Restricted Subsidiaries, on the one hand, and any officers or Managers thereof and/or any Affiliates of the Company, on the other hand (without giving effect to any amendment or supplement thereto or modification thereof, except for any such amendment, supplement, modification or replacement agreement that is not more disadvantageous to the Holders in any material respect than the original agreement thereof as in effect on the Issue Date), and any transactions contemplated thereby;

(e)	Permitted Investments; and

(f)
transactions with a joint venture engaged in a Related Business; provided that all the outstanding ownership interests of such joint venture are controlled only by the Company or the Restricted Subsidiaries and Persons who are not Affiliates of the Company.

Restriction on Sale and Issuance of Subsidiary Stock. The Issuers will not, and will not permit any Restricted Subsidiary to, issue or sell any Equity Interests (other than directors’ qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary of the Company; provided that the Company and the Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and the Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under “Limitation on Asset Sales.”

Rule 144A Information Requirement. The Issuers (and the Subsidiary Guarantors) will furnish to the Holders or beneficial holders of Notes, upon their written request, and to prospective purchasers thereof designated by such Holders or beneficial holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A.

Subsidiary Guarantors. The Issuers will cause each Restricted Subsidiary (other than a Foreign Subsidiary and other than a Restricted Subsidiary which is a co-Issuer) to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation, of such Restricted Subsidiary, in each case subject to customary qualifications. Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

Release of Subsidiary Guarantors. Upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests) of a Subsidiary Guarantor (as an entirety) to a Person which is not and is not required to become a Subsidiary Guarantor, or the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant “—Limitation on Asset Sales”), such Subsidiary Guarantor will be deemed released from its Obligations under the Indenture and its Subsidiary Guaranty; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Issuers or any Indebtedness of any other of the Restricted Subsidiaries shall also terminate upon such release, sale or transfer.

Restrictions on Activities of Capital Corp. Capital Corp. may not hold any assets, become liable for any obligations or engage in any business activities; provided that Capital Corp. may be a co-obligor of (i) the Notes pursuant to the terms of the Indenture, (ii) the OED 13% Senior Notes due 2010 pursuant to the terms of the OED Indenture, (iii) Obligations under the Existing Senior Secured Credit Facility, (iv) the Secured Notes and (v) any other Indebtedness incurred by the Company pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness,” and in each case may engage in any activities directly related or necessary in connection therewith.

Entity Classification. The Company is classified as a Flow Through Entity and will not take, or fail to take, any action which would result in the Company no longer being classified as a Flow Through Entity except (i) pursuant to a Permitted C-Corp Conversion or (ii) any transaction permitted under the covenant “Merger, Consideration or Sale of Assets,”

Reports. Regardless of whether required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding, the Company will furnish to the Trustee and Holders, within 15 days after the Company is or would have been required to file such with the SEC, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Company were required to file such reports. From and after the time the Company files a registration statement with the SEC with respect to the Notes, the Company shall, in lieu of providing such information to the Trustee and the Holders, file such information with the SEC so long as the SEC will accept such filings.

Events of Default and Remedies

Each of the following will constitute an Event of Default under the Indenture:

(i)	default for 30 days in the payment when due of interest on the Notes;

(ii)	default in payment of principal (or premium, if any) on the Notes when due at maturity, redemption, by acceleration or otherwise;

(iii)
default in the performance or breach of the covenants in the Indenture described under “Repurchase Upon Change of Control,” or “Limitation on Asset Sales,” or “Merger, Consolidation or Sale of Assets;”

(iv)
failure by the Issuers or any Restricted Subsidiary for 60 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding to comply with any other agreements in the Indenture or the Notes;

(v)
an event of default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (a) either (1) such event of default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such event of default the maturity of such Indebtedness has been accelerated (which acceleration has not been rescinded, annulled or otherwise cured within 20 days from the date of acceleration) and (b) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment event of default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated (and the 20-day period described above has elapsed), exceeds $15.0 million in the aggregate;

(vi)
failure by the Issuers or any Restricted Subsidiary to pay final judgments (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) aggregating in excess of $15.0 million, which judgments are not discharged, bonded or stayed within 60 days after their entry;

(vii)	the cessation of substantially all gaming operations of the Company and the Restricted Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss;

(viii)	any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of the Company or any Restricted Subsidiary for more than 90 days;

(ix)
any Subsidiary Guaranty of a Subsidiary Guarantor which is a Significant Subsidiary ceases to be in full force and effect or shall be field in any judicial proceeding to be unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guaranty and the Indenture) or any Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its Obligations under its Subsidiary Guaranty (other than by reason of the termination of the Indenture or the release of any such Subsidiary Guaranty in accordance with the Indenture); and

(x)	certain events of bankruptcy or insolvency with respect to the Issuers, any of the Subsidiary Guarantors or any Restricted Subsidiary that is a Significant Subsidiary.

If an Event of Default occurs and is continuing, the Trustee may declare by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to the Issuers and the Trustee all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under paragraph (x) above, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (i) waive any existing Default or Event of Default and its consequences under the Indenture (x) except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or (y) a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected or supermajority approval, which Default or Event of Default may be waived only with the consent of each outstanding Note affected or such supermajority approval, respectively, and/or (ii) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

The Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at. their option and at any time, elect to have all of their obligations discharged with respect to the outstanding Notes and the Subsidiary Guarantors’ obligations discharged with respect to the Subsidiary Guarantees (“Legal Defeasance”) except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the issuers’ obligations concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain material covenants that are described herein and the Subsidiary Guarantors’ obligations discharged with respect to the Subsidiary Guarantees (“Covenant Defeasance”) and thereafter any omission to comply with such obligations, shall not constitute a Default or Event of Default with respect to the Notes.  In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance,

(i)
the Issuers must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)
in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the: outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)
in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds (whether on a secured or unsecured basis) to be applied to such deposit);

(v)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of the Subsidiaries is a party or by which the Issuers or any of the Subsidiaries is bound;

(vi)
the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(vii)
each of the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture provides that the Issuers may terminate their obligations and the obligations of the Subsidiary Guarantors under the Indenture, the Notes and the Subsidiary Guarantees when:

(1)	either:

(a)
all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or a Subsidiary Guarantor or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
(i) all Notes have been called for redemption pursuant to the provisions under “Redemption—At the Option of the Issuers” by mailing to holders a notice of redemption, (b) all Notes will become due and payable at their stated maturity within one year or (c) all Notes otherwise have become due and payable; and

(A)
the Issuers have irrevocably deposited or caused to, be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and interest and liquidated damages, if any, on the Notes to the date of redemption or maturity, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(B)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing (whether on a secured or unsecured basis) of funds to be applied to such deposit (including, without limitation, the incurrence of any Lien in connection therewith));

(C)
such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are a party or by which the Issuers, any of the Subsidiary Guarantors or any of the Restricted Subsidiaries are bound; and

(2)	each of the Issuers and the Subsidiary Guarantors has paid all other sums payable by it under the Indenture, the Notes and the Subsidiary Guarantees; and

(3)	we shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) and (2) above.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers will not be required to transfer or exchange any Note selected for redemption. The Issuers will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the three succeeding paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and any existing Default or Event of Default (except certain payment defaults) or compliance with any provision of the Indenture, the Notes and the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)
reduce the principal of, or the premium (including, without limitation, redemption premium but not including, except as described in clause (iii) below, any redemption premium relating to the covenants “—Repurchase Upon Change of Control” and “—Limitation on Asset Sales”) on, or change the fixed maturity of, any Note;

(iii)	alter the price at which repurchases of the Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer after the corresponding Asset Sale or Change of Control has occurred;

(iv)	reduce the rate of or change the time for payment of interest, including default interest, on any Note (other than any advance notice requirement with respect to any redemption of the Notes);

(v)
waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(vi)	make any Note payable in money other than that stated in the Notes;

(vii)	make any change in the provisions of the Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, payments of principal of or interest on the Notes;

(viii)
waive a redemption payment with respect to any Note (other than for the avoidance of doubt, except as described in clause (iii) above, provisions relating to or payments required by the covenants described under the covenants “—Repurchase Upon Change of Control” and “—Limitation on Asset Sales”);

(ix)	adversely affect the contractual ranking of the Notes or Subsidiary Guarantees; or

(x)	make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without, the consent of the Holders, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of any of the Issuers’ or the Subsidiary Guarantors’ obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture or the Notes, to release any Subsidiary Guaranty permitted to be released under the terms of the Indenture, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, becomes a Restricted Subsidiary or Indebtedness assumed in connection with the acquisition of assets from such Person other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary or such acquisition of assets.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, will mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person. Notwithstanding the foregoing and for the avoidance of doubt, Jefferies & Company, Inc. shall be deemed not to be an Affiliate of PGP, the Company or any Restricted Subsidiary.

“Applicable Capital Gain Tax Rate” means a rate equal to the sum of:

(a)	the highest marginal Federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States, plus

(b)
to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity, (x) the greatest of (i) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of California, (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Louisiana, and (iii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

“Applicable Income Tax Rate” means a rate equal to the sum of:

(a)	the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States, plus

(b)
to the extent the relevant entity is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity, (x) the greatest of (i) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of California, (ii) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of Louisiana, and (iii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (y) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(i)	1.0% of the principal amount of such Note; or

(ii)	the excess of:

(a)
the present value at such redemption date of (i) the redemption price of the Note at August 15, 2013 (such redemption price being set forth in the table appearing above under the caption “—Redemption—At the Option of the Issuers”) plus (ii) all required interest payments due on the Note through August 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of such Note, if greater.

“Asset Sale” means:

(i)
any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a “transfer”), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; or

(ii)
direct or indirect issuance or sale of any Equity Interests or any Restricted Subsidiary (other than directors’ qualifying shares), in each case to any Person (other than the Company or a Restricted Subsidiary).

For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term “Asset Sale” shall not include:

(1)	any exchange of gaming equipment or furniture, fixtures or other equipment for replacement items in the ordinary course of business,

(2)	any transaction or series of related transactions that have a fair market value (or result in gross proceeds) of less than $2.5 million,

(3)
any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of the Indenture as described under “—Repurchase Upon Change of Control” and “Certain Covenants—Merger, Consolidation or Sale of Assets,”

(4)	any Investments that are not prohibited by the covenant described under “Certain Covenants-—Limitation on Restricted Payments,”

(5)	(A) any transfer of inventory, equipment, receivables or other assets acquired and held for resale in the ordinary course of business or (B) any transfer or liquidation of Cash Equivalents,

(6)
any transfer of damaged, worn out or other obsolete personal property so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable,

(7)	any grant of any Liens not otherwise prohibited by the Indenture, or

(8)
any transfer of properties or assets by (i) the Issuers or a Subsidiary Guarantor to the Issuers or any Subsidiary Guarantor, or (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor to the Company or any other Restricted Subsidiary.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. §101-1330, as amended.

“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Business Day” means any day other than a Legal Holiday.

“Capital Corp.” means Peninsula Gaming Corp., a Delaware corporation, and its successors in accordance with the terms of the Indenture, and not any of its subsidiaries.

“Capital Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, (iii) with respect to any other Person, any and all partnership or other equity interests of such Person.

“Cash Equivalent” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above,

“Change of Control” means the occurrence of any of the following events:

(i)
any merger or consolidation of the Company or PGP with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or PGP, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities;

(ii)
any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company or PGP;

(iii)
after any bona fide underwritten registered public offering of Capital Stock of the Company, during any period of 24 consecutive months after the Issue Date individuals who at the beginning of any such 24-month period constituted the Managers of the Company (together with any new Managers whose election by such Managers or whose nomination for election by the Members was approved by a vote of a majority of the Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved, including new Managers designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of Managers) cease for any reason to constitute a majority of the Managers of the Company then in office; provided, however, that there shall be no Change of Control pursuant to this clause (iii) if during such 24-month period any of the Excluded Persons continues to control or manage, directly or indirectly, the day-to-day operations of the Company;

(iv)	the Company adopts a plan of liquidation or dissolution; or

(v)	the first day on which the Company fails to own 99% of the issued and outstanding Equity Interests of Capital Corp.;

provided that a “Change of Control” shall not occur solely by reason of a Permitted C-Corp Conversion.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Peninsula Gaming, LLC, a Delaware limited liability company, and its successors in accordance with the terms of the Indenture, and not any of its subsidiaries.

“Consolidated EBITDA” means, with respect to any Person (the referent Person) for any period, the sum of Consolidated Net Income of such Person and the Restricted Subsidiaries for such period, without duplication;

plus (i) consolidated income tax expense of such Person and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period and the amount of Permitted Tax Distributions subtracted from Net Income in the determination of the Consolidated Net Income of such Person for such period;

plus (ii) Consolidated Interest Expense, to the extent deducted in computing such Consolidated Net Income;

plus (iii) Consolidated Non-Cash Charges, to the extent deducted in computing such Consolidated Net Income;

plus (iv) Pre-Opening Expenses, to the extent deducted in computing such Consolidated Net Income;

plus (v) Restricted Payments to Excluded Persons to the extent deducted in computing such Consolidated Net Income; and

minus (vi) (x) extraordinary non-cash gains increasing such Consolidated Net Income and (y) the amount of all cash payments made by such Person or any of the Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

“Consolidated Interest Expense” means, with respect to any Person for any period, (a) (i) the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, net of interest income, whether capitalized, paid, accrued or scheduled to be paid or accrued (including amortization of original issue discount, noncash interest payment, the interest component of Capital Lease Obligations and all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters or credit financings) plus (ii) to the extent not already included in such consolidated interest expense, all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital Stock of such Person or any Disqualified Capital Stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, in the case of each of clauses (i) and (ii), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case accrued during such period in connection with any transaction or proposed transaction to redeem, refinance, repurchase, exchange or retire any indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above less (c) any premiums, fees and expenses (including the amortization thereof) payable in connection with the Proposed Gaming Acquisition, the offering of the Notes and the Secured Notes and the application of the net proceeds therefrom or any other refinancing or repayment of Indebtedness shall be excluded from this definition to the extent such premium, fee or expense was included in the calculation made pursuant to clause (a) above.

“Consolidated Leverage Ratio” means, with respect to any Person and its Restricted Subsidiaries, as at any date of determination, the ratio of Consolidated Total Indebtedness as at such date to Consolidated EBITDA for the most recently ended four consecutive fiscal quarters for which financial statements of such Person are available immediately prior to such date of determination, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Interest Coverage Ratio.”

“Consolidated Net Income” means, with respect, to any Person (the referent Person) for any period, the sum of (a) the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP;  provided that (i) the Net Income of any other Person (other than a Restricted Subsidiary of the referent Person) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person, and (ii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners, (b) Consolidated Non-Cash Charges described in clauses (b)(i)-(iv) of the definition of “Consolidated Non-Cash Charges,” of such Person and the Restricted Subsidiaries to the extent deducted in computing such Net Income and (c) without duplication, the write-off of deferred financing costs, discounts and any charges related to any premium or penalty paid, in each case accrued during such period in connection with the redemption or retirement of Indebtedness in connection with the Transactions, as determined in accordance with GAAP, to the extent, such expense, cost, discount or charge was deducted in computing such Net Income.

“Consolidated Net Worth” means, with respect to any Person, the total stockholders’ (or members’) equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders’ (or members’) equity), (i) the amount of any such stockholders’ (or members”) equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

“Consolidated Non-Cash Charged means, with respect to any Person for any period, (a) the aggregate depreciation and amortization expense for such Person and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and (b) all other non-cash charges of such Person and the Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with (GAAP, including, without limitation, non-cash charges related to (i) any non-cash expense realized or resulting from Management Arrangements, including the pricing or repricing or issuances of Equity Interests of the Company or PGP to employees of the Company (whether accruing at or subsequent to the time of such repricing or issuance), (ii) impairment of goodwill, intangibles or fixed assets, (iii) purchase accounting adjustments, and (iv) restructuring charges, non-capitalized transaction costs and other non-cash charges incurred in connection with actual or proposed Investments, financings, refinancings, amendments or modifications to the Notes or other Indebtedness, acquisitions or divestitures (including, without limitation, the Proposed Gaming Acquisition, borrowings under the Existing Senior Secured Credit Facility, the issuance of the Notes or the Secured Notes or any refinancing of any of the foregoing) of such Person and the Restricted Subsidiaries for such period; but, in each case, excluding (x) any such charges constituting an extraordinary item or loss and (y) any such charge which requires an accrual of or a reserve for cash charges for any future period.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of any Person and its Restricted Subsidiaries outstanding as of such date of determination, determined on a consolidated basis in accordance with GAAP.

“Default” means any event that is, or after notice or the passage of time or both would be, an Event of Default.

“Disqualified Capital Stock” means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities that are pari passu or senior in respect of payment to the Notes, Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because such Equity Interests mature or become mandatorily redeemable, or give the holders thereof the right to require the Company to repurchase such Equity Interests, in each case, upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Notes as are required to be purchased pursuant to the provisions of the Indenture as described under “—Repurchase Upon Change of Control” and “—Certain Covenants—Limitation or Asset Sales.”

“Diamond Jo” means the Diamond Jo casino and related facilities in Dubuque, Iowa.

“Diamond Jo Worth” means the Diamond Jo Worth casino and related facilities in Northwood, Iowa.

“DJL” means Diamond Jo, LLC, a Delaware limited liability company.

“Equity Holder” means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (,a)(iv) of the definition of “Flow Through Entity,” the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of “flow Through Entity,” an owner thereof.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) an underwritten offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act or (ii) an offering of Qualified Capital Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act.

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excluded Person” means (i) PGP, (ii) PGP Investors, LLC, (iii) M. Brent Stevens, (iv) Michael S. Luzich, (v) OEDA, (vi) any Affiliate or Manager of PGP, PGP Investors, LLC, OEDA, M. Brent Stevens or Michael S. Luzich (collectively, the “Existing Holders”), (vii) any trust, corporation, partnership or other entity (a) controlled by the Existing Holders and members of the immediate family of the Existing Holders or (b) 80% of the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or (viii) any partnership the sole general partners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders.

“Existing Senior Secured Credit Facility” means (i) that certain Loan and Security Agreement, dated as of June 16, 2004, by and among DJL, OED and Wells Fargo Foothill, Inc., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity thereof, refinancing, replacing, supplementing or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing or supplementing the amount loaned or issued thereunder or altering the maturity thereof, whether pursuant to a credit agreement, indenture or other debt facility (any of the foregoing, an “Amendment”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Existing Senior Secured Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided, the Company and the Restricted Subsidiaries, taken as a whole, do not incur Indebtedness pursuant to any Amendment defined in clause (i) or any Indebtedness incurred under clause (ii) in an aggregate principal amount at any time outstanding in excess of the maximum aggregate principal amount of Indebtedness permitted to be incurred pursuant to clause (i) of the covenant “Limitation on Incurrence of Indebtedness.”

“FF&E” means furniture, fixtures and equipment (including Gaming Equipment) acquired by the Issuers and the Restricted Subsidiaries in the ordinary course of business for use in the construction and business operations of the Company or the Restricted Subsidiaries.

“FF&E Financing” means Indebtedness, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve or refinance, respectively, FF&E; provided that (x) the principal amount of such FF&E Financing does not exceed the cost (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with the proceeds thereof or the cost of such improvements, as the case may be, and (y) such FF&E Financing is secured only by the assets so financed and assets which, immediately prior to the incurrence of such FF&E Financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under the Indenture) to the lender of such FF&E Financing.

“Flow Through Entity” means an entity that for Federal income tax purposes constitutes (i) an “S corporation” (as defined in Section 1361 (a) of the Code), (ii) a “qualified subchapter S subsidiary” (as defined in Section 1361(b)(3)(B) of the Code), (iii) a “partnership” (within the meaning of Section 7701 (a)(2) of the Code) other than a “publicly traded partnership” (as defined in Section 7704 of the Code), (iv) an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service, or (v) a trust, the income of which is includible in the taxable income of the grantor or another person under sections 671 through 679 of the Code (the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a “Federal Flow Through Entity”),

“Foreign Subsidiary” means any Subsidiary which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the SEC.

“Gaming Authorities” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States Federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the Iowa Gaming Commission, the Louisiana Gaming Control Board, the Louisiana State Racing; Commission and any other agency, in each case, with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by the Company or any of the Subsidiaries.

“Gaming Equipment” means slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment.

“Gaming FF&E Financing” means FF&E Financing, the proceeds of which are used solely by the Issuers and the Restricted Subsidiaries to acquire or lease FF&E that constitutes Gaming Equipment.

“Gaming Licenses” means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming or racing activities in any state or jurisdiction in which the Company or any of the Restricted Subsidiaries conducts business (including, without limitation, all such licenses granted by the Gaming Authorities), and all applicable liquor and tobacco licenses.

“Gaming Property” means: (i) the Diamond Jo, the Diamond Jo Worth and the Evangeline Downs horse racetrack and casino, in each case, so long as it is owned by the Company or a Restricted Subsidiary and (ii) any other gaming facility or gaming operation owned and controlled or to be owned and controlled after the Issue Date by the Company or a Restricted Subsidiary and that contains, or that based upon a plan approved, by the Company’s Managers will contain upon the completion of the construction or development thereof, an aggregate of at least 500 slot machines or other gaming devices.

“Gaming Property Financing” means a financing, in whole or in part, of (x) the acquisition of any Gaming Property, (y) the construction of any Gaming Property (but only to the extent that the proceeds of such Indebtedness are used to acquire land, furniture, fixtures and equipment, prepare the site or construct improvements thereon) or (z) an investment in any Gaming Property.

“Government Securities” means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt;  provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Governmental Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

“guaranty” or “guarantee” used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation, “guarantee” or “guaranty” used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate exchange agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, including any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced, by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) representing Capital Lease Obligations, (f) under bankers’ acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (h) in respect of Hedging Obligations; (ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (1) the fair market value of such property at the time of determination and (2) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such indebtedness.

“Interest Coverage Ratio” means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, to (ii) Consolidated interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, (a) pro forma, effect shall be given to the incurrence, repayment or retirement by the Company or any of the Restricted Subsidiaries of any Indebtedness (other than Indebtedness incurred in the ordinary course of business for general corporate purposes pursuant to working capital facilities) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; (b) acquisitions that have been made by the Company or any of the Restricted Subsidiaries, including ail mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) as a result of such acquisition, merger or consolidation; provided that (x) such cost savings were identified and quantified in an Officers’ Certificate delivered to the Trustee at the time of the consummation of such acquisition, merger or consolidation and such Officers’ Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to effect such cost savings and sets forth the specific steps to be taken within the 90 days after such acquisition, merger or consolidation to accomplish such cost savings, and (y) with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such dare of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such Officers’ Certificate (regardless, however, of whether the corresponding cost savings have been achieved). Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that fails before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances or capital contributions (excluding (i), payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business, (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past: practice and (iii) deposits and prepaid expenses incurred in the ordinary course of business or in connection with proposed transactions that are not consummated), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Iowa Gaming Commission” means the Iowa Racing and Gaming Commission, or any successor Gaming Authority.

“Issue Date” means the date upon which the Notes are first issued.

“Issuers” means the Company and Capital Corp. and their respective successors in accordance with the terms of the Indenture, and not any of their respective subsidiaries.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Management Arrangements” means profits interests grants or similar equity interest arrangements, employment agreements, consulting agreements, management agreements, operating agreements and other similar arrangements by and among the Company, any Affiliate of the Company or any manager, officer, member, employee or consultant of the Company or such Affiliate and such or similar agreements as may be modified, supplemented, amended, entered into or restated from time to time consistent with industry; practice and approved by the Managers of PGP or the Company, provided that the aggregate amount of payments made to an Excluded Person (other than the Company or any of the Restricted Subsidiaries) pursuant to any such equity interest, employment, consulting, management, operating or similar agreements or arrangements for any fiscal year shall not exceed 4.0% of the Consolidated EBITDA of the Company for the immediately preceding fiscal year.

“Managers” means, with respect to any Person (i) if such Person is a limited liability company, the board member, board members, manager or managers appointed pursuant to the operating agreement of such Person as then in effect or (ii) otherwise, the members of the board of directors or other governing body of such Person.

“Members” means the holders of all of the Voting Stock of the Company.

“Net Income” means, with respect to any Person for any period, (a) the net income (or loss) of such Person for such period, determined in accordance with GAAP, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or Joss, realized in connection with any asset sale or abandonment, including pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss, reduced by (b) an amount equal to the amount of Permitted Tax Distributions actually made (without duplication) to any parent or equity holder of such Person for such period in accordance with clause (iii) of the second paragraph of “—Limitation on Restricted Payments” as though such amounts had been paid as income taxes directly by such Person for such period.

“Net Proceeds” means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received), net of:

(i)
the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,

(ii)
taxes required to be paid by the Company, any of the Subsidiaries, or any Equity Holder of the Company (or, in the case of any Company Equity Holder that is a How Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

(iii)	amounts required to be applied, to the permanent repayment of Indebtedness in connection with such Asset Sale, and

(iv)
appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale).

“Obligation” means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage (including, without limitation, liquidated damages) and other obligation and liability payable under the documentation governing any liability.

“OED” means The Old Evangeline Downs, L.L.C., a Louisiana limited liability company.

“OEDA” means OED Acquisition, LLC, a Delaware limited liability company.

“OED 13% Senior Notes due 2010” means the 13% Senior Notes due 2010 with Contingent Interest issued under the OED Indenture.

“OED Indenture” means that certain Indenture, dated as of February 25, 2003, among OED, The Old Evangeline Downs Capital Corp., the Guarantors (as defined therein) and U.S. Bank National Association, as trustee.

“Officers’ Certificate” means the officers’ certificate to be delivered upon the occurrence of certain events as set forth in the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to any of the Issuers, any Subsidiary of any of the Issuers or the Trustee.

“Peninsula Gaming” means Peninsula Gaming, LLC, a Delaware limited liability company.

“Permitted C-Corp Conversion” means a transaction resulting in the Company becoming subject to tax under the Code as a corporation (a “ C Corporation”); provided that:

(1)
the C Corporation resulting from such transaction, if a successor to Peninsula Gaming, LLC, (a) is a corporation, limited liability company or other entity organized and existing under the laws of any state of the United States or the District of Columbia, (b) assumes all of the obligations of the Company under the Notes, the Registration Rights Agreement and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and (c) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

(2)	after giving effect to such transaction no Default or Event of Default, exists;

(3)
prior to the consummation of such transaction, the Company shall have delivered to the Trustee (a) an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income gain or loss for Federal income tax purposes as a result of such Permitted C-Corp Conversion and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Permitted C-Corp Conversion had not occurred and (b) an Officer’s Certificate as to compliance with all of the conditions set forth in paragraphs (1), (2) and (3)(a) above; and

(4)
such transaction would not (a) result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment or (b) require any holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under any applicable gaming or racing laws.

“Permitted Investments” means:

(i)
Investments by (a) any Issuer or any Subsidiary Guarantor in any Issuer or in any Subsidiary Guarantor or (b) any Restricted Subsidiary that is not a Subsidiary Guarantor in any Issuer or any other Restricted Subsidiary;

(ii)	Investments in Cash Equivalents;

(iii)
Investments in a Person, if, as a result of such Investment, such Person (a) becomes a Subsidiary Guarantor, or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuers or a Subsidiary Guarantor;

(iv)	Hedging Obligations;

(v)	Investments as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under the caption “Limitation on Asset Sales;”

(vi)	Investments existing on the Issue Date;

(vii)	Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

(viii)	credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

(ix)
stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company (a) in satisfaction of judgments or (b) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers;

(x)	loans or other advances to employees of the Company and the Subsidiaries in an aggregate amount not to exceed $2.5 million at any one time outstanding;

(xi)	intercompany Indebtedness incurred pursuant to clause (v) of the covenant “Limitation on Incurrence of Indebtedness;”

(xii)	Investments in the Notes and the Secured Notes; and

(xiii)	Investments not otherwise permitted by clauses (i) through (xii) above, not to exceed $20.0 million at any one time outstanding.

“Permitted Liens” means:

(i)
Liens securing Indebtedness of the Company or any of the Restricted Subsidiaries incurred pursuant to clause (i) of the second paragraph of the covenant under “Limitation on Incurrence of Indebtedness;”

(ii)
Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an event of default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

(iii)
security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of borrowed money) or leases, surety and appeal, bonds performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

(iv)
Liens for taxes, assessments or other governmental charges either (a) not yet delinquent or (b) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(v)
Liens of carriers, warehousemen, mechanics, landlords, material men, suppliers, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or the Restricted Subsidiaries in accordance with GAAP;

(vi)
easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, and that do not materially detract from the value of the property subject thereto (as such property is used by the Company or a Restricted Subsidiary) or materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(vii)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation or otherwise arising from statutory or regulatory requirements of the Company or any of the Restricted Subsidiaries;

(viii)
Liens securing Refinancing Indebtedness incurred in compliance with the Indenture to refinance Indebtedness secured by Liens; provided, (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens, if any, securing the Notes, the Subsidiary Guarantees or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

(ix)
Liens that secure Acquired Debt or Liens on property of a Person existing at the time such Person is merged into or consolidated with, or such property was acquired by, the Company or any Restricted Subsidiary; provided that such Liens do not extend to or cover any other property or assets and were not put. in place in anticipation of such acquisition, merger or consolidation;

(x)
any interest or title of a lessor under any Capital Lease Obligation or operating lease; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation;

(xi)
Liens that secure Purchase Money Obligations, Capital Lease Obligations or FF&E Financing permitted to be incurred under the Indenture; provided that such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed and property and assets which, immediately prior to the incurrence of such Purchase Money Obligations, Capital Lease Obligations or FF&E Financing, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under the Indenture) to the lender of such Purchase Money Obligations, Capital Lease Obligations or FF&E Financing;

(xii)	Liens securing Obligations under the Indenture, the Notes, the Subsidiary Guarantees or any collateral document evidencing any such Lien;

(xiii)	with respect to any vessel owned by the Company or the Restricted Subsidiaries, certain maritime liens, including liens for crew’s wages and salvage;

(xiv)	Liens in favor of the Company or any Subsidiary Guarantor, in which a security interest has been granted to the Trustee to secure the payment of the Notes or a Subsidiary Guaranty, respectively;

(xv)
Liens arising from precautionary Uniform Commercial Code financing statement filing regarding operating leases entered into by the Company or any of the Subsidiaries in the ordinary course of business;

(xvi)	Liens incurred in the ordinary course of business securing Hedging Obligations, which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(xvii)	Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(xviii)	Liens on a pledge of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

(xix)
leases or subleases granted to others not interfering in any material respect with the business of the Company or any of the Restricted Subsidiaries or materially detracting from the value of the relative assets of the Company or any Restricted Subsidiary;

(xx)
Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(xxi)	Liens securing intercompany Indebtedness incurred pursuant to clause (v) of the second paragraph of the covenant under “Limitation on Incurrence of Indebtedness;”

(xxii)
Liens securing guarantees by Subsidiary Guarantors of Indebtedness incurred by any Issuer or Subsidiary Guarantor that is secured by a Permitted Lien if such guarantees are permitted by the covenant “Limitation on Incurrence of Indebtedness;”

(xxiii)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(xxiv)
Liens securing Indebtedness of the Company or the Restricted Subsidiaries if, immediately after giving pro forma effect to the incurrence of and the application of the proceeds from, the Secured Leverage Ratio would not be greater than 2.0 to 1.0.

“Permitted Tax Distributions” in respect of the Company means, with respect to any taxable year or portion thereof in which the Company is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of the Company for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of the Company for such year or portion thereof and (b) the

Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (for this purpose, net short-term capital gain in excess of net long-term capital loss), if any, of the Company for such year or portion thereof and (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for the Company for such year or portion thereof. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity (but only for periods for which such Subsidiary is treated as a Flow Through Entity), which items of income, gain, deduction or, loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“PGP” means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of the Company, and the indirect parent of Capital Corp.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as “pre-opening expenses” on the applicable financial statements of the Issuer and its Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Proposed Gaming Acquisition” means the acquisition of the Amelia Belle Casino pursuant to the terms of that certain Purchase Agreement, dated as of June 18, 2009, by and among Columbia Properties New Orleans, L.L.C., AB Acquisition LLC and PGP, as such agreement may be amended and supplemented from time to time.

“Purchase Money Obligations” means Indebtedness representing, or incurred to finance (or to Refinance Indebtedness incurred to finance), the cost (i) of acquiring any assets (including FF&E) and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); provided that (a) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and assets which, immediately prior to the incurrence of such Purchase Money Obligations, secured other Indebtedness of the Issuers and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under the Indenture) to the lender of such Purchase Money Obligations and (b) such Indebtedness is (or the Indebtedness being Refinanced was) incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

“Qualified Capital Stock” means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

“Related Business” means any business in which PGP, the Company or any Subsidiary of the Company was engaged on the Issue Date and any and all other businesses that in the good faith judgment of the Managers of the Company are similar, related, ancillary or complementary to such business, including, but not limited to, the entertainment and hotel businesses and food and beverage distribution operations.

“Required Regulatory Redemption” means a redemption by the Issuers of any Holder’s Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers of the Company to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any gaming or similar laws and is not found suitable or so qualified within 30 days after being requested to do so (or such lesser period that may be required by any Governmental Authority).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” means:

(i)
any dividend or other distribution declared or paid on account of any Equity Interests of the Company or any of the Restricted Subsidiaries or any other payment to any Excluded Person or Affiliate thereof (other than, in each case, (a) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (b) amounts payable to the Company or any Restricted Subsidiary);

(ii)
any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Restricted Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

(iii)
any principal payment on, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guaranty thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

(iv)	any Restricted Investment.

“Restricted Subsidiary” means any Subsidiary which at the time of determination is not an Unrestricted Subsidiary.

“Return from Unrestricted Subsidiaries” means (a) 50% of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (it) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary of the Company is designated to be a Restricted Subsidiary, the fair market value of the Company’s Investment in such Subsidiary on the date of such designation.

“Secured Debt” means Indebtedness of the Company or its Restricted Subsidiaries secured by a Lien (other than a Lien permitted to be incurred pursuant to clauses (ii)-(vii), (x), (xiii)-(xvi) or (xviii)-(xxiii) of the definition of Permitted Liens).

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate principal amount of Secured Debt outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn) to (b) Consolidated EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination, in each case with such pro forma adjustments to Secured Debt and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Interest Coverage Ratio.”

“Secured Notes” means the 8⅜% senior secured notes due 2015 of the Issuers.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Specified Equity Contributions” means the Cash Equivalents or other assets (valued at their fair market value) received by the Company after the Issue Date from (i) contributions to its common equity capital, and (ii) the sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Capital Stock) of the Company, in each case, designated as Specified Equity Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary that has executed and delivered in accordance with the Indenture a Subsidiary Guaranty, and such Person’s successors and. assigns.

“Subsidiary Guaranty” means an unconditional and irrevocable guaranty by a Subsidiary Guarantor of the Obligations of the Issuers under the Notes and the Indenture, on a senior secured basis, as set forth in the Indenture, as amended from time to time in accordance with the terms thereof.

“Tax Loss Benefit Amount” means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the first day of the taxable year of the Company following the taxable year that includes the Issue Date (such day, the “Loss Date”) carried forward to the applicable taxable year; provided that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Loss Date, which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of the Company for Federal income tax purposes, shall be included in determining the amount of net operating loss or net capital loss of the Company.

“Transactions” means the transactions described under “Description of Related Transactions” of the Company’s Offering Memorandum, dated July 28, 2009.

“Treasury Rate” means, as of any redemption date, the yield to maturity its of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2013; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straightline basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, however, that if the period from the redemption date to August 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers of the Company as an Unrestricted Subsidiary and each subsidiary of such Subsidiary; provided that such Subsidiary or any of its subsidiaries does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in the covenant described under the caption “Limitation on Incurrence of Indebtedness” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the fair market value of the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions and is permitted by the covenant described above under the caption “Limitation on Incurrence of Indebtedness.”

“Upper Tier Equity Holder” means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and the Subsidiaries that are Flow Through Entities.

“Voting Stock” means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect, thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors’ qualifying shares) is owned directly or indirectly by such Person; provided that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM

The outstanding notes were offered and sold to qualified institutional buyers in reliance on Rule 144A of the Securities Act, in offshore transactions in reliance on Regulation S of the Securities Act and to a limited number of institutional accredited investors within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.  Except as set forth below, exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000.

Book-Entry, Delivery and Form

We initially issued the outstanding notes and we will initially issue the exchange notes in the form of one or more notes in registered, global form without interest coupons (the “Global Notes”).  The Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for exchange notes in certificated form except in the limited circumstances described below. See “Exchange of Book-Entry Notes for Certificated Notes.”

Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations that are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. For certain other restrictions on the transferability of the exchange notes, see “Exchange of Book-Entry Notes for Certificated Notes.”

Except as described below, owners of interests in the Global Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal, premium, liquidated damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered Holder under the applicable Indenture. Under the terms of the Indentures, the Issuers and the Trustee will treat the persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuers, the Trustee or any agent of the Issuers or the Trustee have or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practices, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Issuers. None of the Issuers or the Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the exchange notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the exchange notes for all purposes.

Interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuers that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange Global Notes for legended exchange notes in certificated form, and to distribute such Notes to its Participants.

The information in this section concerning DTC and its book-entry system has been obtained from sources believed to be reliable, but the Issuers take no responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. The Trustee will not have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for definitive exchange notes in registered certificated form (the “Certificated Notes”) if (i) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note and the Issuers thereupon fail to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act, or (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the exchange notes in certificated form. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon at least 20 days’ prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

None of the Issuers or the Trustee will be liable for any delay by the holder of a Global Note or DTC in identifying the beneficial owners of exchange notes and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of such Global Note or DTC for all purposes.

Same Day Settlement and Payment

The Indentures require that payments in respect of the exchange notes represented by a Global Note (including principal, premium, if any, and interest thereon) be made by wire transfer of immediately available next day funds to the accounts specified by the holder of a Global Note. With respect to Certificated Notes, the Issuers will make all payments of principal, premium, if any, and interest thereon by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Issuers expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the exchange notes by a holder thereof that held outstanding notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing regulations thereunder, and published rulings and court decisions, all as in effect and available on the date hereof, and all subject to change at any time, possibly with retroactive effect. It is not anticipated that the Company will seek a ruling from the Internal Revenue Service (the “IRS”) with regard to the U.S. federal income tax treatment of the exchange offer or the exchange notes and, therefore, there can be no assurance that the IRS will agree with the conclusions set forth below. In addition, the discussion pertaining to the tax treatment of the ownership and disposition of the exchange notes is limited to exchange notes received pursuant to the exchange offer in exchange for outstanding notes purchased for cash at original issue for the initial “issue price,” which will equal the first price at which a substantial amount of the outstanding notes were sold for money to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).  Further, except as set forth below, the summary only applies to holders who held and will hold their Notes as capital assets for U.S. federal income tax purposes and does not address all of the tax consequences that may be relevant to holders or tax consequences to investors in special tax situations (such as financial institutions, dealers in securities or currencies, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities or persons holding Notes through a partnership or other pass-through entity, persons subject to the alternative minimum tax, persons that hold Notes as part of a straddle, hedging or conversion transaction, persons whose functional currency is not the U.S. dollar and certain U.S. expatriates). Moreover, the following summary does not address the U.S. federal estate and gift tax consequences to holders. Accordingly, each holder should consult its own tax advisor with regard to the U.S. federal, state, local and foreign tax consequences of the exchange offer and the ownership and disposition of the exchange notes.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of exchange notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or an entity taxable as a corporation) organized in or created under the laws of the United States or of any political subdivision of the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

If a partnership (or entity treated as a partnership for U.S. federal income tax purposes) holds exchange notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Each partner of a partnership (or entity treated as a partnership for U.S. federal income tax purposes) holding exchange notes should consult its own tax advisor.

A Non-U.S. Holder is a beneficial owner of exchange notes that is neither a U.S. Holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Exchange of Outstanding Notes in the Exchange Offer

The exchange of the exchange notes for outstanding notes will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, a holder will not recognize gain or loss upon the exchange of an exchange note for an outstanding note, the holder's adjusted tax basis in the exchange note will be the same as its adjusted tax basis in the corresponding outstanding note immediately before the exchange, and the holder's holding period in the exchange note will include the holding period in the outstanding note exchanged therefor.

Tax Consequences to U.S. Holders

Stated Interest

  Each exchange note should be treated as a continuation of the outstanding note exchanged therefor for purposes of (1) the inclusion of stated interest into income and (2) the original issue discount (“OID”) rules of the Code and the U.S. Treasury Regulations promulgated thereunder.  Subject to the discussion of OID below, stated interest payable semi-annually on an exchange note will be includible in the gross income of a U.S. Holder as ordinary interest income in accordance with such U.S. Holder’s method of accounting for tax purposes.

Original Issue Discount

  Each exchange note should be treated as having been issued with OID in the same amount as the OID on the outstanding note exchanged therefor.  The amount of OID on the outstanding notes equals the excess of the sum of all amounts payable on the outstanding note (other than payments of qualified stated interest, defined below) over its issue price (as discussed above).  All U.S. Holders of the exchange notes must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the exchange notes. The amount of OID includible in income by a U.S. Holder is the sum of the daily portions of OID with respect to the Note for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the U.S. Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the adjusted issue price of the Note at the beginning of the accrual period and the yield to maturity of the Note (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Note allocable to the accrual period. The “adjusted issue price” of a Note at the beginning of any accrual period is the issue price of the Note increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Note that were not qualified stated interest. In general, “qualified stated interest” is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate.  Stated interest on the Notes will be treated as qualified stated interest.

The issue price, amount of OID, and the yield to maturity of the Notes may be obtained by writing to Peninsula Gaming, LLC, 301 Bell Street, Dubuque, Iowa 52001, Attn: Chief Financial Officer.

A U.S. Holder may make an election to accrue OID and the stated interest on the exchange notes on a constant yield basis. The election is complicated and U.S. Holders should consult their tax advisors regarding such election.

The Company may redeem all or part of the secured exchange notes at any time on or after August 15, 2012 and the unsecured exchange notes at any time on or after August 15, 2013 by, in some cases, paying a specified premium (see “Description of Secured Notes—Redemption—At the Option of the Issuers” and “Description of Unsecured Notes—Redemption—At the Option of the Issuers”). U.S. Treasury Regulations regarding notes issued with OID contain special rules for determining the maturity date and the stated redemption price at maturity of a debt instrument where the issuer of such debt instrument has an unconditional option to make payments under such debt instrument under an alternative payment schedule. Under such rules, it is assumed that the issuer of such debt instrument will exercise an option to redeem a debt instrument if such exercise will lower the yield to maturity of such debt instrument. Since the terms of the Company’s option to redeem the secured exchange notes on or after August 15, 2012 and the unsecured exchange notes at any time on or after August 15, 2013 by, in some cases, paying a specified premium would not lower the yield to maturity of the secured exchange notes and unsecured exchange notes, respectively, the Company will disregard this optional redemption provision in determining the amount or timing of any OID inclusions thereon.

Prior to August 15, 2011, the Company may also redeem up to 35% of the secured exchange notes at a price equal to 108.375% of the principal amount thereof, plus accrued interest, if any, to the applicable redemption date with the proceeds of one or more equity offerings (see “Description of Secured Notes—Redemption—Equity Clawback”) and prior to August 15, 2012, the secured exchange notes, in whole or part, at a price equal to 100% of the principal amount thereof plus accrued interest, if any, to the applicable redemption date and plus the Applicable Premium (see “Description of Secured Notes—Redemption—Make-Whole Redemption”). Prior to August 15, 2012, the Company may also redeem up to 35% of the unsecured exchange notes at a price equal to 110.750% of the principal amount thereof, plus accrued interest, if any, to the applicable redemption date with the proceeds of one or more equity offerings (see “Description of Unsecured Notes—Redemption—Equity Clawback”) and prior to August 15, 2013, the unsecured secured notes, in whole or part, at a price equal to 100% of the principal amount thereof plus accrued interest, if any, to the applicable redemption date and plus the Applicable Premium (see “Description of Unsecured Notes—Redemption—Make- Whole Redemption”). The Company shall also redeem all or part of the exchange notes following certain determinations by applicable racing and gaming regulatory authorities, at a redemption price equal to the lesser of (i) the Holder’s cost thereof and (ii) 100% of the principal amount thereof, plus, in either case, accrued interest, if any, to the applicable redemption date (see “Description of Secured Notes—Redemption—Mandatory Redemption” and “Description of Unsecured Notes—Redemption—Mandatory Redemption”). Under the U.S. Treasury Regulations regarding notes issued with OID, if based on all the facts and circumstances as of the date on which the notes are issued there is a remote likelihood that a contingency will occur, it is assumed that such contingency will not occur. The Company believes that as of the issue date of the Notes, the likelihood of such events occurring that would result in the Company exercising its redemption options described above is, in each case, remote.  Similarly, with respect to a Holder’s option to require the Company to purchase the exchange notes (i) in the event of a change of control (see “Description of Secured Notes—Repurchase upon Change of Control” and “Description of Unsecured Notes—Repurchase upon Change of Control”) or (ii) to the extent of Excess Proceeds from an asset sale (see “Description of Secured Notes—Certain Covenants—Limitation on Asset Sales” and “Description of Unsecured Notes—Certain Covenants—Limitation on Asset Sales”), the Company believes that as of the issue date of the Notes, the likelihood of such events is for this purpose remote. In each case, the Company’s determination is not binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder may be required to accrue income on the exchange notes that it owns in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such exchange notes before the resolution of the contingency. In the event that any of these contingencies were to occur, it would affect the amount and timing of the income that a U.S. Holder recognizes. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the exchange notes of the contingent payment debt instrument rules and the consequences thereof.

Market Discount, Amortizable Bond Premium and Acquisition Premium

If a U.S. Holder purchased outstanding notes at a price other than their initial issue price, the market discount, amortizable bond premium or acquisition premium rules may apply to such holder’s exchange notes. Each holder should consult its own tax advisor regarding this possibility.

Sale, Taxable Exchange or Other Disposition of the Exchange Notes

Upon the sale, taxable exchange or other disposition of an exchange note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, taxable exchange or other disposition (excluding amounts received with respect to accrued but unpaid stated interest, which generally will be taxable as interest) and the U.S. Holder’s adjusted tax basis in the exchange note. A U.S. Holder’s adjusted tax basis in an exchange note generally will be equal to the cost of the exchange note to such holder, increased by the amount of any OID included in the U.S. Holder’s income prior to the disposition of the exchange note, and reduced by the amount of any payments that are not qualified stated interest payments. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if a U.S. Holder’s holding period for the exchange notes is more than one year at the time of the taxable exchange. If a U.S. Holder is a non-corporate U.S. Holder, including an individual, such holder’s long-term capital gain is generally subject to preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

In general, payments made in the United States or through certain U.S. related financial intermediaries with respect to payments of interest (including for these purposes any OID) or principal on a U.S. Holder’s exchange notes and the proceeds received upon the sale or other disposition of such exchange notes will be required to be reported to the IRS unless the U.S. Holder is a corporation or other exempt recipient and, when required, demonstrates this fact. In addition, a U.S. Holder may be subject to a backup withholding tax on such payments unless the U.S. Holder (i) is a corporation or other exempt recipient and when required, demonstrates this fact or (ii) provides a taxpayer identification number and otherwise complies with applicable certification requirements.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Tax Consequences to Non-U.S. Holders

Payments of Interest

The U.S. federal withholding tax of 30% will not apply to any payment to a Non-U.S. Holder of interest, including OID, on an exchange note provided that:

•	such payments are not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business;

•	such Non-U.S. Holder is not a “10 percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of either PGP or Peninsula Gaming Corp.;

•	such Non-U.S. Holder is not a controlled foreign corporation that is related directly or indirectly to either PGP or Peninsula Gaming Corp.;

•	such Non-U.S. Holder is not a bank whose receipt of interest on an exchange note is described in Section 881(c)(3)(A) of the Code; and

•
(a) such Non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN (or a successor form)) or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its business holds the exchange note on behalf of the Non-U.S. Holder and certifies, under penalties of perjury, that it has received IRS Form W-8BEN (or a successor form) from the Non-U.S. Holder or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the IRS Form W-8BEN (or a successor form) or (c) the Non-U.S. Holder holds the exchange notes through certain foreign intermediaries or certain foreign partnerships that satisfy the requirements of applicable U.S. Treasury Regulations.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides the Company with a properly executed (a) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (b) IRS Form W-8ECI stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Alternative documentation may be applicable in certain circumstances.

If a Non-U.S. Holder is engaged in a trade or business in the U.S. and interest on an exchange note is effectively connected with the conduct of that trade or business, such Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis (although such interest will be exempt from the 30% withholding tax provided the certification requirement described above is met) in the same manner as if it were a U.S. Holder, except as otherwise provided by applicable tax treaty. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on an exchange note will be included in the earnings and profits of such foreign corporation if the interest is effectively connected with the conduct by such foreign corporation of a trade or business in the United States.

Sale, Taxable Exchange or Other Disposition of Exchange Notes

Any gain realized by a Non-U.S. Holder upon the sale, taxable exchange, redemption or other disposition of an exchange note (except amounts received with respect to accrued and unpaid stated interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

A holder described in the first bullet point above generally will be required to pay U.S. federal income tax on the net gain, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty) on the gain, which gain may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

Backup withholding will not apply to payments made by the Company or its paying agents, in their capacities as such, if a Non-U.S. Holder has provided the required certification that it is not a U.S. person as described above. However, certain information reporting may still apply with respect to interest payments (including payments with respect to OID) even if certification is provided. Payments of the proceeds of a disposition made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•
a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

A Non-U.S. Holder will be subject to backup withholding and information reporting with respect to any payment of the proceeds of a disposition (including a redemption) of an exchange note made to or through the U.S. office of a broker unless it properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or it otherwise establishes an exemption.

Currently applicable U.S. Treasury Regulations establish reliance standards with regard to the certification requirements described above.

Non-U.S. Holders should consult their tax advisors regarding application of withholding and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current U.S. Treasury Regulations. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability or such holder may claim a refund, provided the required information is furnished timely to the IRS.

PLAN OF DISTRIBUTION

We are not using any underwriters for this exchange offer.  We are also bearing the expenses of the exchange.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities.  We have agreed that, for a period of up to 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                      , 2010 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal.  We have agreed to pay all expenses incident to the exchange offer, (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Peninsula Gaming, LLC and its subsidiaries as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and the related consolidated financial statement schedule, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein.  Such consolidated financial statements and consolidated financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Belle of Orleans, L.L.C. as of and for the period ended October 22, 2009 and as of and for the years ended December 31, 2008 and 2007, included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph which relates to the sale by Columbia Properties New Orleans, LLC on October 22, 2009 of 100% of the outstanding limited liability company interest in Belle of Oreleans, L.L.C.) appearing herein, and is included in reliance upon the report of such firm given upon their authority or experts in accounting and auditing.

AVAILABLE INFORMATION

This prospectus forms a part of a registration statement that we filed with the SEC on Form S-4 under the Securities Act of 1933, as amended, in connection with the offering of the exchange notes.  You will find additional information about us and the exchange notes in the registration statement.

PGL files reports and other information with the SEC. You may read and copy reports or other filed information at the SEC’s public reference room at 100 F Street, NE, Washington, D.C., 20549, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC Filings are also available to the public through the web site maintained by the SEC at http://www.sec.gov.

CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE OF PENINSULA GAMING, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Peninsula Gaming, LLC
Dubuque, Iowa

We have audited the accompanying consolidated balance sheets of Peninsula Gaming, LLC and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in member’s deficit and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the consolidated financial statement schedule listed in the Index to Consolidated Financial Statements and Schedule. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Peninsula Gaming, LLC and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Cedar Rapids, Iowa
March 23, 2009

PENINSULA GAMING, LLC
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007
(in thousands)

	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,705	$42,100
Restricted cash — purse settlements	5,013	4,902
Accounts receivable, net	5,038	3,000
Receivables from affiliates	271	—
Inventories	1,199	911
Prepaid expenses and other assets	1,920	1,375
Total current assets	52,146	52,288
PROPERTY AND EQUIPMENT, NET	263,154	188,812
OTHER ASSETS:
Deferred financing costs, net of amortization of $14,021 and $10,325, respectively	19,174	21,785
Goodwill	53,083	53,083
Licenses and other intangibles	38,506	37,016
Deposits and other assets	3,385	6,452
Investment available for sale	7,828	12,491
Total other assets	121,976	130,827
TOTAL	$437,276	$371,927
CURRENT LIABILITIES:
Accounts payable	$4,608	$3,489
Construction payable	12,324	4,884
Purse settlement payable	6,804	6,723
Accrued payroll and payroll taxes	5,104	5,618
Accrued interest	7,815	7,797
Other accrued expenses	10,387	9,800
Payable to affiliates	3,575	3,921
Current maturities of long-term debt and leases	8,492	3,147
Total current liabilities	59,109	45,379
LONG-TERM LIABILITIES:
8 3/4% senior secured notes, net of discount	253,237	252,789
11% senior secured notes, net of discount	111,258	116,358
13% senior notes, net of discount	6,877	6,853
Senior secured credit facilities	28,500	—
Term loan	6,697	—
Notes and leases payable, net of discount	1,229	1,887
Obligation under Minimum Assessment Agreement	16,394	—
Other liabilities	5,958	8,283
Total long-term liabilities	430,150	386,170
Total liabilities	489,259	431,549
COMMITMENTS AND CONTINGENCIES
MEMBER’S DEFICIT:
Common member’s interest	9,000	9,000
Accumulated deficit	(53,971)	(66,424)
Accumulated other comprehensive loss	(7,012)	(2,198)
Total member’s deficit	(51,983)	(59,622)
TOTAL	$437,276	$371,927

See notes to consolidated financial statements.

PENINSULA GAMING, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(in thousands)

	2008	2007	2006

REVENUES:
Casino	$227,269	$222,147	$200,734
Racing	17,986	19,146	22,146
Video poker	5,901	4,533	3,715
Food and beverage	16,767	15,801	15,315
Other	11,809	11,501	10,087
Less promotional allowances	(20,579)	(19,935)	(17,580)
Total net revenues	259,153	253,193	234,417
EXPENSES:
Casino	97,421	94,389	84,971
Racing	15,739	15,959	18,579
Video poker	4,349	3,751	2,949
Food and beverage	13,174	12,428	11,701
Other	7,564	7,080	6,605
Selling, general and administrative	34,657	49,770	43,924
Depreciation and amortization	20,134	20,728	20,820
Pre-opening expense	785	375	966
Development expense	(922)	8,041	777
Affiliate management fees	5,401	5,218	4,516
Impairment on asset held for sale	831	—	—
Loss on disposal of assets	95	2,731	210
Total expenses	199,228	220,470	196,018
INCOME FROM OPERATIONS	59,925	32,723	38,399
OTHER INCOME (EXPENSE):
Interest income	2,465	2,628	955
Interest expense, net of amounts capitalized	(39,634)	(40,505)	(32,741)
Interest expense related to preferred member’s interest, redeemable	—	—	(285)
Total other expense	(37,169)	(37,877)	(32,071)
NET INCOME (LOSS)	$22,756	$(5,154)	$6,328

See notes to consolidated financial statements.

PENINSULA GAMING, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT
AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(in thousands)

	COMMON MEMBER’S INTEREST	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL MEMBER’S DEFICIT	COMPREHENSIVE INCOME (LOSS)
BALANCE, JANUARY 1, 2006	$9,000	$(79,607)	$—	$(70,607)
Net income	—	6,328	—	6,328	$6,328
Member distributions	—	(2,494)	—	(2,494)	—
Member contributions	—	10,272	—	10,272	—
Comprehensive income					$6,328
BALANCE, DECEMBER 31, 2006	9,000	(65,501)	—	(56,501)
Net loss	—	(5,154)	—	(5,154)	$(5,154)
Unrealized loss on available for sale security	—	—	(2,198)	(2,198)	(2,198)
Member distributions	—	(6,424)	—	(6,424)	—
Member contributions	—	10,655	—	10,655	—
Comprehensive loss					$(7,352)
BALANCE, DECEMBER 31, 2007	9,000	(66,424)	(2,198)	(59,622)
Net income	—	22,756	—	22,756	$22,756
Unrealized loss on available for sale security	—	—	(4,814)	(4,814)	(4,814)
Member distributions	—	(10,303)	—	(10,303)	—
Comprehensive income					$17,942
BALANCE, DECEMBER 31, 2008	$9,000	$(53,971)	$(7,012)	$(51,983)

See notes to consolidated financial statements.

PENINSULA GAMING, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006
(in thousands)
	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22,756	$(5,154)	$6,328
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	20,134	20,728	20,820
Non-cash interest	5,232	4,314	3,551
Non-cash equity based and other compensation	(6,225)	10,655	8,766
Impairment of asset held for sale	831	—	—
Loss on disposal of assets	95	2,731	210
Non-cash charitable contributions	(1,072)	6,250	—
Changes in operating assets and liabilities:
Restricted cash — purse settlements	(111)	(283)	500
Receivables	1,077	529	(729)
Receivables from affiliates	(271)	—	—
Inventories	(288)	(205)	(213)
Prepaid expenses and other assets	(1,310)	(1,163)	(2,621)
Accounts payable	1,462	(1,243)	(669)
Accrued expenses	(1,570)	3,703	4,065
Payable to affiliates	(346)	1,437	1,813
Net cash flows from operating activities	40,394	42,299	41,821
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in cash value of life insurance for premiums paid	(7)	(157)	(283)
Purchase of investment available for sale	—	(14,659)	—
Business acquisition and licensing costs	(1,493)	(1,497)	(1,520)
Proceeds from restricted cash	—	12,981	6,148
Payment to long-term deposit	—	(6,350)	—
Construction project development costs	(63,558)	(34,418)	(23,647)
Purchase of property and equipment	(5,698)	(6,479)	(12,725)
Proceeds from sale of property and equipment	3,155	24	47
Net cash flows from investing activities	(67,601)	(50,555)	(31,980)
CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs	(1,432)	(9,123)	(4,393)
Principal payments on debt	(9,178)	(13,673)	(9,291)
Redemption of preferred member’s interest	—	—	(4,000)
Proceeds from senior secured notes	—	22,655	78,280
Proceeds from senior credit facilities	42,500	—	29,685
Payments on senior credit facilities	(12,000)	—	(53,485)
Proceeds from term loan	8,000	—	—
Member distributions	(4,078)	(6,424)	(2,494)
Net cash flows from financing activities	23,812	(6,565)	34,302
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,395)	(14,821)	44,143
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	42,100	56,921	12,778
CASH AND CASH EQUIVALENTS AT END OF YEAR	$38,705	$42,100	$56,921
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$37,837	$35,649	$29,170
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired, but not paid	$13,544	$3,910	$4,764
Property and equipment acquired in exchange for obligation under Minimum
Assessment Agreement	15,415	—	—
Property and equipment acquired in exchange for indebtedness	5,269	3,471	5,899
Reduction in property and equipment and related liability from litigation settlement	868	—	—
Unrealized loss on available for sale investment	4,814	2,198	—
Property and equipment acquired in exchange for long-term deposit	1,213	4,875	—
Assumption of equity based and other compensation liability by owner	—	—	1,506

See notes to consolidated financial statements.

PENINSULA GAMING, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS PURPOSE

Peninsula Gaming, LLC (“PGL” or the “Company”), a Delaware limited liability company organized in 1999, is a holding company with no independent operations whose primary assets are its equity interests in its wholly owned subsidiaries. PGL’s subsidiaries consist of: (i) Diamond Jo, LLC, a Delaware limited liability company (“DJL”), that owns and operates the Diamond Jo casino in Dubuque, Iowa; (ii) The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (“EVD”), that owns and operates the Evangeline Downs Racetrack and Casino, or racino, in St. Landry Parish, Louisiana and four off-track betting (“OTB”) parlors in Louisiana; (iii) Diamond Jo Worth Holdings, LLC, a Delaware limited liability company (“DJWH”), and (iv) Peninsula Gaming Corp. (“PGC”), a Delaware corporation with no assets or operations formed solely to facilitate the offering of the Company’s 8 3/4% senior secured notes due 2012 (the “Peninsula Gaming Notes”) in March 2004. DJWH is a holding company with no independent operations whose sole assets are its equity interests in its wholly owned subsidiaries. DJWH’s subsidiaries consist of: (i) Diamond Jo Worth, LLC, a Delaware limited liability company (“DJW”), that owns and operates the Diamond Jo casino in Worth County, Iowa and (ii) DJW Corp. (“DJWC”), a Delaware corporation with no assets or operations formed solely to facilitate the offering by DJW of its 11% senior secured notes due 2012 (the “DJW Notes”) in July 2005. The Company is a wholly owned subsidiary of Peninsula Gaming Partners, LLC (“PGP”), a Delaware limited liability company.

Recent Developments

On December 10, 2008, DJL opened its new land based casino to the public.  The new 188,000 square foot facility includes 923 slot machines, 17 table games and a 5 table poker room.  Additional amenities include a 30-lane state of the art bowling center, a 33,000 square foot event center and banquet rooms.  The new facility also features five dining outlets including The Kitchen Buffet, a 200 seat live action buffet, Woodfire Grille, the casino’s signature high-end restaurant, Mojo’s sports bar, a deli and a snack shop as well as three full service bars located on or near the casino floor.

In addition, the City of Dubuque, Iowa recently opened a four-story public parking facility adjacent to the new casino.  The parking facility includes 1,083 parking spaces and offers free parking to the public with direct access to the new casino facility from all four levels of the parking facility.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation—The consolidated financial statements include the financial information of the Company and its wholly owned subsidiaries DJL, EVD, PGC and DJWH. All significant intercompany balances and transactions are eliminated.

Cash and Cash Equivalents— The Company considers all certificates of deposit and other highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Restricted Cash-Purse Settlements—Restricted cash represents amounts restricted by regulation for purses to be paid during the live meet racing season at EVD. Additionally, restricted cash includes entrance fees for a special futurity race during the racing season, plus any interest earnings. These funds will be used to pay the purse for the race. A separate interest bearing bank account is required for these funds.

Inventories—Inventories consisting principally of food, beverage, retail items, and operating supplies are stated at the lower of first-in, first-out cost or market.

Property and Equipment—Property and equipment are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. Depreciation and amortization are computed on a straight-line basis over the following estimated useful lives:

Land improvements	20-40 years
Buildings and building improvements	3–40 years
Riverboat and improvements	3–20 years
Furniture, fixtures and equipment	2–10 years
Computer equipment	3–5 years
Vehicles	3–5 years

Impairment of Long-Lived Assets— Long-lived assets are reviewed for impairment when management plans to dispose of assets or when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Assets held for disposal are reported at the lower of the carrying amount or fair value less cost to sell. Management determines fair value using a discounted future cash flow analysis or other accepted valuation techniques. Long-lived assets held for use are reviewed for impairment by comparing the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset over its remaining useful life. If an asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value.

Capitalized Interest— The Company capitalizes interest costs associated with debt incurred in connection with significant construction projects. When debt is incurred in connection with the development of the construction projects, the Company capitalizes interest on amounts expended on the projects at each applicable subsidiaries’ average cost of borrowed money. Capitalization of interest ceases when the project is substantially complete. The amount capitalized during 2008, 2007 and 2006 was $3.3 million, $0.8 million and $0.8 million, respectively.

Deferred Financing Costs— Costs associated with the issuance of debt have been deferred and are being amortized over the life of the related indenture/agreement using the effective interest method. These amortization costs are included in interest expense on the statements of operations.

Goodwill and Licenses and Other Intangible Assets— Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in connection with the acquisition of the Diamond Jo casino operations. Goodwill is not amortized but is reviewed at least annually for impairment and written down and charged to income when its recorded value exceeds its estimated fair value. At December 31 of 2008, 2007 and 2006, DJL performed its annual impairment test on goodwill and determined that the estimated fair value of the DJL reporting unit exceeded its carrying value as of that date. DJL anticipates a material increase in future operations due to the opening of the new casino facility.  However, the current economic crisis experienced across the country could have a negative effect on future operations.  If a material negative impact would occur, it may have an impact on the periodic review of goodwill for impairment.  Goodwill is also subject to impairment by, among other things, significant changes in the gaming tax rates in Iowa, significant new competition which could substantially reduce profitability, non-renewal of DJL’s gaming license due to regulatory matters or lack of approval of gaming by the county electorate at scheduled referendums, and regulatory changes that could adversely affect DJL’s business.

Licenses and other intangibles as of December 31, 2008 and 2007 consist of the acquired licenses and tradename associated with the purchase of EVD and the first four and three $1.0 million payments in June 2005, May 2006, May 2007 and May 2008, respectively, for DJW’s gaming license under an executory agreement with the State of Iowa. The licenses and tradename have indefinite lives as the Company has determined that there are no legal, regulatory, contractual, economic or other factors that would limit their useful lives and the Company intends to renew and operate the licenses and use the tradename indefinitely. In addition, other key factors in the Company’s assessment that these licenses have an indefinite life include: (1) the Company’s license renewal experience confirms that the renewal process is perfunctory and renewals would not be withheld except under extraordinary circumstances; (2) the renewals related to these licenses confirms the Company’s belief that the renewal process could be completed without substantial cost and without material modification of the licenses; (3) the economic performance of the operations related to the licenses support the Company’s intention of operating the licenses indefinitely; and (4) the continued limitation of gaming licenses in the States of Louisiana and Iowa limits competition in the jurisdictions where these licenses are maintained. Indefinite lived intangible assets are not amortized but are reviewed at least annually for impairment and written down and charged to income when their recorded value exceeds their estimated fair value. Licenses and other intangibles at December 31 are summarized as follows (in thousands):

	2008	2007
Slot machine and electronic video game licenses	$30,726	$30,233
Tradename	2,472	2,475
Horse racing licenses	1,308	1,308
DJW gaming license	4,000	3,000
Total	$38,506	$37,016

 Each of EVD’s identified intangible assets were valued separately when the Company was purchased. The valuations were updated by management as of December 31 of 2008, 2007 and 2006 indicating no impairment. In addition, management performed a valuation of the DJW gaming license as of December 31 of 2008, 2007 and 2006 indicating no impairment. These intangible assets are subject to impairment by, among other things, significant changes in the gaming tax rates in Louisiana and Iowa, significant new competition which could substantially reduce profitability, non-renewal of the racing or gaming licenses due to regulatory matters or lack of county electorate approval in Iowa, changes to EVD’s trade name or the way EVD’s trade name is used in connection with its business and regulatory changes that could adversely affect the Company’s business by, for example, limiting or reducing the number of slot machines or video poker machines that the Company is permitted to operate.

In connection with PGL’s acquisition of EVD from a third party, EVD is required to pay a contingent fee of one half of one percent (0.5%) of the net slot revenues generated by EVD’s racino located in St. Landry Parish, Louisiana, for a period of ten years commencing on December 19, 2003, the date the racino’s casino opened to the general public. This contingent fee is payable monthly in arrears and has been recorded as an adjustment to the purchase price allocated to slot machine and video game licenses of $0.5 million for each of the years ended December 31, 2008 and 2007.

            Investment— In October 2007, DJW purchased approximately $23 million principal amount of 7.5 % Urban Renewal Tax Increment Revenue Bonds, Taxable Series 2007 (“City Bonds”).  This investment is the Company’s only investment, is classified as available-for-sale, and is recorded at fair value.  The fair value of the investment at December 31, 2008 and December 31, 2007 was approximately $7.8 million and $12.5 million, respectively.  The investment has experienced a market decline of $7.0 million since its purchase.  The Company considers the market decline to be temporary due primarily to a move to more conservative investments in the current credit crisis and has the positive intent and ability to hold the investment until recovery.  The Company will continue to monitor this investment.

Future maturities of the City Bonds, excluding the discount, at December 31, 2008 for the years ended December 31 are summarized as follows (in thousands):

2009	$—
2010	—
2011	285
2012	305
2013	330
Thereafter	22,105
Total	$23,025

Debt Discount—Debt discount associated with the issuance of debt is netted with the related debt obligations on the balance sheets and is amortized over the life of the debt using the effective interest method. The amortization of such discount is included in interest expense on the statements of operations.

Derivative Financial Instrument—The Company has a derivative financial instrument, a contingent put option related to the DJW Notes.  Such derivative financial instrument is recorded at fair market value and the change in fair market value is recognized immediately through earnings as an adjustment to interest expense.

Obligation Under Minimum Assessment Agreement— On October 1, 2007, DJL entered into the Amended and Restated Port of Dubuque Public Parking Facility Development Agreement (“Development Agreement”) with the City of Dubuque, Iowa (“City”) regarding, among other things, the design, development, construction and financing of the public parking facility located adjacent to DJL’s new casino development. The public parking facility is estimated to cost approximately $23 million and the City issued the City Bonds to fund construction of the facility. Due to DJL’s expected use of the public parking facility and its obligations under a Minimum Assessment Agreement with the City, combined with the Company’s guarantee of DJL’s obligation under the Minimum Assessment Agreement, DJL will record an obligation to the City to the extent proceeds from the City Bonds are used to construct the parking facility.  As of December 31, 2008, approximately $16.4 million of proceeds from the City Bonds had been used related to the construction of the parking facility which amount was recorded as a long-term obligation of DJL on the balance sheet. The obligation, along with related interest costs, will be paid off over the life of the City Bonds through payments from DJL under the Minimum Assessment Agreement.

Under the Minimum Assessment Agreement DJL and the City agreed to a minimum taxable value related to DJL’s new casino of $57.9 million.  DJL has agreed to pay property taxes to the City based on the actual taxable value of the casino but not less than the minimum taxable value.  Scheduled payments of principal and interest on the City Bonds will be funded through DJL’s payment obligations under the Minimum Assessment Agreement.  DJL is also obligated to pay any shortfall should property taxes be insufficient to fund the principal and interest payments on the City Bonds.

The Minimum Assessment Agreement obligation, along with related interest costs, will be paid off over the life of the City Bonds through property tax payments.  Any property tax payments required to be made by DJL which are in excess of the debt service on the City Bonds will be expensed as incurred.  The parking ramp will be depreciated over its estimated useful life of 40 years.

The Development Agreement also calls for (i) a minimum initial payment by the Company of $6.4 million to the City to be used toward the cost of designing and constructing the public parking facility, the balance of which was paid to the City in October 2007, (ii) the payment by the Company for the reasonable and necessary actual operating costs incurred by the City for the operation, security, repair and maintenance of the public parking facility and (iii) the payment by the Company to the City of $80 per parking space in the public parking facility per year, which funds will be used by the City for capital expenditures necessary to maintain the public parking facility.  As of December 31, 2007, the City incurred $5.6 million of costs related to the issuance of, and related interest on, the City Bonds and construction of the parking facility which amount was offset against the Company's $6.4 million initial payment.  The remaining deposit was used by the City for construction costs in 2008.

The Company’s future obligations under the Minimum Assessment Agreement related to the recorded obligation at December 31, 2008 for the years ended December 31 are summarized as follows (in thousands):

2009	$—
2010	1,503
2011	1,503
2012	1,503
2013	1,503
Thereafter	33,054
Total	$39,066

Revenue Recognition and Promotional Allowances— In accordance with industry practice, casino and video poker revenue is the net win from gaming activities, which is the difference between gaming wins and losses. Racing revenues include EVD’s share of pari-mutuel wagering on live races from commissions and breakage income which are set by the Louisiana State Racing Commission, and EVD’s share of wagering from import and export simulcasting as well as EVD’s share of wagering from its off-track betting parlors. Pari-mutuel revenues are recognized upon occurrence of the live race that is presented for wagering and after that live race is made official by the state’s racing regulatory body. Food, beverage and other revenue is recognized as services are performed. Revenues exclude sales taxes.

Various cash and free play incentive programs related to gaming play as well as the retail value of food and beverage and other services furnished to guests without charge are included in gross revenues and then deducted as promotional allowances. These amounts were as follows (in thousands):

	Year Ended
	2008	2007	2006
Cash and free play incentives	$11,655	$11,231	$9,581
Food and beverage	8,036	7,801	7,365
Other	888	903	634
Total promotional allowances	$20,579	$19,935	$17,580

The cost of complimentary food and beverage and other services have been included in casino, racing and video poker expenses on the accompanying statements of operations. Such estimated costs of providing complimentary services allocated from the food and beverage and other operating departments to the casino and video poker departments were as follows (in thousands):

	Year Ended
	2008	2007	2006
Food and beverage	$3,136	$2,744	$2,556
Other	365	359	254
Total cost of complimentary services	$3,501	$3,103	$2,810

Slot Club Awards—The Company provides slot patrons with incentives redeemable for food, beverage or other services based on the dollar amount of play on slot machines. A liability has been established based on an estimate of the cost of honoring these outstanding incentives, utilizing the age of the award and prior history of redemptions.

Equity Based Compensation— Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004) Share-Based Payment (“SFAS No. 123R”) which requires that compensation expense under equity based awards be measured at fair value. As allowed under the provisions of SFAS No. 123R the Company has applied SFAS No. 123R prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date. The Company continues to account for any portion of awards outstanding at the date of initial application of SFAS No. 123R using the accounting principles historically applied to those awards, the intrinsic value method. The Company did not have any new awards and there were no modifications, repurchases, or cancellations of awards issued prior to January 1, 2006 during the years ended December 31, 2008, 2007 and 2006. There were no payments to employees related to equity based awards during the years 2008, 2007 and 2006. As of December 31, 2008, there was approximately $2.0 million of compensation expense related to nonvested awards which has not been recognized in the consolidated statement of operations and is scheduled to vest upon a change in control of the Company.  See Note 11 for more information regarding the terms of outstanding equity awards.

Equity based awards granted by PGP to Company employees contain a put option exercisable by the employee and are recorded at their intrinsic value (which is the increase in the fair market value of the units granted based on a market multiple of forecasted total segment operating earnings) and the percentage vested. The amount expensed each period is based upon the change in intrinsic value and the percentage vested. As these awards are issued by PGP, the awards represent a PGP liability and not a liability of the Company although the expense associated with awards to Company employees is recorded by the Company with a corresponding credit to member contributions.

Advertising—All costs associated with advertising are expensed as incurred. Advertising expense was approximately $2.5 million in 2008, $2.8 million in 2007 and $2.7 million in 2006.

Pre-Opening Expense—Costs associated with start-up activities for new or expanded operations are expensed as incurred.

Development Expense— Costs associated with new business opportunities are expensed as incurred unless the cost is capitalizable and management believes it is probable the project will be completed.

During 2006 the Company incurred development expenses of approximately $0.8 million primarily related to the development of DJL’s new casino and EVD’s hotel development and other potential real property developments.

During 2007 the Company incurred development expenses associated with the development of DJL’s new casino.  DJL expensed $7.7 million as development expense associated with its charitable obligations under the Offer to Purchase Real Estate, Acceptance and Lease, dated September 27, 2006 (“Historical Society Agreement”) between DJL and the Dubuque County Historical Society (“Historical Society”) and the Company expensed $0.3 million of other development costs.  The Historical Society Agreement provides for, among other things, (i) a charitable contribution by DJL to the Historical Society of $1.0 million payable over 10 years, (ii) the lease, thirty days after opening the new casino, of DJL’s existing dockside pavilion for 99 years to the Historical Society for $1 per year, (iii) the transfer, thirty days after opening the new casino, of the Diamond Jo vessel to the Historical Society at the Historical Society’s option, and (iv) a contribution to the Historical Society of $0.8 million upon the closing of the land purchase for the site of the new casino.  Contingencies in the Historical Society Agreement became remote in 2007 when DJL closed on the land purchase for $1.2 million with the Historical Society and signed the Development Agreement with the City which effectively committed DJL to build the casino.  As a result, DJL recognized the fair market value of its charitable obligations of $7.7 million.

In 2008, DJL and the Historical Society reached a revised agreement to sell the vessel and split the proceeds evenly between DJL and the Historical Society.  Based on this agreement, DJL reduced its outstanding obligation to the Historical Society to 50% of the estimated proceeds expected to be received upon the sale of the Diamond Jo vessel with a corresponding credit of approximately $1.1 million to development expense on the Company’s statement of operations.  This credit was offset by additional costs of $0.2 million related to DJL's new casino in 2008.

Income Taxes— The Company is a limited liability company. In lieu of corporate income taxes, the members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for income taxes has been included in the financial statements.

Use of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates involve the intrinsic values of equity based compensation, the fair values of an embedded derivative and the DJW investment in City Bonds, the periodic review of the carrying value of assets for impairment, the estimated useful lives for depreciable assets, and the estimated liabilities for the EVD sales tax contingency, slot club awards and customer legal disputes.

In addition, an estimated loss from a loss contingency is recorded when information available prior to issuance of the financial statements indicates that it is probable that a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accounting for contingencies such as legal matters requires the use of judgment. Many of these legal contingencies can take years to be resolved. An adverse outcome could have a material impact on financial condition, results of operations, and cash flows.

Concentrations of Risk—The Company’s customer base is concentrated in southwest Louisiana, north central and eastern Iowa, southern Minnesota, southwest Wisconsin and northwest Illinois.

The Company maintains deposit accounts at three banks. At December 31, 2008 and 2007, and various times during the years ended December 31, 2008, 2007 and 2006, the balance at the banks exceeded the maximum amount insured by the Federal Deposit Insurance Corporation. Credit risk is managed by monitoring the credit quality of the banks.

Recently Issued Accounting Standards— In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 162, The Hierarchy of Generally Accepted Accounting Principles (“GAAP”) (“SFAS 162”). The purpose of the new standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements. Previous guidance did not properly rank the accounting literature. The new standard is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of SFAS 162 is not expected to have a material effect on the Company’s financial statements.

In April 2008, the FASB released staff position (“FSP”) SFAS No. 142-3, Determination of the Useful Life of Intangible Assets.  The FSP requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The FSP also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets.  The FSP will be applied prospectively to intangible assets acquired after the FSP’s effective date, but the disclosure requirements will be applied prospectively to all intangible assets recognized as of, and after, the FSP’s effective date.  The FSP is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The adoption of SFAS No. 142-3 is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires, among other things, enhanced disclosure about the volume and nature of derivative and hedging activities and a tabular summary showing the fair value of derivative instruments included in the balance sheet and statement of operations. SFAS 161 also requires expanded disclosure of contingencies included in derivative instruments related to credit-risk. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The adoption of SFAS 161 is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Under SFAS 141R, legal fees and other transaction-related costs are expensed as incurred and are no longer included as a cost of acquiring the business. SFAS 141R also requires, among other things, acquirers to estimate the acquisition-date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. SFAS 141R applies to the Company prospectively for business combinations occurring on or after January 1, 2009. The Company expects SFAS 141R will have an impact on accounting for business combinations, but the effect will be dependent upon any potential future acquisition.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure certain eligible financial assets and financial liabilities at fair value (the fair value option). SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. Unrealized gains and losses on items for which the fair value option is elected would be reported in earnings. As of January 1, 2008, the Company chose not to elect the fair value option for any eligible financial assets or liabilities existing at that date. The Company will consider whether to elect the fair value option for new eligible financial assets or liabilities entered into in the future on an instrument by instrument basis.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a methodology for measuring fair value, and expands the required disclosure for fair value measurements. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which amends SFAS No. 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on January 1, 2008, this standard applies prospectively to fair value measurements of financial instruments and recurring fair value measurements of non-financial assets and non-financial liabilities. On January 1, 2009, the standard will also apply to all other fair value measurements. The Company is currently evaluating the impact on the Company’s financial statements of the delayed provisions of SFAS No. 157. The Company adopted SFAS No. 157 on January 1, 2008, as required, for financial instruments and recurring fair value measurements of non-financial assets and liabilities. The adoption did not have a material effect on the Company’s financial statements. See Note 5 for additional information on fair value measurements and disclosures.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31 is summarized as follows (in thousands):

	2008	2007
Land and land improvements	$18,118	$18,170
Buildings and improvements	201,421	137,669
Riverboat and improvements	-	8,442
Furniture, fixtures and equipment	81,449	65,077
Computer equipment	11,009	8,842
Vehicles	404	379
Construction in progress	26,582	18,188
Subtotal	338,983	256,767
Accumulated depreciation	(75,829)	(67,955)
Property and equipment, net	$263,154	$188,812

    Depreciation and amortization expense for the years ended December 31, 2008, 2007 and 2006 was $20.1 million, $20.7 million and $20.8 million, respectively.

The Company capitalizes interest costs associated with debt incurred in connection with significant construction projects. The amount capitalized during the years ended December 31, 2008, 2007 and 2006 was $3.3 million, $0.8 million and $0.8 million, respectively.

In connection with DJL’s casino development, DJL began accelerating depreciation on long-lived assets with a net book value of approximately $4.5 million that will either be contributed to the Historical Society or will not be utilized at its new casino facility.  Accelerated depreciation on these assets began during the fourth quarter of 2006 and DJL continued to depreciate the remaining net book value of those assets, less their estimated fair market value at the date of contribution or estimated net realizable value, through the period that DJL commenced operations at the new facility.  Depreciation expense for 2008, 2007 and 2006 increased by approximately $1.0 million, $0.8 million and $0.2 million, respectively, as a result of accelerated depreciation on these assets.

On October 16, 2008, DJW entered into an agreement with a third party to sell certain of its assets comprising the waste water treatment facility.  These assets had a net book value of approximately $2.6 million at the time of sale.  The sale price was $2.8 million which, along with certain cash payments and the reduction of certain liabilities related to the waste water treatment facility, resulted in a net gain on the sale of approximately $0.2 million which was recognized in the fourth quarter of 2008.

As part of the Historical Society Agreement, in December 2007, DJL expensed $1.2 million to development expense related to its obligation to contribute the Diamond Jo vessel to the Historical Society.  The expense was based on the fair market value of the vessel as determined by an independent third party appraisal.  In January 2009, DJL received and accepted an offer to purchase the vessel for approximately $0.4 million.  Based on the accepted offer, DJL recorded an impairment charge of $0.8 million in December 2008 related to the decrease in the fair market value of the vessel.

During the third quarter in 2007, in an effort to reduce the overall design and construction costs of the hotel project, EVD entered into discussions with a new contractor and architect to design, develop and construct an approximately 100 room hotel contiguous to EVD’s racino. Due to the entire redesign of the project, EVD wrote off as a loss on disposal of assets approximately $2.6 million of previously capitalized costs related primarily to initial architectural and design work that will not be utilized in the new project design.

In February 2009, EVD entered into a letter of intent with a third party operator to allow the third party to design, develop, construct and operate a hotel with a minimum of 100 rooms adjacent to the racino on land owned by EVD.  Under the terms of the letter of intent, the hotel will include at least 25 suites, five meeting rooms and an indoor pool.  EVD will lease the land on which the hotel will be located for a lease fee of 2% of gross revenue of the hotel. The agreement also contains a purchase option which allows EVD to purchase the hotel from the third party operator.  Any agreement related to the building of the hotel by the third party operator is subject to approval by the Louisiana State Gaming Control Board and the ability of the third party operator to obtain financing for the project.  If EVD enters into a final agreement with the third party operator to build the hotel and all contingencies noted above are satisfied, EVD may be required to write-off up to $1.4 million of capitalized design and development costs already incurred related to this project.

Included in the total amount of depreciation and amortization expense for 2006 is an impairment charge of approximately $0.4 million associated with long-lived assets at EVD’s Alexandria OTB.  Based on historic and expected future cash flows of the Alexandria OTB operations, the carrying value of the leasehold improvements and certain other assets were not expected to be recovered by future cash flows and were written down by the amount the carrying value of the assets exceeded their estimated fair market value.  EVD closed the Alexandria OTB in July of 2006 and recorded a lease termination loss of approximately $0.1 million.

4. DEBT

Long-term debt at December 31 consists of the following (in thousands):

	2008	2007
8 3/4% senior secured notes due April 15, 2012, net of discount of $1,763 and $2,211, respectively, secured by substantially all the assets of PGL, DJL and EVD and the equity of DJL and EVD	$253,237	$252,789
11% senior secured notes of DJW due April 15, 2012, net of discount of $568 and $762, respectively, secured by substantially all the assets of DJW and the equity of DJW and DJWC	111,258	116,358
13% senior notes of EVD due March 1, 2010 with contingent interest, net of discount of $33 and $57, respectively	6,877	6,853
$65,000 revolving line of credit under a loan and security agreement of DJL and EVD with Wells Fargo Foothill, Inc., interest rate at prime plus a margin of 2.5% with a floor of 6.0% (current rate of 6.0% at December 31, 2008), maturing January 15, 2012, secured by substantially all assets of DJL and EVD	28,500	—
$5,000 revolving line of credit under a loan and security agreement of DJW with a bank, interest rate at prime less a margin of 1.0% with a floor of 5.0% (current rate of 5.0% at December 31, 2008), maturing March 31, 2010, secured by substantially all the assets of DJW and guaranteed by the Company’s Chief Executive Officer	2,000	—
Term loan under a loan and security agreement of PGL, DJL and EVD with American Trust & Savings Bank, interest rate at prime through December 31, 2008 and 6.5% thereafter (current rate of 3.25% at December 31, 2008), due in installments through December 1, 2013, secured by certain assets of DJL	8,000	—
Notes payable and capital lease obligations, net of discount of $170 and $103, respectively, interest rates at 6% - 8 ¾%, due 2009 – 2011	6,418	5,034
Total debt	416,290	381,034
Less current portion	(8,492)	(3,147)
Total long term debt	$407,798	$377,887

            Principal maturities of debt (excluding discount) for the Company, and separately for DJW, the Company's unrestricted subsidiary, for each of the years ended December 31 are summarized as follows (in thousands):

	DJW	Company
2009	$2,659	$8,646
2010	55	9,649
2011	-	1,637
2012	111,826	397,051
2013	-	1,841
	$114,540	$418,824

Peninsula Gaming Notes

On April 16, 2004, DJL and PGC completed a private placement of $233 million principal amount of 8 ¾% senior secured notes due 2012 (the “Peninsula Gaming Notes”). The Peninsula Gaming Notes were issued at a discount of approximately $3.3 million. Interest on the Peninsula Gaming Notes is payable semi-annually on April 15 and October 15 of each year. Upon a corporate restructuring, the Company also became a co-issuer of the Peninsula Gaming Notes.

On December 22, 2006, the Company, DJL, and PGC, as co-issuers, issued and sold to a third party investor in a private placement $22.0 million aggregate principal amount of Peninsula Gaming Notes (“Additional Peninsula Gaming Notes”).  The Company used a portion of the net proceeds from this issuance of the Additional Peninsula Gaming Notes to pay down borrowings under its existing senior credit facility and to finance, in part, the construction of the new casino at DJL and the development of the hotel at EVD.

The indenture governing the Peninsula Gaming Notes limits the Company’s ability to, among other things, incur more debt; pay dividends or make other distributions to PGP and DJW (for so long as DJW is an unrestricted subsidiary); redeem stock; make certain investments; create liens; enter into transactions with affiliates; merge or consolidate; and transfer or sell assets.

The Peninsula Gaming Notes do not limit DJL’s or EVD’s ability to transfer net assets between PGL, DJL and EVD.  Under the indenture governing the Peninsula Gaming Notes, the Company is allowed to make distributions to PGP in respect of (i) certain consulting and financial advisory services related to PGP development, (ii) board fees and actual out-of-pocket expenses incurred by members of the board of managers of PGP (the “Board of Managers”) in their capacity as board members, and (iii) tax, accounting, legal and administrative costs and expenses of PGP. These amounts were recorded as member distributions.  In addition, the Company can pay dividends or make other distributions to PGP and DJW, in addition to the distributions above, if the combined interest coverage ratio of PGL, DJL and EVD (as defined in the indenture) is not less than 2.0 to 1.0 for the most recently ended four full fiscal quarters and subject to certain aggregate net income and cash proceeds received from the sale of equity interest limits.  The Company may also incur more indebtedness if the combined interest coverage ratio of PGL, DJL and EVD (as defined in the indenture) is not less than 2.0 to 1.0 for the most recently ended four full fiscal quarters determined on a pro forma basis as if the additional debt had been incurred at the beginning of the period.  As of December 31, 2008, the combined interest coverage ratio was greater than 2.0 to 1.0. Subject to the foregoing provisions, all of the net assets of PGL, DJL and EVD are restricted except for $22.5 million.

The Peninsula Gaming Notes are full and unconditional obligations of DJL as a co-issuer. PGL and PGC, also co-issuers, have no independent assets (other than PGL’s investment in its subsidiaries) or operations. The Peninsula Gaming Notes are secured by substantially all the assets of PGL, DJL and EVD subject to the prior lien of the PGL Credit Facility as discussed below. The Peninsula Gaming Notes are also fully and unconditionally guaranteed, subject to the prior lien of the PGL Credit Facility as discussed below, by EVD. Further, EVD and DJL have pledged their equity interests as collateral.

DJW Notes

        In July 2005, DJW completed a private placement of $40.0 million aggregate principal amount of DJW Notes. In connection with the offering of the DJW Notes, DJW was designated an “unrestricted subsidiary” by the Company under the indenture governing the Peninsula Gaming Notes, and DJW was released of its obligations under the PGL Credit Facility. The DJW Notes bear interest at a rate of 11% per year, payable semi-annually on April 15 and October 15 of each year.

The DJW Notes are secured by a pledge of the equity of DJW and DJWC and substantially all of DJW’s current and future assets. The lien on the collateral that secures the DJW Notes is contractually subordinated to the liens securing up to $5.0 million of indebtedness under the DJW Credit Facility as discussed below. The DJW Notes, which mature on April 15, 2012, are redeemable at the Company’s option, in whole or in part at any time or from time to time, on and after April 15, 2008 at certain specified redemption prices set forth in the indenture governing the DJW Notes. The holders of the DJW Notes also have the right to require repayment upon a change in control. The indenture governing the DJW Notes contains a number of restrictive covenants and agreements, including covenants that limit the ability of DJW to, among other things: (1) pay dividends, redeem stock or make other distributions or restricted payments; (2) incur indebtedness or issue preferred shares; (3) make certain investments; (4) create liens; (5) consolidate or merge; (6) sell or otherwise transfer or dispose of assets; (7) enter into transactions with affiliates; (8) use proceeds of permitted asset sales and (9) change its line of business. Specifically, DJW is prohibited from making any dividends or other distributions to PGL, subject to certain limited exceptions.

DJW is permitted to make dividends or other distributions to PGL to pay certain income tax obligations. Further, DJW can make dividends and other distributions to PGL to pay PGP’s and PGL’s corporate overhead costs in connection with their indirect and direct ownership of DJW, including, but not limited to, tax preparation, accounting, licensure, legal and administrative fees and expenses. Additionally, DJW may make dividends and other distributions to PGL in respect of certain payments under PGP’s and PGL’s management agreements and to pay reasonable directors’ or managers’ fees and expenses, so long as any payments with respect to any management agreement or certain employee, consulting or similar agreements do not, in the aggregate, in any fiscal year exceed (a) for 2006, $0.5 million, (b) for 2007, the product of 1.333333 multiplied by 4.0% of DJW’s Consolidated EBITDA (as defined in the indenture governing the DJW Notes) for the nine months ended December 31, 2006 and (c) for any fiscal year thereafter, 4.0% of DJW’s Consolidated EBITDA for the preceding fiscal year. Finally, DJW can make additional dividends and other distributions not to exceed $0.5 million.  In addition, DJW can pay dividends or make other distributions to PGL or PGP, in addition to the distributions above, if the interest coverage ratio (as defined in the indenture) is not less than 2.0 to 1.0 for the most recently ended four full fiscal quarters and subject to certain aggregate net income and cash proceeds received from the sale of equity interest limits.  The Company may also incur more indebtedness if the interest coverage ratio (as defined in the indenture) is not less than 2.0 to 1.0 for the most recently ended four full fiscal quarters determined on a pro forma basis as if the additional debt had been incurred at the beginning of the period.  As of December 31, 2008, the interest coverage ratio was greater than 2.0 to 1.0.  Subject to the foregoing provisions, all of the net assets of DJW are restricted.

On August 31, 2006, DJW entered into the First Supplemental Indenture to the Indenture dated as of July 19, 2005 (the “DJW First Supplemental Indenture”) which permitted, among other things, the issuance by DJW on August 31, 2006 of an additional $20 million principal amount of DJW Notes, the proceeds of which were used in part to fund the expansion of the DJW casino. In addition, the DJW First Supplemental Indenture requires DJW to offer to buy back a portion of the DJW Notes on a semi-annual basis, beginning March 31, 2007, with 50% of Excess Cash Flow (as defined therein) at a premium of 7.5%. Such provision was determined to be an embedded derivative and was fair valued and separated from the DJW Notes at the date of issuance since it was not clearly and closely related. As of December 31, 2008 and December 31, 2007, the fair value of the put option was approximately $0.8 million and $1.3 million, respectively. The fair value of the put option was determined to be the present value of the estimated premium payments through the maturity of the DJW Notes.  The fair value of the put option is revalued at the end of each reporting period with a corresponding (benefit) charge to interest expense. During the years ended December 31, 2008 and 2007, the Company (credited) expensed $(0.2) million and $0.9 million, respectively, as interest expense related to the change in the fair value of the embedded derivative. In addition, DJW redeemed $1.7 million, $1.4 million and $2.4 million principal amount of DJW Notes, plus applicable premium and accrued interest, in November 2008, May 2008 and November 2007, respectively, based on the Excess Cash Flow provision.

In addition, in October 2008, DJW redeemed $2.2 million principal amount of DJW Notes with excess proceeds from the sale of the waste water treatment facility assets as discussed in Note 3.

On December 21, 2006, DJW entered into the Second Supplemental Indenture to the Indenture dated as of July 19, 2005 which permitted, among other things, the issuance by DJW on December 21, 2006 of an additional $36.5 million principal amount of DJW Notes (“Additional DJW Notes”) and the distribution of up to $35.0 million of the net proceeds of the Additional DJW Notes to PGL.  The distribution was made to PGL in 2006 and was used to pay down borrowings under the PGL Credit Facility and to finance, in part, the current construction of the new casino at DJL.

On October 16, 2007, DJW entered into the Third Supplemental Indenture to the Indenture dated as of July 19, 2005 which permitted, among other things, the issuance by DJW on October 16, 2007 of an additional $23.0 million principal amount of DJW Notes at a purchase price of 98.5% of the principal amount thereof, the proceeds of which were used to fund the purchase of DJW’s investment in the City Bonds.

EVD Notes

Contingent interest accrues on the 13% senior notes (the “EVD Notes”). The amount of contingent interest is equal to 0.3% of EVD’s cash flow for the year, subject to certain limitations. EVD may defer paying a portion of the contingent interest under certain circumstances set forth in the indenture governing the EVD Notes. EVD is the sole obligor under the EVD Notes.

PGL Credit Facility

On June 16, 2004, DJL and EVD (the “Borrowers”) jointly entered into a loan and security agreement with Wells Fargo Foothill, Inc. (“Wells Fargo”) as the arranger and agent which was later amended in November 2004, July 2005, December 2006, June 2008 and October 2008 (as amended, the “PGL Credit Facility”). The PGL Credit Facility consists of a revolving credit facility which permits the Borrowers to request advances and letters of credit up to the lesser of the maximum revolver amount of $65.0 million (less amounts outstanding under letters of credit) and a specified borrowing base (the “Borrowing Base”). The Borrowing Base is the lesser of the combined EBITDA (as defined in the PGL Credit Facility) of the Borrowers for the twelve months immediately preceding the current month end multiplied by 150% and the combined EBITDA of the Borrowers for the most recent quarterly period annualized multiplied by 150%. At December 31, 2008, the maximum revolver amount was $63.3 million. The borrowings under the revolver portion of the PGL Credit Facility bear interest at a rate equal to the Wells Fargo prime rate plus a margin of 2.5% with a floor of 6%, or 6% at December 31, 2008. The available borrowing amount at December 31, 2008, after reductions for amounts borrowed and letters of credit outstanding at DJL and EVD, was $33.9 million. As of December 31, 2008, there were $28.5 million outstanding advances under the revolver portion of the PGL Credit Facility and outstanding letters of credit of approximately $0.9 million.

The Borrowers are jointly and severally liable under the PGL Credit Facility and such borrowings are collateralized by substantially all of the assets of the Borrowers. Borrowings under the PGL Credit Facility are guaranteed by PGL and PGC.

The PGL Credit Facility contains a number of restrictive covenants, including covenants that limit the Borrowers’ ability to, among other things: (1) incur more debt; (2) create liens; (3) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock; (4) dispose of certain assets; (5) guarantee the debt of others; (6) pay dividends or make other distributions; (7) make investments; and (8) enter into transactions with affiliates. The PGL Credit Facility also contains financial covenants including a minimum combined EBITDA (as defined by the PGL Credit Facility) of the Borrowers and limitations on capital expenditures at DJL and EVD.

Specifically, the Borrowers are prohibited from making any dividends or other distributions to PGP (through PGL) or any of PGL’s unrestricted subsidiaries, subject to certain limited exceptions (such restrictions at December 31, 2008 are less restrictive than the restrictions under the Peninsula Gaming Notes).

On June 30, 2008, the Borrowers entered into a Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”) with Wells Fargo which amended the PGL Credit Facility.

The Fifth Amendment provides, among other things, that:

•	The term of the PGL Credit Facility is extended to January 15, 2012;

•
Capital expenditures will be permitted, in addition to those otherwise previously permitted by the terms of the PGL Credit Facility, in an aggregate amount not to exceed (i) $25 million by EVD in connection with the project to design, develop, construct, equip and operate the new hotel project adjacent to EVD’s casino and racetrack in Opelousas, Louisiana, including the remodeling of the existing casino exterior, casino floors and restaurants, (ii) $8 million by EVD to develop an off-track betting parlor in St. Martin Parish, Louisiana, and (iii) $85 million by DJL in connection with the project to design, develop, construct, equip and operate the Dubuque Casino;

•
The prepayment premium for early termination by the Borrowers has been reduced to $1.3 million for the period starting from the date of the Fifth Amendment to the first anniversary of such date, $0.7 million for the period starting from the first anniversary of the date of the Fifth Amendment to the second anniversary, and $0 during the period of time from the second anniversary of the date of the Fifth Amendment;

•	The resetting of restrictions related to permitted investments, restricted payments and indebtedness;

•	All obligations shall have a minimum interest rate of 6.00% per annum;

•	An increase in the required minimum combined EBITDA of the Borrowers to $40 million for the twelve month period ended on June 30, 2008 and on the last day of each fiscal quarter ended thereafter; and

•
Commencing March 1, 2009, Borrowers must establish a reserve against available borrowings under the PGL Credit Facility at a rate of approximately $0.6 million times the number of months that have elapsed during the period commencing on February 1, 2009 and ending on February 28, 2010.  The reserve shall be released upon the repayment of EVD’s outstanding 13% senior notes due March 1, 2010.

On October 6, 2008, the Borrowers entered into a Sixth Amendment to Loan and Security Agreement (the “Sixth Amendment”) with Wells Fargo which further amended the PGL Credit Facility.

The Sixth Amendment incorporates the changes contemplated by a fee letter entered into with Wells Fargo in connection with the execution of the Fifth Amendment which allowed for certain flexible borrowing conditions to assist Wells Fargo in the successful syndication of $25.0 million of the advances under the PGL Credit Facility. Such syndication was completed on October 6, 2008.

The Sixth Amendment provides, among other things, (i) that the applicable margin for all advances made under the PGL Credit Facility with respect to base rate loans, LIBOR rate loans and letters of credit was increased to 2.50%, 4.00% and 4.00%, respectively and (ii) that the required minimum combined EBITDA of the Borrowers measured on a trailing twelve month fiscal quarter-end basis increase to $42.0 million for 2009 and $44.0 million for 2010 and thereafter.

DJW Credit Facility

On October 4, 2006, DJW and DJWC entered into a senior secured revolving credit facility with American Trust & Savings Bank that was subsequently amended on December 21, 2006, October 16, 2007 and November 26, 2008 (as amended, the “DJW Credit Facility”). The DJW Credit Facility permits DJW to request advances and letters of credit of up to $5.0 million. Advances under the DJW Credit Facility bear interest at a rate equal to the greater of (i) at DJW’s option, either LIBOR plus a margin of 1.85%-2.20% or the Wall Street Journal prime rate less a margin of 1.0%, or 2.25% at December 31, 2008, and (ii) 5%. The DJW Credit Facility expires on March 31, 2010.  The available borrowing amount under such facility at December 31, 2008, after reductions for amounts borrowed and letters of credit outstanding at DJW, was $2.3 million. As of December 31, 2008, there were $2.0 million outstanding advances under the DJW Credit Facility and outstanding letters of credit of approximately $0.7 million.

The DJW Credit Facility contains a number of restrictive covenants, including covenants that limit DJW’s ability to, among other things, incur or guarantee more debt and create liens. In addition, the DJW Credit Facility requires that, on an annual basis, DJW repay all advances (other than amounts designated under letters of credit) and such repayment of all advances must continue for a period of five days, after which, DJW will be allowed to resume requesting advances. The DJW Credit Facility also contains customary events of default, including nonpayment of principal and interest when due, violation of covenants, material inaccuracy of representations and warranties, bankruptcy events, and material judgments. Certain of the events of default are subject to a grace period.

DJW’s and DJWC’s obligations under the DJW Credit Facility are secured by a security interest in substantially all of DJW’s and DJWC’s tangible and intangible assets. The DJW Credit Facility is secured by substantially the same assets that secure the DJW Notes. Pursuant to an intercreditor agreement between DJW and American Trust and Savings Bank, the lien on the collateral securing the DJW Credit Facility is contractually senior to the lien on the collateral securing the DJW Notes and the related guarantees. The Company’s Chief Executive Officer agreed to unconditionally guarantee DJW’s payment obligations to the lender under the DJW Credit Facility.

Term Loan

On May 1, 2008, PGL, DJL and EVD (collectively, the “FF&E Borrowers”) entered into a Loan and Security Agreement (“Term Loan”) with American Trust & Savings Bank (“Bank”).  The Term Loan allows the FF&E Borrowers to request advances of up to $8.0 million during the period May 1, 2008 through December 31, 2008 (the “Draw Down Period”) to finance the purchase of certain furniture, fixtures and equipment related to DJL’s new casino development. No principal payments are due during the Draw Down Period and interest shall accrue on all advances at a rate equal to the Wall Street Journal prime rate per annum and is payable the first of each month in arrears.  Commencing on January 1, 2009 and continuing through December 1, 2013 (the “Term Period”), the FF&E Borrowers shall pay principal plus accrued interest in equal monthly installments, with the first payment due on February 1, 2009. Interest during the Term Period shall be calculated at a rate of 6.5% per annum.  As of December 31, 2008, DJL had outstanding advances of $8.0 million under the Term Loan.

The Company was in compliance with all debt covenants as of December 31, 2008.

5. FAIR VALUE MEASUREMENTS

The Company adopted SFAS 157 on January 1, 2008. Under generally accepted accounting principles, certain assets and liabilities must be measured at fair value, and SFAS 157 defines fair value and details the disclosures that are required for items measured at fair value. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures.

The Company has two financial instruments that must be measured at fair value in the financial statements under the new fair value standard: (i) an available for sale investment and (ii) a derivative. The Company currently does not have non-financial assets and non-financial liabilities that are required to be measured at fair value on a recurring basis.

SFAS 157 establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value.  This hierarchy prioritizes the inputs into three broad levels.  The three levels are as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2-Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

Level 3-Unobservable inputs that reflect the Company’s estimate about the assumptions that market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available, including its own data.

In accordance with the fair value hierarchy described above, the following table shows the fair value of the Company’s financial assets and liabilities that are required to be measured at fair value as of December 31, 2008, which are classified as “Investment available for sale” and “Other long-term liabilities” (in thousands):

	Fair Value Measurements at December 31, 2008 Using
	Total Carrying Value at December 31, 2008	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Investment available for sale	7,828	-	-	7,828
Derivative liability	(790)	-	-	(790)

The following table summarizes the changes in fair value of our Level 3 assets and liabilities (in thousands):

	Fair Value Measurements of Assets and Liabilities Using Level 3 Inputs
	Investment available for sale	Derivative liability
Balance at beginning of the year	$12,491	$(1,252)
Total gains (losses) (realized or unrealized):
Included in earnings	151	227
Included in other comprehensive income	(4,814)	-
Transfers in or out of Level 3	-	-
Purchases, sales, issuances and settlements	-	235
Ending balance at December 31, 2008	$7,828	$(790)

	Included in interest income	Included in interest expense
Gains for year ended December 31, 2008 included in earnings attributable to the change in unrealized gains or losses relating to assets/liabilities still held at the reporting date	$151	$227

DJW holds an investment in a single municipal bond issuance that is classified as available for sale and is recorded at fair value.  DJW is the only holder of this instrument and there is no quoted market price for this instrument.  The estimate of the fair value of such investment was determined using a combination of current market rates and estimates of market conditions for instruments with similar terms, maturities, and degrees of risk and, due to the unique nature of the bond, estimates from two independent sources of what market participants would use in pricing the bond and the fair value of the Peninsula Gaming Notes at December 31, 2008.  Unrealized gains and losses on this instrument resulting from changes in the fair value of the instrument are not charged to earnings, but rather are recorded as other comprehensive income (loss) in the member’s deficit section of the Company’s balance sheet.  The discount associated with this investment is netted with the investment on the balance sheet and is being accreted over the life of the investment using the effective interest method. The accretion of such discount is included in interest income on the statement of operations.

Under the indenture governing the DJW Notes, DJW must offer to buy back a portion of the DJW Notes on a semi-annual basis with 50% of Excess Cash Flow (as defined therein) at a premium of 7.5%. Such obligation was determined to be an embedded derivative and was fair valued and separated from the DJW Notes at date of issuance since it was not clearly and closely related to the DJW notes.  The fair value of the put option was determined to be the present value of the estimated premium payments through the maturity date of the DJW Notes. The fair value is calculated using estimated future cash flows developed by the Company to estimate the portion of the DJW Notes that would be subject to the contingent put option, yields of comparable financial instruments, the remaining date to maturity of the DJW Notes and based on historical experience that the holders of the notes will elect to be paid the contingent put option. The fair value of the put option is revalued at the end of each reporting period with a corresponding charge (benefit) to interest expense.

6. EMPLOYEE BENEFIT PLANS

PGL, DJL, EVD and DJW each have a qualified defined contribution plan under section 401(k) of the Internal Revenue Code for their respective employees. Under the plans, eligible employees may elect to defer a portion of their salary, subject to Internal Revenue Service limits. The Company may make a matching contribution to each participant based upon a percentage set by the Company, prior to the end of each plan year. Company matching contributions to the plans were $0.4 million, $0.3 million and $0.3 million in 2008, 2007 and 2006, respectively.

        The Company also has a non-qualified deferred compensation plan. Under the plan, certain eligible key employees of the Company may elect to defer a portion of their compensation. The Company makes a matching contribution to each participant based upon a percentage set by the Company. These matching contributions vest over a three year period of service. Company matching contributions were $0.1 million in each of 2008, 2007 and 2006.

7. LEASING ARRANGEMENTS

The Company leases three of its OTB facilities and other equipment under noncancelable operating leases. The Company also leases certain gaming machines and other equipment under cancelable leases. These cancelable leases require either fixed monthly payments or contingent monthly rental payments based on usage of the equipment. The leases expire on various dates through 2020. Rent expense was $6.9 million, $6.9 million and $6.3 million during the years ended 2008, 2007 and 2006, respectively.

Minimum rental payments and contingent rental payments for the years ended December 31, 2008, 2007 and 2006 are summarized as follows (in thousands):

	Years ended December 31,
	2008	2007	2006
Minimum rental payments	$1,808	$1,862	$1,899
Contingent rental payments	5,072	5,000	4,376
Total	$6,880	$6,862	$6,275

The future minimum rental payments required (excluding contingent rental payments) under noncancelable leases with a minimum original term in excess of one year at December 31, 2008 for the years ended December 31 are summarized as follows (in thousands):

2009	$1,199
2010	635
2011	513
2012	281
2013	215
Thereafter	305
Total	$3,148

8. COMMITMENTS AND CONTINGENCIES

Under the Company’s and PGP’s operating agreements, the Company and PGP have agreed, subject to a few exceptions, to indemnify and hold harmless PGP and PGP’s members from liabilities incurred as a result of their positions as sole manager of the Company and as members of PGP, respectively.

In October 2003, EVD filed a Petition for Declaratory Judgment in St. Landry Parish, Louisiana, naming as opposing parties the Secretary of the Department of Revenue and Taxation for the State of Louisiana (the “Department”), the St. Landry Parish School Board and the City of Opelousas. EVD sought a judgment declaring that sales taxes were not due to the defendants on purchases made by EVD and its contractors in connection with the construction and furnishing of the Evangeline Downs Racetrack and Casino, which was constructed in St. Landry Parish in 2003-2004. EVD’s action was based on Louisiana statutory law which provides that racetracks are not required to pay taxes and fees other than those provided in the racing statutes, and that taxes and fees provided in the racing statutes are in lieu of, among other things, all state and local sales taxes. The St. Landry Parish School Board and the City of Opelousas questioned the application of the racing statutes to the construction and furnishing of the casino portion of the facility, thereby leading to the filing of this action. Subsequently, the Department adopted a similar position as the St. Landry Parish School Board and the City of Opelousas.

On February 20, 2008, EVD and the Department entered into a Settlement Agreement (the “Settlement Agreement”) which settled tax disputes between EVD and the Department arising out of audits conducted by the Department of the taxable years ended December 31, 2002, 2003 and 2004 for which EVD previously accrued and paid. The Department and EVD also reached an agreement regarding the payment of sales tax by EVD for tax years beginning on or after January 2005 for which EVD paid an additional $0.3 million to the Department for the tax years 2005 through and including 2007. The sales and use tax dispute with St. Landry Parish and the City of Opelousas remains open. EVD has accrued management’s best estimate of all sales and use taxes that may be due to St. Landry Parish or the City of Opelousas as of December 31, 2008.  Amounts impacting expense related to this dispute with all parties, excluding taxes associated with ongoing purchases and sales for the applicable year, were $1.1 million in 2006 and $(0.2) million in 2007.

During the second quarter of 2008, EVD settled an arbitration dispute with the general contractor of its racino and executed a settlement agreement whereby EVD agreed to pay the general contractor approximately $0.8 million to settle all claims related to the arbitration. Accordingly, in the second quarter of 2008 EVD recorded an $0.8 million reduction in the $1.6 million liability for unpaid billings from the contractor previously recorded on the Company’s balance sheet with a corresponding reduction in property and equipment.

Other than as described above, neither the Company nor its subsidiaries are parties to any pending legal proceedings other than litigation arising in the normal course of business. Management does not believe that adverse determinations in any or all such other litigation would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

 In connection with obtaining its gaming license, DJW is required to pay under an executory agreement a license fee of $5.0 million due in five annual installments of $1.0 million. DJW paid the first four $1.0 million installments in June 2005, May 2006, May 2007 and May 2008, respectively, with the remaining installment due May 2009. Also, DJW is required to pay its qualified sponsoring organization, who holds the joint gaming license with DJW, 5.76% of the casino’s adjusted gross receipts on an ongoing basis.  In 2008, 2007 and 2006, DJW expensed $4.5 million, $4.3 million and $2.8 million, respectively, related to this agreement. The agreement expires on March 31, 2015 but is subject to automatic three year renewal periods.

The Company’s future contractual obligations related to purchase commitments at December 31, 2008, including approximately $11.0 million related to DJL’s future unrecorded obligations under the Minimum Assessment Agreement over a period of 30 years and approximately $3.5 million related to DJL’s obligation for capital expenditures under the Development Agreement over 40 years and excluding DJW’s and DJL’s variable payments to their sponsoring organizations, are summarized as follows (in thousands):

2009	$3,473
2010	1,793
2011	745
2012	513
2013	513
Thereafter	12,325
Total	$19,362

9. MEMBER’S EQUITY

On July 15, 1999, PGL authorized and issued $9.0 million of common membership units. PGP, as the holder of all of the Company’s issued and outstanding common membership interests, is entitled to vote on all matters to be voted on by holders of common membership interests of the Company and, subject to certain limitations contained in the Company’s operating agreement and the indentures governing the Peninsula Gaming Notes, the DJW Notes, and the PGL Credit Facility, is entitled to dividends and other distributions as and when declared by the Company’s managers out of funds legally available therefore.

10. DUBUQUE RACING ASSOCIATION, LTD. CONTRACT

Dubuque Racing Association, Ltd. (“DRA”), a qualified sponsoring organization, holds a joint license with DJL to conduct gambling games under Iowa statutes. The DRA owns Dubuque Greyhound Park (“DGP”), a traditional greyhound racetrack with 1,000 slot machines, 20 table games and amenities including a gift shop, restaurant and clubhouse. During 2005, DJL entered into an amendment to its operating agreement under the joint gambling license (the “Amended Operating Agreement”) with the DRA. The Amended Operating Agreement provides for, among other things, the following:

       •      The DRA is authorized to operate up to 1,500 gaming positions at DGP.

       •      Extension of the operating agreement through December 31, 2018.

•
From February 2006 (the date that DGP commenced operation of table games) through August 31, 2006 (the date a competing casino facility opened to the public in Riverside, Iowa),  DRA was contractually obligated to pay to DJL $0.33 for each $1.00 of reduction in DJL’s adjusted gross gaming receipts, subject to a maximum 15% decline and certain payment deferral conditions. Beginning September 1, 2006 and continuing through November 18, 2008, DRA was contractually obligated to pay to DJL $0.33 for each $1.00 of reduction in DJL’s adjusted gross gaming receipts above a 7% decline from the base period and subject to a maximum 21% decline and certain payment deferral conditions.

•
DJL paid to DRA the sum of $.50 for each patron admitted on the boat through December 9, 2008. During 2008, 2007 and 2006, these payments approximated $0.3 million, $0.4 million and $0.4 million, respectively. Commencing December 10, 2008, the date DJL moved its operations to its new facility, DJL is required to pay to the DRA 4.5% of DJL’s adjusted gross receipts.  These payments approximated $0.2 million for the year ended December 31, 2008.

During 2008, 2007 and 2006, DJL recorded other revenue of approximately $1.6 million, $1.9 million and $1.6 million, respectively, related to this agreement, of which $0.7 million and $2.5 million has been recorded as a long-term receivable and is in included in deposits and other assets on the Company’s balance sheets at December 31, 2008 and 2007, respectively.  At December 31, 2008 and 2007, $3.4 million and $0.3 million, respectively, is recorded as a short-term receivable on the Company’s balance sheets.

11. TRANSACTIONS WITH RELATED PARTIES

During 2008, 2007 and 2006, the Company distributed $4.1 million, $6.4 million, and $2.5 million, respectively, to PGP primarily for (i) certain consulting and financial advisory services related to PGP development expenses, (ii) board fees and actual out-of-pocket expenses incurred by members of the board of managers of PGP in their capacity as a board member and (iii) tax, accounting, legal and administrative costs and expenses related to PGP. These amounts were recorded as member distributions.

During 2008, 2007 and 2006, the Company expensed $0.3 million, $0.4 million and $0.2 million, respectively, as affiliate management fees, related to other compensation and board fees payable to board members of PGP representing services provided to PGL. In 2006 and subsequently, PGP assumed PGL’s liability for such amounts which was recorded as a member contribution.

In accordance with a management services agreement between OED Acquisition LLC (“OEDA”), a wholly owned subsidiary of PGP, and EVD, under which EVD pays to OEDA a base management fee of 0.44% of net revenue (less net food and beverage revenue) plus an incentive fee based on earnings before interest, taxes, depreciation, amortization and other non-recurring charges, EVD expensed $0.9 million in affiliate management fees payable to OEDA in 2008, $0.8 million in 2007 and $0.9 million in 2006.

In 2005, DJW entered into a management services agreement with PGP under which DJW pays to PGP a base management fee of 1.75% of net revenue (less net food and beverage revenue) plus an incentive fee ranging from 3% to 5% based on earnings before interest, taxes, depreciation, amortization and non-recurring charges. DJW expensed management fees of $2.4 million, $2.2 million and $1.7 million in 2008, 2007 and 2006, respectively, related to this agreement.

EVD and PGP are parties to a consulting agreement with a board member of PGP. Under the consulting agreement, EVD and DJW must each pay the board member a fee equal to 2.5% of EVD’s and DJW’s earnings before interest, taxes, depreciation, amortization and non-recurring charges during the preceding calendar year commencing on January 1, 2004 and April 1, 2006, respectively. EVD expensed $1.0 million of affiliate management fees in each of 2008, 2007 and 2006 related to this agreement.  DJW expensed $0.8 million, $0.8 million and $0.7 million of affiliate management fees in 2008, 2007 and 2006, respectively, related to this agreement.

At a meeting of the board of managers of PGP held on February 25, 2005, PGP approved grants of profits interests under PGP’s Amended and Restated 2004 Incentive Unit Plan (the “IUP”) to two executive officers of PGL aggregating 2.50% of the outstanding membership units of PGP on a fully diluted basis. In addition, at a meeting of the board of managers of PGP held on September 12, 2005, PGP approved additional grants under the IUP to the executive officers of PGL aggregating 5% of the outstanding membership units of PGP on a fully diluted basis. The terms of the awards include specified vesting schedules, acceleration of vesting upon the occurrence of certain events, anti-dilution protection, transfer restrictions and other customary terms and provisions. The profits interests awarded under the IUP entitle the holders thereof to receive distributions from operating profits on a pro rata basis with holders of common units of PGP (but only to the extent of profits allocated to holders of profits interests after the date of grant) and distributions on liquidation (but only to the extent of their pro rata share of any undistributed operating profits allocated to holders of profits interests and any further appreciation in the fair market value of PGP after the date of grant). Upon any termination of their employment, the respective officers are entitled, at their option, to cause the Company to redeem all such vested profits interests granted to them for cash at their fair market value at the time of termination of employment. Quarterly, the Company estimates the fair value of the units and compares that value to the value of the units at the date of grant. Any appreciation or depreciation in the value of the units is expensed or credited to an expense based on the percentage of the grant vested. The Company (credited) expensed $(6.6) million in 2008, $10.3 million in 2007 and $8.5 million in 2006 with respect to these units. In 2006 and subsequently, PGP assumed PGL’s liability under these agreements and recorded $(6.6) million, $10.3 million and $9.7 million as member (distributions) contributions in 2008, 2007 and 2006, respectively.

12. SEGMENT INFORMATION

The Company is organized around geographical areas and operates three reportable segments: (1) Diamond Jo operations, which comprise the Diamond Jo casino in Dubuque, Iowa, (2) Evangeline Downs operations, which comprise the casino, racetrack and OTBs operated by EVD in Louisiana and (3) Diamond Jo Worth operations, which comprise the Diamond Jo Worth casino operations in Northwood, Iowa.

The accounting policies for each segment are the same as those described in Note 2 above. The Company evaluates performance and allocates resources based upon, among other considerations, segment operating earnings (as defined below).

The tables below present information about reported segments as of and for the years ended (in thousands):

	Net Revenues From External Customers
	2008	2007	2006
Diamond Jo	$42,364	$40,664	$44,579
Evangeline Downs	132,193	133,016	135,052
Diamond Jo Worth	84,596	79,513	54,786
Total	$259,153	$253,193	$234,417

	Segment Operating Earnings(1)
	2008	2007	2006
General Corporate	$1,777	$(14,417)	$(10,740)
Diamond Jo	12,929	12,575	14,854
Evangeline Downs	38,941	39,832	38,977
Diamond Jo Worth	32,602	31,826	22,597
Total Segment Operating Earnings(1)	86,249	69,816	65,688
General Corporate:
Depreciation and amortization	(57)	(44)	(14)
Affiliate management fees	(334)	(359)	(281)
Interest income	69	884	47
Diamond Jo:
Depreciation and amortization	(3,488)	(4,448)	(4,176)
Pre-opening expense	(745)	(91)	—
Development expense	968	(7,974)	(624)
Impairment of asset held for sale	(831)	—	—
(Loss) gain on disposal of assets	139	579	(58)
Interest expense, net	(8,782)	(10,181)	(9,349)
Evangeline Downs:
Depreciation and amortization	(8,011)	(8,971)	(13,094)
Pre-opening expense	(8)	(70)	(19)
Development expense	(46)	(67)	(109)
Affiliate management fees	(1,840)	(1,829)	(1,839)
Loss on disposal of assets	(222)	(2,822)	(78)
Interest expense, net	(16,538)	(16,668)	(18,341)
Diamond Jo Worth:
Depreciation and amortization	(8,578)	(7,265)	(3,536)
Pre-opening expense	(32)	(214)	(947)
Development expense	—	—	(44)
Affiliate management fees	(3,227)	(3,030)	(2,396)
Loss on disposal of assets	(12)	(488)	(74)
Interest expense, net	(11,918)	(11,912)	(4,428)
Net income (loss)	$22,756	$(5,154)	$6,328

(1)                   Segment operating earnings is defined as net income (loss) plus depreciation and amortization, pre-opening expense, development expense, affiliate management fees, impairment losses, loss on disposal of assets and interest expense (net) less gain on disposal of assets.

	Total Assets
	2008	2007
General Corporate	$969	$12,469
Diamond Jo	192,999	102,617
Evangeline Downs	146,291	152,762
Diamond Jo Worth	97,017	104,079
Total	$437,276	$371,927

	Cash Expenditures for Additions to Long-Lived Assets
	2008	2007	2006
General Corporate	$369	$4	$130
Diamond Jo	57,344	10,018	1,733
Evangeline Downs	10,200	7,629	6,753
Diamond Jo Worth	2,836	24,743	29,276
Total	$70,749	$42,394	$37,892

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s financial instruments consisting of cash and cash equivalents, restricted cash, receivables, and payables approximate their recorded amounts due to the short term nature of the instruments. The fair value and recorded amounts for the Company’s investment and debt instruments at December 31, 2008 and 2007 are as follows (in thousands):

	December 31, 2008		December 31, 2007
	Fair Value	Recorded Amount	Fair Value	Recorded Amount
Available for sale investment	$7,828	$7,828	$12,491	$12,491
8 ¾% senior secured notes	163,200	253,237	254,363	252,789
11% senior secured notes	105,116	111,258	117,120	116,358
13% senior notes	6,219	6,877	6,910	6,853
Senior secured credit facilities	30,500	30,500	—	—
Term loan	7,429	8,000	—	—
Notes payable, capital lease obligations and other financial instruments	7,128	6,958	5,723	5,620
Derivative liability	790	790	1,252	1,252
Obligation under Minimum Assessment Agreement	8,648	16,394	—	—

Fair value information is based on current market interest rates and estimates of market conditions for instruments with similar terms, maturities, and degrees of risk and, for the investment available for sale, on estimates from two independent sources of what market participants would use to price the investment and on the fair value of the Peninsula Gaming Notes at December 31, 2008.

14. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	2008 Quarters Ended
	March 31	June 30 (1)	September 30	December 31
	(Dollars in Thousands)
Net revenues	$63,077	$68,873	$65,359	$61,844
Income from operations	12,078	22,372	14,982	10,493
Net income	2,558	12,908	6,181	1,109
_______________

	2007 Quarters Ended
	March 31	June 30	September 30	December 31 (2)
	(Dollars in Thousands)
Net revenues	$58,339	$66,990	$67,559	$60,305
Income from operations	9,345	8,460	10,513	4,405
Net income (loss)	446	(953)	534	(5,181)
_______________
(1) Includes a $6.9 million expense reduction as a result of a decrease in the intrinsic value of vested equity based awards.
(2) Includes $6.3 million non-cash development expense related to the unconditional contribution obligation for the DJL dockside facility and Diamond Jo vessel.

15.   SUBSEQUENT EVENTS

In accordance with the terms of the Historical Society Agreement, in January 2009, DJL contributed the portside facility and related leasehold improvements with a net book value of $4.1 million to the Historical Society.  These assets are included in “Property and equipment, net” with a corresponding liability in “Other long-term liabilities” on the Company’s balance sheet as of December 31, 2008.

In addition, in February 2009, DJL completed the sale of the vessel to a third party for net proceeds of $0.4 million.  In accordance with its agreement with the Historical Society, DJL contributed 50% of the net proceeds of the sale of the vessel to the Historical Society in February 2009.  As the sale of the vessel was settled within one year for cash, the asset is included in current assets under “Prepaid expenses and other assets” and $0.2 million is included in current liabilities in “Other accrued expenses” on the Company’s balance sheet as of December 31, 2008.

16.  CONSOLIDATING FINANCIAL INFORMATION

The Company, DJL and PGC (which has no assets or operations) are co-issuers of the Peninsula Gaming Notes. EVD is a guarantor of the Peninsula Gaming Notes, and the equity of DJL and EVD is pledged as collateral securing obligations under the Peninsula Gaming Notes. In July 2005, in connection with the offering of the DJW Notes, DJW was designated as an “unrestricted subsidiary” under the indenture governing the Peninsula Gaming Notes and the liens on the assets and equity of DJW under the Peninsula Gaming Notes were released. Consolidating financial information of the co-issuers, the guarantor and the non-guarantor is presented on the following pages.

CONSOLIDATING BALANCE SHEETS
(in thousands)

	At December 31, 2008
	Parent Co-Issuer — PGL	Subsidiary Co-Issuer — DJL	Subsidiary Guarantor — EVD	Subsidiary Non-Guarantor —DJW	Consolidating Adjustments	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$(38)	$9,704	$7,418	$21,621		$38,705
Restricted cash-purse settlements			5,013			5,013
Accounts receivable	1	3,487	1,113	437		5,038
Receivables from affiliates	5	1,585	138	133	$(1,590)	271
Inventories		449	330	420		1,199
Prepaid expenses and other assets	39	710	753	418		1,920
Total current assets	7	15,935	14,765	23,029	(1,590)	52,146
PROPERTY AND EQUIPMENT, NET	511	110,934	92,740	58,969		263,154
OTHER ASSETS:
Investment in subsidiaries	(50,908)				50,908
Deferred financing costs		11,837	4,195	3,142		19,174
Goodwill		53,083				53,083
Licenses and other intangibles			34,488	4,018		38,506
Deposits and other assets	456	2,795	103	31		3,385
Investment available for sale				7,828		7,828
Total other assets	(50,452)	67,715	38,786	15,019	50,908	121,976
TOTAL	$(49,934)	$194,584	$146,291	$97,017	$49,318	$437,276
LIABILITIES AND MEMBER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$71	$805	$2,988	$744		$4,608
Construction payable	120	11,980	105	119		12,324
Purse settlement payable			6,804			6,804
Accrued payroll and payroll taxes	1,700	1,263	1,289	852		5,104
Accrued interest		2,077	3,168	2,570		7,815
Other accrued expenses	82	2,945	5,105	2,255		10,387
Payable to affiliates			3,201	1,964	$(1,590)	3,575
Current maturity of long-term debt and leases		5,266	572	2,654		8,492
Total current liabilities	1,973	24,336	23,232	11,158	(1,590)	59,109
LONG-TERM LIABILITIES:
8 ¾% senior secured notes, net of discount		101,851	151,386			253,237
11% senior secured notes, net of discount				111,258		111,258
13% senior notes, net of discount			6,877			6,877
Senior secured credit facilities		28,500				28,500
Term loan		6,697				6,697
Notes and leases payable, net of discount		580	594	55		1,229
Obligation under Minimum Assessment Agreement		16,394				16,394
Other liabilities	76	4,695		1,187		5,958
Total long-term liabilities	76	158,717	158,857	112,500		430,150
Total liabilities	2,049	183,053	182,089	123,658	(1,590)	489,259
MEMBER’S EQUITY (DEFICIT)	(51,983)	11,531	(35,798)	(26,641)	50,908	(51,983)
TOTAL	$(49,934)	$194,584	$146,291	$97,017	$49,318	$437,276

	At December 31, 2007
	Parent Co-Issuer — PGL	Subsidiary Co-Issuer — DJL	Subsidiary Guarantor — EVD	Subsidiary Non-Guarantor —DJW	Consolidating Adjustments	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,908	$4,606	$11,834	$13,752		$42,100
Restricted cash-purse settlements			4,902			4,902
Accounts receivable		355	1,932	713		3,000
Receivables from affiliates		1,198		17	$(1,215)
Inventories		218	313	380		911
Prepaid expenses and other assets	23	303	697	352		1,375
Total current assets	11,931	6,680	19,678	15,214	(1,215)	52,288
PROPERTY AND EQUIPMENT, NET	79	25,935	93,804	68,994		188,812
OTHER ASSETS:
Investment in subsidiaries	(70,383)				70,383
Deferred financing costs		12,356	5,099	4,330		21,785
Goodwill		53,083				53,083
Licenses and other intangibles			33,995	3,021		37,016
Deposits and other assets	459	5,761	186	46		6,452
Investment available for sale				12,491		12,491
Total other assets	(69,924)	71,200	39,280	19,888	70,383	130,827
TOTAL	$(57,914)	$103,815	$152,762	$104,096	$69,168	$371,927
LIABILITIES AND MEMBER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$33	$402	$2,603	$451		$3,489
Construction payable		1,772	2,465	647		4,884
Purse settlement payable			6,723			6,723
Accrued payroll and payroll taxes	1,605	1,309	1,454	1,250		5,618
Accrued interest		1,925	3,182	2,690		7,797
Other accrued expenses	70	1,722	5,460	2,548		9,800
Payable to affiliates			2,516	2,620	$(1,215)	3,921
Current maturity of long-term debt and leases		14	571	2,562		3,147
Total current liabilities	1,708	7,144	24,974	12,768	(1,215)	45,379
LONG-TERM LIABILITIES:
8 3/4% senior secured notes, net of discount		101,671	151,118			252,789
11% senior secured notes, net of discount				116,358		116,358
13% senior notes, net of discount			6,853			6,853
Notes and leases payable, net of discount		12	1,166	709		1,887
Other liabilities		6,195		2,088		8,283
Total long-term liabilities		107,878	159,137	119,155		386,170
Total liabilities	1,708	115,022	184,111	131,923	(1,215)	431,549
MEMBER’S DEFICIT	(59,622)	(11,207)	(31,349)	(27,827)	70,383	(59,622)
TOTAL	$(57,914)	$103,815	$152,762	$104,096	$69,168	$371,927

CONSOLIDATING STATEMENTS OF OPERATIONS
(in thousands)

	Year Ended December 31, 2008
	Parent Co-Issuer — PGL	Subsidiary Co-Issuer — DJL	Subsidiary Guarantor — EVD	Subsidiary Non-Guarantor —DJW	Consolidating Adjustments	Consolidated
REVENUES:
Casino		$42,675	$105,844	$78,750		$227,269
Racing			17,986			17,986
Video Poker			5,901			5,901
Food and beverage		2,793	9,867	4,107		16,767
Affiliate management fee income		2,588			$(2,588)
Other		2,122	1,664	8,023		11,809
Less promotional allowances		(5,226)	(9,069)	(6,284)		(20,579)
Total net revenues		44,952	132,193	84,596	(2,588)	259,153
EXPENSES:
Casino		18,936	50,381	28,104		97,421
Racing			15,739			15,739
Video Poker			4,349			4,349
Food and beverage		2,505	7,411	3,258		13,174
Other		249	275	7,040		7,564
Selling, general and administrative	$105	7,745	15,097	13,592	(1,882)	34,657
Depreciation and amortization	57	3,488	8,011	8,578		20,134
Pre-opening expense		745	8	32		785
Development costs		(968)	46			(922)
Affiliate management fees	334		4,428	3,227	(2,588)	5,401
Impairment of asset held for sale		831				831
(Gain) loss on disposal of assets		(139)	222	12		95
Corporate expense allocation		(627)	(629)	(626)	1,882
Total expenses	496	32,765	105,338	63,217	(2,588)	199,228
INCOME (LOSS) FROM OPERATIONS	(496)	12,187	26,855	21,379		59,925
OTHER INCOME (EXPENSE):
Interest income	69	52	162	2,182		2,465
Interest expense, net of amounts capitalized		(8,834)	(16,700)	(14,100)		(39,634)
Gain from equity investment in subsidiaries	23,183				(23,183)
Total other expense	23,252	(8,782)	(16,538)	(11,918)	(23,183)	(37,169)
NET INCOME	$22,756	$3,405	$10,317	$9,461	$(23,183)	$22,756

	Year Ended December 31, 2007
	Parent Co-Issuer - PGL	Subsidiary Co-Issuer - DJL	Subsidiary Guarantor - EVD	Subsidiary Non- Guarantor - DJW	Consolidating Adjustments	Consolidated
REVENUES:
Casino		$40,589	$107,467	$74,091		$222,147
Racing			19,146			19,146
Video Poker			4,533			4,533
Food and beverage		2,425	10,218	3,158		15,801
Affiliate management fee income		2,514			$(2,514)
Other		2,373	1,527	7,601		11,501
Less promotional allowances		(4,723)	(9,875)	(5,337)		(19,935)
Total net revenues		43,178	133,016	79,513	(2,514)	253,193

EXPENSES:
Casino		18,055	50,409	25,925		94,389
Racing			15,959			15,959
Video Poker			3,751			3,751
Food and beverage		2,370	7,475	2,583		12,428
Other		25	273	6,782		7,080
Selling, general and administrative	$4,143	7,639	15,317	12,397	10,274	49,770
Depreciation and amortization	44	4,448	8,971	7,265		20,728
Pre-opening expense		91	70	214		375
Development costs		7,974	67			8,041
Affiliate management fees	359		4,343	3,030	(2,514)	5,218
(Gain) loss on disposal of assets		(579)	2,822	488		2,731
Corporate expense allocation		3,505	3,395	3,374	(10,274)
Total expenses	4,546	43,528	112,852	62,058	(2,514)	220,470

INCOME (LOSS) FROM OPERATIONS	(4,546)	(350)	20,164	17,455		32,723

OTHER INCOME (EXPENSE):
Interest income	884	378	305	1,061		2,628
Interest expense, net of amounts capitalized		(10,559)	(16,973)	(12,973)		(40,505)
Loss from equity investment in subsidiaries	(1,492)				1,492
Total other expense	(608)	(10,181)	(16,668)	(11,912)	1,492	(37,877)

NET INCOME (LOSS)	$(5,154)	$(10,531)	$3,496	$5,543	$1,492	$(5,154)

	Year Ended December 31, 2006
	Parent Co-Issuer — PGL	Subsidiary Co-Issuer — DJL	Subsidiary Guarantor — EVD	Subsidiary Non-Guarantor —DJW	Consolidating Adjustments	Consolidated
REVENUES:
Casino		$44,784	$106,558	$49,392		$200,734
Racing			22,146			22,146
Video Poker			3,715			3,715
Food and beverage		2,642	10,803	1,870		15,315
Affiliate management fee income		2,593			$(2,593)
Other		1,948	1,308	6,831		10,087
Less promotional allowances		(4,795)	(9,478)	(3,307)		(17,580)
Total net revenues		47,172	135,052	54,786	(2,593)	234,417

EXPENSES:
Casino		18,844	50,133	15,994		84,971
Racing			18,579			18,579
Video Poker			2,949			2,949
Food and beverage		2,455	7,563	1,683		11,701
Other		39	295	6,271		6,605
Selling, general and administrative	$2,983	8,387	16,556	8,241	7,757	43,924
Depreciation and amortization	14	4,176	13,094	3,536		20,820
Pre-opening expense			19	947		966
Development costs		624	109	44		777
Affiliate management fees	281		4,432	2,396	(2,593)	4,516
Loss on disposal of assets		58	78	74		210
Corporate expense allocation		2,879	2,439	2,439	(7,757)
Total expenses	3,278	37,462	116,246	41,625	(2,593)	196,018

INCOME (LOSS) FROM OPERATIONS	(3,278)	9,710	18,806	13,161		38,399

OTHER INCOME (EXPENSE):
Interest income	47	61	126	721		955
Interest expense, net of amounts capitalized		(9,125)	(18,467)	(5,149)		(32,741)
Interest expense — preferred member interest		(285)				(285)
Gain from equity investment in subsidiaries	9,559				(9,559)
Total other expense	9,606	(9,349)	(18,341)	(4,428)	(9,559)	(32,071)

NET INCOME	$6,328	$361	$465	$8,733	$(9,559)	$6,328

CONSOLIDATING STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31, 2008
	Parent Co-Issuer — PGL	Subsidiary Co-Issuer — DJL	Subsidiary Guarantor — EVD	Subsidiary Non-Guarantor —DJW	Consolidating Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,756	$3,405	$10,317	$9,461	$(23,183)	$22,756
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	57	3,488	8,011	8,578		20,134
Non-cash interest		2,202	1,741	1,289		5,232
Non-cash equity based and other compensation	(6,225)					(6,225)
Corporate expense allocation	1,882	(627)	(629)	(626)
Impairment of asset held for sale		831				831
(Gain) loss on disposal of assets		(139)	222	12		95
Non-cash charitable contributions		(1,072)				(1,072)
Income from equity investment in subsidiaries	(23,183)				23,183
Changes in operating assets and liabilities:
Restricted cash — purse settlements			(111)			(111)
Receivables	(1)	(17)	819	276		1,077
Receivables from affiliates	(5)	28	(138)	(116)	(40)	(271)
Inventories		(231)	(17)	(40)		(288)
Prepaid expenses and other assets	(6)	(1,235)	(18)	(51)		(1,310)
Accounts payable	38	775	543	106		1,462
Accrued expenses	183	328	(485)	(1,596)		(1,570)
Payable to affiliates			554	(940)	40	(346)
Net cash flows from operating activities	(4,504)	7,736	20,809	16,353		40,394
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in cash value of life insurance for premiums paid	(7)					(7)
Business acquisition and licensing costs			(493)	(1,000)		(1,493)
Construction project development costs		(56,778)	(6,780)			(63,558)
Purchase of property and equipment	(369)	(566)	(2,927)	(1,836)		(5,698)
Proceeds from sale of property and equipment		270	30	2,855		3,155
Net cash flows from investing activities	(376)	(57,074)	(10,170)	19		(67,601)
CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs		(758)	(578)	(96)		(1,432)
Principal payments on debt		(751)	(571)	(7,856)		(9,178)
Proceeds from senior secured credit facilities		39,500		3,000		42,500
Payments on senior secured credit facilities		(11,000)		(1,000)		(12,000)
Proceeds from term loan		8,000				8,000
Member contributions (distributions)	(7,066)	19,445	(13,906)	(2,551)		(4,078)
Net cash flows from financing activities	(7,066)	54,436	(15,055)	(8,503)		23,812

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,946)	5,098	(4,416)	7,869		(3,395)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	11,908	4,606	11,834	13,752		42,100
CASH AND CASH EQUIVALENTS AT END OF YEAR	$(38)	$9,704	$7,418	$21,621		$38,705

	Year Ended December 31, 2007
	Parent Co-Issuer — PGL	Subsidiary Co-Issuer — DJL	Subsidiary Guarantor — EVD	Subsidiary Non-Guarantor —DJW	Consolidating Adjustments	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(5,154)	$(10,531)	$3,496	$5,543	$1,492	$(5,154)
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	44	4,448	8,971	7,265		20,728
Non-cash interest		1,444	1,813	1,057		4,314
Non-cash equity based and other compensation	10,655					10,655
Corporate expense allocation	(10,274)	3,505	3,395	3,374
(Gain) loss on disposal of assets		(579)	2,822	488		2,731
Non-cash charitable contributions		6,250				6,250
Income from equity investment in subsidiaries	1,492				(1,492)
Changes in operating assets and liabilities:
Restricted cash — purse settlements			(283)			(283)
Receivables		(276)	953	(148)		529
Receivables from affiliates		248		(17)	(231)
Inventories		(63)	(1)	(141)		(205)
Prepaid expenses and other assets	(10)	(1,170)	68	(51)		(1,163)
Accounts payable	14	(644)	(583)	(30)		(1,243)
Accrued expenses	656	686	(66)	2,427		3,703
Payable to affiliates			494	712	231	1,437
Net cash flows from operating activities	(2,577)	3,318	21,079	20,479		42,299
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in cash value of life insurance for premiums paid	(157)					(157)
Business acquisition and licensing costs			(497)	(1,000)		(1,497)
Proceeds from restricted cash				12,981		12,981
Payment to long-term deposit		(6,350)				(6,350)
Purchase of investment available for sale				(14,659)		(14,659)
Construction project development costs		(9,193)	(3,639)	(21,586)		(34,418)
Purchase of property and equipment	(4)	(825)	(3,493)	(2,157)		(6,479)
Proceeds from sale of property and equipment		24				24
Net cash flows from investing activities	(161)	(16,344)	(7,629)	(26,421)		(50,555)
CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs		(341)	(205)	(8,577)		(9,123)
Principal payments on debt		(1,126)	(6,393)	(6,154)		(13,673)
Proceeds from senior secured notes				22,655		22,655
Member contributions (distributions)	(6,353)	6,030	(3,907)	(2,194)		(6,424)
Net cash flows from financing activities	(6,353)	4,563	(10,505)	5,730		(6,565)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(9,091)	(8,463)	2,945	(212)		(14,821)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	20,999	13,069	8,889	13,964		56,921
CASH AND CASH EQUIVALENTS AT END OF YEAR	$11,908	$4,606	$11,834	$13,752		$42,100

	Year Ended December 31, 2006
	Parent Co-Issuer — PGL	Subsidiary Co-Issuer — DJL	Subsidiary Guarantor — EVD	Subsidiary Non-Guarantor —DJW	Consolidating Adjustments		Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,328	$361	$465	$8,733		$(9,559)	$6,328
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	14	4,176	13,094	3,536			20,820
Non-cash interest expense		1,146	1,735	670			3,551
Non-cash equity based and other compensation	8,766						8,766
Corporate expense allocation	(7,757)	2,879	2,439	2,439
Loss on disposal of assets		58	78	74			210
Income from equity investment in subsidiaries	(9,559)					9,559
Changes in operating assets and liabilities:
Restricted cash — purse settlements			500				500
Receivables	(1)	89	(390)	(427)			(729)
Receivables from affiliates		5,205				(5,205)
Inventories		(41)	(54)	(118)			(213)
Prepaid expenses and other assets	11	(2,238)	(200)	(194)			(2,621)
Accounts payable	5	(5)	(978)	309			(669)
Accrued expenses	460	170	(793)	4,228			4,065
Payable to affiliates			(5,136)	1,744		5,205	1,813
Net cash flows from operating activities	(1,733)	11,800	10,760	20,994			41,821
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in cash value of life insurance for premiums paid	(283)						(283)
Business acquisition and licensing costs			(495)	(1,025)			(1,520)
Proceeds from restricted cash				6,148			6,148
Construction project development costs				(23,893)		246	(23,647)
Purchase of property and equipment	(130)	(1,733)	(6,258)	(4,604)			(12,725)
Proceeds from sale of property and equipment		271	22			(246)	47
Net cash flows from investing activities	(413)	(1,462)	(6,731)	(23,374)			(31,980)
CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs		(806)	(428)	(3,159)			(4,393)
Principal payments on debt		(1,309)	(5,930)	(2,052)			(9,291)
Redemption of preferred member’s interest		(4,000)					(4,000)
Proceeds from senior secured notes		14,520	7,260	56,500			78,280
Proceeds from senior credit facilities		11,100	17,200	1,385			29,685
Payments on senior credit facilities		(17,800)	(34,300)	(1,385)			(53,485)
Member contributions (distributions)	23,197	(2,227)	12,047	(35,511)			(2,494)
Net cash flows from financing activities	23,197	(522)	(4,151)	15,778			34,302

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,051	9,816	(122)	13,398			44,143
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	(52)	3,253	9,011	566			12,778
CASH AND CASH EQUIVALENTS AT END OF YEAR	$20,999	$13,069	$8,889	$13,964	$		$56,921

CONSOLIDATED FINANCIAL STATEMENT SCHEDULE

PENINSULA GAMING, LLC
VALUATION AND QUALIFYING ACCOUNTS
For the Years Ended December 31, 2008, 2007 and 2006
(in thousands)

Description	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions(1)	Balance at End of Year
Year ended December 31, 2008:
Allowance for doubtful accounts	$32	$70	$(85)	$17
Year ended December 31, 2007:
Allowance for doubtful accounts	$39	$65	$(72)	$32
Year ended December 31, 2006:
Allowance for doubtful accounts	$73	$145	$(179)	$39
_________________
(1)           Amounts written off.

PENINSULA GAMING, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	September 30, 2009	December 31, 2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$128,650	$38,705
Restricted cash—purse settlements	5,305	5,013
Accounts receivable, net	4,797	5,038
Receivables from affiliates	95	271
Inventories	1,326	1,199
Prepaid expenses and other assets	2,238	1,920
Total current assets	142,411	52,146

PROPERTY AND EQUIPMENT, NET	252,601	263,154
OTHER ASSETS:
Deferred financing costs, net of amortization of $3,356 and $14,021, respectively	25,712	19,174
Goodwill	53,083	53,083
Licenses and other intangibles	39,849	38,506
Deposits and other assets	12,962	3,385
Investment available for sale	14,729	7,828
Total other assets	146,335	121,976
TOTAL	$541,347	$437,276

LIABILITIES AND MEMBER’S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,983	$4,608
Construction payable	1,678	12,324
Purse settlement payable	6,771	6,804
Accrued payroll and payroll taxes	5,953	5,104
Accrued interest	8,215	7,815
Other accrued expenses	12,240	10,387
Payable to affiliates	3,250	3,575
Current maturities of long-term debt and leases	3,199	8,492
Total current liabilities	45,289	59,109

LONG-TERM LIABILITIES:
8 3/8% senior secured notes, net of discount	234,599	-
10 3/4% senior notes, net of discount	297,158	-
8 3/4% senior secured notes, net of discount	-	253,237
11% senior secured notes, net of discount	-	111,258
13% senior notes, net of discount	-	6,877
Senior secured credit facilities	-	28,500
Term loan	5,572	6,697
Notes and leases payable, net of discount	637	1,229
Obligation under Minimum Assessment Agreement	18,482	16,394
Other liabilities	960	5,958
Total long-term liabilities	557,408	430,150
Total liabilities	602,697	489,259

COMMITMENTS AND CONTINGENCIES

Total member’s deficit	(61,350)	(51,983)
TOTAL	$541,347	$437,276
See notes to condensed consolidated financial statements (unaudited).

PENINSULA GAMING, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
REVENUES:
Casino	$63,915	$56,551	$193,569	$171,634
Racing	4,832	5,060	13,685	14,776
Video poker	1,190	1,346	4,170	4,502
Food and beverage	5,586	4,212	17,580	12,400
Other	2,965	3,491	8,023	9,372
Less promotional allowances	(7,233)	(5,301)	(20,358)	(15,375)
Total net revenues	71,255	65,359	216,669	197,309

EXPENSES:
Casino	25,790	23,600	79,739	72,689
Racing	4,368	4,439	12,294	12,601
Video poker	950	996	3,047	3,325
Food and beverage	4,089	3,330	12,658	9,660
Other	2,233	2,424	5,691	5,927
Selling, general and administrative	8,902	9,083	33,370	24,662
Depreciation and amortization	5,872	4,867	17,845	14,797
Pre-opening expense	-	78	-	205
Development expense	496	96	704	(513)
Affiliate management fees	1,356	1,383	4,094	4,220
Loss on disposal of assets	1,958	81	1,983	304
Total expenses	56,014	50,377	171,425	147,877

INCOME FROM OPERATIONS	15,241	14,982	45,244	49,432

OTHER INCOME (EXPENSE):
Interest income	498	586	1,505	1,938
Interest expense, net of amounts capitalized	(13,437)	(9,387)	(35,621)	(29,723)
Loss on early retirement of debt	(22,475)	-	(22,475)	-
Total other expense	(35,414)	(8,801)	(56,591)	(27,785)

NET (LOSS) INCOME	$(20,173)	$6,181	$(11,347)	$21,647

See notes to condensed consolidated financial statements (unaudited).

PENINSULA GAMING, LLC
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT
AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands)

	COMMON MEMBER’S INTEREST	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL MEMBER’S DEFICIT	COMPREHENSIVE LOSS

BALANCE, DECEMBER 31, 2008	$9,000	$(53,971)	$(7,012)	$(51,983)
Net loss	—	(11,347)	—	(11,347)	$(11,347)
Unrealized gain on available for sale investment		—	6,773	6,773	6,773
Member distributions	—	(4,793)	—	(4,793)	—
Comprehensive loss					$(4,574)
BALANCE, SEPTEMBER 30, 2009	$9,000	$(70,111)	$(239)	$(61,350)

See notes to condensed consolidated financial statements (unaudited).

PENINSULA GAMING, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)
	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(11,347)	$21,647
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization	17,845	14,797
Non-cash interest	3,944	3,547
Loss on early retirement of debt	22,475	—
Non-cash equity based and other compensation	(2,124)	(5,630)
Loss on disposal of assets	1,983	304
Changes in operating assets and liabilities:
Restricted cash — purse settlements	(292)	648
Receivables	(1,509)	(730)
Inventories	(126)	(55)
Prepaid expenses and other assets	1,778	(976)
Accounts payable	(854)	(898)
Accrued expenses	1,518	6,134
Payable to affiliates	(149)	(666)
Net cash flows from operating activities	33,142	38,122

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in cash value of life insurance for premiums paid	(328)	(68)
Business acquisition and licensing costs	(1,361)	(1,372)
Deposit under purchase agreement	(10,000)	—
Construction project development costs	(16,648)	(44,393)
Purchase of property and equipment	(6,438)	(5,069)
Proceeds from sale of property and equipment	675	-
Net cash flows from investing activities	(34,100)	(50,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs	(15,117)	(929)
Payments on debt	(392,347)	(3,425)
Proceeds from senior notes	531,537
Proceeds from senior credit facilities	29,700	14,500
Payments on senior credit facilities	(60,200)	(6,500)
Proceeds from term loan	—	3,908
Member distributions	(2,670)	(3,059)
Net cash flows from financing activities	90,903	4,495

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	89,945	(8,285)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	38,705	42,100

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$128,650	$33,815

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$33,393	$19,541

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired, but not paid	$2,059	$11,598
Property and equipment acquired in exchange for obligation under Minimum Assessment Agreement	1,989	8,752
Unrealized gain (loss) on available for sale investment	6,773	(2,299)
Liability settled in exchange for property and equipment	4,104	—
Property and equipment acquired in exchange for indebtedness	—	2,005
See notes to condensed consolidated financial statements (unaudited).

PENINSULA GAMING, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Organization and Basis of Presentation

Peninsula Gaming, LLC (“PGL” or the “Company”), a Delaware limited liability company, is a casino entertainment holding company with gaming operations in local markets in Iowa and Louisiana. As of September 30, 2009, PGL’s wholly owned operating subsidiaries consisted of: (i) Diamond Jo, LLC, a Delaware limited liability company (“DJL”), that owns and operates the Diamond Jo casino in Dubuque, Iowa; (ii) The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (“EVD”), that owns and operates the Evangeline Downs Racetrack and Casino, or racino, in St. Landry Parish, Louisiana and four off-track betting (“OTB”) parlors in Louisiana; and (iii) Diamond Jo Worth, LLC, a Delaware limited liability company (“DJW”), that owns and operates the Diamond Jo casino in Worth County, Iowa. The Company is a wholly owned subsidiary of Peninsula Gaming Partners, LLC (“PGP”), a Delaware limited liability company.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of normal recurring entries unless otherwise disclosed, necessary to present fairly the financial information of the Company and its subsidiaries for the interim periods presented and have been prepared in accordance with accounting principles generally accepted in the United States of America. The interim results reflected in the financial statements are not necessarily indicative of results expected for the full year or other periods.

The financial statements contained herein should be read in conjunction with the audited financial statements and accompanying notes to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Accordingly, footnote disclosure which would substantially duplicate the disclosure in the audited financial statements has been omitted in the accompanying unaudited financial statements.

The Company has evaluated, for adjustment to or disclosure in the financial statements, all subsequent events that occurred up to the time of the Company’s original issuance of its financial statements on November 10, 2009 and subsequent reissuance on February 2, 2010.

Recent Developments

On June 18, 2009, PGP and AB Casino Acquisition, LLC, a Delaware limited liability company formed by PGL (“AB Acquisition”), entered into a definitive purchase agreement (the “Purchase Agreement”) with Columbia Properties New Orleans, L.L.C. to purchase 100% of the outstanding limited liability company interests of Belle of Orleans, L.L.C. dba Amelia Belle Casino (“ABC”) located in Amelia, Louisiana.  In accordance with the terms of the Purchase Agreement, AB Acquisition deposited $10.0 million in escrow as a deposit to be applied towards the purchase price. On October 22, 2009, the transaction was consummated for $104.0 million, plus $2.2 million in working capital, funded with cash on hand.  The Company acquired ABC to further expand its gaming operations.  Acquisition related costs, included in development expense, were $0.5 million and $0.6 million for the three and nine months ended September 30, 2009, respectively.

2. Summary of Significant Accounting Policies

Obligation Under Minimum Assessment Agreement— On October 1, 2007, DJL entered into the Amended and Restated Port of Dubuque Public Parking Facility Development Agreement (“Development Agreement”) with the City of Dubuque, Iowa (“City”) regarding, among other things, the design, development, construction and financing of the public parking facility located adjacent to DJL’s new land-based casino. The City issued $23.0 million principal amount of 7.5% Urban Renewal Tax Increment Revenue Bonds, Taxable Series 2007 (“City Bonds”) to fund, in part, the construction of the facility. Due to DJL’s expected use of the public parking facility and its obligations under a Minimum Assessment Agreement with the City, combined with the Company’s guarantee of DJL’s obligation under the Minimum Assessment Agreement, DJL recorded an obligation to the City and an asset to the extent proceeds from the City Bonds were used to construct the parking facility.  As of September 30, 2009 and December 31, 2008, approximately $19.4 million and $16.4 million, respectively, of proceeds from the City Bonds had been used in connection with the construction of the parking facility.  At September 30, 2009, approximately $0.9 million was recorded as a current obligation of DJL on the Company’s balance sheet.  Approximately $18.5 million and $16.4 million were recorded as a long-term obligation of DJL on the Company’s balance sheet at September 30, 2009 and December 31, 2008, respectively. The obligation, along with related interest costs, are expected to be paid off over the life of the City Bonds through payments from DJL under the Minimum Assessment Agreement.

 Licenses—The Company’s gaming licenses require renewals in the State of Iowa annually and every five years in the State of Louisiana.  EVD’s horse racing license requires renewal annually.  Renewal costs are expensed as incurred.  The Company’s renewal experience is that renewals will be granted except under extraordinary circumstances.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates involve the intrinsic values of equity based compensation, the fair value of the DJW investment in City Bonds, the periodic review of the carrying value of assets for impairment, the estimated useful lives for depreciable assets, and the estimated liabilities for slot club awards and customer legal disputes.

Recently Issued Accounting Standards - In August 2009, the Financial Accounting Standards Board (“FASB”) issued a standard on measuring the fair value of liabilities. The standard becomes effective for the Company at the beginning of its 2009 fourth quarter. The standard provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: (i) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset; or b) quoted prices for similar liabilities or similar liabilities when traded as assets; and/or (ii) a valuation technique that is consistent with the principles of an income or market approach. The standard also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this standard is not expected to have a significant effect on the Company’s financial statements.

In June 2009, the FASB issued the Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP") (“Codification”).   The purpose of the Codification is to provide a single source of authoritative U.S. GAAP.  The Codification was effective for the Company in the third quarter of 2009.  As the Codification was not intended to change or alter existing GAAP, the adoption of the Codification did not have a material effect on the Company’s financial statements.

In May 2009, the FASB issued a new standard related to subsequent events which establishes the accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The new standard was adopted in the second quarter of 2009.  The adoption of the new standard did not have a material effect on the Company’s financial statements.

In April 2009, the FASB issued three standards intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. The Company adopted these standards effective June 30, 2009. The adoption of these standards did not have a material effect on the Company’s financial statements.

In April 2008, the FASB issued a new standard that requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The standard also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets.  The standard applies prospectively to intangible assets acquired after the standard’s effective date, but the disclosure requirements applies prospectively to all intangible assets recognized as of, and after, the standard’s effective date.  The standard was effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued a new standard that requires, among other things, enhanced disclosure about the volume and nature of derivative and hedging activities and a tabular summary showing the fair value of derivative instruments included in the balance sheet and statement of operations. The standard also requires expanded disclosure of contingencies included in derivative instruments related to credit-risk. The standard was effective for fiscal years and interim periods beginning after November 15, 2008. The Company adopted the standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.  See Note 5 for further information.

In February 2008, the FASB issued a new standard that delayed for one year the fair value measurement requirements for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on January 1, 2009, this standard applies prospectively to fair value measurements of non-financial assets and non-financial liabilities. The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued a new standard that significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Legal fees and other transaction-related costs are expensed as incurred and are no longer included as a cost of acquiring the business. Also, acquirers are to estimate the acquisition date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. The standard applies to the Company prospectively for business combinations occurring on or after January 1, 2009. The Company expects the standard will have an impact on accounting for business combinations, but the effect will be dependent upon any potential future acquisition.

3. Property and Equipment

Property and equipment at September 30, 2009 and December 31, 2008 is summarized as follows (in thousands):

	September 30, 2009	December 31, 2008
Land and land improvements	$18,519	$18,118
Buildings and improvements	220,498	201,421
Furniture, fixtures and equipment	83,862	81,449
Computer equipment	11,223	11,009
Vehicles	645	404
Construction in progress	2,720	26,582
Subtotal	337,467	338,983
Accumulated depreciation	(84,866)	(75,829)
Property and equipment, net	$252,601	$263,154

Depreciation and amortization expense for the three months ended September 30, 2009 and 2008 was $5.9 million and $4.9 million, respectively.  Depreciation and amortization expense for the nine months ended September 30, 2009 and 2008 was $17.8 million and $14.8 million, respectively.

The Company capitalizes interest costs associated with debt incurred in connection with significant construction projects. The amount capitalized during the three and nine months ended September 30, 2008 was $1.1 million and $2.0 million, respectively.  Capitalized interest during the three and nine months ended September 30, 2009 was immaterial.

In connection with DJL’s casino development, DJL began accelerating depreciation on long-lived assets with a net book value of approximately $4.5 million that were either contributed to the Historical Society in January 2009 or were not utilized at its new land-based casino and were disposed in January 2009.  Accelerated depreciation on these assets began during the fourth quarter of 2006, and DJL continued to depreciate the remaining net book value of those assets, less their estimated fair market value at the date of contribution or estimated net realizable value, through the period that DJL commenced operations at the new facility.  Depreciation expense for the three and nine months ended September 30, 2008 increased by approximately $0.3 million and $0.8 million, respectively, as a result of accelerated depreciation on these assets.

In April 2009, EVD entered into a ground lease (“Ground Lease”) with a third party to design, develop, construct and operate a hotel adjacent to the racino on land owned by EVD.  The hotel is expected to include at least 25 suites, five meeting rooms and an indoor pool.  Under the terms of the Ground Lease, EVD has agreed to lease the land on which the hotel will be located for a lease fee of 2% of gross revenue of the hotel. The agreement also contains a purchase option which allows EVD to purchase the hotel from the third party operator.  The Ground Lease was conditioned upon the third party operator obtaining financing for the project. To facilitate the financing of the construction of the hotel by the third party operator, the Company intends to sell for fair market value the land on which the hotel will be located to OED Acquisition, LLC, an affiliate of the Company (“OEDA”). OEDA will then lease the land to the third party operator on the same terms as those set forth in the Ground Lease.  As of September 30, 2009, the Company determined that it was probable that all conditions to financing the hotel project would be met and that the third party operator will build the hotel.  During the three months ended September 30, 2009, EVD expensed $1.5 million of capitalized design and development costs and disposal costs related to a hotel project design that will not be utilized by the third party operator as a loss on disposal of assets.

4. Debt

Long-term debt consists of the following (in thousands):

	September 30, 2009	December 31, 2008
8 3/8% senior secured notes due August 15, 2015, net of discount of $5,401, secured by substantially all the assets of the Company and its subsidiaries and the equity of the Company	$234,599	$-
10 3/4% senior unsecured notes due August 15, 2017, net of discount of $7,842	297,158	-
8 3/4% senior secured notes due April 15, 2012, net of discount of $1,763, secured by substantially all the assets of PGL, DJL and EVD and the equity of DJL and EVD	-	253,237
11% senior secured notes of DJW due April 15, 2012, net of discount of $568, secured by substantially all the assets of DJW and the equity of DJW	-	111,258
13% senior notes of EVD due March 1, 2010 with contingent interest, net of discount $33	-	6,877
$65,000 revolving line of credit under a loan and security agreement with Wells Fargo Foothill, Inc., interest rate at prime plus a margin of 2.5% with a floor of 6.0% (current rate of 6.0% at September 30, 2009), maturing January 15, 2012, secured by substantially all assets of the Company	-	28,500
$5,000 revolving line of credit under a loan and security agreement of DJW with a bank, interest rate at prime less a margin of 1.0% with a floor of 5.0%, maturing March 31, 2010, secured by substantially all the assets of DJW and guaranteed by the Company’s Chief Executive Officer	-	2,000
Term loan under a loan and security agreement of PGL, DJL and EVD with American Trust & Savings Bank, interest rate 6.5%, due in installments through December 1, 2013, secured by certain assets of DJL	7,060	8,000
Notes payable and capital lease obligations, net of discount of $30 and $170, respectively, interest rates at 6% - 8 3/4%, due 2009 – 2011	2,348	6,418
Total debt	541,165	416,290
Less current portion	(3,199)	(8,492)
Total long term debt	$537,966	$407,798

On August 6, 2009, the Company and PGC, as co-issuers (collectively, the “Issuers”), issued $240.0 million in aggregate principal amount of 8 3⁄8% Senior Secured Notes due 2015 (the “PGL Secured Notes”) and $305.0 million in aggregate principal amount of 10 3⁄4% Senior Unsecured Notes due 2017 (the “PGL Unsecured Notes” and, together with the PGL Secured Notes, the “PGL Notes”). The PGL Secured Notes and PGL Unsecured Notes were issued at a discount of $5.5 million and $7.9 million, respectively.  Interest on the PGL Notes is due each August 15 and February 15, commencing February 15, 2010.

The Company used the net proceeds from the issuance of the PGL Notes and cash on hand: (i) to redeem on September 5, 2009 all of the Company’s outstanding 8 ¾% senior notes due 2012 (“Old Peninsula Notes”) in an approximate amount (including call premium and accrued interest through but not including the redemption date) of $271.3 million; (ii) to redeem on August 7, 2009 all of DJW’s outstanding 11% senior notes due 2012 (“DJW Notes”) in an approximate amount (including call premium and accrued interest through but not including the redemption date) of $117.8 million; (iii) to redeem on September 5, 2009 all of EVD’s outstanding 13% senior notes due 2010 (“EVD Notes”) in an approximate amount (including accrued interest and contingent interest through but not including the redemption date) of $7.4 million; (iv) to pay down outstanding advances under the Company’s $65.0 million senior secured credit facility (“PGL Credit Facility”) of approximately $25.6 million; (v) to pay related fees and expenses in connection with the foregoing transactions of approximately $16.0 million; and (vi) to fund $96.2 million of the remaining purchase price to acquire ABC.

As a result of the redemption of the Old Peninsula Notes, the DJW Notes and the EVD Notes, the Company incurred a loss of $22.5 million in the third quarter of 2009 consisting of the write-off of deferred financing costs of $7.7 million, the payment of call premiums of $11.5 million, net interest of $2.1 million incurred during the irrevocable redemption period and the write-off of bond discount of $2.0 million offset by the reduction in the liability related to DJW’s derivative associated with the DJW Notes of $0.8 million.

The PGL Secured Notes and the PGL Unsecured Notes are guaranteed on a senior secured basis and senior unsecured basis, respectively, by DJL, EVD, DJW and ABC (collectively, the “Subsidiary Guarantors”).  In October 2009, upon the consummation of the Amelia Belle purchase, ABC became a guarantor of the PGL Notes. The PGL Secured Notes and the related guarantees are secured by a security interest in the Company’s and the Subsidiary Guarantors’ respective existing and future assets (other than certain excluded assets) and by a limited recourse pledge of 100% of the equity interests of PGL by PGP. The security interest on the collateral that secures the PGL Secured Notes and the related guarantees are subject to the prior liens of the PGL Credit Facility. The PGL Unsecured Notes are effectively subordinated to the PGL Credit Facility, the PGL Secured Notes and other secured indebtedness of the Company and the Subsidiary Guarantors to the extent of the collateral securing such indebtedness. PGL has no independent assets or operations and the guarantees of the Subsidiary Guarantors are full and unconditional and joint and several.

The indentures governing the PGL Notes limits the Company’s ability to, among other things, incur more debt, pay dividends or make other distributions to PGP, redeem stock, make certain investments, create liens, enter into transactions with affiliates, merge or consolidate, and transfer or sell assets.

The PGL Notes do not limit the Company’s ability to transfer assets between the Company and the Subsidiary Guarantors.  Under the indentures governing the PGL Notes, the Company is allowed, subject to certain conditions and limitations set forth therein, to make payments and distributions to PGP, including in respect of (i) certain consulting and financial advisory services related to PGP development, (ii) board fees and actual out-of-pocket expenses incurred by members of the board of managers of PGP, and (iii) tax, accounting, legal and administrative costs and expenses of PGP. In addition, the Company may pay dividends or make other distributions to PGP, in addition to the distributions above, if the combined interest coverage ratio of the Company and the Subsidiary Guarantors is not less than 2.0 to 1.0 for the immediately preceding four full fiscal quarters and subject to certain aggregate net income and cash proceeds received from the sale of equity interest limits.  After giving effect to the Amended PGL Credit Facility as discussed in Note 10 below, all of the Company’s net assets were restricted under the PGL Notes and the Amended PGL Credit Facility, subject to certain exceptions, including a $23.7 million availability under the general basket of the restricted payments covenant of the PGL Notes.

In addition, the Company is permitted under the PGL Notes to incur additional indebtedness if at the time of incurrence of such indebtedness the combined interest coverage ratio of the Company and the Subsidiary Guarantors is not less than 2.0 to 1.0 for the immediately preceding four full fiscal quarters, determined on a pro forma basis as if such additional indebtedness had been incurred and the proceeds thereof applied at the beginning of such period.  Without limitation to the requirements of the immediately preceding sentence, the Company is also permitted to incur additional secured indebtedness if, at the time of incurrence of any such secured indebtedness, the secured leverage ratio of the Company would not be greater than 2.0 to 1.0, determined on a pro forma basis as if such additional secured indebtedness had been incurred and the proceeds thereof applied at the beginning of such period.

On August 6, 2009, the Company and Wells Fargo Foothill, Inc. (“Wells Fargo”), as agent under the PGL Credit Facility, entered into a consent and waiver under the PGL Credit Facility which, among other things, consented to (i) the issuance of the PGL Notes, (ii) the redemption of the Old Peninsula Notes, the DJW Notes and the EVD Notes, (iii) the acquisition of ABC and (iv) the joinder of PGL, DJW and, upon acquisition, ABC, as borrowers under the PGL Credit Facility. On October 29, 2009, the PGL Credit Facility was amended and restated by the parties thereto. See Note 10 below for more information.

In connection with the issuance of the PGL Notes, DJW’s $5.0 million senior credit facility was terminated and an outstanding letter of credit in an approximate amount of $0.7 million was replaced with a letter of credit issued under the PGL Credit Facility.

Pursuant to the indenture governing the DJW Notes, DJW was required to offer to buy back a portion of the DJW Notes on a semi-annual basis at a premium of 7.5%, beginning March 31, 2007, with 50% of Excess Cash Flow (as defined therein).  DJW redeemed $1.8 million principal amount of DJW Notes, plus applicable premium and accrued interest, in May 2009 based on the Excess Cash Flow provision.

As of September 30, 2009, the Company had no outstanding advances under the PGL Credit Facility. In addition, as of September 30, 2009, the Company had outstanding letters of credit under the PGL Credit Facility of approximately $1.4 million resulting in available borrowings thereunder of $63.6 million.

As of September 30, 2009, the Company was in compliance in all material respects with the terms of the agreements governing its outstanding indebtedness.

5. Fair Value Measurements

Under generally accepted accounting principles, certain assets and liabilities must be measured at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The Company has two financial instruments that must be measured at fair value in the financial statements: (i) an available for sale investment and (ii) a derivative. The Company currently does not have non-financial assets and non-financial liabilities that are required to be measured at fair value.

GAAP establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value.  This hierarchy prioritizes these inputs into three broad levels.  The three levels are as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2-Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

Level 3-Unobservable inputs that reflect the Company’s estimate about the assumptions that market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available, including its own data.

The Company had no Level 1 or Level 2 financial instruments at September 30, 2009 and December 31, 2008. The Company had one Level 3 financial instrument at September 30, 2009 and two Level 3 financial instruments at December 31, 2008.  In accordance with the fair value hierarchy described above, the following table shows the fair value of the Company’s Level 3 financial assets and liabilities that are required to be measured at fair value as of September 30, 2009 and December 31, 2008, which are classified as “Investment available for sale” and “Other long-term liabilities/Other accrued liabilities (short-term portion)” (in thousands):

	Total Carrying Value at September 30, 2009	Fair Value Measurements at September 30, 2009	Total Carrying Value at December 31, 2008	Fair Value Measurements at December 31, 2008
Investment available for sale	$14,729	$14,729	$7,828	$7,828
Derivative liability, not designated as a hedging instrument	-	-	(790)	(790)

The following table summarizes the changes in fair value of the Company’s Level 3 assets and liabilities for the three months ended September 30, 2009 and 2008 (in thousands):

	Three Months Ended September 30, 2009		Three Months Ended September 30, 2008
	Investment available for sale	Derivative liability, not designated as a hedging instrument	Investment available for sale	Derivative liability, not designated as a hedging instrument
Balance at beginning of the reporting period	$15,887	$(826)	$11,711	$(1,125)
Total gains (losses) (realized or unrealized):
Included in earnings	44	826	39	109
Included in other comprehensive income (loss)	(1,202)	-	(1,446)	-
Transfers in or out of Level 3	-	-	-	-
Purchases, sales, issuances and settlements	-	-	-	-
Ending balance at September 30, 2009 and 2008	$14,729	$-	$10,304	$(1,016)

Gains included in earnings attributable to the change	Included in interest income		Included in interest income	Included in interest expense
in unrealized gains or losses relating to assets/liabilities
still held at the reporting date	$44		$39	$109

The following table summarizes the changes in fair value of the Company’s Level 3 assets and liabilities for the nine months ended September 30, 2009 and 2008 (in thousands):

	Nine months ended September 30, 2009		Nine months ended September 30, 2008
	Investment available for sale	Derivative liability, not designated as a hedging instrument	Investment available for sale	Derivative liability, not designated as a hedging instrument
Balance at beginning of the year	$7,828	$(790)	$12,491	$(1,252)
Total gains (losses) (realized or unrealized):
Included in earnings	128	655	112	133
Included in other comprehensive income (loss)	6,773	-	(2,299)	-
Transfers in or out of Level 3	-	-	-	-
Purchases, sales, issuances and settlements	-	135	-	103
Ending balance at September 30, 2009 and 2008	$14,729	$-	$10,304	$(1,016)

Gains included in earnings attributable to the change	Included in interest income		Included in interest income	Included in interest expense
in unrealized gains or losses relating to assets/liabilities
still held at the reporting date	$128		$112	$133

Comprehensive income (loss) for the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008 was $(21.4) million, $4.7 million, $(4.6) million and $19.3 million, respectively.

DJW holds an investment in a single municipal bond issuance that is classified as available for sale and is recorded at fair value.  DJW is the only holder of this instrument and there is no quoted market price for this instrument.  The estimate of the fair value of such investment was determined using a combination of current market rates and estimates of market conditions for instruments with similar terms, maturities, and degrees of risk.  Unrealized gains and losses on this instrument resulting from changes in the fair value of the instrument are not charged to earnings, but rather are recorded as other comprehensive income (loss) in the member’s deficit section of the Company’s balance sheet.  The discount associated with this investment is netted with the investment on the balance sheet and is being accreted over the life of the investment using the effective interest method. The accretion of such discount is included in interest income on the statement of operations.

Under the indenture governing the DJW Notes, DJW was required to offer to buy back a portion of the DJW Notes on a semi-annual basis with 50% of Excess Cash Flow (as defined therein) at a premium of 7.5%. Such obligation was determined to be an embedded derivative and was fair valued and separated from the DJW Notes at date of issuance since it was not clearly and closely related to the DJW Notes.  The fair value of the put option was determined to be the present value of the estimated premium payments through the maturity date of the DJW Notes. The fair value was calculated using estimated future cash flows developed by the Company to estimate the portion of the DJW Notes that would be subject to the contingent put option, yields of comparable financial instruments, the remaining date to maturity of the DJW Notes and based on historical experience that the holders of the notes will elect to be paid the contingent put option. The fair value of the put option was revalued at the end of each reporting period with a corresponding charge (benefit) to interest expense. In connection with the redemption of the DJW Notes in August 2009, this derivative was written off and included in loss on early retirement of debt.

6. Commitments and Contingencies

Under the Company’s and PGP’s operating agreements, the Company and PGP have agreed, subject to a few exceptions, to indemnify and hold harmless PGP and PGP’s members from liabilities incurred as a result of their positions as sole manager of the Company and as members of PGP, respectively.

In October 2003, EVD filed a Petition for Declaratory Judgment in St. Landry Parish, Louisiana, naming as opposing parties the St. Landry Parish School Board and the City of Opelousas regarding the payment of sales and use tax by EVD.   In July 2009, the sales and use tax dispute with St. Landry Parish and the City of Opelousas was settled.  As a result of the settlement, EVD recorded a credit to operating expenses, interest expense and property and equipment of $0.3 million, $0.3 million and $0.1 million, respectively, during the second quarter of 2009.

Neither the Company nor its subsidiaries are parties to any pending legal proceedings other than litigation arising in the normal course of business.  Management does not believe that adverse determinations in any or all such litigation would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

7. Related Party Transactions

During the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008, the Company paid distributions of $1.0 million, $0.9 million, $2.7 million and $3.1 million, respectively, to PGP primarily for (i) certain consulting and financial advisory services related to PGP’s development expenses, (ii) board fees and actual out-of-pocket expenses incurred by members of the board of managers of PGP and (iii) tax, accounting, legal and administrative costs and expenses related to PGP. These amounts were recorded as member distributions. In addition, during the second quarter 2009, the Company made a $10.0 million cash member distribution to PGP, which was subsequently re-contributed by PGP to the Company in July 2009.

During the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008, the Company expensed $0.1 million, $0.1 million, $0.3 million and $0.3 million, respectively, as affiliate management fees related to other compensation and board fees payable to board members of PGP representing services provided to PGL.

In accordance with a management services agreement between OED Acquisition LLC (“OEDA”), a wholly owned subsidiary of PGP, and EVD, under which EVD pays to OEDA a base management fee of 0.44% of net revenue (less net food and beverage revenue) plus an incentive fee ranging from 3% to 5% based on earnings before interest, taxes, depreciation, amortization and non-recurring charges, EVD expensed $0.2 million, $0.2 million, $0.6 million and $0.7 million in affiliate management fees payable to OEDA during the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008, respectively.

In accordance with a management services agreement between DJW and PGP under which DJW pays to PGP a base management fee of 1.75% of net revenue (less net food and beverage revenue) plus an incentive fee ranging from 3% to 5% based on earnings before interest, taxes, depreciation, amortization and non-recurring charges, DJW expensed management fees of $0.7 million, $0.7 million, $1.9 million and $1.9 million during the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008, respectively.

EVD and PGP are parties to a consulting agreement with a board member of PGP. Under such consulting agreement, the board member is entitled to a fee equal to 2.5% of EVD’s and DJW’s earnings before interest, taxes, depreciation, amortization and non-recurring charges during the preceding calendar year. In connection with this agreement, (i) EVD expensed $0.2 million, $0.2 million, $0.7 million and $0.7 million of affiliate management fees during the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008, respectively, and (ii) DJW expensed $0.2 million, $0.2 million, $0.6 million and $0.6 million of affiliate management fees for the three months ended September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008, respectively.

On a quarterly basis, the Company estimates the fair value of all incentive units granted under PGP’s equity based incentive compensation plans that have a put option and compares that value to the value of such incentive units at the date of grant. The value of the incentive units is primarily determined on a discounted cash flow basis discounted for a minority interest.  Any appreciation or depreciation in the value of the incentive units is expensed or credited to an expense based on the percentage of the grant vested. The Company recorded a credit to expense of $2.8 million and $2.4 million during the three and nine months ended September 30, 2009, respectively, with respect to these incentive units. The Company recorded a credit to expense of $1.0 million and $5.9 million during the three months and the nine months ended September 30, 2008, respectively, with respect to these incentive units.

In November 2009, the put option granted as part of the incentive units was removed.  The Company will value the incentive units based on their estimated intrinsic value as of that date and the related appreciation or depreciation in the value of the incentive units will be expensed or credited to an expense at that time. Subsequently, any appreciation or depreciation in the estimated intrinsic market value of the units will not be reflected in earnings of the Company.

8. Segment Information

The Company is organized around geographical areas and operates three reportable segments: (1) Diamond Jo operations, which is comprised the Diamond Jo casino operations in Dubuque, Iowa, (2) Diamond Jo Worth operations, which is comprised of the Diamond Jo Worth casino operations in Worth County, Iowa, and (3) Evangeline Downs operations, which is comprised of the casino, racetrack and OTBs operated by EVD in Louisiana.

The accounting policies for each segment are the same as those described in Note 2 above and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company evaluates performance and allocates resources based upon, among other considerations, segment operating earnings (as defined below).

The tables below present information about reported segments as of and for the three and nine months ended September 30, 2009 and 2008 (in thousands):

	Net Revenues From External Customers Three Months Ended September 30,		Net Revenues From External Customers Nine Months Ended September 30,
	2009	2008	2009	2008
Diamond Jo Dubuque	$18,288	$10,968	$55,953	$31,059
Diamond Jo Worth	22,301	22,800	64,011	65,018
Evangeline Downs	30,666	31,591	96,705	101,232
Total	$71,255	$65,359	$216,669	$197,309

	Segment Operating Earnings Three Months Ended September 30, (1)		Segment Operating Earnings Nine Months Ended September 30, (1)
	2009	2008	2009	2008
Diamond Jo Dubuque	$6,440	$3,981	$18,799	$10,284
Diamond Jo Worth	9,289	9,074	25,850	25,638
Evangeline Downs	7,706	8,533	27,294	30,055
Total Property Segment Operating Earnings (1)	23,435	21,588	71,943	65,977
General corporate	(1,343)	(1,080)	(4,485)	(3,423)
Total Segment Operating Earnings (1)	22,092	20,508	67,458	62,554
General corporate:
Non-cash equity based compensation	2,831	979	2,412	5,891
Depreciation and amortization	(26)	(12)	(82)	(35)
Affiliate management fees	(95)	(85)	(289)	(260)
Interest expense, net	(8,707)	—	(8,707)	68
AB Casino Acquisition:
Development expense	(490)	—	(563)	—
Diamond Jo Dubuque:
Depreciation and amortization	(2,245)	(750)	(6,616)	(2,310)
Pre-opening expense	—	(78)	—	(165)
Development expense	—	(89)	—	552
Loss on disposal of assets	(36)	(33)	(35)	(81)
Interest expense, net	(1,785)	(1,897)	(9,073)	(6,726)
Loss on early retirement of debt	(6,552)	—	(6,552)	—
Diamond Jo Worth:
Depreciation and amortization	(1,694)	(2,157)	(5,729)	(6,581)
Pre-opening expense	—	—	—	(32)
Affiliate management fees	(902)	(884)	(2,527)	(2,538)
Loss on disposal of assets	(40)	(16)	(124)	(64)
Interest expense, net	(868)	(2,839)	(6,806)	(8,830)
Loss on early retirement of debt	(6,222)	—	(6,222)	—
Evangeline Downs:
Depreciation and amortization	(1,907)	(1,948)	(5,418)	(5,871)
Pre-opening expense	—	—	—	(8)
Development expense	(6)	(7)	(141)	(39)
Affiliate management fees	(359)	(414)	(1,278)	(1,422)
Loss on disposal of assets	(1,882)	(32)	(1,824)	(159)
Interest expense, net	(1,579)	(4,065)	(9,530)	(12,297)
Loss on early retirement of debt	(9,701)	—	(9,701)	—
Net income (loss)	$(20,173)	$6,181	$(11,347)	$21,647

(1)
Segment operating earnings is defined as net income (loss) plus non-cash equity based compensation, depreciation and amortization, pre-opening expense, development expense, affiliate management fees, loss on disposal of assets, interest expense, net, and loss on early retirement of debt less gain on disposal of assets. Segment operating earnings for the three and nine months ended September 30, 2008 have been adjusted to exclude non-cash equity based compensation to conform with the presentation of the three and nine months ended September 30, 2009.

	Total Assets
	September 30, 2009	December 31, 2008

General corporate	$114,223	$969
Diamond Jo Dubuque	176,869	192,999
Diamond Jo Worth	94,075	97,017
Evangeline Downs	146,055	146,291
AB Casino Acquisition	10,125	-
Total	$541,347	$437,276

	Cash Expenditures for Additions to Long-Lived Assets
	Nine months ended September 30, 2009	Nine months ended September 30, 2008

General corporate	$253	$239
Diamond Jo Dubuque	15,570	40,645
Diamond Jo Worth	3,108	2,477
Evangeline Downs	5,516	7,473
Total	$24,447	$50,834

9.             Fair Value of Financial Instruments

The fair value of the Company’s financial instruments consisting of cash and cash equivalents, restricted cash, receivables, and payables approximate their recorded amounts due to the short term nature of the instruments. The fair value and recorded amounts for the Company’s investment and debt instruments at September 30, 2009 and December 31, 2008 are as follows (in thousands):

	September 30, 2009		December 31, 2008
	Fair Value	Recorded Amount	Fair Value	Recorded Amount
Investment available for sale	$14,729	$14,729	$7,828	$7,828
8 3/8% senior secured notes	241,200	234,599	-	-
10 3/4% senior unsecured notes	306,525	297,158	-	-
8 3/4% senior secured notes	-	-	163,200	253,237
11% senior secured notes	-	-	105,116	111,258
13% senior notes	-	-	6,219	6,877
Senior secured credit facilities	-	-	30,500	30,500
Term loan	7,060	7,060	7,429	8,000
Notes payable, capital lease obligations and other financial instruments	2,955	2,925	7,128	6,958
Derivative liability	-	-	790	790
Obligation under Minimum Assessment Agreement	19,132	19,442	8,648	16,394

Fair value information is based on current market interest rates and estimates of market conditions for instruments with similar terms, maturities, and degrees of risk.

10.          Subsequent Events

On October 22, 2009, the Company consummated its acquisition of ABC. Concurrently with the closing, AB Acquisition merged with and into PGL, resulting in ABC becoming a direct, wholly-owned subsidiary of PGL. After the consummation of the acquisition, ABC became a guarantor of the PGL Notes.

The following table summarizes the actual historical combined net revenues and net (loss) income of the Company and ABC for the three and nine months ended September 30, 2009 and 2008 on a pro forma basis as if the acquisition had occurred at the beginning of such period:

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008

Net revenues	$82,913	$77,773	$255,737	$236,499
Net (loss) income	(19,305)	6,316	(8,022)	20,930

The preliminary purchase price allocation is as follows (dollars in millions):

Purchase price:
Purchase price	$104.0
Cash paid for working capital	1.7
$105.7

Allocation:
Identifiable intangible assets with indefinite lives	$25.2
Identifiable intangible assets with finite lives	2.5
Goodwill	42.3
Property and equipment	34.0
Current assets	4.3
Current liabilities	(2.6)
$105.7

The weighted average useful life of the identifiable intangible assets with finite lives is estimated to be 9 years and property and equipment is estimated to be 20 years.

On October 29, 2009, PGL, DJL, EVD, ABC and DJW (the “Borrowers”) jointly entered into an amended and restated loan and security agreement with Wells Fargo as the arranger and agent (“Amended PGL Credit Facility”). The Amended PGL Credit Facility consists of a revolving credit facility which permits the Borrowers to request advances and letters of credit up to the lesser of the maximum revolver amount of $58.5 million (less amounts outstanding under letters of credit) and a specified borrowing base (the “Borrowing Base”). The Borrowing Base is the lesser of the consolidated EBITDA (as defined in the Amended PGL Credit Facility) of the Borrowers for the twelve months immediately preceding the current month end multiplied by 150% and the consolidated EBITDA of the Borrowers for the most recent quarterly period annualized multiplied by 150%. The borrowings under the Amended PGL Credit Facility bear interest at a rate equal to the Wells Fargo prime rate plus a margin of 2.5% with a floor of 6%.

 The Borrowers are jointly and severally liable under the Amended PGL Credit Facility and such borrowings are collateralized by substantially all of the assets of the Borrowers.

 The Amended PGL Credit Facility contains a number of restrictive covenants, including covenants that limit the Borrowers’ ability to, among other things: (1) incur more debt; (2) create liens; (3) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock; (4) dispose of certain assets; (5) guarantee the debt of others; (6) pay dividends or make other distributions to PGP; (7) make investments; and (8) enter into transactions with affiliates. The Amended PGL Credit Facility also contains financial covenants, including minimum consolidated EBITDA requirements and limitations on capital expenditures.

On November 6, 2009, the board of managers of PGP approved the PGP 2009 Profits Interest Plan (the “Plan”).   On the same day, PGP approved grants of profits interests to two of the Company's executive officers under the Plan in the respective amounts of 46,434.36 and 11,608.59 (equal to the amounts of profits interests redeemed from each of them, as described below, and representing approximately 3.6% and 0.9%, respectively, of the future appreciation in value, if any, of PGP’s common membership interests from the date of grant of such interests).  The profits interests granted pursuant to such awards were fully vested at the time of grant, and the value of the profits interests granted pursuant to such awards is limited to the future appreciation in value, if any, of PGP’s common membership interests from the date of grant of such profits interests.

In connection with the grant of profits interests under the Plan described above, the Board also approved the repurchase of certain previously granted and earned profits interests on November 6, 2009 from the executive officers in the amounts of $4.6 million and $1.2 million, respectively.

FINANCIAL STATEMENTS OF BELLE OF ORLEANS, L.L.C.

INDEPENDENT AUDITORS’ REPORT

Belle of Orleans, L.L.C.
dba Amelia Belle Casino:

We have audited the accompanying balance sheet of Belle of Orleans, L.L.C. dba Amelia Belle Casino (the “Company”) as of October 22, 2009, and the related statements of operations, changes in member’s equity, and cash flows for the period from January 1, 2009 through October 22, 2009; and the accompanying balance sheets of the Company as of December 31, 2008 and 2007, and the related statements of operations, changes in member’s equity (deficit),  and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of October 22, 2009 and as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the period from January 1, 2009 through October 22, 2009 and for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements for the period ended October 22, 2009, on October 22, 2009 Columbia Properties New Orleans, LLC sold 100% of the outstanding limited liability company interest in the Company to AB Casino Acquisition, LLC, a wholly owned indirect subsidiary of Peninsula Gaming, LLC.

/s/ Deloitte & Touche LLP
New Orleans, Louisiana
January 5, 2010

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007
(in thousands)

	December 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$15,038	$6,358
Accounts receivable trade, net	68	84
Insurance receivable	3,706	-
Accounts receivable from related parties	1,984	5,559
Inventories	55	62
Prepaid expenses and other assets	903	768
Total current assets	21,754	12,831

Property and equipment, net	44,724	48,681
Intangible assets, net	10,644	10,667
Total Assets	$77,122	$72,179

LIABILITIES AND MEMBER’S EQUITY
Accounts payable	$1,015	$2,020
Accounts payable to related parties	101	12,577
Accrued expenses and other liabilities	8,762	1,102
Total current liabilities	9,878	15,699

COMMITMENTS AND CONTINGENCIES
Member’s equity	67,244	56,480
TOTAL	$77,122	$72,179

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(in thousands)

	2008	2007

REVENUES:
Casino	$55,622	$32,649
Food and beverage	3,616	1,860
Other	369	284
Less promotional allowances	(5,548)	(2,513)
Total net revenues	54,059	32,280
EXPENSES:
Casino	9,624	7,489
Food and beverage	3,078	2,118
Marketing, advertising and casino promotions	4,095	1,587
Gaming taxes and licenses	11,959	6,985
Administrative and general	6,980	6,390
Impairment of related party receivables	2,741	-
Insurance proceeds, net	(6,025)	(9,248)
Depreciation and amortization	4,748	2,692
Total expenses	37,200	18,013
INCOME FROM OPERATIONS	16,859	14,267
OTHER INCOME (EXPENSE):
Interest income	25	37
Interest expense	-	(1)
Total other income	25	36
NET INCOME	$16,884	$14,303

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENTS OF CHANGES IN MEMBER’S EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2008 AND 2007
(in thousands)

COMMON MEMBER’S EQUITY (DEFICIT)
BALANCE, JANUARY 1, 2007	$(153,323)
Net income	14,303
Net equity adjustment for debt under co-borrower arrangement (see Note 5)	195,500
BALANCE, DECEMBER 31, 2007	56,480
Net income	16,884
Member distributions	(6,120)
BALANCE, DECEMBER 31, 2008	$67,244

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007
(in thousands)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,884	$14,303
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	4,748	2,692
Terminated project costs	283
Impairment of related party receivables	2,741
Insurance proceeds for property damage	(6,939)	(10,178)
Changes in operating assets and liabilities:
Accounts receivables trade, net	16	555
Inventories, prepaid expenses and other assets	(128)	(532)
Accounts payable	(577)	1,276
Accrued expenses and other liabilities	3,954	1,005
Related party receivables and payables, net	(11,642)	10,097
Net cash flows provided by operating activities	9,340	19,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(1,479)	(23,246)
Insurance proceeds for property damage	6,939	10,178
Net cash flows provided by (used in) investing activities	5,460	(13,068)

CASH FLOWS FROM FINANCING ACTIVITIES:

Distributions to member	(6,120)
Net cash flows used in financing activities	(6,120)
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,680	6,150
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	6,358	208
CASH AND CASH EQUIVALENTS AT END OF YEAR	$15,038	$6,358

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C. dba AMELIA BELLE CASINO
NOTES TO FINANCIAL STATEMENTS

1.  Organization and Basis of Presentation

Belle of Orleans, L.L.C. (the “Company”) was acquired by Columbia Properties New Orleans, LLC (CPNO) on June 8, 2005. CPNO is a wholly owned subsidiary of Wimar Tahoe Corporation (WTC) (fka Tropicana Casinos and Resorts, Inc.).  WTC is CPNO’s sole member.  The Company owns and operates the Amelia Belle Casino, a riverboat casino (fka Belle of Orleans) in Amelia, Louisiana.  The Belle of Orleans was damaged by Hurricane Katrina on August 28, 2005 and was closed for repairs until May 18, 2007 (see Note 8).  The casino was moved to Amelia, Louisiana and reopened as the Amelia Belle Casino.  The financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for year then ended are reflective of only a partial year of normal operations from May 18, 2007 through December 31, 2007.  The period prior to May 18, 2007 consisted of construction, repair, employee training and other activities necessary to ready the Amelia Belle Casino for normal operations. Columbia Sussex Corporation (CSC), a company controlled by the sole shareholder of WTC, provides various services to the Company (see Note 6).

2.  Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the financial statements.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities.  Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Inventories – Inventories, which consist primarily of food, beverage, and operating supplies, are stated at the lower of cost or market.  Cost is determined by the first-in first-out method.

Property and Equipment - Property and equipment are stated at cost.  Depreciation and amortization are computed over the estimated useful lives of the property and equipment on the straight-line method.  Useful lives range from 10 to 40 years for the riverboat and related equipment, 5 to 10 years for gaming and other equipment and 10 to 40 years for land improvements.  Included in accounts payable at December 31, 2007 is $0.4 million relating to unpaid capital expenditures.

Routine maintenance and repairs are charged to expense as incurred.  The cost and related accumulated depreciation of property and equipment retired or sold are removed from the accounts, and the resulting gain or loss is included in operations.

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying amounts of the assets may not be recoverable.  Recoverability is determined by comparing the forecasted undiscounted cash flows of the operation to which the assets relate, plus the assets’ residual value to the carrying amount of the assets.  If the operation is determined to be unable to recover the carrying amount of its assets, then the property and equipment are written down to fair value.  Fair value is determined based on discounted cash flows.

Intangible Assets – Pursuant to Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), the Company's non-amortizing indefinite-lived intangible asset, consisting solely of a gaming license with the state of Louisiana, is subject to testing for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. When testing for impairment, the Company uses the income approach, which includes an analysis of the market, cash flows, and risks associated with achieving such cash flows. There was no impairment charge recorded in either 2008 or 2007. The non-amortizing intangible asset has a carrying value of $10.6 million at December 31, 2008 and 2007 (Note 4).

In accordance with SFAS 142, an intangible asset with a definite life is amortized over its useful life which is defined as the period over which the asset is expected to contribute directly or indirectly to future cash flows.  Amortization is computed on a straight-line basis for intangible assets with definite lives over an estimated useful life of five years.  Management periodically assesses the amortization period of intangible assets with definite lives based upon an estimate of future cash flows from related operations.

Revenue Recognition - Casino revenue is (a) the win from gaming activities, which is the difference between the gaming wins and losses, less sales incentives and other adjustments and (b) revenue from gaming related activities such as poker and tournaments.  Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Company accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of gaming revenue. The retail value of food and beverage and other services furnished to casino guests without charge is included in gross revenue and then deducted as promotional allowances.

Casino Promotional Allowances - Casino promotional allowances consist of the retail value of complimentary food and beverages and entertainment provided to casino patrons. Also included is the value of the coupons redeemed for cash at the property. The estimated cost of providing such complimentary services (substantially all of which is classified as casino expenses) total $3.1 million and $1.3 million for the years ended December 31, 2008 and 2007, respectively.  Promotional allowances also include "cash back" awards (cash coupons, rebates or refunds) which total $2.5 million and $1.2 million for the years ended December 31, 2008 and 2007, respectively.

Advertising Costs – Advertising costs are expensed as incurred and were $0.9 million for each of the years ended December 31, 2008 and 2007 and are included in marketing, advertising and casino promotions expense in the accompanying statement of operations.

Retirement Plans -The Company participates in a defined contribution plan sponsored by CSC which operates under the provisions of Internal Revenue Code Section 401(k). All employees who meet plan eligibility requirements are eligible to participate in the plan.  Participating employees receive employer matching contributions based on their level of employee contributions to the plan.  These employer matching contributions are funded at the same time that employee contributions are made. The Company’s matching contributions to the 401(k) Plan for both 2008 and 2007 were less than $0.1 million.

Insurance Program - The Company’s insurance program for medical, general liability, workers compensation and property is provided through CSC and WTC.  CSC allocates to the Company the cost of third party insurance coverage and WTC allocates an estimated cost of the self-insured portion of the coverage (up to $1,000,000 of general liability and workers compensation claims).  The rates used for the self-insured portion are actuarially determined based on historical experience of paid claims for all of CSC’s operations.  The Company was charged $0.3 million and $0.9 million by CSC during the years ended December 31, 2008 and 2007, respectively and $0.1 million by WTC during both of the years ended December 31, 2008 and 2007 for the above insurance costs.

Income Taxes - The Company is a pass-through entity for federal and state income tax purposes, and therefore, its tax attributes flow through to its owner.  As a result, the accompanying statement of operations shows no income tax expense.

Gaming Taxes - The Company must remit gaming taxes to the State of Louisiana based on a rate of 21.5% of adjusted gross receipts, as defined in the regulations. Such taxes are included in gaming taxes and licenses expenses in the accompanying statement of operations.

Contingencies - The Company is subject to various litigation claims and assessments that arise in the ordinary course of its business. Based upon information presently available, management believes that resolution of such matters will not likely have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Recently Issued Accounting Standards— In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”) (“SFAS 168”). The purpose of the new standard is to codify the various sources of U.S. GAAP into a single source and provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements. Previous guidance did not properly rank the accounting literature. The new standard is effective for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 is not expected to have a material effect on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events.  The purpose of the new statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The new standard is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of SFAS No. 165 is not expected to have a material effect on the Company’s financial statements.

In April 2008, the FASB released staff position (“FSP”) No. 142-3, Determination of the Useful Life of Intangible Assets.  The FSP requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The FSP also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets.  The FSP will be applied prospectively to intangible assets acquired after the FSP’s effective date, but the disclosure requirements will be applied prospectively to all intangible assets recognized as of, and after, the FSP’s effective date.  The FSP is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The Company adopted FSP No. 142-3 on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires, among other things, enhanced disclosure about the volume and nature of derivative and hedging activities and a tabular summary showing the fair value of derivative instruments included in the balance sheet and statement of operations. SFAS 161 also requires expanded disclosure of contingencies included in derivative instruments related to credit-risk. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Company adopted SFAS 161 on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Under SFAS 141R, legal fees and other transaction-related costs are expensed as incurred and are no longer included as a cost of acquiring the business. SFAS 141R also requires, among other things, acquirers to estimate the acquisition-date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. SFAS 141R applies to the Company prospectively for business combinations occurring on or after January 1, 2009. The Company expects SFAS 141R will have an impact on accounting for business combinations, but the effect will be dependent upon any potential future acquisition.

In February 2008, the FASB issued FSP No. 157-2, Effective Date of FASB Statement No. 157, which amends SFAS No. 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on January 1, 2009, this standard applies prospectively to fair value measurements of non-financial assets and non-financial liabilities. The Company adopted FSP No. 157-2 on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

3. Property and Equipment

Property and equipment at December 31, 2008 and 2007 is summarized as follows (in thousands):

	2008	2007
Riverboat, barge and ramps	$33,092	$32,986
Gaming equipment	11,981	11,543
Furniture and equipment	3,638	3,523
Land improvements	1,240	1,156
Other	43	18
	49,994	49,226
Less accumulated depreciation	(7,390)	(2,665)
	42,604	46,561
Land	2,120	2,120
Property and equipment, net	$44,724	$48,681

Depreciation and amortization expense during the years ended December 31, 2008 and 2007 was $4.7 million and $2.7 million, respectively.

4. Intangible Assets

Intangible assets at December 31, 2008 and 2007 consists of the following (in thousands):

	2008	2007
Gaming License – Non-Amortizing	$10,613	$10,613
Gaming License – Amortizing	112	112
Accumulated amortization	(81)	(58)
Intangible assets, net	$10,644	$10,667

Amortization expense related to intangible assets was less than $0.1 million in both 2008 and 2007.  Estimated amortization expense for intangible assets for each of the next two years is less than $0.1 million.

5. Long-Term Debt

During 2005, the Company and certain other co-borrower affiliated companies borrowed a total of $200 million under a Credit Facility which provided for a Term Loan A borrowing of $100 million for the purchase of the Company on June 8, 2005 and another casino owned by WTC, retirement of existing debt, financing costs and other corporate purposes, and a Term Loan B borrowing of $100 million for the purchase of another casino owned by WTC and financing costs.  The Company’s allocated portion of Term Loan A was $25.5 million which equaled the purchase price for the Company and related costs.  However, since the Company was a co-borrower under the Credit Facility, the entire outstanding balance had been recorded as a long-term debt with an adjustment to member’s equity.  The Credit facility also provided for a revolving loan of up to $50 million, none of which was drawn at December 31, 2006.  Term Loan A and B were repaid January 3, 2007 with the proceeds of the borrowings of Tropicana Entertainment, LLC, a sister company also ultimately owned by WTC.  At that time of the repayment an adjustment to member’s equity of $195.5 million was recorded to reflect WTC’s repayment of Term Loan A and B.

6. Related Party Transactions

CSC has guaranteed the Company’s performance under surety bonds amounting to $0.3 million at December 31, 2008 and 2007.

CSC provides various administrative and accounting services to the Company under administrative service agreements.  CSC charged the Company $0.1 million for these services for both of the years ended December 31, 2008 and 2007.

The Company has various dealings with CSC and its subsidiaries, including shared payroll and benefit services, insurance and payments to common vendors.  The amounts allocated to the Company related to these transactions and services are based on actual amounts attributable to the Company’s operations.  As of December 31, 2008 and 2007, CSC and its subsidiaries owed the Company $2.0 million and $2.8 million, respectively.

At December 31, 2008 and 2007 the Company owed WTC, the Company’s ultimate parent, $0.1 million and $12.6 million, respectively, for advances for start-up, operational and other costs, and construction costs that were made to the Company. In addition, at December 31, 2007, Tropicana Entertainment, LLC,  a sister company, and its subsidiaries owed the Company $2.7 million primarily related to slot machines and other gaming equipment that was transferred to these casinos following Hurricane Katrina (Note 8).  Also, see Note 9 for a further description of related party activity with Tropicana Entertainment, LLC.

7. Lease Commitments

In 2007, the Company has entered into an agreement with the Parish of St. Mary to permit the berthing of its riverboat casino in Amelia, Louisiana.  The agreement expires in May 2017.  The agreement provides for percentage fees based on the level of net gaming revenue as follows - first $60 million - 2.5%; $60 to $96 million - 3.5%; greater than $96 million - 5.0%.

The annual minimum fee due under the agreement is $1.5 million, which was due on the opening date of the casino and on the first day of June of each year thereafter.  The Company paid the minimum rent in 2008 and 2007 as revenues were below the threshold for incurring additional fees.

The Company has other operating leases for equipment and space.  Rent expense for these leases was $0.3 million and $1.4 million for the years ended December 31, 2008 and 2007, respectively.

Future minimum rental payments required under operating leases and the minimum fee of $1.5 million under the berthing agreement described above that have initial or remaining non-cancelable lease terms in excess of one year are as follows (in thousands):

2009	$1,668
2010	1,577
2011	1,551
2012	1,540
2013	1,540
Thereafter	5,204
Total	$13,080

8. Casualty Loss – Hurricane

On August 28, 2005, Hurricane Katrina struck the Gulf Coast and damaged the Belle of Orleans casino riverboat.  The riverboat sustained substantial damage and as a result had to be substantially rebuilt.  The riverboat was out of service from August 28, 2005 until May 18, 2007, when it reopened in Amelia, Louisiana as the Amelia Belle Casino.

In addition, the Company leased land and docking facilities for its riverboat casino when it was berthed in New Orleans, Louisiana prior to Hurricane Katrina.  The lease provided for quarterly rent of $0.4 million plus monthly rental of 5% of gross revenue subject to a minimum of $0.1 million.  The lease was to expire in 2013.  The Company, on the advice of counsel, suspended the rent payments due to the impairment of the leased facility damaged by Hurricane Katrina.  The landlord filed suit against the Company for unpaid rent, future rent and damages caused to the leased facilities by the Company’s riverboat.  The Company filed claims with its insurance carriers for the physical damage and expenses related to the riverboat.  The claims were settled in 2008.

During 2008, the Company received insurance proceeds of approximately $9.9 million for physical damage and for rent claims and at December 31, 2008 had an insurance receivable of $3.7 million related to insurance claim settlements for rent claims. In March 2009, the Company reached a settlement with the former landlord mentioned above, which resulted in the Company recognizing a liability of $7.4 million as of December 31, 2008.  In March 2009, the insurance receivable of $3.7 million was received and the lease liability was paid by the Company.

The following table presents information related to hurricane expenses as detailed above:

Net book value of written-off damaged or destroyed fixed assets	$2,200
Clean up, legal, and remediation expenses	3,357
Insurance proceeds for property damage	(2,000)
Total hurricane and related expenses, net for the years ended December 31, 2005	3,557

Net book value of written-off damaged or destroyed fixed assets	7,700
Clean up, legal, and remediation expenses	1,907
Insurance proceeds for property damage	(22,625)
Total hurricane and related expenses, net for the years ended December 31, 2006	(13,018)

Clean up, legal, and remediation expenses	930
Insurance proceeds for property damage	(10,178)
Total hurricane and related expenses, net for the years ended December 31, 2007	(9,248)

Clean up, legal, and remediation expenses	220
Settlement with former landlord	7,400
Insurance receivable for rent claims	(3,706)
Insurance proceeds for rent claims	(3,000)
Insurance proceeds for property damage	(6,939)
Total hurricane and related expenses, net for the years ended December 31, 2008	$(6,025)

9. Related Party Bankruptcy Filing

Tropicana Entertainment, LLC (TE) and its subsidiaries, a significant subsidiary of WTC, the Company’s parent, filed for bankruptcy protection on May 5, 2008 which cases are currently pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the jointly administered cases titled in re Tropicana Entertainment, LLC et al, Case No. 08-10856 (KJC) (the “Tropicana Cases”).  As of the date of the bankruptcy filing, TE and its subsidiaries owed the Company $2.7 million primarily related to slot machines and other gaming equipment that was transferred to these other casinos following Hurricane Katrina (see Note 8).   The Company fully reserved these related party receivables due to the uncertainty of collection from the entities operating in bankruptcy.  By orders dated March 6, 2009, the Bankruptcy Court in the Tropicana Cases approved the Debtors’ Disclosure Statement for the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates under Chapter 11 of the Bankruptcy Court (the “Proposed Plan”).  The Court set April 17, 2009 as the voting deadline and on May 5, 2009 the Proposed Plan was confirmed by the Bankruptcy Court.  The Proposed Plan indicates that no payments will be made to the Company for these related party receivables.  The Company received certain casino management services from WTC employees who were transferred to TE during 2008.  The Company and WTC have made other arrangements for these services and the Company does not currently rely on TE or any of its subsidiaries for any casino or administrative services.

Prior to bankruptcy of TE, the Company incurred costs of $0.3 million related to the contemplated swap of the Company’s casino riverboat with another casino riverboat held by TE.  Subsequent to the bankruptcy of TE, this project was terminated and the costs were written off and are included in Administrative and General expenses in the accompanying Statement of Operations and Member’s Equity.

The Proposed Plan contemplates the establishment of a litigation trust (the “Litigation Trust”) to pursue possible causes of action against certain entities including WTC and certain of its affiliates, which may include claims for breach of fiduciary duty, gross negligence and breach of contract.  WTC denies that there has been any breach of fiduciary duty, gross negligence, breach of contract or other grounds on which the Debtors or the Litigation Trust would have a legal claim against it and intends to vigorously defend against any such claims and causes of action.

In addition, WTC remains obligated for substantial amounts owed under a lawsuit settlement with Park Cattle Company reached in April 2008.  This lawsuit related to certain leases between Park Cattle Company as Lessor, and WTC and certain subsidiaries of TE, as Lessees.  Although the Company was not a party to this litigation and is not subject to the settlement agreement, WTC as the Company’s parent, may authorize distributions from the Company to partially fund obligations under the settlement agreement which total $125.0 million as of December 31, 2008.  In 2009, the Company transferred $12.0 million to WTC which was used to partially fund a payment totaling $50.0 million due on April 1, 2009, under this settlement agreement.

Other than as described above, the Company is not affected by the bankruptcy of TE and its subsidiaries or by the settlement with Park Cattle Company.

10.  Subsequent Events

CPNO has entered into a definitive purchase agreement, dated June 18, 2009, with AB Casino Acquisition, LLC, a wholly owned indirect subsidiary of Peninsula Gaming, LLC (“PGL”) to sell 100% of the outstanding limited liability company interests of the Company for $106.5 million, subject to certain adjustments.  The purchase agreement contains customary representations, warranties, agreements and indemnification provisions for transactions of this nature.  The transaction is also subject to the satisfaction of customary closing conditions, including PGL obtaining all requisite gaming and regulatory approvals and financing.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
BALANCE SHEET
(in thousands)

October 22, 2009
Assets
Cash and cash equivalents	$4,093
Accounts receivable trade and other, net	403
Inventories	41
Prepaid expenses and other assets	1,067
Current assets	5,604
Property and equipment, net	40,968
Intangible assets, net	10,626
Total Assets	$57,198
Liabilities and Member’s Equity
Accounts payable	$1,000
Accounts payable to related parties	159
Accrued expenses and other liabilities	2,063
Current liabilities	3,222
Commitments and Contingencies (Notes 6 and 9)	—
Member’s Equity	53,976
Total Liabilities and Member’s Equity	$57,198

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENT OF OPERATIONS
(in thousands)

Period from January 1, 2009 through October 22, 2009
Operating Revenues:
Casino	$43,044
Food and beverage	3,124
Other	277
Less promotional allowances	(4,968)
Net Operating Revenues	41,477
Operating Expenses:
Casino	7,898
Food and beverage	2,777
Marketing, advertising and casino promotions	2,296
Gaming taxes and licenses	9,245
Administrative and general	6,165
Depreciation and amortization	3,867
Total Operating Expenses	32,248
Income from Operations	9,229
Interest income	3
Net Income	$9,232

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENT OF CHANGES IN MEMBER’S EQUITY
(in thousands)

Balance, January 1, 2009	$67,244
Net income	9,232
Member distributions	(22,500)
Balance, October 22, 2009	$53,976

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C.
dba AMELIA BELLE CASINO
STATEMENT OF CASH FLOWS
(in thousands)

Period from January 1, 2009 through October 22, 2009
Cash Flows from Operating Activities:
Net income	$9,232
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	3,867
Write off of property and equipment	67
Insurance proceeds for property damage	3,706
Payment of lease liability	(7,400)
Changes in operating assets and liabilities:
Accounts receivables trade, net	(335)
Inventories, prepaid expenses and other assets	(150)
Accounts payable	(15)
Related party receivables and payables, net	2,042
Accrued expenses and other liabilities	701
Net cash provided by operating activities	11,715
Cash Flows from Investing Activities:
Additions to property and equipment	(160)
Net cash used in investing activities	(160)
Cash Flows from Financing Activities:
Return of capital to member	(22,500)
Net cash used in financing activities	(22,500)
Net Decrease in Cash and Cash Equivalents	(10,945)
Cash and Cash Equivalents at Beginning of Period	15,038
Cash and Cash Equivalents at End of Period	$4,093

The accompanying notes are an integral part of the financial statements.

BELLE OF ORLEANS, L.L.C. dba AMELIA BELLE CASINO
NOTES TO FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Belle of Orleans, L.L.C. (the “Company”) was acquired by Columbia Properties New Orleans, LLC (“CPNO”) on June 8, 2005. CPNO is a wholly owned subsidiary of Wimar Tahoe Corporation (“WTC”) (fka Tropicana Casinos and Resorts, Inc.).  WTC is CPNO’s sole member.  The Company owns and operates the Amelia Belle Casino, a riverboat casino (fka Belle of Orleans) in Amelia, Louisiana.  The Belle of Orleans was damaged by Hurricane Katrina on August 28, 2005 and was closed for repairs until May 18, 2007 (see Note 7).  The casino was moved to Amelia, Louisiana and reopened as the Amelia Belle Casino.   Columbia Sussex Corporation (“CSC”), a company controlled by the sole shareholder of WTC, provides various services to the Company (see Note 5).

On October 22, 2009, CPNO sold 100% of the outstanding limited liability company interest in the Company to AB Casino Acquisition, LLC, a wholly owned indirect subsidiary of Peninsula Gaming, LLC (“PGL”) for $104 million, subject to certain adjustments.  These financial statements are for the interim period from January 1, 2009 through October 22, 2009 (“Interim Period”) and have been prepared on the predecessor’s basis of accounting.

2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the financial statements.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities.  Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Inventories – Inventories, which consist primarily of food, beverage, and operating supplies, are stated at the lower of cost or market.  Cost is determined by the first-in first-out method.

Property and Equipment - Property and equipment are stated at cost.  Depreciation and amortization are computed over the estimated useful lives of the property and equipment on the straight-line method.  Useful lives range from 10 to 40 years for the riverboat and related equipment, 5 to 10 years for gaming and other equipment and 10 to 40 years for land improvements.

Routine maintenance and repairs are charged to expense as incurred.  The cost and related accumulated depreciation of property and equipment retired or sold are removed from the accounts, and the resulting gain or loss is included in operations.

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying amounts of the assets may not be recoverable.  Recoverability is determined by comparing the forecasted undiscounted cash flows of the operation to which the assets relate, plus the assets’ residual value to the carrying amount of the assets.  If the operation is determined to be unable to recover the carrying amount of its assets, then the property and equipment are written down to fair value.  Fair value is determined based on discounted cash flows or through comparable asset sales.

Intangible Assets – Pursuant to the Intangibles – Goodwill and Other topic of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), the Company's non-amortizing indefinite-lived intangible asset, consisting solely of a gaming license with the state of Louisiana, is subject to testing for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. When testing for impairment, the Company uses the income approach, which includes an analysis of the market, cash flows, and risks associated with achieving such cash flows.

In accordance with Intangibles - Goodwill and Other topic of the FASB ASC, an intangible asset with a definite life is amortized over its useful life which is defined as the period over which the asset is expected to contribute directly or indirectly to future cash flows.  Amortization is computed on a straight-line basis for intangible assets with definite lives over an estimated useful life of five years.  Management periodically assesses the amortization period of intangible assets with definite lives based upon an estimate of future cash flows from related operations.

Revenue Recognition - Casino revenue is (a) the winnings from gaming activities, which is the difference between the gaming wins and losses, less sales incentives and other adjustments and (b) revenue from gaming related activities such as poker and tournaments.  Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Company accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of gaming revenue. The retail value of food and beverage and other services furnished to casino guests without charge is included in gross revenue and then deducted as promotional allowances.

Casino Promotional Allowances - Casino promotional allowances consist of the retail value of complimentary food and beverages and entertainment provided to casino patrons. Also included is the value of the coupons redeemed for cash at the property. The estimated cost of providing such complimentary services (substantially all of which is classified as casino expenses) was $2.8 million for the Interim Period.  Promotional allowances also include "cash back" awards (cash coupons, rebates or refunds) which was $2.2 million for the Interim Period.

Advertising Costs – Advertising costs are expensed as incurred and was $0.5 million for the Interim Period, and are included in marketing, advertising and casino promotions expense in the accompanying statements of operations.

Retirement Plans -The Company participates in a defined contribution plan sponsored by CSC which operates under the provisions of Internal Revenue Code Section 401(k). All employees who meet plan eligibility requirements are eligible to participate in the plan.  Participating employees receive employer matching contributions based on their level of employee contributions to the plan.  These employer matching contributions are funded at the same time that employee contributions are made. The Company’s matching contributions to the 401(k) Plan for the Interim Period was less than $0.1 million.

Insurance Program - The Company’s insurance program for medical, general liability, workers compensation and property is provided through CSC and WTC.  CSC allocates to the Company the cost of third party insurance coverage and WTC allocates an estimated cost of the self-insured portion of the coverage (up to $1,000,000 of general liability and workers compensation claims).  The rates used for the self-insured portion are actuarially determined based on historical experience of paid claims for all of CSC’s operations.  The Company was charged $1.3 million by CSC during the Interim Period and $0.1 million by WTC during the Interim Period for the above insurance costs.

Income Taxes - The Company is a pass-through entity for federal and state income tax purposes, and therefore, its tax attributes flow through to its owner.  As a result, the accompanying statements of operations show no income tax expense.

Gaming Taxes - The Company must remit gaming taxes to the State of Louisiana based on a rate of 21.5% of adjusted gross receipts, as defined in the state’s regulations. Such taxes are included in gaming taxes and licenses expenses in the accompanying statements of operations.

Contingencies - The Company is subject to various litigation claims and assessments that arise in the ordinary course of its business. Based upon information presently available, management believes that resolution of such matters will not likely have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Recently Issued Accounting Standards— In August 2009, the FASB issued a standard on measuring fair value of liabilities.  The standard became effective for the Company at the beginning of its 2009 fourth quarter.  The standard provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: (i) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset; or b) quoted prices for similar liabilities or similar liabilities when traded as assets; and/or (ii) a valuation technique that is consistent with the principles of an income or market approach.  The standard clarifies that when estimating the fair value of a liability, a reporting entity is not required to include inputs relating to the existence of transfer restrictions on that liability.  The adoption of this standard did not have a significant effect on the Company’s financial statements.

In June 2009, the FASB issued the Codification and the Hierarchy of Generally Accepted Accounting Principles (“GAAP”) (“Codification”).  The purpose of the Codification is to provide a single source of authoritative U.S. GAAP.  The Codification was effective for the Company in the third quarter of 2009.  As the Codification was not intended to change or alter existing GAAP, the adoption of the Codification did not have a material effect on the Company’s financial statements.

In May 2009, the FASB issued a new standard related to subsequent events which establishes the accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or available to be issued.  The new standard was adopted in the second quarter of 2009.  The adoption of the new standard did not have a material effect on the Company’s financial statements.

In April 2009, the FASB issued three standards intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities.  The Company adopted these standards effective June 30, 2009.  The adoption of these standards did not have a material effect on the Company’s financial statements.

In April 2008, the FASB issued a new standard that requires entities to disclose information for recognized intangible assets that enables users of the financial statements to understand the extent to which expected future cash flows associated with the intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The standard also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets.  The standard applies prospectively to all intangible assets recognized as of, and after, the standard’s effective date.  The standard was effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In February 2008, the FASB issued a new standard that delayed for one year the fair value measurement requirements for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis.  Therefore, beginning on January 1, 2009 this standard applies prospectively to fair value measurements of non-financial assets and non-financial liabilities.  The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

3. Property and Equipment

Property and equipment at October 22, 2009 is summarized as follows (in thousands):

October 22, 2009
Riverboat, barge and ramps	$33,092
Gaming equipment	11,944
Furniture and equipment	3,709
Land improvements	1,240
Other	50
50,035
Less accumulated depreciation	(11,187)
38,848
Land	2,120
Property and equipment, net	$40,968

Depreciation and amortization expense during the Interim Period was $3.8 million.

4. Intangible Assets

Intangible assets at October 22, 2009 consist of the following (in thousands):

October 22, 2009
Gaming License – Non-Amortizing	$10,613
Gaming License – Amortizing	112
Accumulated amortization	(99)
Intangible assets, net	$10,626

Amortization expense related to intangible assets was less than $0.1 million in the Interim Period.  Estimated amortization expense for intangible assets for the next year is less than $0.1 million.

5. Related Party Transactions

CSC has guaranteed the Company’s performance under surety bonds amounting to $0.4 million at October 22, 2009.

CSC provides various administrative and accounting services to the Company under administrative service agreements.  CSC charged the Company $0.1 million for these services for the Interim Period.

The Company has various dealings with CSC and its subsidiaries, including shared payroll and benefit services, insurance and payments to common vendors.  The amounts allocated to the Company related to these transactions and services are based on actual amounts attributable to the Company’s operations.  As of October 22, 2009, the Company owed CSC and its subsidiaries $0.1 million.

At October 22, 2009, the Company owed WTC, the Company’s ultimate parent, $0.1 million for advances for start-up, operational and other costs, and construction costs that were made to the Company.  See Note 8 for a further description of related party activity with the sister company, Tropicana Entertainment, LLC.

6. Lease Commitments

In 2007, the Company entered into an agreement with the Parish of St. Mary to permit the berthing of its riverboat casino in Amelia, Louisiana.  The agreement expires in May 2017.  The agreement provides for percentage fees based on the level of net gaming revenue as follows - first $60 million - 2.5%; $60 to $96 million - 3.5%; greater than $96 million - 5.0%.

The annual minimum fee due under the agreement is $1.5 million, which was due on the opening date of the casino and on the first day of June of each year thereafter.  The Company paid the minimum rent in the Interim Period as revenues were below the threshold for incurring additional fees.

The Company has other operating leases for equipment and space.  Rent expense for these leases was $0.1 million for the Interim Period.

Future minimum rental payments required under operating leases and the minimum fee of $1.5 million under the berthing agreement described above that have initial or remaining non-cancelable lease terms in excess of one year are as follows (in thousands):

2010	$1,577
2011	1,551
2012	1,540
2013	1,540
2014	1,540
Thereafter	3,665
Total	$11,413

7. Casualty Loss – Hurricane

On August 28, 2005, Hurricane Katrina struck the Gulf Coast and damaged the Belle of Orleans casino riverboat.  The riverboat sustained substantial damage and as a result had to be substantially rebuilt.  The riverboat was out of service from August 28, 2005 until May 18, 2007, when it reopened in Amelia, Louisiana as the Amelia Belle Casino.

In addition, the Company leased land and docking facilities for its riverboat casino when it was berthed in New Orleans, Louisiana prior to Hurricane Katrina.  The lease provided for quarterly rent of $0.4 million plus monthly rental of 5% of gross revenue subject to a minimum of $0.1 million.  The lease was to expire in 2013.  The Company, on the advice of counsel, suspended the rent payments due to the impairment of the leased facility damaged by Hurricane Katrina.  The landlord filed suit against the Company for unpaid rent, future rent and damages caused to the leased facilities by the Company’s riverboat.  The Company filed claims with its insurance carriers for the physical damage and expenses related to the riverboat.  The claims were settled in 2008.

During 2008, the Company received insurance proceeds of approximately $9.9 million for physical damage and for rent claims and at December 31, 2008 had an insurance receivable of $3.7 million related to insurance claim settlements for rent claims. In March 2009, the Company reached a settlement with the former landlord mentioned above, which resulted in the Company recognizing a lease liability of $7.4 million as of December 31, 2008.  In March 2009, the insurance receivable of $3.7 million was received and the lease liability of $7.4 million was paid by the Company.  There were no hurricane related amounts recognized in operations during the Interim Period.

8. Related Party Bankruptcy Filing

Tropicana Entertainment, LLC ("TE") and its subsidiaries, a significant subsidiary of WTC, the Company’s parent, filed for bankruptcy protection on May 5, 2008 which cases are currently pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the jointly administered cases titled in re Tropicana Entertainment, LLC et al, Case No. 08-10856 (KJC) (the “Tropicana Cases”).  As of the date of the bankruptcy filing, TE and its subsidiaries owed the Company $2.7 million primarily related to slot machines and other gaming equipment that was transferred to these other casinos following Hurricane Katrina.  During 2008, the Company fully reserved these related party receivables due to the uncertainty of collection from the entities operating in bankruptcy.  By orders dated March 6, 2009, the Bankruptcy Court in the Tropicana Cases approved the Debtors’ Disclosure Statement for the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates under Chapter 11 of the Bankruptcy Court (the “Plan”).  The Court set April 17, 2009 as the voting deadline and on May 5, 2009 the  Plan was confirmed by the Bankruptcy Court.  The Plan indicates that no payments will be made to the Company for these related party receivables.  The Company received certain casino management services from WTC employees who were transferred to TE during 2008.  The Company and WTC have made other arrangements for these services and the Company does not currently rely on TE or any of its subsidiaries for any casino or administrative services.

The Plan contemplates the establishment of a litigation trust (the “Litigation Trust”) to pursue possible causes of action against certain entities including WTC and certain of its affiliates, which may include claims for breach of fiduciary duty, gross negligence and breach of contract.  WTC denies that there has been any breach of fiduciary duty, gross negligence, breach of contract or other grounds on which the Debtors or the Litigation Trust would have a legal claim against it and intends to vigorously defend against any such claims and causes of action.

In addition, WTC remains obligated for substantial amounts owed under a lawsuit settlement with Park Cattle Company reached in April 2008.  This lawsuit related to certain leases between Park Cattle Company as Lessor, and WTC and certain subsidiaries of TE, as Lessees.  Although the Company was not a party to this litigation and is not subject to the settlement agreement, WTC as the Company’s parent,  authorized distributions from the Company to partially fund obligations under the settlement agreement which total $75.0 million for the period ended October 22, 2009.  In the Interim Period, the Company transferred $22.5 million to WTC which was used to partially fund a payment totaling $50.0 million due on April 1, 2009, under this settlement agreement.

Other than as described above, the Company is not affected by the bankruptcy of TE and its subsidiaries or by the settlement with Park Cattle Company.

9.  Contingencies

On November 5, 2009 the Louisiana Gaming Enforcement Section issued a Significant Action/Violation Report (“SAR”) alleging that the internal controls of the Company were violated.  Based upon the nature and the number of alleged violations noted in the SAR, management believes the Company could be liable for up to $0.8 million for regulatory fines and assessments.  The Company intends to vigorously contest the alleged violations.  Management believes, based in part on advice of legal counsel and historical experience with past enforcement actions, that the ultimate resolution of this matter will not have a material effect on the financial statements.

10.  Subsequent Events

The Company has evaluated the impact of subsequent events from October 23, 2009 through January 5, 2010, the date the financial statements herein were issued.

11.  Subsequent Events (unaudited).

The Company has evaluated the impact of subsequent events through February 2, 2010; when the financial statements were reissued.

UNAUDITED CONDENSED FINANCIAL STATEMENTS OF BELLE OF ORLEANS, L.L.C. FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2008

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO
CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
(in thousands)

Nine Months Ended September 30, 2008
Operating Revenues:
Casino	$39,862
Food and beverage	2,540
Other	275
Less promotional allowances	(3,487)
Total net revenues	39,190
Operating Expenses:
Casino	6,937
Food and beverage	2,208
Marketing, advertising and casino promotions	2,936
Gaming taxes and licenses	8,525
Administrative and general	5,365
Impairment of related party receivables	2,729
Depreciation and amortization	3,561
Total operating expenses	32,261
INCOME FROM OPERATIONS	6,929
INTEREST INCOME	12
NET INCOME	$6,941

See accompanying notes to condensed financial statements (unaudited).

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO
CONDENSED STATEMENT OF CHANGES IN MEMBER’S EQUITY
NINE MONTHS ENDED SEPTMEBER 30, 2008
(in thousands)

COMMON MEMBER’S EQUITY
BALANCE, JANUARY 1, 2008	$56,480
Net income	6,941
Member distributions	—
BALANCE, SEPTEMBER 30, 2008	$63,421

See accompanying notes to condensed financial statements (unaudited).

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO
CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

Nine Months Ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,941
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	3,561
Terminated project costs	254
Impairment of related party receivables	2,729
Insurance proceeds for property damage	(6,939)
Changes in operating assets and liabilities:
Receivables	5
Inventories, prepaid expenses and other assets	(560)
Accounts payable	(1,453)
Accrued expenses and other liabilities	10,740
Related party receivables and payables, net	(18,444)
Net cash flows from operating activities	(3,166)
CASH FLOWS FROM INVESTING ACTIVITIES:
Changes in insurance receivable for property damage	6,939
Additions to property and equipment	(882)
Net cash flows from investing activities	6,057
NET DECREASE IN CASH AND CASH EQUIVALENTS	2,891
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,358
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,249

See accompanying notes to condensed financial statements (unaudited).

BELLE OF ORLEANS, L.L.C.
d/b/a AMELIA BELLE CASINO

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1. Organization and Basis of Presentation

Belle of Orleans, L.L.C. (the “Company”) was acquired by Columbia Properties New Orleans, LLC (CPNO) on June 8, 2005. CPNO is a wholly owned subsidiary of Wimar Tahoe Corporation (WTC) (fka Tropicana Casinos and Resorts, Inc.).  WTC is CPNO’s sole member.  The Company owns and operates the Amelia Belle Casino, a riverboat casino in Amelia, Louisiana. Columbia Sussex Corporation (CSC), a company controlled by the sole shareholder of WTC, provides various services to the Company (see Note 4).

In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring entries unless otherwise disclosed, necessary to present fairly the financial information of the Company for the interim periods presented and have been prepared in accordance with accounting principles generally accepted in the United States of America. The interim results reflected in the financial statements are not necessarily indicative of results expected for the full year or other periods.

The financial statements herein should be read in conjunction with the accompanying audited financial statements and notes to the financial statements for the year ended December 31, 2007.  Accordingly, footnote disclosure that would substantially duplicate the disclosure in the audited financial statements has been omitted in the accompanying unaudited financial statements.

2. Summary of Significant Accounting Policies

Intangible Assets – The Company’s gaming license requires renewal every five years in the State of Louisiana. Renewal costs are deferred and amortized over the five year renewal period.  The Company’s renewal experience is that renewals will be granted except under extraordinary circumstances.

Casino Promotional Allowances - Casino promotional allowances consist of the retail value of complimentary food and beverages and entertainment provided to casino patrons. Also included is the value of the coupons redeemed for cash at the property. The estimated cost of providing such complimentary services (substantially all of which is classified as casino expenses) total $2.1 million for the nine months ended September 30, 2008.  Promotional allowances also include "cash back" awards (cash coupons, rebates or refunds) which total $1.4 million for the nine months ended September 30, 2008.

Insurance Program - The Company’s insurance program for medical, general liability, workers compensation and property is provided through CSC and WTC.  CSC allocates to the Company the cost of third party insurance coverage and WTC allocates an estimated cost of the self-insured portion of the coverage (up to $1.0 million of general liability and workers compensation claims).  The rates used for the self-insured portion are actuarially determined based on historical experience of paid claims for all of CSC’s operations.  The Company was charged $0.8 million and $0.1 million by CSC and WTC, respectively, for the above insurance costs during the nine months ended September 30, 2008.

Use of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management’s estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities.  Actual results could differ from these estimates.

Recently Issued Accounting Standards— In August 2009, the Financial Accounting Standards Board (“FASB”) issued a standard on measuring the fair value of liabilities. The standard becomes effective for the Company at the beginning of its 2009 fourth quarter. The standard provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: (i) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset; or b) quoted prices for similar liabilities or similar liabilities when traded as assets; and/or (ii) a valuation technique that is consistent with the principles of an income or market approach. The standard also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this standard is not expected to have a significant effect on the Company’s financial statements.

In June 2009, the FASB issued the Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP") (“Codification”).   The purpose of the Codification is to provide a single source of authoritative U.S. GAAP.  The Codification was effective for the Company in the third quarter of 2009.  As the Codification was not intended to change or alter existing GAAP, the adoption of the Codification did not have a material effect on the Company’s financial statements.

In May 2009, the FASB issued a new standard related to subsequent events which establishes the accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  The new standard was adopted in the second quarter of 2009.  The adoption of the new standard did not have a material effect on the Company’s financial statements.

In April 2009, the FASB issued three standards intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. The Company adopted these standards effective June 30, 2009. The adoption of these standards did not have a material effect on the Company’s financial statements.

In April 2008, the FASB issued a new standard that requires entities to disclose information for recognized intangible assets that enable users of financial statements to understand the extent to which expected future cash flows associated with intangible assets are affected by the entity’s intent or ability to renew or extend the arrangement associated with the intangible asset.  The standard also amends the factors an entity should consider in developing the renewal or extension assumptions used in determining the useful life of recognized intangible assets.  The standard applies prospectively to intangible assets acquired after the standard’s effective date, but the disclosure requirements applies prospectively to all intangible assets recognized as of, and after, the standard’s effective date.  The standard was effective for fiscal years beginning after December 15, 2008, with early adoption prohibited.  The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued a new standard that requires, among other things, enhanced disclosure about the volume and nature of derivative and hedging activities and a tabular summary showing the fair value of derivative instruments included in the balance sheet and statement of operations. The standard also requires expanded disclosure of contingencies included in derivative instruments related to credit-risk. The standard was effective for fiscal years and interim periods beginning after November 15, 2008. The Company adopted the standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In February 2008, the FASB issued a new standard that delayed for one year the fair value measurement requirements for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on January 1, 2009, this standard applies prospectively to fair value measurements of non-financial assets and non-financial liabilities. The Company adopted the new standard on January 1, 2009 and the adoption did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued a new standard that significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Legal fees and other transaction-related costs are expensed as incurred and are no longer included as a cost of acquiring the business. Also, acquirers are to estimate the acquisition date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. The standard applies to the Company prospectively for business combinations occurring on or after January 1, 2009. The Company expects the standard will have an impact on accounting for business combinations, but the effect will be dependent upon any potential future acquisition.

3. Commitments and Contingencies

The Company is subject to various litigation claims and assessments that arise in the ordinary course of its business. Based upon information presently available, management believes that resolution of such matters will not likely have a material adverse effect on the financial position, results of operations or cash flows of the Company.

4. Related Party Transactions

CSC has guaranteed the Company’s performance under surety bonds amounting to $0.3 million at September 30, 2008.

CSC provides various administrative and accounting services to the Company under administrative service agreements.  CSC charged the Company $0.1 million for these services for the nine months ended September 30, 2008.

The Company has various dealings with CSC and its subsidiaries, including shared payroll and benefit services, insurance and payments to common vendors.  The amounts allocated to the Company related to these transactions and services are based on actual amounts attributable to the Company’s operations.

Also, see Note 6 for a further description of related party activity with Tropicana Entertainment, LLC.

5. Casualty Loss – Hurricane

On August 28, 2005, Hurricane Katrina struck the Gulf Coast and damaged the Belle of Orleans casino riverboat.  The riverboat sustained substantial damage and as a result had to be substantially rebuilt.  The riverboat was out of service from August 28, 2005 until May 18, 2007, when it reopened in Amelia, Louisiana as the Amelia Belle Casino.

In addition, the Company leased land and docking facilities for its riverboat casino when it was berthed in New Orleans, Louisiana prior to Hurricane Katrina.  The lease provided for quarterly rent of $0.4 million plus monthly rental of 5% of gross revenue subject to a minimum of $0.1 million.  The lease was to expire in 2013.  The Company, on the advice of counsel, suspended the rent payments due to the impairment of the leased facility damaged by Hurricane Katrina.  The landlord filed suit against the Company for unpaid rent, and future rent and damages caused to the leased facilities by the Company’s riverboat.  The Company filed claims with its insurance carriers for the physical damage to the riverboat and for business interruption coverage.  The claims were settled in 2008.

During the nine months ended September 30, 2008, the Company received insurance proceeds of approximately $9.8 million for physical damage and for rent claims.

6. Related Party Bankruptcy Filing

Tropicana Entertainment, LLC (TE) and its subsidiaries, a significant subsidiary of WTC, the Company’s parent, filed for bankruptcy protection on May 5, 2008 which cases are currently pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the jointly administered cases titled in re Tropicana Entertainment, LLC et all, Case No. 08-10856 (KJC) (the “Tropicana Cases”).  As of September 30, 2008 and as of the date of the bankruptcy filing, TE and its subsidiaries owed the Company $2.7 million, primarily related to slot machines and other gaming equipment that was transferred to these entities following Hurricane Katrina.  The Company fully reserved these related party receivables during the nine months ended September 30, 2008 due to the uncertainty of collection from the entities operating in bankruptcy.  By orders dated March 6, 2009, the Bankruptcy Court in the Tropicana Cases approved the Debtors’ Disclosure Statement for the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of Its Debtor Affiliates under Chapter 11 of the Bankruptcy Court (the “Proposed Plan”).  The Court set April 17, 2009 as the voting deadline and on May 5, 2009 the Proposed Plan was confirmed by the Bankruptcy Court.  The Proposed Plan indicates that no payments will be made to the Company for these related party receivables.  The Company received certain casino management services from WTC employees who were transferred to TE during 2008.  The Company and WTC have made other arrangements for these services and the Company does not currently rely on TE or any of its subsidiaries for any casino or administrative services.

Prior to bankruptcy of TE, the Company incurred costs of $0.3 million related to the contemplated swap of the Company’s casino riverboat with another casino riverboat held by TE.  Subsequent to the bankruptcy of TE, this project was terminated and the costs were written off and are included in Administrative and General expenses in the accompanying statement of operations for the nine months ended September 30, 2008.

The Proposed Plan contemplates the establishment of a litigation trust (the “Litigation Trust”) to pursue possible causes of action against certain entities including WTC and certain of its affiliates, which may include claims for breach of fiduciary duty, gross negligence and breach of contract.  WTC denies that there has been any breach of fiduciary duty, gross negligence, breach of contract or other grounds on which the Debtors or the Litigation Trust would have a legal claim against it and intends to vigorously defend against any such claims and causes of action.

In addition, WTC remains obligated for substantial amounts owed under a lawsuit settlement with Park Cattle Company reached in April 2008.  This lawsuit related to certain leases between Park Cattle Company as Lessor, and WTC and certain subsidiaries of TE, as Lessees.  Although the Company was not a party to this litigation and is not subject to the settlement agreement, WTC as the Company’s parent, may authorize distributions from the Company to partially fund obligations under the settlement agreement which total $125.0 million as of September 30, 2008.

Other than as described above, the Company is not affected by the bankruptcy of TE and its subsidiaries or by the settlement with Park Cattle Company.

7.  Subsequent Event

On October 22, 2009, AB Casino Acquisition, LLC, a wholly owned subsidiary of Peninsula Gaming, LLC, acquired 100% of the Company from CPNO.

PENINSULA GAMING, LLC

PENINSULA GAMING CORP.

OFFER TO EXCHANGE

$240,000,000
8⅜% Senior Secured Notes due 2015

and

$305,000,000
10¾% Senior Unsecured Notes due 2017

______________

PROSPECTUS
______________

                , 2010

We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus or the accompanying letter of transmittal.  You must not rely on any unauthorized information or representations.  This prospectus and the accompanying letter of transmittal do not offer to sell or ask you to buy any securities in any jurisdiction where it is unlawful.  The information contained in this prospectus is current as of the date on its cover, and may change after that date.  For any time after the date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                 , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.                      INDEMNIFICATION OF MEMBERS AND MANAGERS

(a) Peninsula Gaming Corp. (“PGC”) is a corporation organized under the laws of the State of Delaware pursuant to the Delaware General Corporation Law. PGC is empowered under Section 145 of the Delaware General Corporation Law (the “DGCL”), subject to the procedures and limitations set forth in its Certificate of Incorporation (the “Certificate of Incorporation”) and its By-Laws (the “By-Laws”), to indemnify directors, officers, employees and other individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil,  criminal,  administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of PGC and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to PGC.

Article Eighth of PGC’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of PGC shall not be liable to PGC or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of Article Eighth of the Certificate of Incorporation shall not adversely affect any right or protection of a director of PGC existing at the time of such repeal or modification.

Section 9.1 of PGC’s By-Laws provides that every person who was or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of PGC or is or was serving at the request of PGC or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Delaware Code, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under Article 9 of the By-Laws.

Section 9.2 of PGC’s By-Laws provides that its Board may cause PGC to purchase and maintain insurance on behalf of any person who is or was a director or officer of PGC, or is or was serving at the request of PGC as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not PGC would have the power to indemnify such person.

Section 9.3 of PGC’s By-Laws provides that its Board may from time to time adopt further by-laws with respect to indemnification and may amend the current By-Laws and such by-laws to provide at all times the fullest indemnification permitted by the Delaware Code.

Section 9.4 of PGC’s By-Laws provides that expenses incurred in defending a civil or criminal action or proceeding of the type described in Section 9.1 of the By-Laws shall be paid by PGC in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the person requesting such advance to repay such amount in the event that such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by PGC or allowed by a court exceed the indemnification to which such person is entitled.

(b) Each of Peninsula Gaming, LLC (“PGL”), Diamond Jo, LLC (“DJL”) and Diamond Jo Worth, LLC (“DJW”) is a limited liability company formed under the laws of the State of Delaware under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et. seq. (as amended from time to time, the “Delaware Act”). Each of PGL, DJL and DJW is empowered by Section 18-108 of the Delaware Act, subject to the standards and restrictions set forth in their respective amended and restated operating agreements (the “Delaware Operating Agreements”), to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each of The Old Evangeline Downs, L.L.C. (“EVD”) and Belle of Orleans, L.L.C. (“ABC”) is a limited liability company formed under the laws of the State of Louisiana under the Louisiana Limited Liability Company Law as codified in Charter 22 of Title 12 of the Louisiana Revised Statutes (as amended from time to time, the “Louisiana Act”).  Each of EVD and ABC is empowered by Section 1315 of the Louisiana Act, subject to the standards and restrictions set forth in their respective amended and restated operating agreements (the “Louisiana Operating Agreements” and, together with the Delaware Operating Agreements, the “Operating Agreements”), to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 8(c) of each of the Operating Agreements provides that, to the fullest extent permitted under applicable law, neither the sole member nor any officer of PGL, DJL, DJW, EVD or ABC (collectively, the “LLC Entities”), as applicable, shall be deemed to violate the applicable Delaware Operating Agreement or be liable, responsible or accountable in damages or otherwise to any other member or officer of such LLC Entity for any action or failure to act, including but not limited to, under any theory of fiduciary duty or obligation, unless such violation or liability is attributable to the sole member or such officer’s gross negligence, willful misconduct, bad faith or a continuing material breach of the applicable Operating Agreement. Without limiting the generality of the foregoing, the sole member and each such officer shall, in the performance of his or its duties, be fully protected in relying in good faith upon the records of such LLC Entity and upon information, opinions, reports or statements presented to the sole member or such officer by any other person or entity as to matters the sole member or such officer reasonably believes are within the other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of such LLC Entity. The sole member shall be deemed by the execution of the applicable Operating Agreement to acknowledge and agree that each officer, in accepting its duties thereunder, disclaims, to the maximum extent permitted under applicable law, any fiduciary duty or obligation it may have to such LLC Entity and the sole member as a result of its acceptance of its duties, responsibilities and obligations thereunder.

Section 8(d) of each of the Operating Agreements provides that, to the fullest extent permitted under applicable law, the applicable LLC Entity shall indemnify and hold harmless any person or entity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of such LLC Entity) by reason of or arising from any acts or omissions (or alleged acts or omissions) on behalf of such LLC Entity or in furtherance of the interests of such LLC Entity arising out of the indemnified party’s activities as a member, officer, employee, trustee or agent of such LLC Entity against losses, damages or expenses (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such indemnified party in connection with such action, suit or proceeding and for which such indemnified party has not otherwise been reimbursed, so long as such indemnified party did not act in bad faith or in a manner constituting gross negligence or willful misconduct or materially breach such Operating Agreement. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent shall not of itself (except insofar as such judgment, order, settlement or plea shall itself specifically provide) create a presumption that the indemnified party acted in bad faith or in a manner constituting gross negligence or willful misconduct or materially breached such Operating Agreement.

Section 14 of each of the Operating Agreements provides that, except as provided by law or as specifically provided otherwise therein, the debts, obligations and liabilities of applicable LLC Entity, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such LLC Entity, and the sole member shall not be obligated personally for any such debt, obligation or liability of such LLC Entity solely by reason of being the sole member. Except as otherwise provided by law or as specifically provided otherwise therein, the liability of the sole member shall be limited to the amount of capital contributions, if any, required to be made by the sole member in accordance with the provisions of such Operating Agreement, but only when and to the extent the same shall become due pursuant to the provisions of such Operating Agreement.

ITEM 21.                      EXHIBIT AND FINANCIAL STATEMENTS INDEX

(a)  Financial Statements:

(1)	Financial Statements – See Index to Financial Information appearing on page F-1.

(2)	Financial Statement Schedule – See Index to Financial Information appearing on page F-1.

(b)  Exhibits:

Number                      Description

3.1A
Certificate of Formation of Peninsula Gaming, LLC (formerly known as Peninsula Casinos, LLC), dated February 27, 2004—incorporated by reference to Exhibit 3.3A of Peninsula Gaming, LLC’s Form S-4 filed July 30, 2004.

3.1B	Certificate of Amendment to the Certificate of Formation of Peninsula Gaming, LLC, dated March 9, 2004—incorporated by reference to Exhibit 3.3B of Peninsula Gaming, LLC’s Form S-4 filed July 30, 2004

3.2†	Amended and Restated Operating Agreement of Peninsula Gaming, LLC, dated August 6, 2009.

3.3A
Certificate of Incorporation of Peninsula Gaming Corp. (formerly known as The Old Evangeline Downs Capital Corp.), dated January 20, 2003—incorporated herein by reference to Exhibit 3.4 of Peninsula Gaming Corp.’s Form S-4 filed May 28, 2003. (With regard to applicable cross-references in this Form S-4, Peninsula Gaming Corp.’s Form S-4, Current, Quarterly and Annual Reports were filed with the SEC under File No. 333-105587).

3.3B
Certificate of Amendment to the Certificate of Incorporation of Peninsula Gaming Corp., dated June 17, 2004—incorporated by reference to Exhibit 3.5B of Peninsula Gaming, LLC’s Form S-4 filed July 30, 2004.

3.4	By-laws of Peninsula Gaming Corp.—incorporated herein by reference to Exhibit 3.5 of The Old Evangeline Downs Capital Corp.’s Form S-4 filed May 28, 2003.

4.1	Specimen Certificate of Common Stock of Peninsula Gaming Corp.—incorporated by reference to Exhibit 4.1 of Peninsula Gaming, LLC’s Form S-4 filed July 30, 2004.

4.2
Indenture governing the 8.375% Senior Secured Notes due 2015, dated as of August 6, 2009, by and among Peninsula Gaming, LLC, Peninsula Gaming Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee—incorporated by reference to Exhibit 4.1 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.3
Indenture governing the 10.750% Senior Secured Notes due 2015, dated as of August 6, 2009, by and among Peninsula Gaming, LLC, Peninsula Gaming Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee—incorporated by reference to Exhibit 4.2 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.4
Registration Rights Agreement, dated as of August 6, 2009, by and among Peninsula Gaming, LLC and Peninsula Gaming Corp., as issuers, and Jefferies & Company, Inc., Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC, as initial purchasers—incorporated by reference to Exhibit 4.3 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.5
Intercreditor Agreement, dated as of August 6, 2009, between U.S. Bank National Association and Wells Fargo Foothill, Inc., and acknowledged and agreed to by Peninsula Gaming, LLC and Peninsula Gaming Corp.—incorporated by reference to Exhibit 4.4 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.6
Pledge and Security Agreement, dated as of August 6, 2009, among AB Casino Acquisition, LLC, Diamond Jo, LLC, Diamond Jo Worth, LLC, Peninsula Gaming, LLC, Peninsula Gaming Corp., The Old Evangeline Downs L.L.C. and U.S. Bank National Association, as a collateral agent—incorporated by reference to Exhibit 4.5 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.7
Trademark Security Agreement, dated as of August 6, 2009, between The Old Evangeline Downs L.L.C. and U.S. Bank National Association, as a collateral agent—incorporated by reference to Exhibit 4.6 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.8
Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, dated as of August 6, 2009, from Diamond Jo Worth, LLC to U.S. Bank National Association, as a collateral agent—incorporated by reference to Exhibit 4.7 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.9
Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, dated as of August 6, 2009, from Diamond Jo, LLC to U.S. Bank National Association, as a collateral agent—incorporated by reference to Exhibit 4.8 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.10
Multiple Obligations Mortgage and Assignment of Leases and Rents, dated as of August 6, 2009, by The Old Evangeline Downs, L.L.C. in favor of U.S. Bank National Association, as a collateral agent—incorporated by reference to Exhibit 4.9 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

4.11†	Preferred Ship Mortgage on the Whole of the Belle of Orleans, dated as of October 29, 2009, between Belle of Orleans, L.L.C. and U.S. Bank National Association, as a collateral agent.

10.1A
Operating Agreement, dated February 22, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9A of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1B
Amendment to Operating Agreement, dated February 22, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9B of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1C
Amendment to Operating Agreement, dated March 4, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9C of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1D
Third Amendment to Operating Agreement, dated March 11, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9D of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1E
Fourth Amendment to Operating Agreement, dated March 11, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9E of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1F
Fifth Amendment to Operating Agreement, dated April 9, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9F of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1G
Sixth Amendment to Operating Agreement, dated November 29, 1993, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9G of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1H
Seventh Amendment to Operating Agreement, dated April 6, 1994, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9H of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1J
Eighth Amendment to Operating Agreement, dated April 29, 1994, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9I of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1K
Ninth Amendment to Operating Agreement, dated July 11, 1995, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9J of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1L
Tenth Amendment to Operating Agreement, dated July 15, 1999, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.9K of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1M
Operating Agreement Assignment, dated July 15, 1999, by and among Greater Dubuque Riverboat Entertainment Company, L.C. and Diamond Jo, LLC—incorporated herein by reference to Exhibit 10.10 of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.1N
Eleventh Amendment to Operating Agreement, dated as of May 31, 2005, by and between Dubuque Racing Association, Ltd. And Diamond Jo, LLC—incorporated herein by reference to Exhibit 10.16 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2005.

10.2
Amended and Restated Operator’s Agreement, dated November 5, 2004, by and among the Worth County Development Authority, an Iowa not-for-profit corporation, and Diamond Jo Worth, LLC- incorporated by reference to Exhibit 10.56 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed April 2, 2007.

10.3	PGP’s Amended and Restated 2004 Incentive Unit Plan- incorporated by reference to Exhibit 10.57 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed April 2, 2007.

10.4	Form of Incentive Unit Plan Agreement- incorporated by reference to Exhibit 10.58 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed April 2, 2007.

10.5
Employment Agreement, dated September 7, 2007, by and between Peninsula Gaming, LLC and Jonathan Swain - incorporated by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Current Report on Form 8-K filed September 13, 2007.

10.6
 Employment Agreement, dated September 7, 2007, by and between Peninsula Gaming, LLC and Natalie Schramm - incorporated by reference to Exhibit 10.2 of Peninsula Gaming, LLC’s Current Report on Form 8-K filed September 13, 2007.

10.7
Ice Harbor Parking Agreement Assignment dated July 15, 1999, by and among Greater Dubuque Riverboat Entertainment Company, L.C. and Diamond Jo, LLC—incorporated herein by reference to Exhibit 10.13 of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.8
First Amendment to Sublease Agreement, dated July 15, 1999, by and among Dubuque Racing Association, Ltd. and Greater Dubuque Riverboat Entertainment Company, L.C.—incorporated herein by reference to Exhibit 10.14 of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.9
Sublease Assignment, dated July 15, 1999, by and among Greater Dubuque Entertainment Company, L.C. and Diamond Jo, LLC—incorporated herein by reference to Exhibit 10.15 of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.10	Iowa Racing and Gaming Commission Gaming License, dated July 15, 1999—incorporated herein by reference to Exhibit 10.16 of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.11
Assignment of Iowa IGT Declaration and Agreement of Trust, dated July 15, 1999 by and among Greater Dubuque Riverboat Entertainment Company, L.C. and Diamond Jo, LLC—incorporated herein by reference to Exhibit 10.17 of Diamond Jo, LLC’s Form S-4 filed October 12, 1999.

10.12
Amended and Restated Management Services Agreement, dated as of February 25, 2003, by and among The Old Evangeline Downs, L.L.C., OED Acquisition, LLC and Diamond Jo, LLC—incorporated herein by reference to Exhibit 10.15 of Diamond Jo, LLC’s Form 10-Q Quarterly Report for the quarter ended September 30, 2003.

10.13
Management Services Agreement, dated July 19, 2005, between Diamond Jo Worth, LLC and Peninsula Gaming Partners—incorporated herein by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed August 16, 2005.

10.14
Purchase Agreement, dated as of June 18, 2009, by and among Columbia Properties New Orleans, L.L.C., AB Casino Acquisition, LLC and Peninsula Gaming Partners, LLC—incorporated by reference to Exhibit 1.1 of Peninsula Gaming, LLC’s Current Report on Form 8-K filed July 21, 2009.

10.15
First Amendment to Purchase Agreement, dated as of October 22, 2009, by and among Columbia Properties New Orleans, L.L.C., as Seller, AB Casino Acquisition, LLC, as Buyer and Peninsula Gaming Partners, LLC—incorporated by reference to Exhibit 1.1 of Peninsula Gaming, LLC’s Current Report on Form 8-K filed October 23, 2009.

10.16
Consent and Waiver, dated as of August 6, 2009, among Diamond Jo, LLC, The Old Evangeline Downs, L.L.C. and Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.2 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.17
Amended and Restated Loan Agreement, dated October 29, 2009, by and among Peninsula Gaming, LLC, Diamond Jo, LLC, The Old Evangeline Downs, L.L.C., Belle of Orleans, L.L.C. and Diamond Jo Worth, LLC, as borrowers, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the arranger and agent for the lenders—incorporated by reference to Exhibit 10.5 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.18
Trademark Security Agreement, dated as of August 6, 2009, between The Old Evangeline Downs L.L.C. and Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.3 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.19
Trademark Security Agreement, dated as of October 29, 2009, by and among Peninsula Gaming, LLC, Diamond Jo, LLC, The Old Evangeline Downs, L.L.C., Diamond Jo Worth, LLC and Belle of Orleans, L.L.C. and accepted and acknowledged by Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.12 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.20A
Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, dated as of August 6, 2009, from Diamond Jo Worth, LLC to Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.4 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.20B
Modification of Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, dated as of October 29, 2009, by Diamond Jo Worth, LLC and Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.9 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.21A*	Multiple Obligations Mortgage, dated as of June 16, 2004, between The Old Evangeline Downs, L.L.C. and Wells Fargo Foothill, Inc.

10.21B*	Act of Amendment of Multiple Obligations Mortgage, dated as of November 12, 2004, between The Old Evangeline Downs, L.L.C. and Wells Fargo Foothill, Inc.

10.21C
Act of Second Amendment of Multiple Obligations Mortgage, dated as of July 12, 2005, between The Old Evangeline Downs, L.L.C. and Wells Fargo Foothill, Inc.—incorporated herein by reference to Exhibit 10.8 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2005.

10.21D*	Act of Third Amendment of Multiple Obligations Mortgage, dated as of August 24, 2007, between The Old Evangeline Downs, L.L.C. and Wells Fargo Foothill, Inc.

10.21E
Act of Fourth Amendment of Multiple Obligations Mortgage, dated October 29, 2009, by The Old Evangeline Downs, L.L.C. and Wells Fargo Foothill, Inc.—incorporated herein by reference to Exhibit 10.11 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 10, 2009.

10.22A*	Mortgage, Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, dated as of June 16, 2004, between Diamond Jo, LLC and Wells Fargo Foothill, Inc.

10.22B*	First Amendment to Iowa Shore Mortgage, dated as of November 10, 2004, between Diamond Jo, LLC and Wells Fargo Foothill, Inc.

10.22C
Second Amendment to Iowa Shore Mortgage, dated as of July 12, 2005, between Diamond Jo, LLC and Wells Fargo Foothill, Inc.—incorporated herein by reference to Exhibit 10.9 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2005.

10.22D*	Third Amendment to Iowa Shore Mortgage, dated as of August 15, 2007, between Diamond Jo, LLC and Wells Fargo Foothill, Inc.

10.22E*	Fourth Amendment to Iowa Shore Mortgage, dated as of June 12, 2008, between Diamond Jo, LLC and Wells Fargo Foothill, Inc.

10.22F	Fifth Amendment to Iowa Shore Mortgage, dated October 29, 2009, by Diamond Jo, LLC and Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.10 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.23	Amended and Restated Intercompany Subordination Agreement, dated October 29, 2009, by and among Peninsula Gaming, LLC, Diamond Jo, LLC, The Old Evangeline Downs, L.L.C., Belle of Orleans, L.L.C., Diamond Jo Worth, LLC, Peninsula Gaming Corp. and Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.6 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.24	Amended and Restated Management Fees Subordination Agreement, dated October 29, 2009, by and among The Old Evangeline Downs, L.L.C., Diamond Jo Worth, LLC, Diaond Jo, LLC, Peninsula Gaming Partners, LLC, OED Acquisition, LLC and Wells Fargo Foothill, Inc.—incorporated by reference to Exhibit 10.7 of Peninsula Gaming, LLC’s Form 10-Q filed November 10, 2009.

10.25	Loan and Security Agreement dated May 1, 2008 by and between Diamond Jo, LLC, The Old Evangeline Downs, L.L.C. and American Trust and Savings Bank – incorporated by reference to Exhibit 4.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed August 14, 2008.

10.26	Offer to Purchase Real Estate, Acceptance and Lease, dated September 27, 2006, between Diamond Jo, LLC and Dubuque County Historical Society—incorporated herein by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2006.

10.27	Closing Agreement, dated September 27, 2006, between Diamond Jo, LLC and Dubuque County Historical Society—incorporated herein by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2006.

10.28	Real Estate Ground Lease, dated September 27, 2006, between Diamond Jo, LLC and Dubuque County Historical Society—incorporated herein by reference to Exhibit 10.1 of Peninsula Gaming, LLC’s Quarterly Report on Form 10-Q filed November 14, 2006.

10.29
Minimum Assessment Agreement, dated October 1, 2007, among Diamond Jo, LLC, the City of Dubuque, Iowa and the City Assessor of the City of Dubuque, Iowa - incorporated by reference to Exhibit 10.63 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed March 28, 2008.

10.30
Bond Purchase Contract, dated October 1, 2007, among Diamond Jo, LLC, the City of Dubuque, Iowa and Robert W. Baird & Co- incorporated by reference to Exhibit 10.64 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed March 28, 2008.

10.31
Amended and Restated Port of Dubuque Public Parking Facility Development Agreement, dated October 1, 2007, between the City of Dubuque, Iowa and Diamond Jo, LLC- incorporated by reference to Exhibit 10.65 of Peninsula Gaming, LLC’s Annual Report on Form 10-K filed March 28, 2008.

12.1†	Computation of Ratio of Earnings to Fixed Charges.

21.1†	Subsidiaries of Peninsula Gaming, LLC.

23.1†	Consent of Deloitte & Touche LLP.

23.2†	Consent of Deloitte & Touche LLP.

23.3*	Consent of White & Case LLP.

25.1†	Statement of Eligibility of Trustee

99.1†	Form of Letter of Transmittal.

99.2†	Form of Notice of Guaranteed Delivery.

*  To be filed by amendment.
† Filed herewith.

ITEM 22.                      UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii)           Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iv)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933 (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

(c)           Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d)           Every prospectus (1) that is filed pursuant to the immediately preceding paragraph or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(f)           To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on February 2, 2010.

PENINSULA GAMING, LLC

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

PENINSULA GAMING CORP.

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

THE OLD EVANGELINE DOWNS, L.L.C.

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

DIAMOND JO, LLC

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

DIAMOND JO WORTH, LLC

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

BELLE OF ORLEANS, L.L.C.

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on February 2, 2010.

PENINSULA GAMING, LLC

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

By:	/s/ Natalie A. Schramm
Natalie A. Schramm
Chief Financial Officer
(principal financial and principal accounting officer)

By:	/s/ Michael S. Luzich
Michael S. Luzich
President, Secretary and Manager

By:	/s/ Terrance W. Oliver
Terrance W. Oliver
Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker
Manager

PENINSULA GAMING CORP.

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

By:	/s/ Natalie A. Schramm
Natalie A. Schramm
Chief Financial Officer
(principal financial and principal accounting officer)

By:	/s/ Michael S. Luzich
Michael S. Luzich
President, Secretary and Manager

By:	/s/ Terrance W. Oliver
Terrance W. Oliver
Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker
Manager

THE OLD EVANGELINE DOWNS, L.L.C.

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

By:	/s/ Natalie A. Schramm
Natalie A. Schramm
Chief Financial Officer
(principal financial and principal accounting officer)

By:	/s/ Michael S. Luzich
Michael S. Luzich
President, Secretary and Manager

By:	/s/ Terrance W. Oliver
Terrance W. Oliver
Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker
Manager

DIAMOND JO, LLC

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

By:	/s/ Natalie A. Schramm
Natalie A. Schramm
Chief Financial Officer
(principal financial and principal accounting officer)

By:	/s/ Michael S. Luzich
Michael S. Luzich
President, Secretary and Manager

By:	/s/ Terrance W. Oliver
Terrance W. Oliver
Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker
Manager

DIAMOND JO WORTH, LLC

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

By:	/s/ Natalie A. Schramm
Natalie A. Schramm
Chief Financial Officer
(principal financial and principal accounting officer)

By:	/s/ Michael S. Luzich
Michael S. Luzich
President, Secretary and Manager

By:	/s/ Terrance W. Oliver
Terrance W. Oliver
Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker
Manager

BELLE OF ORLEANS, L.L.C.

By:	/s/ M. Brent Stevens
M. Brent Stevens
Chief Executive Officer

By:	/s/ Natalie A. Schramm
Natalie A. Schramm
Chief Financial Officer
(principal financial and principal accounting officer)

By:	/s/ Michael S. Luzich
Michael S. Luzich
President, Secretary and Manager

By:	/s/ Terrance W. Oliver
Terrance W. Oliver
Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker
Manager